As filed with the Securities and Exchange Commission on July 7, 2006

Registration No. 333-122260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3 ON FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DIVIDEND CAPITAL TRUST INC.

(Exact name of Registrant as specified in its governing instruments)

Maryland	518 Seventeenth Street, Suite 1700 Denver, Colorado 80202 Telephone (303) 228-2200	82-0538520
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Evan H. Zucker

Chief Executive Officer

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert E. King Jr., Esq. Larry P. Medvinsky, Esq.	David C. Roos, Esq.
Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate Date of Commencement of Proposed Sale to the Public:

As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 7, 2006

$1,000,000,000

Common Stock

Dividend Capital Trust Inc. is organized as a real estate investment trust that owns, operates and develops real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. Dividend Capital Trust was formed as a Maryland corporation in April 2002. Dividend Capital Trust is organized and conducts its operations in a manner so as to qualify as a real estate investment trust (REIT) for federal income tax purposes.

We are offering up to $1,000,000,000 in shares of our common stock. We are offering up to 72,770,273 shares to the public at $10.50 per share and Dividend Capital Securities LLC, which is an affiliate of Dividend Capital Trust, is acting as an underwriter and dealer manager of this offering on a best efforts basis. We are also offering up to 23,650,339 shares to participants in our distribution reinvestment plan at $9.975 per share. Subject to certain exceptions described in this prospectus, investors that want to participate in this offering must invest a minimum of $2,000. This offering will terminate on or before June 9, 2007. The proceeds from the offering will not be kept in an escrow account pending completion of this offering and we will use the proceeds, as discussed in the prospectus, as we receive them.

Dividend Capital Advisors LLC, our advisor, which is an affiliate of Dividend Capital Trust, is responsible for managing our day-to-day activities under the terms and conditions of an advisory agreement. Our advisor is beneficially owned and/or controlled by three of our directors. See the “Conflicts of Interest” section of this prospectus for a discussion of the relationship between Dividend Capital Trust, our advisor and other of our affiliates.

Our articles of incorporation contain a restriction on ownership of the common stock that prevents any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. These restrictions, as well as other share ownership and transfer restrictions contained in our articles of incorporation, are designed to enable us to comply with share accumulation and other restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the common stock, including restrictions on the ownership of common stock, please see the “Description of Securities” section of this prospectus.

See “ Risk Factors” beginning on page 23 for a discussion of certain factors that you should consider before you invest in our common stock. In particular, you should carefully consider the following risks:

•	We have a limited history of operations

•	There is no current public trading market for the common stock; if you choose to sell your shares, it will likely be at a price which is less than your purchase price

•	Reliance on our advisor to select properties and conduct our operations

•	Payment of substantial fees to our advisor and its affiliates

•	Borrowing which increases the risk of loss of our investments

•	Conflicts of interest between Dividend Capital Trust and certain affiliates which will be compensated for their services, including our advisor, Dividend Capital Property Management LLC, our property manager, and Dividend Capital Securities LLC, our dealer manager

•	Failure to qualify as a REIT could adversely affect the results of our operations and our ability to make distributions to our shareholders.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefits or tax consequences which may flow from your investment is not permitted.

	Price to Public	Selling Commissions	Proceeds to the Company(2)(3)
Primary Offering Per Share	$10.50	$0.63(1)	$9.87
Total Maximum	$764,087,870	$45,845,272(1)	$718,242,598
Distribution Reinvestment Plan Per Share	$9.975	$ —	$9.975
Total Maximum	$235,912,130	$ —	$235,912,130

(1)	We will pay a sales commission to our dealer manager of up to 6% of the gross offering proceeds which may be re-allowed to participating broker-dealers.

(2)	Proceeds with respect to our primary offering are calculated before deducting certain dealer manager fees and organizational and offering expenses payable by us. We will pay a dealer manager fee to our dealer manager of up to 2% of gross offering proceeds and we will reimburse our advisor for organizational and offering expenses in an amount up to 2% of gross offering proceeds. Such fees and expenses are estimated to be approximately $30,563,514 assuming 72,770,273 shares are sold at a public offering price of $10.50 per share. See the “Management—Management Compensation” section of this prospectus. Proceeds with respect to our distribution reinvestment plan are calculated before deducting a one-time servicing fee payable by us equal to 1% of the undiscounted selling price of the shares. Based on a public offering price of $10.50 per share, such fee is estimated to be $2,483,286 assuming 23,650,339 shares are sold pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus for a complete description of the amount and terms of such fees and expense reimbursement.

(3)	The selling commissions and, in some cases, all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not impact the net proceeds received by us. See the “Plan of Distribution” section of this prospectus.

DIVIDEND CAPITAL SECURITIES LLC

(Dividend Capital Securities LLC will be underwriting any offering on a best efforts basis)

The date of this prospectus is                     , 2006

i

ii

iii

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as “will,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “intends,” “should” or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have discussed in this prospectus some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in these documents.

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the common stock, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

Dividend Capital Advisors LLC (the “Advisor” or our advisor) and those selling shares on our behalf shall make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on information obtained by those selling shares on our behalf concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. Those selling shares on our behalf will determine that each purchaser of common stock satisfy these standards. These suitability standards require that a purchaser of common stock have either:

•	A net worth of at least $150,000; or

•	A gross annual income of at least $45,000 and a net worth of at least $45,000.

•	For purposes of determining suitability, net worth shall exclude the value of an investor’s home, furnishings and automobiles.

The minimum purchase is $2,000 except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in common stock of Dividend Capital Trust will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

The minimum purchase for Maine, Minnesota, New York and North Carolina residents is $2,500, except for IRAs and other qualified retirement plans which must purchase a minimum of $2,000.

Purchases of common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above.

Several states have established suitability standards different from those we have outlined. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

Ohio—Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000.

Kansas—In addition to our suitability requirements, it is recommended that investors should invest not more than 10% of their liquid net worth in our stock and securities of other REITs. Liquid net worth means the portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in Dividend Capital Trust.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common stock, our investment objectives and the relative illiquidity of our common stock, shares of Dividend Capital Trust are an appropriate investment for each shareholder. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section.

Dividend Capital Trust Inc.

Dividend Capital Trust Inc. is organized as a real estate investment trust that owns, operates and develops real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. Dividend Capital Trust was formed as a Maryland corporation on April 12, 2002. We are structured as an umbrella partnership real estate investment trust (“UPREIT”) under which substantially all of our current and future business is and will be conducted through our controlling interest in Dividend Capital Operating Partnership, LP (the “Partnership” or our operating partnership). Our office is located at 518 17th Street, Suite 1700, Denver, Colorado 80202 and our telephone number is (303) 228-2200.

The Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making investments on our behalf. Our board of directors, or our investment committee comprised of board members, must approve each property acquisition or development proposed by the Advisor, as well as certain other matters set forth in our articles of incorporation. We have seven members on our board of directors. Four of our directors are independent of the Advisor and have responsibility for reviewing the performance of the Advisor. Our directors are elected annually by the shareholders.

Recent Developments

Sale of Common Stock

Since December 2002, we have conducted four successive public offerings of our common stock on a continuous basis and raised approximately $1.4 billion of net proceeds. On January 23, 2006, we closed the primary offering component of our fourth public offering, but we will continue to offer shares pursuant our distribution reinvestment plan.

As of March 31, 2006, approximately 149.2 million shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our operating partnership on a one-for-one basis for limited partnership units. Our operating partnership has used these proceeds to fund the acquisition or development of our properties.

Our Operating Partnership’s Private Placement

Since November 26, 2003 through March 31, 2006, we have raised approximately $228.0 million in gross proceeds from our operating partnership’s private placement of tenancy-in-common interests in industrial properties, of which approximately $50.0 million has been raised subsequent to December 31, 2005. Our operating partnership’s private placement is discussed in greater detail in the “Investment Objectives and Criteria—Our Operating Partnership’s Private Placement” section of this prospectus.

Investment in Real Estate

Consistent with our investment strategy to invest in high-quality, generic distribution warehouses and light industrial properties, since March 31, 2006 through June 15, 2006, we have completed nine property transactions with a total estimated investment of approximately $777.7 million and representing 103 industrial properties, including Cal TIA discussed below. As of June 15, 2006, the total estimated investment in our properties was approximately $2.7 billion comprised of 372 industrial buildings located in 22 of our 26 target markets. (See the “Recent Developments,” “Investment Objectives and Criteria” and “Real Estate Investments” sections of this prospectus).

Cal TIA Acquisition

On May 10, 2006, we entered into a purchase agreement to acquire a portfolio of 79 bulk distribution, light industrial and service center buildings comprising approximately 7.9 million square feet located in the following eight markets: Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco (collectively, “Cal TIA”). Pursuant to the purchase agreement, on June 9, 2006, we acquired a fee interest in 78 of the 79 buildings in Cal TIA, as well as a land parcel comprising 9.2 acres located in the Orlando market, for a total estimated cost of approximately $500.7 million (which includes an acquisition fee of $4.9 million that is payable to our advisor), which was funded using our existing cash balances, net proceeds from our operating partnership’s private placement and debt proceeds of approximately $387.0 million. These debt proceeds consisted of borrowings from our senior unsecured revolving credit facility in the amount of $112.0 million and the issuance of $275.0 million of unsecured debt.

Proposed Internalization Transaction

On April 13, 2006, a special committee of our board of directors comprised of all of our independent directors was formed to review, consider, evaluate and negotiate any proposals that may be made with respect to a possible business combination transaction with our advisor in order to facilitate any future listing or quotation of our common stock. The special committee and members of the advisor’s management have since been negotiating a proposed contribution agreement pursuant to which, the entire outstanding membership interest, and all economic interests, in our advisor would be contributed by Dividend Capital Advisors Group LLC, our advisor’s parent company, to our operating partnership.

As of the date of this prospectus, no agreement has been entered into with respect to the acquisition and there can be no guarantee that an agreement will in fact be agreed to by the parties. Even if an agreement is signed, it is currently contemplated that the closing of the advisor acquisition would be subject to a number of conditions, including the approval of the transaction by the affirmative vote of the holders of at least a majority of the shares at a duly constituted meeting of our shareholders, and there could be no guarantee that an acquisition would be consummated.

Our REIT Status

We operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes commencing with our taxable year ending December 31, 2003. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended (the “Code”), REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our shareholders in computing our taxable income and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are the most significant risks relating to your investment:

•	We have a limited history of operations which you are able to evaluate in making a decision to purchase our common stock.

•	There is no current public market for the common stock and we have no obligation or immediate plans to apply for quotation or listing in any public securities market. Although we continue to evaluate and consider opportunities and transactions to establish a public market for our common stock, including internalizing our advisor to facilitate the future quotation or listing of our common stock, there can be no assurance that a public market will ever exist. It will therefore be very difficult for you to sell your shares promptly or at all.

•	We must rely on the Advisor for the day-to-day management of our business and the identification of real estate properties which we may acquire.

•	The timing and availability of cash distributions to our shareholders is uncertain.

•	To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. This may discourage or prevent a third party from acquiring Dividend Capital Trust on terms that might be favorable to our shareholders.

•	If for any reason we fail to qualify as a REIT for federal income tax purposes, we would be subject to tax on our income at corporate rates. That would reduce the amount of funds available for investment or distribution to our shareholders because of the additional tax liability for the years involved.

•	You will not have preemptive rights as a shareholder, so any common stock we issue in the future may dilute your interest in Dividend Capital Trust.

•	We will pay significant fees to the Advisor and its affiliates.

•	Real estate investments are subject to cyclical trends, which are beyond our control.

•	We may enter into certain transactions that could potentially impair our ability to dispose of or otherwise turn our investments into cash and could potentially subject us to additional liabilities.

•	Loans we have and will obtain are and may be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to repay those loans.

•	To the extent we invest in vacant land to be developed, such investment may create risks relating to the builder’s ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

•	If we have not listed our common stock on a national securities exchange or an over-the-counter market, completed a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly traded company or sold substantially all of our properties for cash or other consideration by February 2013, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders.

•	The Advisor will face various conflicts of interest resulting from its activities with affiliated entities.

Before you invest in Dividend Capital Trust, you should read the “Risk Factors” section of this prospectus.

Description of Properties

We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. These facilities will generally be located in the top 26 distribution and logistics markets in the United States. Such properties include properties which are under development or construction, newly constructed or have been constructed and have operating histories. In addition, we have acquired, and may continue to acquire, properties with some level of vacancy at the time of closing. Please see the “Real Estate Investments” section of this prospectus for a more complete description of the properties we have acquired.

Estimated Use of Proceeds of Offering

Our management team intends to invest approximately 91.2% of the gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan, to acquire properties as described above. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering, which shall include sales commissions, dealer manager fees, distribution reinvestment plan servicing fees, the reimbursement of offering expenses and acquisition fees. In the aggregate, these fees total an amount of up to approximately 8.8% of gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan.

Investment Objectives

Our investment objectives are:

•	To pay consistent quarterly cash distributions to our shareholders and to increase the amount of such distributions over time;

•	To manage risk in order to preserve, protect and return our shareholders’ capital contributions; and

•	To ultimately list our common stock on a national securities exchange or an over-the counter market or complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with securities of a publicly traded company or sell substantially all of our properties for cash or other consideration and to realize capital appreciation for our shareholders; if we do not complete such a transaction or obtain such listing of our common stock by February 2013, our articles of incorporation require us to begin selling our properties and other assets and distribute the net proceeds to our shareholders.

We may only change these investment objectives upon a majority vote of our shareholders. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

The Advisor will experience conflicts of interest in connection with the management of our business affairs, including but not limited to the following:

•	The managers of the Advisor will have to allocate their time between Dividend Capital Trust and other real estate projects and business activities in which they are involved;

•	The Advisor must determine whether any related entities should enter into joint ventures with Dividend Capital Trust for the acquisition and operation of specific properties. The terms of any joint ventures proposed by the Advisor may not be the result of arm’s-length negotiations;

•	The Advisor will present to Dividend Capital Trust all investment opportunities which the Advisor determines are suitable for Dividend Capital Trust given our investment objectives and certain other considerations. Opportunities which the Advisor determines are not suitable for us may be pursued by affiliates of the Advisor. As a result, the Advisor may be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making recommendations to our board of directors;

•	The Advisor and its affiliates will receive distributions with respect to their limited partnership interests in the Partnership and fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•

Dividend Capital Property Management LLC (the “Property Manager” or our property manager) may perform certain property management and leasing services with respect to the properties which we acquire and Dividend Capital Securities LLC (the “Dealer Manager” or our dealer manager) will serve as the dealer manager of any offering. The Property Manager is presently managed and directed by John Blumberg, James Mulvihill, Thomas Wattles and Evan Zucker, each of whom is a manager of the Advisor and each of whom, with the exception of Mr. Blumberg, is a director of Dividend Capital Trust. The Dealer Manager is owned by Dividend Capital Securities Group LLLP, in which Mark Quam and Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and/or their affiliates indirectly own limited partnership interests and which is controlled by Mr. Quam and Charles Murray. As a result, conflicts of interest may exist with respect to certain transactions between Dividend Capital Trust and the Property Manager and the Dealer Manager. See the “Management” and “Conflicts of Interest” sections of this prospectus for a more detailed discussion of these relationships and certain conflicts of interest.

The following chart shows the ownership structure of certain Dividend Capital entities that are affiliated with the Advisor. Dividend Capital Securities Group LLLP, Dividend Capital Management Group LLC, Dividend Capital Advisors Group LLC and Dividend Capital Exchange Facilitators LLC (the “Facilitator” or our facilitator) are presently each indirectly majority owned by one or more of the following: John Blumberg, Thomas Florence, James Mulvihill, Mark Quam, Thomas Wattles, Evan Zucker and/or their affiliates. Dividend Capital Advisors Group LLC has issued and may further issue, and Dividend Capital Management Group LLC has not issued as of the date of this prospectus but may in the future issue, equity interests or derivatives thereof to certain of their employees or other unaffiliated individuals, consultants or other parties. However, none of such transactions are expected to result in a change in control of these entities.

The Advisor initially invested $200,000 in the Partnership in exchange for a regular limited partner interest. Dividend Capital Trust, which serves as the general partner of the Partnership, contributed $2,000 in exchange for 200 general partnership units of the Partnership. Dividend Capital Advisors Group LLC, the parent of the Advisor, has invested $1,000 in the Partnership and has been issued limited partnership units of the Partnership which constitute the Special Units (as defined below). Currently, except as described above, the Advisor, the Dealer Manager and the Property Manager do not have any ownership interests in Dividend Capital Trust or the Partnership.

In January 2005, in connection with our third public offering, members of our board of directors, managers of our advisor, our advisor’s senior management team and/or each of their respective affiliates collectively purchased in excess of $1.0 million of our common stock.

Prior Offering Summary

Certain managers of the Advisor, directly or indirectly through affiliated entities, have sponsored three public REITs, (i) American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from more than 130 investors and was acquired by ProLogis (NYSE:PLD) in August 2004, (ii) Dividend Capital Trust Inc., which as of March 31, 2006, had raised net proceeds of approximately $1,400,000,000 from more than 30,000 investors and (iii) Dividend Capital Total Realty Trust Inc., which, on April 3, 2006, satisfied its minimum offering requirements of selling $2,000,000 in shares to at least 100 independent subscribers in its initial public offering and commenced formal business operations. In addition, as of March 31, 2006, certain of these managers have sponsored 53 private real estate programs which had raised approximately $817,000,000 of equity capital from over 650 investors. Collectively, as March 31, 2006, the public and private programs sponsored by certain managers of the Advisor, as described above, purchased interests in various real estate projects having combined acquisition and development costs of approximately $3.2 billion. In addition, our Chairman, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis, participated in overseeing the growth in its asset base from its inception in 1992 to approximately $2.5 billion in March 1997.

The Offering

We are offering up to $1,000,000,000 in shares of our common stock. We are offering up to 72,770,273 shares to the public at $10.50 per share, and we are also offering up to 23,650,339 shares pursuant to our distribution reinvestment plan through which participants will be able to acquire shares at a discounted price equal to 95% of the current offering price of our common stock, or $9.975 per share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan.

Our board of directors determined the price of our shares pursuant to this offering considering a number of factors including, but not limited to: our historic, current and anticipated dividend yields; yields provided by similar and other real estate investments; our current and anticipated operating results; the quality, size, diversity and location of properties in our portfolio; the quality and diversity of our tenant base; our existing and anticipated debt structure; and our progress in executing our investment and operating strategy. In addition, after the commencement of this offering, our board of directors may from time to time change the offering price of our common stock, and therefore the amount of shares being offered in this offering, through one or more supplements or amendments to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part.

Terms of the Offering

This offering will continue until June 9, 2007 (two years after the SEC’s effective date of this offering) or until all shares under this offering are sold, whichever is sooner. However, our board of directors may also terminate this offering at any time prior to such termination dates. On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares of common stock through our distribution reinvestment plan. To the extent we are conducting the primary offering, we generally intend to admit shareholders to Dividend Capital Trust on a daily basis. The offering proceeds will be available for the acquisition of properties or the payment of fees and expenses as soon as we accept your Subscription Agreement.

Compensation to the Advisor

The Advisor and its affiliates will receive compensation and fees for services relating to any offering and the investment and management of our assets. In addition, Dividend Capital Advisors Group LLC, the parent of the Advisor, has been issued partnership units in the Partnership constituting a separate series of limited partnership interests with special distribution rights (the “Special Units”). The most significant items of compensation and the terms of the Special Units are as follows:

Organizational and Offering Stage

• Sales Commissions:	Up to 6.0% of gross offering proceeds (all or substantially all of which we expect will be re-allowed to participating broker-dealers).

• Dealer Manager Fee:	Up to 2.0% of gross offering proceeds (up to 1% of which the Dealer Manager may re-allow to participating broker-dealers as a marketing expense reimbursement based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred).

• Distribution Reinvestment Plan Servicing Fee:

Up to 1% of the undiscounted selling price of shares issued pursuant to our distribution reinvestment plan (all or substantially all of which we expect will be re-allowed to participating broker-dealers).

• Organizational and Offering Expense Reimbursement:

Up to 2.0% of aggregate gross offering proceeds. Of the approximately $15.3 million maximum organizational and offering expense reimbursement (assuming we sell 72,770,273 shares to the public), approximately $12.7 million of the expenses are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation within the meaning established by the National Association of Securities Dealers. To the extent that the remaining approximately $2.6 million of organizational and offering expenses are insufficient to cover our cost of administering this offering, such shortfall would serve to reduce the organizational and offering expenses available to provide underwriting compensation.

Acquisition and Development Stage

• Acquisition and Advisory Fees:	Up to 1% of the aggregate purchase price of all properties we acquire.

Operational Stage

• Asset Management Fees:	Up to 0.75% annually of the cost of properties acquired (before non-cash reserves and depreciation).

• Property Management Fees:	Up to the lesser of 3% of the gross revenues of our properties managed by the Property Manager or 0.6% of the net asset value of our properties managed by the Property Manager.

• Initial Lease-Up Fee for Newly Constructed Property:	Competitive fee for geographic location of property based on a survey of brokers and agents.

• Real Estate Commissions:	Up to the lesser of (1) 50% of the reasonable, customary and competitive commission paid for the sale of a comparable property or (2) 3% of the contract price of each property sold. Payment of any Real Estate Commissions is deferred until partners of the Partnership have received a return of capital plus a 7% cumulative non-compounded annual pre-tax return on their net capital contributions.

• Special Units:	In general, the holder of the Special Units will be entitled to receive 15% of specified distributions made after other partners of the Partnership have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions.

More specifically, while the Special Units are outstanding, and after other partners of the Partnership have received, in the aggregate, cumulative distributions from all sources equal to their net capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their contributions, the holder will receive 15% of net sales proceeds received by the Partnership on dispositions of the Partnership’s assets. Special Units will be redeemed upon the earlier of the listing of our common stock or a sale or merger that results in a termination or non-renewal of the Advisory Agreement for the amount that would have been distributed with respect to the Special Units in accordance with the preceding sentence if the Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Partnership.

Except as described above, the Special Units shall not be entitled to receive any redemption or similar payment from Dividend Capital Trust or the Partnership.

There are many conditions to and restrictions on the amount of compensation the Advisor and its affiliates may receive. There are also some smaller items of expense reimbursements that the Advisor may receive. For a more detailed explanation of these fees and expenses payable to the Advisor and its affiliates, and for a more detailed discussion of the Special Units described above, please see the “Management—Management Compensation” section of this prospectus.

Distribution Policy

Dividend Capital Trust operates in a manner to qualify as a real estate investment trust for federal income tax purposes commencing with our taxable year ending December 31, 2003. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our shareholders. We accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be entitled to earn distributions immediately upon purchasing common stock.

Liquidity Event

We presently intend to list our common stock on a national securities exchange or an over-the-counter market or complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with securities of a publicly traded company. We continue to evaluate and consider various transactions designed to effect such liquidity, including internalizing our advisor to facilitate the future quotation or listing of our common stock, and the optimal timing of such transactions. In the event we do not list our common stock, complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly-traded company or sell substantially all of our properties for cash or other consideration prior to February 2013, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the cash distributions you receive reinvested in common stock of Dividend Capital Trust at a discount purchase price equal to the current or most recent offering price of our common stock less 5%. If you participate, you will be taxed on an amount equal to the fair market value, on the relevant distribution date, of the shares of our common stock purchased with reinvested distributions even though you will not receive the cash from those distributions. As a result, you may incur a tax liability without receiving cash to pay such liability. Our board of directors may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to our shareholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to shareholders would be made in cash. Any such termination may limit our ability to fund the share redemptions discussed below. (See “Description of Securities—Distribution Reinvestment Plan”).

Share Redemption Program

As long as our common stock is not listed on a national securities exchange or traded on an over-the-counter market, shareholders of Dividend Capital Trust who have held their shares for at least one year may be able to redeem all or any portion of their shares in accordance with the procedures outlined in the prospectus relating to the shares they purchased. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price*
0-1	No Redemption Allowed
1	92.5%
2	95.0%
3	97.5%
4	100.0%

*	Subject to change and in no event will the redemption price exceed the then current offering price of our common shares (excluding sales from our distribution reinvestment plan).

We currently expect that our distribution reinvestment plan will be the primary source of funds used to redeem common stock. Our board of directors reserves the right to use other sources of funds to redeem common stock, to reject any request for redemption of common stock for any reason or no reason or to amend or terminate the share redemption program at any time. You will have no right to request the redemption of your shares after the common stock is listed on a national securities exchange or an over-the-counter market. (See “Description of Securities—Share Redemption Program”).

Dividend Capital Operating Partnership

We intend to own all of our real estate properties through Dividend Capital Operating Partnership LP or its subsidiaries. We are the sole general partner of the Partnership. At March 31, 2006, we owned approximately 98% of the limited partnership units in the Partnership and the remaining limited partnership units were owned by third-party investors and our advisor. In addition, the parent of our advisor was the sole owner of the Special Units. Our ownership of properties in the Partnership allows us to acquire real estate properties in exchange for limited partnership units in the Partnership. This structure will also allow sellers of properties to transfer their properties to the Partnership in exchange for limited partnership units of the Partnership and defer recognition of taxable gain that would have been recognized if the properties had instead been sold to us. The holders of limited partnership units in the Partnership may have their units redeemed under certain circumstances. (See “The Partnership Agreement”).

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of common stock will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing common stock for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Securities

General

Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations

We will hold annual meetings of our shareholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership

Our articles of incorporation contain a restriction on ownership of the common stock that prevents any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. (See “Description of Securities—Restriction on Ownership of Common Stock”). These restrictions, as well as other share ownership and transfer restrictions contained in our articles of incorporation, are designed to enable us to comply with share accumulation and other restrictions imposed on REITs by the Code. For a more complete description of the common stock, including restrictions on the ownership of common stock, please see the “Description of Securities” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	Offers the benefit of a diversified real estate portfolio under professional management;

•	Pays distributions to its shareholders of at least 90% of its taxable income for each year;

•	Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its taxable income, provided certain income tax requirements are satisfied; and

•	Combines the capital of many investors to acquire or provide financing for real estate properties.

Q:	What is Dividend Capital Trust Inc.?

A:	Dividend Capital Trust was formed in April 2002 as a Maryland corporation to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. Our management team targets for acquisitions or development facilities generally located in what we believe are the top 26 distribution and logistics markets in the United States.

Q:	Who will choose which real estate properties to invest in?

A:	Dividend Capital Advisors LLC is our advisor and it makes recommendations on all property acquisitions, developments and joint ventures to our board of directors. Our board of directors may delegate to its investment committee, which is comprised of three directors, two of whom are independent directors, the ability to approve acquisitions or developments of up to $25 million. Acquisitions or developments in excess of $25 million must be approved by our full board of directors, including a majority of the independent directors.

Q:	What is Dividend Capital Advisors?

A:

The Advisor was formed as a Colorado limited liability company in April 2002 in order to provide management and advisory services to us. Certain managers of the Advisor, directly or indirectly through affiliated entities, have sponsored three public REITs, American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which raised approximately $93.2 million of equity capital (including $10.8 million in its initial public offering and $82.5 million in connection with the acquisition of real estate) from more than 130 investors and was acquired by ProLogis in August 2004, Dividend Capital Trust Inc., which as of March 31, 2006, has raised net proceeds of approximately $1.4 billion from more than 35,000 investors and Dividend Capital Total Realty Trust Inc., which, on April 3, 2006, satisfied its minimum offering requirements of selling $2.0 million in shares to at least 100 independent subscribers in its initial public offering and commenced formal business operations. In addition, as of March 31, 2006, certain of these managers have sponsored 53 private real estate programs which had raised approximately $817.0 million of equity capital from over 650 investors. Collectively, as of March 31, 2006, the public and private programs sponsored by certain managers of the Advisor, as described above, purchased interests in various real estate projects having combined acquisition and development costs of approximately $3.2 billion. In addition, our Chairman, in his capacity as either or both Co-Chairman and Chief Investment

Officer of ProLogis (NYSE:PLD), participated in overseeing the growth in its asset base from its inception in 1992 to approximately $2.5 billion in March 1997.

Q:	What is the ownership structure of Dividend Capital Trust and its affiliates?

A:	The following chart shows the ownership structure of certain Dividend Capital entities that are affiliated with the Advisor. Dividend Capital Securities Group LLLP, Dividend Capital Management Group LLC and Dividend Capital Advisors Group LLC are presently each indirectly majority owned by one or more of the following: John Blumberg, Thomas Florence, James Mulvihill, Mark Quam, Thomas Wattles, Evan Zucker and/or their affiliates. Dividend Capital Advisors Group LLC has issued and may further issue, and Dividend Capital Management Group LLC has not issued as of the date of this prospectus but may in the future issue, equity interests or derivatives thereof to certain of their employees or other unaffiliated individuals, consultants or other parties. However, none of such transactions are expected to result in a change in control of these entities.

Q:	What are some of the risks and conflicts to investing in this offering?

A:	We have summarized certain risks in the “Risk Factors” section of this prospectus, which you should review carefully. We have also described certain conflicts in the “Conflicts of Interest” section of this prospectus. These risks and conflicts include, but are not limited to:

•	We have a limited operating history;

•	There is no current public market for your shares and no such public market may ever develop; it may be difficult for you to sell your shares and should you choose to sell your shares it will likely be at a price which is less than your purchase price;

•	We rely on the Advisor and our board of directors for the selection of properties and the application of offering proceeds;

•	The timing and availability of cash distributions to our shareholders is uncertain;

•	We will be subject to the risks which are inherent in the ownership of real estate;

•	Failure to qualify as a REIT for federal income tax purposes could adversely affect our operations and our ability to make distributions to shareholders;

•	The Advisor will be subject to conflicts of interest in the allocation of both management time and real estate opportunities among Dividend Capital Trust and other entities affiliated with the Advisor; and

•	We will pay the Advisor and its affiliates significant fees. Certain fees, such as those relating to property acquisitions and asset management services, will be paid regardless of the quality of the properties acquired or the services provided.

Q:	What fees will Dividend Capital Trust incur?

A:	We will incur various fees and expenses in our organization and offering stage, our acquisition and development stage and our operating stage. In most cases, these fees will be paid to the Advisor or its affiliates, including the Dealer Manager and our property manager. These fees, which are discussed in detail in the “Management—Management Compensation” section of this prospectus, consist of:

(i)	Dealer manager fee payable to our dealer manager of up to 2% of gross offering proceeds;

(ii)	Sales commissions payable to our dealer manager (all or substantially all of which we expect will be re-allowed to participating broker-dealers) of up to 6% of gross offering proceeds;

(iii)	One-time servicing fee payable to our dealer manager (all or substantially all of which we expect will be re-allowed to participating broker-dealers) of up to 1% of the undiscounted selling price of the shares issued pursuant to our distribution reinvestment plan;

(iv)	Reimbursement to the Advisor or its affiliates for organization and offering expenses of up to 2% of aggregate gross offering proceeds;

(v)	Acquisition fees payable to the Advisor or its affiliates which may represent up to 1% of the aggregate purchase price of properties we acquire;

(vi)	Asset management fee payable to the Advisor of up to 0.75% annually of the cost of properties acquired (before non-cash reserves and depreciation);

(vii)	Property management and leasing fees payable to our property manager which may equal up to 3% of the gross revenues of each property per annum;

(viii)	Initial lease-up fees for newly constructed properties;

(ix)	Real estate commissions payable to the Advisor or its affiliates on property sales of up to 50% of the brokerage commission paid, provided that 50% of such commission shall not exceed 3% of the contract price of the property sold; and

(x)	Distributions made to an affiliate of the Advisor with respect to the Special Units (as defined in the “Prospectus Summary” section of this prospectus). In general, the holder of the Special Units will be entitled to receive 15% of specified distributions after other partners have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions.

Q:	Will our advisor use any specific criteria when selecting a potential property acquisition?

A:	Yes. The Advisor will generally seek to invest in properties that satisfy four primary objectives: (1) providing consistent quarterly distributions to our shareholders with the potential to increase the amount of the distribution over time; (2) protecting our shareholders’ capital contributions; (3) exhibiting potential to realize capital appreciation upon the ultimate sale of our properties or the occurrence of a liquidity event; and (4) having a high degree of liquidity, relative to other real estate assets, due to their attractiveness to the institutional market.

The Advisor’s management team plans to accomplish these objectives by acquiring primarily high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. These facilities will generally be located in the top 26 distribution and logistics markets in the United States. Such properties may include properties which are under development or construction, newly constructed or have been constructed and have operating histories. The Advisor’s management team will on a limited basis also develop properties directly or in joint ventures with third party developers. In general, national, regional and local companies utilize the space in these building types to store and ship product to their customers. In some cases, the buildings can be used for light manufacturing or assembly. The Advisor intends to generally focus on properties that have been leased or pre-leased on a net basis to one or more creditworthy corporate customers, although some of the properties we purchase may have some vacancy to be filled after closing.

Q:	Why do you plan on focusing your investments on industrial properties?

A:	We believe that ownership of industrial properties may have certain potential advantages relative to ownership of other classes of real estate. We believe that industrial customers tend to be more stable than customers of residential or office properties, resulting in greater revenue stability. Because industrial properties are typically leased on a net basis, the owner has limited management responsibilities. We believe that the costs of capital improvements are also generally lower for industrial properties. We also believe that many industrial properties have a shorter development period than other real estate classes, allowing owners to respond more quickly to changes in demand.

Although our management team also believes that there may be certain advantages to investing in industrial properties, by focusing on industrial properties we will not have the advantage of a portfolio of properties that is diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, transportation or distribution trends which may change user demand for distribution space on a national or regional basis, including our target markets and other economic trends or events which would cause industrial properties to under-perform other property types.

Q:	Why may you acquire certain properties in joint ventures?

A:

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of the Advisor. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. As a result, joint ventures may allow us to diversify our portfolio of properties in terms of geographic region, property type and industry group of our customers. We may also enter into joint ventures with developers to construct new properties or into ventures that include acquisition rights on current or future properties to be built or leased or both. Depending upon the circumstance, the joint ventures may have a debt and/or an equity component.

Q:	What steps do you intend to take to make sure you purchase environmentally compliant property?

A:	We intend to obtain a new Phase I environmental assessment of each property purchased which, in addition to our internal review, is also reviewed by our environmental legal counsel. In addition, we generally intend to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Although these steps may reduce certain environmental risks, Dividend Capital Trust may nevertheless be liable for the costs related to removal or redemption of hazardous materials found on any properties we acquire.

Q:	What are the proposed terms of the leases you expect to enter into?

A:	The Advisor’s management team will seek primarily to enter into “net” leases, the majority of which we expect will have five to seven year original lease terms, and many of which will have renewal options for additional periods. “Net” means that the customer is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that the majority of our leases will provide that we, as landlord, have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

Q:	How will Dividend Capital Trust own its real estate properties?

A:	We expect to own all of our real estate properties through an operating partnership called Dividend Capital Operating Partnership LP or subsidiaries of our operating partnership. Our operating partnership has been organized to own and lease real properties on our behalf. Dividend Capital Trust is the sole general partner of our operating partnership and, at March 31, 2006, we owned approximately 98% of the limited partnership units in our operating partnership and the remaining limited partnership units were owned by third-party investors and our advisor. In addition, the parent of our advisor was the sole owner of the Special Units. Dividend Capital Trust has and will continue to contribute net offering proceeds to our operating partnership in return for limited partnership interests. Our operating partnership will use these proceeds to acquire real estate properties. In addition, fractional interests in certain of our properties are held in a taxable REIT subsidiary, and may continue to be held in one or more taxable REIT subsidiaries that are wholly owned by our operating partnership. We intend to utilize the taxable REIT subsidiary, or additional taxable REIT subsidiaries, in certain transactions to potentially facilitate the sale of interests in our limited partnership.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust”. An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the partnership in exchange for limited partnership units in the operating partnership and defer taxation of gain until the seller later sells the partnership units or redeems his partnership units normally on a one-for-one basis for REIT common stock. If the REIT common stock is publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	If I buy common stock, will I receive distributions and how often?

A:	We intend to pay distributions on a quarterly basis to our shareholders. The amount of each distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. Certain portions of distributions paid to our shareholders have previously included amounts in excess of our earnings and profits. It is likely that certain portions of future distributions, if any, that may be paid to our shareholders will include amounts in excess of our earnings and profits. Any such amounts would likely be paid out of cash flow from operations and, if necessary, borrowed funds. In order to qualify as a REIT, we must make distributions of at least 90% of our taxable income for each year. Please see the question in this section entitled “Will the distributions I receive be taxable as ordinary income?”

Q:	How do you calculate the payment of distributions to shareholders?

A:	We will calculate our quarterly distribution using daily record and declaration dates so your distributions will begin to accrue immediately upon becoming a shareholder.

Q:	May I reinvest the distributions I may receive in common stock of Dividend Capital Trust?

A:	Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement (see “Appendix A” of this prospectus) or by filling out an enrollment form we will provide to you upon your request. The $1,000,000,000 maximum gross offering proceeds of this offering include up to 23,650,339 shares of common stock which will be sold under the distribution reinvestment plan at a discounted price equal to the current offering price per share less a 5% discount on the applicable distribution date. (See “Description of Securities—Distribution Reinvestment Plan”).

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income at the recipient’s individual tax rate to the extent they are from current or accumulated earnings and profits. Although recently enacted tax legislation generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2010, distributions payable by REITs generally continue to be taxed at the normal ordinary income rates applicable to the individual recipient, rather than the 15% preferential rate. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and distributions in excess of tax basis will be taxable as an amount realized from a deemed sale of your shares of our common stock. This, in effect, would defer a portion of your taxes until your investment is sold or our assets are liquidated and the net proceeds are distributed to our shareholders, at which time you may be taxed at capital gains rates. However, because each shareholder’s tax considerations are different, you are urged to consult with your tax advisor. You should also review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the capital raised in this offering?

A:

Our management team will use the net offering proceeds to invest in commercial real estate consisting primarily of high quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. Our management team intends to invest approximately 91.2% of the gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan, to acquire such properties. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering, which shall include sales commissions, dealer manager fees, distribution reinvestment plan servicing fees, reimbursement of offering expenses and acquisition fees in an aggregate amount of up to approximately 8.8% of gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will reduce the funds available for investment in real estate. The payment of fees and expenses will also reduce the book value of your shares. Until we invest the proceeds of any offering in real estate, we may invest in short-term, highly liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest bearing accounts and preferred securities of other REITs. These short-term investments may earn a lower return than we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

Q:	What kind of offering is this?

A:	We are offering up to $1,000,000,000 in shares of our common stock. We are offering up to 72,770,273 shares to the public at $10.50 per share and the Dealer Manager will act as an underwriter and dealer manager of this offering on a best efforts basis. We are also offering up to 23,650,339 shares pursuant to our distribution reinvestment plan through which participants will be able to acquire shares at a discounted price equal to 95% of the current offering price of our common stock, or $9.975 per share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When common stock is offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the common stock. Broker-dealers do not have a firm commitment or obligation to purchase any common stock.

Q:	How long will this offering last?

A:	This offering will continue until June 9, 2007 (two years after the SEC’s effective date of this offering or until we sell all shares under this offering, whichever is sooner). However, our board of directors may also terminate this offering at any time prior to such termination dates. On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares of common stock through our distribution reinvestment plan.

Q:	Who can buy our common stock?

A:	You can buy our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	May persons affiliated with Dividend Capital Trust purchase common stock in this offering?

A:

Yes. Our officers and directors and their immediate families, as well as officers and employees of the Advisor or other affiliated entities and their immediate families, may purchase common stock at a price of $9.66 per share (based on an offering price of $10.50 per share). The reduced offering price reflects the elimination of the sales commission and the dealer manager fee that would otherwise be paid on each share. Notwithstanding this reduced sale price, the net proceeds received by Dividend Capital Trust will be the same on all common stock sold in the offering.

In January 2005, in connection with our third public offering, members of our board of directors, managers of our advisor, our advisor’s senior management team and/or each of their respective affiliates collectively purchased in excess of $1.0 million of our common stock.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $2,000. This minimum investment level may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for common stock?

A:	If you choose to purchase common stock in this offering, you will need to complete a Subscription Agreement in the form attached to this prospectus as Appendix A for a specific number of shares. You must pay for the common stock at the time you subscribe. Offering proceeds will be released to us on an ongoing basis at the time we accept each Subscription Agreement.

Q:	If I buy common stock in this offering, how may I later sell it?

A:	At the time you purchase common stock, it will not be listed for trading on any national securities exchange or over-the-counter market. We may never list our common stock. However, we continue to evaluate and consider various transactions designed to effect such liquidity, including internalizing our advisor to facilitate the future quotation or listing of our common stock, and the optimal timing of such transactions based on a number of factors, such as the public market for REITs generally, the amount of capital we have been able to raise and the economic performance of the properties we have acquired.

As discussed in the following paragraph, the absence of a public market may continue for an extended period of time after the date of this prospectus. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. Subject to certain resale restrictions, you may sell your shares to any buyer unless such sale would cause any person or entity to directly or indirectly own more than 9.8% of the outstanding shares of any class or series of our stock or would violate the other restrictions imposed by our articles of incorporation on ownership and transfers of our common stock. (See “Description of Securities—Restriction on Ownership of Common Stock”).

In addition, after you have held your shares for at least one year, you may be able to redeem all or a portion of your shares pursuant to our share redemption program as outlined in the prospectus (See “Description of Securities—Share Redemption Program”). If we have not listed the common stock on a national securities exchange or an over-the-counter market, completed a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly traded company or sold substantially all of our properties for cash or other consideration by February 2013, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders.

Q:	What is the experience of your officers and directors?

A:

The key members of our management team are James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker, each of whom is a director of Dividend Capital Trust as well as a manager of the Advisor. From 1989 through March 31, 2006, Messrs. Mulvihill and Zucker have, along with other affiliates, overseen directly, or indirectly through affiliated entities, the acquisition, development, financing and sale of approximately various real estate projects with an aggregate value in excess of approximately $3.2 billion.

See the “Management—Directors and Executive Officers” section of this prospectus for a more detailed description of the background and experience of each of our officers and directors. In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis, participated in overseeing the growth in its asset base from its inception in 1992 to approximately $2.5 billion in 1997.

Q:	Will I be notified of how my investment is doing?

A:	Each year we will provide our shareholders with an annual report providing financial information about us. In addition, we will provide periodic updates on our performance in conjunction with our filings with the SEC including three quarterly filings and an annual filing. Additionally, we will provide periodic press releases describing significant developments, current period performance and current period earnings. We will provide these reports and press releases on our website at http://65.38.191.77/dividendcapital/trust/. (See “Where You Can Find Additional Information”).

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information by January 31st of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Charles Murray, President

Dividend Capital Securities LLC

518 17th Street, 12th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

RISK FACTORS

Your purchase of common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

INVESTMENT RISKS

We have a limited operating history.

Dividend Capital Trust was formed as a Maryland corporation on April 12, 2002 in order to own, operate and develop industrial real estate properties. We have a limited history of operations which you are able to evaluate in making a decision to purchase our common stock.

There is no current public trading market for your shares.

There is no current public market for the common stock and we have no obligation or immediate plans to apply for quotation or listing in any public securities market. Although we continue to evaluate and consider opportunities and transactions to establish a public market for our common stock, including internalizing our advisor to facilitate the future quotation or listing of our common stock, there can be no assurance that a public market will ever exist. It will therefore be very difficult for you to sell your shares promptly or at all. Even if you are able to sell your shares, the absence of a public market may cause the price received for any common stock sold to be less than the proportionate value of the real estate we own or less than the price you paid. Therefore, you should purchase the common stock only as a long-term investment. (See the “Description of Securities—Share Redemption Program” section of this prospectus).

We currently do not have research analysts reviewing the performance of our company.

We do not have research analysts reviewing the performance of our company or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

We currently utilize the Advisor for selection of properties and we rely on our board of directors for ultimate approval of the investment of offering proceeds.

Our ability to pay distributions and achieve our other investment objectives is partially dependent upon the performance of the Advisor in the acquisition of real estate properties, the operation of such properties and the determination of any financing arrangements. Our board of directors, which must approve all property acquisitions, will have broad discretion to monitor the performance of the Advisor as well as to determine the manner in which the net offering proceeds are invested. Our board of directors may delegate to our investment committee, which is comprised of three directors, two of whom are independent directors, the authority to approve individual property acquisitions or developments of up to $25 million. All acquisitions or developments in excess of $25 million must be approved by our board of directors, including a majority of the independent directors. As a result, you must rely on the Advisor to identify properties and propose transactions and on the board of directors to oversee and approve such transactions. (See “Management”).

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003 generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. (See “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Distributions Generally”).

We depend on key personnel.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including but not limited to John A. Blumberg, James D. Cochran, Thomas I. Florence, Daryl H. Mechem, James R. Mulvihill, Matthew T. Murphy, Thomas G. Wattles, and Evan H. Zucker, each of whom would be difficult to replace. We do not have employment agreements with any of our key personnel, and we currently do not have key man life insurance on any person. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. (See “Management”).

The Advisor will face conflicts of interest relating to time management.

The Advisor is currently pursuing other business opportunities with third parties. Managers of the Advisor are currently engaged in other real estate activities, including acquisition and development of commercial and residential real estate in the United States and Mexico. We are not able to estimate the amount of time that the managers of the Advisor will devote to our business. As a result, the managers of the Advisor may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, the Advisor may attempt to hire additional employees who would devote substantially all of their time to the business of Dividend Capital Trust and its affiliates. However, there can be no assurance that the Advisor will devote adequate time to our business activities. (See “Conflicts of Interest”).

The Advisor may face conflicts of interest relating to the purchase and leasing of properties.

We may buy properties at the same time as other entities that are affiliated with the Advisor are buying properties. There is a risk that the Advisor will choose a property that provides lower returns to us than a property purchased by another entity affiliated with the Advisor. We may acquire properties in geographic areas where other affiliates of the Advisor own properties. If one of the entities affiliated with the Advisor attracts a customer that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable customer. (See “Conflicts of Interest—Competition”).

The Advisor will face conflicts of interest relating to joint ventures with affiliates.

We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor, such as Dividend Capital Total Realty Trust Inc. and a related fund comprised generally of high net worth investors with similar investment objectives, for the acquisition, development and improvement of properties. We may also purchase and develop properties directly or in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

•	That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist. (See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor”).

The Dealer Manager has participated in a limited number of securities offerings.

The Dealer Manager was formed in December 2001 and has participated in a limited number of securities offerings which include our public offerings as well as the public offerings of affiliates of Dividend Capital Trust, including Dividend Capital Realty Income Fund, Dividend Capital Realty Income Allocation Fund and Dividend Capital Total Realty Trust Inc. The Dealer Manager has entered into agreements with broker-dealers pursuant to which those firms will sell our common stock in this offering. Should the Dealer Manager be unable to maintain agreements with a significant group of broker-dealers, then we may be unable to sell a significant number of shares. If we do not sell a significant number of shares then we will likely acquire a limited number of properties and will not achieve significant diversification of our property holdings. Because the Dealer Manager has limited experience in prior offerings, it may be difficult to evaluate its ability to manage this offering.

A limit on the number of shares a person may own may discourage a takeover or business combination.

Our articles of incorporation restrict direct or indirect ownership by one person or entity to no more than 9.8% of the outstanding shares of any class or series of our stock. This restriction may discourage a change of control of Dividend Capital Trust and may deter individuals or entities from making tender offers for common stock on terms that might be financially attractive to shareholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and shareholders. (See “Description of Securities—Restriction on Ownership of Common Stock”).

You are limited in your ability to sell your shares pursuant to our share redemption program.

Our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year. However, our board of directors reserves the right to suspend or terminate the share redemption program at any time. In addition, our share redemption program contains certain restrictions and limitations. Common stock may be redeemed quarterly on a pro rata basis. Subject to funds being available, the number of shares redeemed during any calendar year will be limited to the lesser of (1) three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, and (2) the number of shares we can redeem with the proceeds we receive from the sale of common stock under our distribution reinvestment plan. Therefore, in making a decision to purchase our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See “Description of Securities—Share Redemption Program”).

We did not establish the offering price of our common stock based on an appraised value of our properties.

We have not obtained an appraisal of our properties in connection with this offering. Our board of directors determined the selling price of the common stock; however, such price may bear no relationship to property appraisals or to any established criteria for valuing our issued or outstanding common stock. Our board of directors determined the price of our shares pursuant to this offering considering a number of factors including, but not limited to: our historic, current and anticipated dividend yields; yields provided by similar and other real estate investments; our current and anticipated operating results; the quality, size, diversity and location of properties in our portfolio; the quality and diversity of our tenant base; our existing and anticipated debt structure; and our progress in executing our investment and operating strategy.

If we have not listed our stock for public trading or created an alternative liquidity event for our shareholders by February 2013, then we will take steps to liquidate our assets.

If we have not listed our common stock on a national securities exchange or an over-the-counter market, completed a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly traded company or sold substantially all of our properties for cash or other consideration by February 2013, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders. Various economic and political conditions existing at the time we liquidate our assets may adversely affect our ability to sell assets at favorable prices. As a result, there can be no assurance that we would be able to sell our assets at prices which are consistent with our estimate of the fair market value of our properties or that would provide our stockholders with any particular return. (See “Questions and Answers About this Offering—If I buy common stock in this offering, how may I later sell it?”).

Your interest in Dividend Capital Trust may be diluted if we issue additional common stock.

Our shareholders do not have preemptive rights to any common stock issued by Dividend Capital Trust in the future. Therefore, in the event that we (1) sell common stock in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into common stock, (3) issue common stock in a private offering to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of the Advisor and our property manager or warrants issued or that may be issued to our dealer manager or to participating broker-dealers, or (5) issue common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership or one of its subsidiaries, existing shareholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in Dividend Capital Trust. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in this offering, and the value of our properties, existing shareholders might also experience a dilution in the book value per share of their investment in Dividend Capital Trust. (See “Description of Securities”).

Payment of fees to the Advisor and its affiliates will reduce cash available for investment and distribution.

The Advisor and its affiliates will perform services for us in connection with the offer and sale of the common stock, the selection, acquisition and disposition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties and distribution to shareholders. We estimate that approximately 8.8% of gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan, will be paid to the Advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our common stock. (See “Management—Management Compensation”).

The availability and timing of cash distributions is uncertain.

We expect to pay quarterly distributions to our shareholders. However, we bear all expenses incurred by our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to be distributed to our shareholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

We are uncertain of our sources for funding our future capital needs.

Substantially all of the gross offering proceeds will be used for investment in properties and for payment of various fees and expenses. (See the “Estimated Use of Proceeds” section of this prospectus). In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we cannot assure you that such funding will be available to us.

Our properties are concentrated predominantly in the industrial real estate sector.

Our properties are concentrated predominantly in the industrial real estate sector. As a result of this concentration, we may be adversely affected by changes to the following factors within the industrial real estate sector: (i) economic climate; (ii) local conditions, such as oversupply or a reduction in the demand for industrial space; (iii) competition from other properties; (iv) increased operating costs; and (v) our ability to provide adequate maintenance and insurance.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives, including the payment of distributions, depends upon the performance of the Advisor in the acquisition of our investments and the determination of any financing arrangements and upon the performance of our operating professionals and to maintain our customer base, maintain strong occupancies and negotiate favorable leasing arrangements. Except for the investments described in our previous filings, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management abilities of the Advisor, the property managers the Advisor selects and the oversight by our board of directors. We cannot be sure that the Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if the Advisor makes investments on our behalf, our objectives will be achieved. The more capital we raise in this offering or any future offerings, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through the Advisor, are unable to find suitable investments promptly, we will hold the proceeds from any offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments (which are not likely to earn as high a return as we expect to earn on our real estate investments) and may, ultimately, liquidate. In such an event, our ability to pay distributions to our shareholders would be adversely affected. (See “Investment Objectives and Criteria—Acquisition and Investment Policies”).

We may have difficulty funding our distributions with funds provided by our operations.

As a growing company, to date we have funded our quarterly distributions to investors with funds from operations and, to a lesser extent, with borrowings under our credit facility and other borrowings. Our long-term corporate strategy is to fund the payment of quarterly distributions to our shareholders entirely from funds from our operations. However, if we are unsuccessful in deploying the offering proceeds we raise on an effective and efficient basis, we may continue to fund our quarterly distributions to investors from a combination of funds from operations and financing proceeds. In the event we are unable to consistently fund future quarterly distributions to investors entirely from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be negatively impacted.

Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our shareholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to cash distributions and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock. (See “Description of Securities—Preferred Stock”).

Our board of directors has broad control over our operations and you will have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification, distributions, acquisitions of properties and acquisitions of businesses (including the business of our advisor or property manager). Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under the Maryland General Corporation Law and our articles of incorporation, our shareholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder. (See “Management—General”).

Adverse economic and geopolitical conditions could negatively affect our returns and profitability.

Among others, the following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in customer defaults under our leases and reduced demand for industrial space;

•	overbuilding industrial space may increase vacancies;

•	maintaining occupancy levels may require increased concessions, tenant improvement expenditures or reduced rental rates; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent we can pass such increases through to customers, may lead to customer defaults. Increased insurance premiums also may make it difficult to increase rents to customers on turnover, which may adversely affect our ability to increase our returns.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Actions of our joint venture partners could negatively impact our performance.

We are likely to enter into additional joint ventures with third parties to acquire, develop or improve properties. We may also purchase and develop properties directly or in joint ventures or through partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns. (See “Investment Objectives and Criteria—Joint Venture Investments”).

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our shareholders.

We have incurred indebtedness and expect that we will incur additional indebtedness in the future. Interest we pay reduces our cash available for distributions. Additionally, since we have incurred and may continue to incur variable rate debt, increases in interest rates would increase our interest costs, which reduces our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. (See “Investment Objectives and Criteria—Borrowing Policies and Related Indebtedness”).

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

We use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates. In addition, the nature and timing of hedging transactions may influence the effectiveness of our hedging strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses.

Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment.

We have and may continue to use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. These instruments involve risk, such as the risk that counterparties may fail to perform under the terms of the derivative contract or that such arrangements may not be effective in reducing our exposure to interest rate changes. In addition, the possible use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

The Advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates.

The Advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, the Advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the Advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance. (See “Conflicts of Interest”).

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third-party.

The compensation paid to the Advisor, Dealer Manager and other affiliates for services they provide us was not determined on an arm’s-length basis. All agreements, contracts or arrangements with our affiliates were not negotiated at arm’s length. Such agreements include, but are not limited to, the Advisory Agreement, the Dealer Manager Agreement and the Property Management and Leasing Agreement. These agreements may contain terms that are not in our best interest and may not otherwise be applicable if we entered into arm’s-length agreements. See “Conflicts of Interest” for a discussion of various conflicts of interest. (See “Management—Management Compensation”).

We cannot predict the amounts of compensation to be paid to the Advisor and our other affiliates.

Because the fees that we will pay to the Advisor and our other affiliates are based in part on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Furthermore, the fees paid to our affiliates will reduce funds available for distribution, and therefore we cannot predict precisely how such fees will impact our distributions. (See “Management—Management Compensation”).

Our dealer manager, which is affiliated with us, has not made an independent review of us or the prospectus.

The Dealer Manager is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the Dealer Manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of any offering will be paid to the Dealer Manager for managing the offering, including selling commissions, a dealer manager fee and marketing and due diligence expense reimbursements.

If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may also be required to take our interests in other investments as a non-managing general partner as in the case of our initial investment. Consequently, we would be potentially liable for all such liabilities without having the same rights of management or control over the operation of the partnership as the managing general partner or partners may have. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

If we do not have sufficient capital resources from equity and debt financings for acquisitions of new properties or other assets because of our inability to retain earnings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new properties. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we may use debt and equity financing for such acquisitions. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties and expand our operations will be adversely affected.

Your investment may be subject to additional risks if we make international investments.

We may purchase properties located in Mexico and Canada. Any such investment could be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	general political and economic instability;

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States; and

•	more stringent environmental laws or changes in such laws.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding units in our operating partnership have the right to vote on certain amendments to the Limited Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the operating partnership, we will be obligated to act in a manner that is in the best interest of all partners of the operating partnership. Circumstances may arise in the future when the interest of limited partners in the operating partnership may conflict with the interests of our shareholders. For example, the timing and terms of dispositions of properties held by the operating partnership may result in tax consequences to certain limited partners and not to our shareholders. (See “The Partnership Agreement”).

REAL ESTATE RISKS

General Real Estate Risks

We will be subject to risks generally incident to the ownership of real estate, including:

•	Changes in general or local economic conditions;

•	Changes in supply of or demand for similar or competing properties in an area;

•	Bankruptcies, financial difficulties or lease defaults by our customers;

•	Changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce the returns to shareholders;

•	Changes in operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	Changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	Periods of high interest rates and tight money supply;

•	Customer turnover; and

•	General overbuilding or excess supply in the market area.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties. (See “Investment Objectives and Criteria—Acquisition and Investment Policies”).

Competition for investments may increase costs and reduce returns.

We will compete for real property investments with pension funds and their advisors, bank and insurance company investment accounts, other real estate investment trusts, real estate limited partnerships, individuals and other entities engaged in real estate investment activities. Many other competitors have greater financial resources than us and a greater ability to borrow funds to acquire properties. Competition for investments may reduce the number of suitable investment opportunities available to us and may have the effect of increasing acquisition costs reducing the rents we can charge and, as a result, reducing your returns. We believe the current market for acquisitions to be extremely competitive.

A property that incurs a vacancy could be difficult to sell or re-lease.

A property may incur a vacancy either by the continued default of a customer under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain of our properties may be specifically suited to the particular needs of a customer. We may have difficulty obtaining a new customer for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to shareholders. In addition, the resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. (See “Investment Objectives and Criteria—Acquisition and Investment Policies”).

We are dependent on customers for our revenue.

Certain of our properties are occupied by a single customer. As a result, the success of those properties will depend on the financial stability of a single customer. Lease payment defaults by customers could cause us to reduce the amount of distributions to shareholders. A default by a customer on its lease payments could force us to find an alternative source of revenue to pay any mortgage loan on the property. In the event of a customer default, we may experience delays in enforcing our rights as landlord and may incur substantial costs, including litigation and related expenses, in protecting our investment and re-leasing our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. (See “Investment Objectives and Criteria—Terms of Leases and Customer Creditworthiness”).

We may not have funding for future tenant improvements.

When a customer at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new customers, we will be required to expend funds to construct new tenant improvements in the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties and therefore, while we intend to manage our cash position or financing availability to pay for any improvements required for re-leasing, we cannot assure you that we will have adequate sources of funding available to us for such purposes in the future.

Uninsured losses relating to real property may adversely affect your returns.

The Advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. (See “Real Estate Investments—Insurance Coverage on Properties”).

Development and construction of properties may result in delays and increased costs and risks.

We may invest some of the net offering proceeds available for investment in the acquisition of raw land upon which we will develop and construct improvements at a fixed contract price. In any such projects we will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may result in legal action by us to rescind the purchase or construction contract or to enforce the builder’s obligations. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give customers the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Each of these factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects if they are not fully leased prior to the commencement of construction. Furthermore, the price we agree to for the land will be based on projections of rental income and expenses and estimates of construction costs as well as the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for the land and fail to achieve our forecast of returns due to the factors discussed above. (See “Investment Objectives and Criteria—Development and Construction of Properties”).

Delays in acquisitions of properties may have adverse effects on your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction, it will typically take 8 to 18 months to complete construction and lease available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. Our articles of incorporation limits the amount we can invest in unimproved land to 10% of our total assets.

Uncertain market conditions and the broad discretion of the Advisor relating to the future disposition of properties could adversely affect the return on your investment.

We expect to hold the various real properties in which we invest until such time as the Advisor decides that a sale or other disposition is appropriate given our investment objectives. The Advisor, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except in the event of a liquidation of our properties in accordance with our articles of incorporation if we do not list our common stock, complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly traded company or sell substantially all of our properties for cash or other consideration by February 2013. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions. (See “Management—The Advisor”).

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our shareholders.

If we fail to make our debt payments, we could lose our investment in a property.

Loans obtained to fund property acquisitions will generally be secured by first mortgages on such properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the common stock and the distributions payable to shareholders to be reduced. Certain of our existing and future indebtedness is and may be cross-collateralized and, consequently, a default on this indebtedness could cause us to lose part or all of our investment in multiple properties. (See “Investment Objectives and Criteria—Borrowing Policies and Related Indebtedness”).

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender may impose certain restrictions on us which affect our ability to incur additional debt and our ability to make distributions to our shareholders. Loan documents we enter into may contain negative covenants which limit our ability to further mortgage the property, replace the Advisor or impose other limitations. (See “Investment Objectives and Criteria—Borrowing Policies and Related Indebtedness”).

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the existing financing on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. (See “Investment Objectives and Criteria—Borrowing Policies and Related Indebtedness”).

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers’ operations, the existing condition of land upon acquisition, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

If we sell properties and provide financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we presently intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to shareholders and result in litigation and related expenses. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our shareholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance such debt on favorable terms. If interest rates are higher when we refinance such debt, our income could be reduced. We may be unable to refinance such debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may be unable to sell a property if or when we decide to do so.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

If a sale and leaseback transaction is recharacterized, our financial condition could be adversely affected.

We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a customer, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

If the sale and leaseback was recharacterized as a financing, we might not be considered the owner of the property, and as a result we would have the status of a creditor in relation to the customer. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the customer for the amounts owed under the lease, with the claim arguably secured by the property. The customer/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

If the sale and leaseback were recharacterized as a joint venture, we and our customer could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the customer relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders. (See “Federal Income Tax Considerations—Sale-Leaseback Transactions”).

If our customers are highly leveraged, they may have a higher possibility of filing for bankruptcy or insolvency.

Of our customers that experience downturns in their operating results due to adverse changes to their business or economic conditions, those that are highly leveraged may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a customer may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and could cause us to reduce distributions to shareholders. We may have highly leveraged customers in the future. (See “Investment Objectives and Criteria—Terms of Leases and Customer Creditworthiness”).

We may acquire properties with “lock-out” provisions which may affect our ability to dispose of the properties.

We may acquire properties through contracts that could restrict our ability to dispose of the property for a period of time. These “lock-out” provisions could affect our ability to turn our investments into cash and could affect cash available for distributions to you. Lock-out provisions could also impair our ability to take actions during the lock-out period that would otherwise be in the best interest of our shareholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist.

We have and may in the future acquire interests in corporations, partnerships and limited liability companies that could subject us to additional liabilities and additional risk.

We have acquired and may continue to acquire interests in corporations, partnerships and limited liability companies that may result in liabilities that we may or may not have been made aware of before the consummation of the acquisition. Such liabilities may include, among other things, tax liabilities, pending or threatening litigation and other risks that may be inherent in the entity being acquired.

RISKS ASSOCIATED WITH OUR OPERATING PARTNERSHIP’S PRIVATE PLACEMENT

Our operating partnership’s private placement subjects us to liabilities.

Our operating partnership is currently offering undivided tenancy-in-common interests in real property to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to investors will be 100% leased by our operating partnership, and such leases will contain purchase options whereby our operating partnership will have the right to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our operating partnership under Section 721 of the Internal Revenue Code. Investors who acquire tenancy-in-common interests pursuant to our operating partnership’s private placement may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of our operating partnership, we may be subject to liability, from litigation or otherwise, as a result of these transactions, including in the event an investor fails to qualify for any desired tax benefits.

We have and may continue to acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may affect our ability to operate or dispose of the property or our co-ownership interest.

We have and may continue to acquire co-ownership interests, especially in connection with our operating partnership’s private placement, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose or our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our shareholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the co-ownership agreements did not exist.

Our operating partnership’s private placement is discussed in greater detail in the “Investment Objectives and Criteria—Our Operating Partnership’s Private Placement” section of this prospectus.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We operate in a manner so as to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2003. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion dated June 2, 2005 of our special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, with respect to our qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The fact that we hold substantially all of our assets through our operating partnership and its subsidiaries further complicates the application of the REIT requirements for us. No assurance can be given that we will qualify as a REIT for any particular year. See “Federal Income Tax Considerations—General—REIT Qualification” and “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

If we were to fail to qualify as a REIT in any taxable year for which a REIT election has been made, we would not be allowed a deduction for distributions paid to our shareholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at corporate rates. Moreover, unless we were to obtain relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability to us for the years involved. As a result of the additional tax liability, we might need to borrow funds or liquidate certain investments on terms that may be disadvantageous to us in order to pay the applicable tax, and therefore we would not be compelled to make distributions under the Code.

To qualify as a REIT, we must meet annual distribution requirements.

To obtain the favorable tax treatment accorded to REITs, among other requirements, we normally will be required each year to distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain. In addition, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed by us, plus (ii) retained amounts on which we pay income tax at the corporate level. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions or development of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Legislative or regulatory action could adversely affect our shareholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our common stock. You are urged to consult with your tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in common stock.

Recharacterization of transactions under our operating partnership’s private placement may result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our shareholders.

The Internal Revenue Service could recharacterize transactions under our operating partnership’s private placement such that our operating partnership is treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by our operating partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our shareholders will be adversely affected.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the amount reinvested.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. In addition, we may not be able to make sufficient distributions to avoid excise taxes. We may also decide to retain certain gains from the sale or other disposition of our property and pay income tax directly on such gains. In that event, our stockholders would be required to include such gains in income and would receive a corresponding credit for their share of taxes paid by us. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. In addition, any net taxable income earned directly by the taxable REIT subsidiary we utilize to hold fractional tenancy-in-common interests in certain of our properties will be subject to federal and state corporate income tax. Any federal or state taxes we pay will reduce our cash available for distribution to you.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding our status as a REIT does not guarantee our ability to remain a REIT.

Our special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, rendered its opinion dated June 2, 2005 upon commencement of this offering that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification as a REIT and our actual and proposed method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT. This opinion is based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. The validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurances can be given that we will satisfy the REIT requirements in any one taxable year. Also, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents counsel’s legal judgment based on the law in effect as of the date of the commencement of this offering, is not binding on the Internal Revenue Service or on any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law.

If our operating partnership was classified as a “publicly traded partnership” under the Code, our status as a REIT and our ability to pay distributions to our shareholders could be adversely affected.

Our operating partnership is organized as a partnership for federal income tax purposes. Even though our operating partnership will not elect to be treated as an association taxable as a corporation, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. We believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because interests in our operating partnership are not traded on an established securities market, and our operating partnership should satisfy certain safe harbors which prevent a partnership’s interests from being treated as readily tradable on an established securities market or substantial equivalent thereof. No assurance can be given, however, that the Internal Revenue Service would not assert that our operating partnership constitutes a publicly traded partnership, or that facts and circumstances will not develop which could result in our operating partnership being treated as a publicly traded partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a publicly traded partnership, and substantially all of our operating partnership’s gross income did not consist of the specified types of passive income, our operating partnership would be treated as an association taxable as a corporation and would be subject to corporate tax at the entity level. In such event, the character of our assets and items of gross income would change and would result in a termination of our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash available for distribution to you. See “Federal Income Tax Considerations—Federal Income Tax Aspects of Our Partnership.”

Foreign investors may be subject to Foreign Investment Real Property Tax Act (“FIRPTA”) tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA tax unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Non-Dividend Distributions.”

RETIREMENT PLAN RISKS

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	You have analyzed to your satisfaction the question of whether your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	Your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Your investment will not impair the liquidity of the plan or IRA;

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

•	You will be able to value the assets of the plan annually in accordance with ERISA requirements.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our common stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the gross proceeds from our offering assuming (i) 72,770,273 shares sold to the public and no shares sold pursuant to our Distribution Reinvestment Plan (“DRIP”), (ii) 72,770,273 shares sold to the public and 11,825,169 shares sold pursuant to our DRIP and (iii) 72,770,273 shares sold to the public and 23,650,339 shares sold pursuant to our DRIP. As of March 31, 2006, we had sold approximately 149.2 million shares in our public offerings, which included approximately 6.2 million shares issued pursuant to our distribution reinvestment plan. The number of distribution reinvestment plan shares sold in the future will depend on the level of continued shareholder participation in the distribution reinvestment plan and the length of time covered by this offering.

	72,770,273 Shares Sold		84,595,442 Shares Sold (Including 11,825,169 Pursuant to DRIP)		96,420,612 Shares Sold (Including 23,650,339 Pursuant to DRIP)
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Gross Proceeds	$764,087,870	100.0%	$882,043,935	100.0%	$1,000,000,000	100.0%
Less Public Offering Expenses:
Sales Commissions(1)	45,845,272	6.0%	45,845,272	5.2%	45,845,272	4.6%
Dealer Manager Fee(1)	15,281,757	2.0%	15,281,757	1.7%	15,281,757	1.5%
DRIP Servicing Fee(2)	—	—	1,241,643	0.1%	2,483,286	0.3%
Organization and Offering Expenses(3)	15,281,757	2.0%	15,281,757	1.7%	15,281,757	1.5%

Amount Available for Investment(4)	$687,679,084	90.0%	$804,393,506	91.2%	$921,107,928	92.1%
Acquisition and Development:
Acquisition and Advisory Fees(5)	6,876,791	0.9%	8,043,935	0.9%	9,211,079	0.9%
Initial Working Capital Reserve(6)	—	—	—	—	—	—

Amount Invested in Properties(4)(7)	$680,802,293	89.1%	$796,349,571	90.3%	$911,896,849	91.2%

(1)	The 72,770,273 shares sold includes selling commissions equal to 6.0% of gross offering proceeds for which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.0% of gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the Advisor. The Dealer Manager, in its sole discretion, may re-allow selling commissions to other broker-dealers participating in this offering attributable to the shares sold by them and may re-allow out of its dealer manager fee up to 1.0% of aggregate gross offering proceeds for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker-dealers that demonstrate the actual expenses incurred by such broker-dealers. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred. The amount of selling commissions may also be reduced under certain circumstances for volume or other discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions. The maximum compensation payable to NASD members participating in this offering will not exceed 10% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

(2)	The Dealer Manager will receive a one-time servicing fee of up to 1.0% of the undiscounted selling price of the shares issued pursuant to our distribution reinvestment plan. The Dealer Manager may re-allow all or a portion of this service fee to participating broker-dealers. Neither the sales commission, dealer manager fee nor the reimbursement of organization and offering expenses will be paid on shares issued pursuant to our DRIP.

(3)	Organizational and offering expenses consist of reimbursement of, among other things, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for all of Dividend Capital Trust’s public common stock offerings. Of the approximately $15.3 million maximum organizational and offering expense reimbursement, approximately $12.7 million of the expenses (or 1.7% of gross offering proceeds assuming we issue no shares pursuant to our Distribution Reinvestment Plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. To the extent that the remaining approximately $2.6 million of organizational and offering expenses are insufficient to cover our cost of administering this offering, such shortfall would serve to reduce the organizational and offering expenses available to provide underwriting compensation. Dividend Capital Trust will be responsible for the payment of all cumulative organizational and offering expenses not to exceed 2.0% of aggregate gross offering proceeds. The Advisor will be obligated to fund all organizational and offering expenses in excess of these limitations. As of March 31, 2006, the Advisor had funded approximately $29.0 million of offering related costs since inception of Dividend Capital Trust and we had reimbursed the Advisor for all of the then existing un-reimbursed offering costs. However, our advisor expects to realize additional costs relating to our offerings in the future and to the extent our advisor incurs such costs, we will be required to reimburse our advisor up to 2% of the gross proceeds raised in our public offerings of our common stock.

(4)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of properties, substantially all of the net offering proceeds and any working capital reserves of Dividend Capital Trust may be invested in short-term, highly-liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and preferred securities of other REITs. The number of properties we are able to acquire or develop will depend on several factors, including the amount of capital raised in this offering, the extent to which we incur debt or issue limited partnership interests in our operating partnership in order to acquire or develop properties and the purchase price of the properties we acquire or develop. We are not able to estimate the number of properties we may acquire or develop assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(5)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay the Advisor acquisition and advisory fees up to a maximum amount of 1.0% of the aggregate purchase price of properties we acquire. The amount in this table is calculated assuming zero leverage. If we utilize debt to acquire our properties this amount would be greater as the acquisition and advisory fee is based upon the purchase price of our properties and not the equity used to purchase such properties.

(6)	Because most of the leases for the properties acquired and to be acquired by us provide, and will likely provide, for customer reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in non-liquidating sale transactions.

(7)	Includes amounts anticipated to be invested in properties, including other third-party acquisition expenses which are included in the total acquisition costs of the properties acquired. For properties that are not acquired these costs are expensed. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the property is actually acquired. Acquisition expenses as a percentage of a property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a property exceed 6% of the contract price of the property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by the us, including acquisition expenses on properties which are not acquired, exceed 6% of the aggregate contract price of all properties acquired by us.

RECENT DEVELOPMENTS

Sale of Common Stock

Since February 10, 2003, the date of our initial issuance of common stock, through March 31, 2006 we have raised approximately $1.4 billion in aggregate net offering proceeds from the sale of our common stock, including the sale of our common stock pursuant to our distribution reinvestment plan, of which approximately $140.1 million has been raised subsequent to December 31, 2005. These proceeds, net of commissions, fees and reimbursements, together with debt proceeds were used primarily to fund the acquisition of 378 industrial buildings.

On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares of common stock through our distribution reinvestment plan.

Our Operating Partnership’s Private Placement

Since November 26, 2003 through March 31, 2006, we have raised approximately $228.0 million in gross proceeds from our operating partnership’s private placement of tenancy-in-common interests in industrial properties, of which approximately $50.0 million has been raised subsequent to December 31, 2005. Our operating partnership’s private placement is discussed in greater detail in the “Investment Objectives and Criteria—Our Operating Partnership’s Private Placement” section of this prospectus.

Investment in Real Estate

Consistent with our investment strategy to invest in high-quality, generic distribution warehouses and light industrial properties, since March 31, 2006 through June 15, 2006, we have completed nine property transactions with a total estimated investment of approximately $777.7 million and representing 103 industrial buildings.

OCMI Portfolio

On April 13, 2006, we acquired a portfolio of seven properties totaling approximately 1.9 million rentable square feet (collectively referred to as the “OCMI portfolio”). Of these seven properties, four are located in Minneapolis, Minnesota; two are located in Plainfield, Indiana; and one is located in Columbus, Ohio. Upon acquisition the OCMI portfolio was 100% leased and occupied. The OCMI portfolio was acquired from an unrelated third-party for a total investment of approximately $95.8 million, which includes an acquisition fee of approximately $1.0 million paid to our advisor.

PC Portfolio

On May 19, 2006, we acquired a portfolio of ten operating properties totaling approximately 2.7 million rentable square feet located in Columbus, Ohio (collectively referred to as the “PC portfolio”). Upon acquisition this portfolio was 82.7% leased and occupied. The PC portfolio was acquired from an unrelated third-party for a total investment of approximately $107.8 million, which includes an acquisition fee of approximately $1.1 million paid to our advisor.

Cal TIA Acquisition

On May 10, 2006, we entered into a purchase agreement to acquire a portfolio of 79 bulk distribution, light industrial and service center buildings comprising approximately 7.9 million square feet located in the following eight markets: Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco (collectively “Cal TIA”). Pursuant to the purchase agreement, on June 9, 2006, we acquired a fee interest in 78 of the 79 buildings in Cal TIA, as well as a land parcel comprising 9.2 acres located in the Orlando market, for a total estimated cost of approximately $500.7 million (which includes an acquisition fee of $4.9 million that is payable to our advisor), which was funded using our existing cash balances, net proceeds from our operating partnership’s private placement and debt proceeds of approximately $387.0 million. These debt proceeds consisted of borrowings from our senior unsecured revolving credit facility in the amount of $112.0 million and the issuance of $275.0 million of unsecured debt, as described more fully below.

Our acquisition of the remaining building in Cal TIA, which comprises 19,100 square feet and is located in the San Francisco market, is contingent upon the election of the building’s current tenant not to exercise a purchase option to acquire the building. Pursuant to this purchase option, the tenant has until September 7, 2006 to acquire the building. If the tenant elects not to exercise its purchase option, we anticipate that we will acquire this remaining building within 30 days of receiving notice from the sellers that such option has not been exercised for a purchase price of approximately $2.4 million.

The table below provides the number of buildings, total square feet and other occupancy information by market with respect to the acquired portfolio of buildings as of June 9, 2006 (the date of acquisition).

Market	Buildings	Total Square Feet	Occupancy	Occupied Square Feet
Atlanta	9	1,146,169	97.9%	1,121,782
Baltimore	3	278,519	96.2%	268,038
Charlotte	7	1,051,144	72.0%	756,942
Cincinnati	18	796,413	93.0%	741,175
Dallas	5	1,828,183	97.5%	1,782,775
Miami	3	411,009	89.9%	369,661
Orlando	10	859,094	89.6%	769,707
San Francisco	23	1,499,524	96.2%	1,442,868

Total Portfolio	78	7,870,055	92.2%	7,252,948

The following table sets forth a schedule of expiring leases of Cal TIA by annualized rental revenue as of June 9, 2006 (in thousands):

Year	Annual Future Minimum Rents of Expiring Leases(1)	Percent of Portfolio
2006	$18,356	15%
2007	28,817	23%
2008	22,733	18%
2009	17,935	15%
2010	11,525	9%
Thereafter	24,241	20%

Total	$123,607	100%

(1)	These amounts represent the current minimum rental amounts excluding reimbursements for certain operating expenses. The amount of revenue reporting for purposes of complying with GAAP may be different due to certain non-cash GAAP adjustments.

As of June 9, 2006, no single tenant occupied 10% or more of the rentable square footage of Cal TIA. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. Our management believes that the properties are adequately covered by insurance.

We acquired the portfolio of 78 buildings and the land parcel referred to above from an unrelated joint venture between TIAA-CREF and RREEF. Specifically, the purchase agreement names the following subsidiaries of the joint venture as the sellers: (i) Cabot Industrial Venture A, LLC, (ii) Cabot Industrial Venture B, LLC, (iii) CW Industrial Venture A, LLC, (iv) Cabot Industrial Venture A Texas, LP and (v) Cabot Industrial Venture B Texas, LP. The purchase price was determined through negotiations between the sellers and our advisor. The total cost of the portfolio may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material.

In connection with our acquisition of Cal TIA, on June 9, 2006, we issued to affiliates of ING Investment Management LLC $275.0 million of unsecured debt maturing on June 9, 2008. The underlying notes bear interest at LIBOR plus 0.73% and require monthly payments of interest until maturity at which time the outstanding balance is due. Pursuant to the note purchase agreement, we have the option to prepay, at any time more than six months after the date such notes were issued, all or part of the outstanding principal balance of such notes. These notes contain various covenants (including financial covenants with respect to debt service coverage and unsecured and secured consolidated leverage) and if we breach any of these covenants, or fail to pay interest or principal on these notes when due, the holders of such notes could accelerate the due date of the entire amount borrowed.

As of June 15, 2006, our portfolio consisted of 372 industrial buildings located in 22 of our 26 target markets. The combined investment in these properties totals approximately $2.7 billion (including acquisition fees paid to our advisor).

Proposed Internalization Transaction

On April 13, 2006, a special committee of our board of directors comprised of all of our independent directors was formed to review, consider, evaluate and negotiate any proposals that may be made with respect to a possible business combination transaction with our advisor in order to facilitate any future listing or quotation of our common stock. The special committee and members of the advisor’s management have since been negotiating a proposed contribution agreement pursuant to which, the entire outstanding membership interest, and all economic interests, in our advisor would be contributed by Dividend Capital Advisors Group LLC, our advisor’s parent company, to our operating partnership for consideration comprised of limited partnership units in our operating partnership. Certain of our directors and officers and their respective affiliates collectively own and/or control our advisor’s parent company.

The special committee has engaged independent legal and financial advisors and expects to receive a fairness opinion from its financial advisor stating that any consideration to be paid by us in the advisor acquisition will be fair, from a financial point of view, to us. In the event that the terms of the advisor acquisition are finalized between the parties and approved by the special committee, the special committee would recommend the advisor acquisition to our board of directors for its approval and, upon such approval, it is currently contemplated that the transaction would be submitted to our shareholders for approval.

As of the date of this prospectus, no agreement has been entered into with respect to the acquisition and there can be no guarantee that an agreement will in fact be agreed to by the parties. Even if an agreement is signed, it is currently contemplated that the closing of the advisor acquisition would be subject to a number of conditions, including the approval of the transaction by the affirmative vote of the holders of at least a majority of the shares at a duly constituted meeting of our shareholders, and there could be no guarantee that an acquisition would be consummated.

Were such an acquisition to be consummated, our advisor would become our wholly-owned subsidiary, we would enter into employment agreements with certain of our advisor’s employees and we would become a fully-integrated, self-administered and self-advised REIT. As a result, we would no longer pay the fees to our advisor nor would we be subject to certain of the risks and conflicts of interests relating to our advisor that are described herein.

SUMMARY FINANCIAL DATA

The following table sets forth selected financial data relating to our historical financial condition and results of operations for the three months ended March 31, 2006 and 2005 and for the periods ended December 31, 2005, 2004, 2003 and 2002. The table also sets forth selected financial data relating to the balance sheets as of March 31, 2006 and 2005 and December 31, 2005, 2004, 2003 and 2002. Certain amounts presented for the 2004, 2003 and 2002 fiscal years and for the 2005 fiscal quarter have been reclassified to conform to the presentation for the 2005 fiscal year and the 2006 fiscal quarter. Since this information is only a summary, you should refer to the “Financial Statements” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections for additional information. The amounts in the table are in thousands except for per share information.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2006	2005	2005	2004	2003	2002(1)
Operating Data:
Rental revenue	$46,680	$19,602	$122,446	$34,690	$2,645	$—
Institutional capital management fees	52	—	—	—	—	—
Total revenue	46,732	19,602	122,446	34,690	2,645	—
Real estate taxes	6,481	2,435	15,315	3,830	231	—
Operating expenses	4,462	2,384	13,455	3,375	135	—
Depreciation and amortization	24,492	12,350	71,023	19,273	1,195	—
General and administrative expenses	730	728	3,004	2,372	412	213
Asset management fees, related party	3,518	1,179	8,901	1,525	—	—
Total expenses	39,683	19,076	111,697	30,375	1,974	213
Equity in earning (loss) of unconsolidated joint ventures	(53)	—	—	—	—	—
Gain from disposition of real estate interests	3,988	—	2,285	—	—	—
Interest expense, including amortization	(11,681)	(3,718)	(28,712)	(5,978)	(385)	—
Interest and other income	2,462	610	3,193	1,407	61	—
Total Other Income (Expense)	(5,284)	(3,108)	(23,234)	(4,570)	(324)	—
Net income (loss) before minority interest	1,765	(2,582)	(12,486)	(255)	347	(213)
Minority interest	(190)	—	(526)	—	—	(200)

Net income (loss)	$1,955	$(2,582)	$(11,960)	$(255)	$347	$(13)

Per Share Data:
Basic earning (loss) per common share	$0.01	$(0.03)	$(0.12)	$(0.01)	$0.09	$(63.56)
Diluted earnings (loss) per common share	$0.01	$(0.03)	$(0.12)	$(0.01)	$0.09	$(63.56)
Common share distributions declared	$22,950	$11,744	$62,292	$24,263	$2,452	$—
Weighted average common shares outstanding:
Basic	145,402	74,421	97,333	37,908	3,987	—
Diluted	147,315	74,441	97,774	37,928	4,007	—

	As of March 31,		As of December 31,
	2006	2005	2005	2004	2003	2002
Balance Sheet Data:
Net investment in real estate	$1,913,052	$820,290	$1,904,411	$732,202	$150,633	$—
Total assets	$2,275,718	$1,002,935	$2,057,695	$784,808	$156,608	$751
Total liabilities	$951,716	$305,300	$869,307	$203,593	$49,782	$761
Total shareholders’ equity	$1,257,204	$697,634	$1,132,811	$581,214	$106,824	$(11)
Minority interest	$66,798	$1	$55,577	$1	$1	$1
Number of common shares outstanding	149,154	81,320	133,207	67,720	12,470	2

(1)	Covers the period from inception (April 12, 2002) to December 31, 2002.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, as well as the unaudited consolidated financial statements and notes thereto as of March 31, 2006, and for the three months ended March 31, 2006 and 2005.

Overview

Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. In order to provide capital for these investments, we have sold our common stock through four distinct public offerings, raised capital through our operating partnership’s private placement (as more fully described below) and issued and assumed debt. As of January 23, 2006, we closed the primary component of this offering and, as a result, we have stopped raising capital through the sale of our common stock. However, we will continue to raise significant amounts of capital collectively through our operating partnership’s private placement, through our distribution reinvestment plan and through the issuance of debt.

Our primary focus is to continue to build an industrial real estate operating company that owns, develops, and operates a high-quality diversified portfolio of bulk distribution and light industrial properties in the leading logistics and distribution markets in North America.

The following discussion describes certain significant transactions that occurred during the year ended December 31, 2005 and certain recent developments, and compares and contrasts our financial condition as of March 31, 2006 and December 31, 2005, 2004 and 2003 as well as our results of operations for the quarters ended March 31, 2006 and March 31, 2005 and years ended December 31, 2005, 2004 and 2003. We acquired our first property in June of 2003 and have built a portfolio of 269 properties through March 31, 2006. As a result of these acquisitions, we have experienced significant changes in our operating and financing activities during the past three years.

Significant Transactions During 2005 and Recent Developments

We have experienced a substantial increase in acquisition activity since we acquired our first property in June 2003. As a result of our investment strategy, as of June 15, 2006, we owned or controlled 372 operating properties comprising 54.3 million square feet located in 24 markets, including 22 of our target markets. We acquired 158 of these properties for a total estimated cost of approximately $1.2 billion during 2005 using net proceeds from our public offerings, our operating partnership’s private placement and debt financings including the assumption of 19 secured, non-recourse notes totaling $434.1 million. We acquired 13 properties for a total cost of approximately $128.1 million during the three months ended March 31, 2006 using net proceeds from our public and private offerings and debt issuances.

Beginning on February 2, 2005, and ending on May 13, 2005, we acquired seven bulk distribution properties comprising approximately 3.6 million square feet for a total estimated cost of approximately $132.8 million in connection with our purchase agreement with Panattoni Development Company LLC, an unrelated third-party. We assumed four secured, non-recourse mortgage notes totaling approximately $30.6 million associated with the acquisition of these properties.

On April 8, 2005, in connection with our operating partnership’s private placement, we issued 424,352 limited partnership units valued at approximately $4.5 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Memphis, Tennessee.

On May 19, 2005, we entered into a joint venture agreement with SV Atlanta SouthCreek IV, L.P. (“SouthCreek”), an unrelated third-party, to acquire 37 acres of land and to develop a 556,800 square foot distribution facility located in Atlanta, Georgia. Pursuant to the joint venture agreement, SouthCreek and we will provide approximately 3% and 97%, respectively, of the required equity capital, which is estimated to be approximately $5.6 million, to fund the development project. Both parties will receive a preferred return on their respective capital contributions. We have the right to purchase SouthCreek’s interest in the venture at anytime after the later to occur of (i) stabilization of the project, and (ii) the date 18 months after completion of the project. We currently estimate that the facility will be completed in July 2006 for a total estimated cost of approximately $16.5 million.

On July 21, 2005, we completed a merger with Cabot Industrial Value Fund, Inc. (“Cabot”), an unrelated third-party, whereby we acquired all of the outstanding shares of Cabot’s common stock for approximately $312.6 million. However, after certain equity contributions and distributions, as of December 31, 2005, our investment was approximately $302.4 million. Through our ownership of Cabot, we initially acquired an approximate 87% interest in Cabot Industrial Value Fund, LP, which, as of December 31, 2005, owned a portfolio of 104 properties with a total historical cost of approximately $654.5 million which is located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding. As of December 31, 2005, this portfolio was 89.6% leased (see Note 3—Real Estate to the audited consolidated financial statements). On April 1, 2006, we purchased the remaining interests in the Cabot Partnership for approximately $40.4 million.

On October 27, 2005, in connection with our operating partnership’s private placement, we issued 570,950 limited partnership units valued at approximately $6.0 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Memphis, Tennessee.

On December 9, 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility that matures in December 2008.

On December 29, 2005, in connection with our operating partnership’s private placement, we issued 751,751 limited partnership units valued at approximately $7.9 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Atlanta, Georgia.

On January 4, 2006, we issued $50 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% maturing in January 2014. In addition, we finalized the terms of $100 million of additional unsecured debt to be issued by April 27, 2006. All the notes require quarterly payments of interest only.

On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares of common stock through our distribution reinvestment plan.

On February 21, 2006, we entered into a joint venture with affiliates of Boubyan Bank of Kuwait (our “Partner”) to create an institutional fund, DCT Fund I LLC (the “Fund”), that owns and operates industrial properties located in the United States. We contributed six industrial properties to the Fund, aggregating approximately 2.6 million square feet after completion of a 330,000 square foot expansion project. The approximate contribution value of the six buildings upon completion of the expansion is $122.8 million. Contemporaneously with our contribution, the Fund issued approximately $84.4 million of secured non-recourse debt and our Partner contributed $19.7 million of equity to the Fund. Upon receipt of these proceeds, the Fund made a special distribution to us of approximately $102.7 million. Upon completion of the expansion, the Fund will make another special distribution to us and at such time we will recognize the sale of such expansion. The expansion project was completed in June 2006. After these transactions, our ownership of the Fund is 20% and our Partner’s ownership is 80%.

Pursuant to our joint venture agreement, we act as asset manager for the Fund and earn certain fees including asset management fees and leasing commissions, as well as other fees related to the properties we manage. Such fees totaled approximately $52,000 for the three months ended March 31, 2006. In addition to these fees, after the partners are repaid their respective capital contributions plus a preferred return, we have the right to receive a promoted interest in the Fund based on performance. Although the Fund’s day-to-day business affairs are managed by us, all major decisions are determined by both us and our Partner.

On March 22, 2006, in connection with our operating partnership’s private placement, we issued approximately 1.3 million limited partnership units valued at approximately $13.8 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Plainfield, Indiana.

On May 10, 2006, we entered into a purchase agreement to acquire a portfolio of 79 bulk distribution, light industrial and service center buildings comprising approximately 7.9 million square feet located in the following eight markets: Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco (collectively, “Cal TIA”). Pursuant to the purchase agreement, on June 9, 2006, we acquired a fee interest in 78 of the 79 buildings in Cal TIA, as well as a land parcel comprising 9.2 acres located in the Orlando market, for a total estimated cost of approximately $500.7 million (which includes an acquisition fee of $4.9 million that is payable to our advisor), which was funded using our existing cash balances, net proceeds from our operating partnership’s private placement and debt proceeds of approximately $387.0 million. Such debt proceeds consisted of borrowings from our existing senior unsecured revolving credit facility in the amount of $112.0 million and the issuance of $275.0 million of unsecured debt. (See “Recent Developments—Investment in Real Estate”).

Liquidity and Capital Resources

Overview

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which we anticipate may have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties. We believe that capital will continue to flow into the real estate industry and industrial real estate in particular, which will continue to foster a competitive environment for the assets we are seeking to acquire. Consequently, we, through the activities of our advisor, have assembled a team of 45 professionals with over 500 years of aggregate experience who are dedicated to the acquisition and operation of properties that meet our investment criteria. The ability of our advisor to find and acquire these properties at a pace that is consistent with the capital that has been raised through our public offerings, and that has and will continue to be raised through our operating partnership’s private placement, our distribution reinvestment plan and other financing activities, will directly impact our financial performance and the metrics that management uses to evaluate our performance, including funds from operations available to pay distributions.

Management expects that our principal sources of working capital and funding for acquisitions and potential capital requirements for expansion and renovation of properties, developments, distributions to investors, redemption of common shares and debt service will include:

•	Current cash balances;

•	Borrowings under our senior unsecured credit facility;

•	Other forms of secured or unsecured financings;

•	Capital from co-investment partners;

•	Proceeds from our operating partnership’s private placement;

•	Proceeds from future offerings of our common stock;

•	Proceeds from our distribution reinvestment plan; and

•	Cash flow from operations.

Over the short term, we believe that our sources of capital, specifically our cash flow from operations, borrowings under our credit facilities and our ability to raise capital through our operating partnership’s private placement and our distribution reinvestment plan are adequate and will continue to be adequate to meet our liquidity requirements and capital commitments. These liquidity requirements and capital commitments include the payment of debt service, regular quarterly investor distributions, funding redemptions of our shares of common stock, capital expenditures at our properties, including developments, forward purchase commitments (as more fully described below), the acquisition of 104 properties which are currently the subject of an executed letter of intent, under contract or have closed since March 31, 2006 (including Cal TIA) and future acquisitions of unidentified properties. The properties that had been identified as of June 15, 2006 total 221,840 square feet and have an aggregate purchase price of approximately $14.9 million. We anticipate that the acquisitions that have not yet closed will close over the next several months. However, the contracts related to these acquisitions are subject to a number of contingencies and there can be no assurances that these acquisitions will transpire.

Over the longer term, in addition to the same sources of capital we rely on to meet our short term liquidity requirements, we also expect to utilize additional secured and unsecured financings and capital from co-investment partners. However, we currently intend to stop raising capital pursuant to our operating partnership’s private placement in the third quarter of 2006. We may also conduct additional public offerings or recommence the primary offering component of this offering. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with additional potential forward purchase commitments. In addition, we intend to seek to enter into additional joint ventures similar to the one we entered into on February 21, 2006 (as described above), and expect that our cash flow from operations over the longer term will be comprised of both rents from our properties and fees earned for asset management and other services performed on behalf of such joint ventures.

For the three months ended March 31, 2006 and 2005, our financing activities generated approximately $217.0 million and $190.0 million, respectively. During these periods, we generated gross proceeds of approximately $204.8 million and $156.6 million, respectively, through our public offerings and our operating partnership’s private placement. In addition, we issued debt of approximately $50 million and $57 million, respectively (see Note 3—Debt to the unaudited consolidated financial statements). During the three months ended March 31, 2006 and 2005, our cash provided by operating activities were approximately $19.6 million and $10.8 million, respectively. These sources of capital were utilized to fund approximately $133.8 million and $76.5 million of cash invested in real estate during the three months ended March 31, 2006 and 2005, respectively.

During the years ended December 31, 2005, 2004 and 2003, our cash generated from financing activities increased year to year and we generated approximately $756.0 million, $558.0 million, and $152.3 million, respectively. During these years, we generated net proceeds of approximately $737.2 million, $522.2 million and $112.0 million, respectively, through our public offerings and our operating partnership’s private placement. In addition, we issued debt of approximately $60.9 million, $55.0 million and $51.9 million, respectively. During the years ended December 31, 2005, 2004 and 2003, our cash provided by operating activities increased from year to year and we generated approximately $66.3 million, $21.5 million and $1.7 million, respectively. These sources of capital were utilized to fund approximately $750.3 million, $548.5 million and $149.6 million of cash invested in real estate during the years ended December 31, 2005, 2004 and 2003, respectively.

Management anticipates that over time, debt proceeds as well as cash provided by operating activities will represent an increasing percentage of our sources of capital as will capital from co-investment partners.

Public Offerings

On April 15, 2002, we filed an S-11 registration statement with the SEC covering our first public offering of our common stock. The registration statement was declared effective on July 17, 2002 and we received approval of our offering in all 50 states in December 2002. The common stock was offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The registration statement also covered up to 4,000,000 shares available pursuant to our distribution reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants issued to the Dealer Manager for a price of $.001 per share for every 25 shares sold. Until we received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors. In April 2004, we completed our first public offering and sold approximately 25.5 million shares of our common stock for gross proceeds of approximately $254.4 million, which includes shares issued pursuant to our distribution reinvestment plan.

Our second offering began immediately following the completion of the initial offering. The second registration statement was filed on February 27, 2004, and was declared effective on April 16, 2004. The registration statement offered common stock at a price of $10 per share for a maximum of 30,000,000 shares. The registration statement also covered up to 10,000,000 shares available pursuant to our distribution reinvestment plan as well as up to 1,200,000 shares issuable upon the exercise of warrants sold to the Dealer Manager for a price of $.001 per share for every 25 shares sold. In October 2004, we completed our second public offering and sold approximately 30.4 million shares of our common stock for gross proceeds of approximately $302.8 million, which includes shares issued pursuant to our distribution reinvestment plan.

Our third offering began immediately following the second offering. On June 28, 2004, we filed our third registration statement and this registration statement was declared effective by the SEC, and the offering commenced on October 18, 2004. The common stock was offered at a price of $10.50 per share for a maximum of 40,000,000 shares. The registration statement also covered up to 13,000,000 shares available pursuant to our distribution reinvestment plan. On June 24, 2005, we concluded our third public offering having sold approximately 40.7 million shares of our common stock for gross proceeds of approximately $424.7 million, which includes shares issued pursuant to our distribution reinvestment plan.

This offering began immediately following the third offering. The fourth registration statement was filed on January 24, 2005 and was declared effective by the SEC on June 9, 2005, and we commenced the offering on June 27, 2005. This prospectus covers a maximum of $1,000,000,000 in shares of our common stock comprised of two components: (i) an offering of up to 72,770,273 shares to the public at a price of $10.50 per share, which we refer to as our primary offering, and (ii) an offering of up to 23,650,339 shares to participants in our distribution reinvestment plan at $9.975 per share. On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence our primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares pursuant our distribution reinvestment plan. As of March 31, 2006, we had sold approximately 54.0 million shares for gross proceeds of approximately $560.7 million in connection with this offering.

As of March 31, 2006, 149,154,163 shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our operating partnership on a one-for-one basis for limited partnership units. Although we have closed the primary offering component of this offering, we will continue to offer shares through our distribution reinvestment plan. In the future, we anticipate that our principal sources of funding for the purchase of industrial properties will include proceeds from debt financings, capital from co-investment partners, our operating partnership’s private placement, our distribution reinvestment plan and cash flow from operations. We may also conduct additional public offerings or recommence the primary offering component of this offering.

Pursuant to the Advisory Agreement, our advisor is obligated to advance all of our offering costs, subject to its right to be reimbursed for such costs by us in an amount up to 2% of the gross offering proceeds raised. Such offering costs include but are not limited to actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee (see below).

During the three months ended March 31, 2006 and 2005, our advisor incurred approximately $893,000 and $2.1 million, respectively, of offering costs. During the three months ended March 31, 2006 and 2005, we reimbursed our advisor approximately $1.3 million and $2.8 million, respectively, for such costs. As described above, we closed the primary offering component of this offering on January 23, 2006, and, as of March 31, 2006, we had reimbursed our advisor for all of the then existing un-reimbursed offering costs. However, our advisor expects to realize additional costs relating to our offerings in the future and to the extent our advisor incurs such costs, we will be required to reimburse our advisor up to 2% of the gross proceeds raised in our public offerings of our common stock.

During the years ended December, 31, 2005, 2004 and 2003 as well as from the period of our inception (April 12, 2002) to December 31, 2002 our advisor incurred $8.6 million, $8.3 million, $7.7 million and $3.4 million, of offering costs, respectively. During the years ended December 31, 2005, 2004 and 2003, we reimbursed our advisor approximately $13.3 million, $10.9 million and $3.3 million, respectively. We did not reimburse our advisor for any such costs during 2002.

Pursuant to the dealer manager agreements, we are obligated to pay the Dealer Manager a dealer manager fee and commissions up to 2.0% and 6.0%, respectively, of gross proceeds raised from our public offerings of common stock. For the three months ended March 31, 2006 and 2005, we incurred approximately $10.9 million and $10.8 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. During the years ended December 31, 2005, 2004 and 2003, we paid the Dealer Manager approximately $49.9 million, $41.9 million and $11.0 million, respectively, of which $36.6 million, $31.0 million and $8.2 million, respectively, had been re-allowed to broker-dealers participating in our public offerings.

Our Operating Partnership’s Private Placement

Our operating partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for accredited investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to investors will be 100% leased by our operating partnership, and such leases will contain purchase options whereby our operating partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our operating partnership under Section 721 of the Internal Revenue Code.

Our operating partnership pays certain up-front fees and reimburses certain related expenses to our advisor, the Dealer Manager and the Facilitator for raising capital through our operating partnership’s private placement. Our advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our operating partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our operating partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of the gross equity proceeds raised and a commission of up to 5% of the gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our operating partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our advisor, of up to 1.5% of the gross equity proceeds raised through the private placement.

During the three months ended March 31, 2006 and 2005, we raised approximately $50.0 million and $18.0 million, respectively, from the sale of undivided tenancy-in-common interests in our properties, and, as of March 31, 2006 and 2005, we had raised a total of approximately $228.0 million and $50.6 million, respectively, from the sale of undivided tenancy-in-common interests in our properties pursuant to our operating partnership’s private placement.

During the years ended December 31, 2005, 2004 and 2003, we raised $145.3 million, $29.9 million and $2.7 million, respectively, from the sale of undivided tenancy-in-common interests in 27 buildings, which is included in financing obligations in the accompanying audited consolidated balance sheets pursuant to Statement of Financial Accounting Standards, or SFAS, No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided tenancy-in-common interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method.

During the years ended December 31, 2005, 2004 and 2003, we incurred approximately $3.9 million, $750,000 and $15,000, respectively, of rental expense under various lease agreements with these accredited investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying audited consolidated financial statements. The various lease agreements in place as of December 31, 2005, contain expiration dates ranging from November 2013 to December 2025. The following table sets forth the five-year, future minimum rental payments due to third parties under the various lease agreements (amounts are in thousands):

Year ended December 31,	Future Minimum Rental Payments
2006	$12,148
2007	17,696
2008	19,114
2009	18,336
2010	17,629
Thereafter	113,698

Total	$198,621

During the years ended December 31, 2005, 2004 and 2003, our operating partnership incurred upfront costs of approximately $11.6 million, $2.6 million and $200,000 payable to our advisor and other affiliates for effecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included on our audited consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If our operating partnership elects to exercise any purchase option as described above and issue limited partnership units, the un-amortized portion of up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the limited partnership units. If our operating partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sub-lease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

During the three months ended March 31, 2006, our operating partnership exercised its purchase option to buy certain tenancy-in-common interests it had previously sold in a property located in Plainfield, Indiana. In connection with the exercise of this option, our operating partnership issued approximately 1.3 million limited partnership units worth approximately $13.8 million to acquire such tenancy-in-common interests.

During the year ended December 31, 2005, our operating partnership exercised purchase options pursuant to three individual master lease agreements to buy certain tenancy-in-common interests it had previously sold in two properties located in Memphis, Tennessee and one property located in Atlanta, Georgia. In connection with the exercise of these options, our operating partnership issued an aggregate of approximately 1.7 million limited partnership units valued at approximately $18.3 million to acquire such tenancy-in-common interests (see Note 8—Our Partnership’s Private Placement to the audited consolidated financial statements).

Financing

Lines of Credit—In December 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006 and December 31, 2005, we were in compliance with all these covenants. As of March 31, 2006 and December 31, 2005, we did not have an outstanding balance on this facility.

Contemporaneously with the amendment of our secured credit facility, we entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our operating partnership and third-party investors in our operating partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006 and December 31, 2005, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our operating partnership’s private placement reduce the total capacity available from the facility. In addition, the obligations of the borrowers under the facility are several but not joint. As of March 31, 2006 and December 31, 2005, approximately $30.6 million and $14.1 million, respectively, of loans had been advanced to such third parties and we had an outstanding balance of $18,000 and $16,000, respectively.

Debt Issuances—In January 2006, we issued $50 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% which matures in January 2014. The underlying notes require quarterly interest only payments until maturity at which time a lump sum payment is due. In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. Prior to January 1, 2006, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required. In December 2004, we issued $55.0 million of secured, non-recourse debt. The debt has a stated fixed interest rate of 5.31% and matures in 2015 and, prior to December 31, 2005, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions—During the three months ended March 31, 2006, we did not assume any debt in connection our property acquisitions.

During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million in conjunction with the acquisition of certain properties (see Note 3—Real Estate to the audited consolidated financial statements). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. We assumed six of these notes totaling $308.8 million in connection with our merger with Cabot on July 21, 2005. Pursuant to SFAS No. 141, “Business

Combinations” (“SFAS No. 141”), the difference between the fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the year ended December 31, 2004, we assumed five secured, non-recourse notes totaling $45.6 million, in conjunction with the acquisition of five properties with stated interest rates ranging from 6.22% to 7.21%. All of these notes bear interest at a fixed rate and require monthly payments of principal and interest. They have maturity dates ranging from 2007 to 2012. Pursuant to SFAS No. 141, the difference between the fair value and face value of these notes at the date of acquisition resulted in a premium of approximately $2.9 million, which is amortized to interest expense over the remaining life of the underlying notes.

As of March 31, 2006, the historical cost of all our properties was approximately $2.0 billion and the historical cost of all properties securing our fixed rate mortgage debt and senior secured revolving credit facility was approximately $1.2 billion and $126.9 million, respectively. As of December 31, 2005, the total historical cost of our properties was approximately $2.0 billion and the total historical cost of properties securing our fixed rate mortgage debt was approximately $1.2 billion. Our debt has various covenants and management believes it was in compliance with all of these covenants at March 31, 2006 and December 31, 2005.

The following table sets forth the scheduled maturities of our debt, excluding unamortized premiums, as of December 31, 2005 (amounts are in thousands).

Year	Fixed Rate Mortgage Debt	Senior Secured Revolving Credit Facility	Total
2006	$6,462	$—	$6,462
2007	7,112	—	7,112
2008	69,240	16	69,256
2009	6,711	—	6,711
2010	57,224	—	57,224
2011	228,385	—	228,385
2012	182,658	—	182,658
2013	21,130	—	21,130
2014	2,486	—	2,486
2015	43,860	—	43,860
Thereafter	7,115	—	7,115

Total	$632,383	$16	$632,399

Debt Service Requirements

As of March 31, 2006, we had total outstanding debt, excluding premiums and financing obligations (see Note 6—Our Partnership’s Private Placement to the unaudited consolidated financial statements), of approximately $680.7 million consisting primarily of unsecured debt and secured, fixed-rate, non-recourse mortgage notes. All of these notes require monthly payments of interest and many require, or will ultimately require, monthly repayments of principal (see Note 3—Debt to the unaudited consolidated financial statements). Currently, funds from our operations is sufficient to satisfy these monthly debt service requirements and we anticipate that funds from operations will continue to be sufficient to satisfy our regular monthly debt service.

As of December 31, 2005, we had total outstanding debt, excluding premiums of $9.8 million and financing obligations of $154.7 million (see Note 8—Our Partnership’s Private Placement to the audited consolidated financial statements), of approximately $632.4 million consisting primarily of secured, fixed-rate, non-recourse mortgage notes. All of these notes require monthly payments of interest and many require, or will ultimately require, monthly repayments of principal (see Note 5—Debt to the audited consolidated financial statements).

Forward Purchase Commitments

Deltapoint—On March 28, 2005, a wholly-owned subsidiary of our operating partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our operating partnership entered into a forward purchase commitment agreement whereby we may become obligated to acquire the distribution facility from Deltapoint upon completion. The purchase obligation can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs. Construction of the facility was completed early in 2006 and the facility is currently in the leasing phase.

Buford Distribution Center—In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. On March 31, 2006, we acquired this development project from the third-party developer and retired the debt with Wachovia for approximately $20 million.

Distributions

The payment of distributions is determined by our board of directors and may be adjusted at its discretion at any time. In December 2005, our board of directors set the 2006 distribution level at an annualized $0.64 per share or limited partnership unit. The distribution was set by our board of directors at a level we believe to be appropriate and sustainable based upon the evaluation of existing assets within our portfolio, anticipated acquisitions, projected levels of additional capital to be raised, debt to be incurred in the future and the anticipated results of operations. For the three months ended March 31, 2006, our board of directors declared distributions to stockholders totaling approximately $22.9 million. During the three months ended March 31, 2006, we paid $19.6 million on January 16, 2006 for distributions declared for stockholders in the fourth quarter of 2005. During the three months ended March 31, 2005, we paid $9.7 million on January 17, 2005 for distributions declared in the fourth quarter of 2004. To fund total distributions, we utilized both funds from operations and debt proceeds. It is our objective to fund our distributions over time exclusively using funds from our operations.

Our board of directors declared the following distributions during the past three years: 2005—$62.3 million; 2004—$24 .3 million and 2003—$2.5 million. During the year ended December 31, 2005, we paid the following distributions: (i) $9.7 million on January 17, 2005, for distributions declared in the fourth quarter of 2004, (ii) $11.7 million on April 15, 2005, for distributions declared in the first quarter of 2005, (iii) $14.1 million on July 15, 2005, for distributions declared in the second quarter of 2005 and (iv) $16.9 million on October 17, 2005, for distributions declared in the third quarter of 2005. To fund total distributions in 2005, we utilized both funds from operations and debt proceeds.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, $13.0 million of the distributions declared during the three months ended March 31, 2006, were satisfied through the issuance of approximately 1.3 million shares of our common stock at a 5.0% discount from our then current public offering share price for a discounted purchase price of $9.975 per share. For the three months ended March 31, 2005, $6.3 million of distributions declared were satisfied through the issuance of approximately 631,000 shares of our common stock pursuant to our distribution reinvestment plan at a 5.0% discount from our then current public offering share price for a discounted purchase price of $9.975 per share.

Pursuant to our distribution reinvestment plan, $34.4 million, $12.9 million and $1.3 million of the distributions declared during the years ended December 31, 2005, 2004 and 2003, were satisfied through the issuance of approximately 3.5 million, 1.3 million and 132,000 shares of our common stock, respectively, at a 5.0% discount from our then current public offering share price. Prior to October 18, 2004, the discounted purchase price for such shares was $9.50 per share and thereafter the purchase price was $9.975 per share.

Share Redemption Program

As long as our shares of common stock are not listed on a national securities exchange or traded on an over-the-counter market, stockholders of Dividend Capital Trust or holders of limited partnership units in our operating partnership who have held their shares or units for at least one year may be able to redeem all or any portion of their shares or units in accordance with the procedures outlined in their applicable prospectus relating to the shares or units they purchased. At that time, we may, subject to the conditions and limitations, redeem the shares or units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption (see “Description of Securities—Share Redemption Program” for further discussion of our redemption program). During three months ended March 31, 2006 and 2005, we redeemed approximately 248,000 and 120,000 shares of common stock, respectively, for total consideration of approximately $2.4 million and $1.2 million, respectively, pursuant to this program. During years ended December 31, 2005 and 2004, we redeemed approximately 970,000 and 214,000 shares of common stock, respectively, for total consideration of approximately $9.3 million and $2.1 million, respectively, pursuant to this program. No shares were redeemed during the year ended December 31, 2003.

Contractual Obligations

The following table reflects our contractual obligations as December 31, 2005, specifically our obligations under long-term debt agreements, operating lease agreements and purchase obligations (amounts are in thousands):

	Payments due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Long-Term Debt	$823,811	$40,703	$175,783	$330,797	$276,528
Operating Leases(1)	198,621	12,148	36,810	35,965	113,698
Purchase Obligations(2)	55,700	55,700	—	—	—

Total	$1,078,132	$108,551	$212,593	$366,762	$390,226

(1)	As of December 31, 2005, we had 17 operating lease obligations, all of which were in connection with our operating partnership’s private placement.

(2)	As of December 31, 2005, we had entered into two agreements to acquire certain properties in the future upon completion by third-party developers as more fully described above.

Off-Balance Sheet Arrangements

As of March 31, 2006 and 2005, respectively, and as of December 31, 2005, 2004 and 2003, respectively, we had no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources. As of March 31, 2006 and December 31, 2005, we held investments in unconsolidated joint ventures totaling approximately $10.5 million and $6.1 million, respectively. As of March 31, 2006 and December 31, 2005, such joint ventures held debt of $89.2 million and $3.2 million, respectively.

Results of Operations

Summary of the Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005

As of March 31, 2006, we owned 269 operating properties located in 23 markets throughout the United States. We acquired 163 of these properties after March 31, 2005. In addition, in February 2006, we contributed six of our properties into an institutional fund. The net effect of these acquisitions and dispositions is that we have added 159 properties to our operating portfolio since March 31, 2005. As a result of these additional 159 properties, the revenues and expenses for the three months ended March 31, 2006 reflect a significant increase compared to the revenues and expenses from our operations for the three months ended March 31, 2005. The following table illustrates the changes in our portfolio as of March 31, 2006 and March 31, 2005, respectively (dollar amounts in thousands).

	As of March 31,
	2006				2005
	Number of Buildings	Historical Cost	Gross Leasable Area	Occupancy(1)	Number of Buildings	Historical Cost	Gross Leasable Area	Occupancy(1)
Market
Atlanta	47	$242,783	5,404,102	86.9%	18	$147,537	3,946,931	88.0%
Baltimore	10	97,679	1,306,568	88.7%	—	—	—	—
Boston	6	42,338	567,441	77.8%	5	26,897	405,741	78.2%
Charlotte	4	22,310	426,404	96.4%	—	—	—	—
Chicago	14	150,381	2,876,146	94.9%	2	33,096	661,785	100.0%
Cincinnati	21	175,610	4,185,802	83.3%	7	78,930	1,797,369	97.6%
Columbus	4	52,717	1,312,366	100.0%	—	—	—	—
Dallas	49	240,689	4,981,292	93.3%	18	93,182	2,330,906	90.6%
Denver	1	9,027	160,232	100.0%	1	9,000	160,232	100.0%
Harrisburg/Lehigh Valley	4	40,755	795,157	100.0%	1	5,163	100,000	100.0%
Houston	34	135,506	2,452,711	94.0%	21	83,808	1,622,270	88.2%
Indianapolis	6	71,742	2,449,961	95.9%	1	15,186	442,127	100.0%
Los Angeles	11	85,998	1,169,694	86.1%	4	32,744	444,066	100.0%
Louisville	2	18,350	521,000	100.0%	2	18,351	521,000	100.0%
Memphis	10	159,491	4,333,018	94.6%	7	114,199	3,115,756	99.3%
Miami	3	26,187	316,452	96.3%	—	—	—	—
Nashville	5	98,935	2,706,343	95.1%	3	59,340	1,699,530	100.0%
New Jersey	7	69,036	883,446	98.8%	—	—	—	—
Orlando	2	15,718	367,137	100.0%	2	15,779	367,137	100.0%
Phoenix	14	89,277	1,635,109	94.7%	13	78,946	1,474,963	87.5%
San Antonio	2	7,744	172,050	67.6%	2	7,725	172,050	100.0%
San Francisco Bay Area	5	36,339	474,636	92.4%	5	35,387	474,636	100.0%
Seattle	8	88,221	1,198,617	100.0%	—	—	—	—
Total operating properties	269	1,976,833	40,695,684	92.2%	112	855,270	19,736,499	93.8%

Properties under development	5	36,960	1,764,001	5.3%	—	—	—	n/a
Land held for development	n/a	8,015	n/a	n/a	n/a	—	n/a	n/a

Total	274	$2,021,808	42,459,685	88.6%	112	$855,270	19,736,499	93.8%

(1)	The total vacant square footage as of March 31, 2006, and 2005, was 3,154,551 and 1,223,144, respectively. Of the vacant space as of March 31, 2006 and 2005, we had 51,365 and 651,759 square feet, respectively, under master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. The total percentage of square feet leased, including space covered by master leases was 92.4% and 97.1% as of March 31, 2006, and 2005, respectively. For financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”), rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenues.

In addition to the significant increase in property operating activity for the three months ended March 31, 2006 compared to the three months ended March 31, 2005 resulting from the aforementioned acquisitions, the following describes other significant differences between the periods that are a result of our continued growth:

•	We have increased our debt by issuing or assuming an additional $466.9 million of debt since March 31, 2005. This has resulted in higher interest expense of approximately $8.0 million in the three months ended March 31, 2006 compared to the same period in 2005.

•	Asset management fees paid to our advisor of 0.75% per annum of the undepreciated cost of our properties were higher by $2.3 million in the three months ended March 31, 2006 compared to the same period in 2005 as a result of the additional 159 properties being subject to these fees during the 2006 period.

•	In February 2006, in connection with the above referenced disposition, we recorded a gain on the disposition of the real estate interests resulting in an increase to net income of approximately $4.0 million.

During the three months ended March 31, 2006, we recognized a net income of approximately $2.0 million compared to a net loss of $2.6 million for the same period in 2005. The components of the increase in operating activities are reflected in the changes in rental revenues, rental expenses, other income and other expenses as more fully described below.

Description of the Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. Our same store properties include all properties that we owned during both the current and prior year reporting periods, the operations of which have been stabilized and consolidated for all periods presented. The same store assets for the three months ended March 31, 2006 include 105 buildings totaling 16.5 million square feet. A discussion of these changes follows the table (in thousands).

	Three Months Ended March 31,
	2006	2005	$ Change
Rental Revenues:
Same store	$18,108	$17,975	$133
2006 acquisitions and dispositions	2,943	582	2,361
2005 acquisitions	25,608	1,045	24,563
Development	21	—	21

Total rental revenue	46,680	19,602	27,078
Rental Expenses
Same store	4,473	4,680	(207)
2006 acquisitions and dispositions	521	68	453
2005 acquisitions	5,948	71	5,877
Development	1	—	1
Total property expenses	10,943	4,819	6,124
Net Operating Income(1)
Same store	13,635	13,295	340
2006 acquisitions and dispositions	2,422	514	1,908
2005 acquisitions	19,660	974	18,686
Development	20	—	20

Total property net operating income	35,737	14,783	20,954
Other Income
Institutional capital management fees	52	—	52
Gain on disposition of real estate interests	3,988	—	3,988
Interest income	2,462	610	1,852

Total other income	6,502	610	5,892
Other Expenses
Depreciation and amortization	24,492	12,350	12,142
General and administrative	730	728	2
Asset management fees, related party	3,518	1,179	2,339
Equity in earnings (loss) of unconsolidated joint ventures, net	53	—	53
Interest expense, including amortization	11,681	3,718	7,963

Total other expenses	40,474	17,975	22,499
Minority Interest	190	—	190

Net income (loss)	$1,955	$(2,582)	$4,537

(1)	See Note 12—Segment Information to the unaudited consolidated financial statements for further discussion of net operating income.

Rental Revenues

Rental revenues increased by approximately $27.1 million for the three months ended March 31, 2006 compared to the same period in 2005, primarily as a result of the rental revenue generated from the additional operating properties acquired subsequent to March 31, 2005.

Same store rental revenues increased by approximately $133,000 for the three months ended March 31, 2006 compared to the same period in 2005, primarily due to an increase in expense recovery revenues as a result of higher estimated real estate taxes.

Rental Expenses

Rental expenses increased by approximately $6.1 million for the three months ended March 31, 2006 compared to the same period in 2005, primarily as a result of the additional operating properties acquired subsequent to March 31, 2005.

Same store rental expenses decreased by approximately $207,000 for the three months ended March 31, 2006 compared to the same period in 2005, primarily due to the loss on an early lease termination recorded in 2005 of approximately $170,000. This loss was generally a result of lease related assets being included in the gain (loss) calculation related to the terminating lease.

Other Income

Other income increased by approximately $5.9 million for the three months ended March 31, 2006 as compared to the same period in 2005 primarily as a result of a gain recorded on the disposition of real estate interests of approximately $4.0 million and an increase in interest income of $1.9 million due to higher average cash balances held in interest bearing bank accounts and such accounts yielding a higher rate of return during the three months ended March 31, 2006 as compared to the same period in 2005.

Other Expenses

Depreciation and amortization expense increased by approximately $12.1 million for the three months ended March 31, 2006 as compared to the same period in 2005, primarily due to the additional properties acquired subsequent to March 31, 2005. The increase in asset management fees payable to our advisor of approximately $2.3 million was attributable to the aforementioned additional properties all of which are subject to the 0.75% asset management fee referenced above. The increase in interest expense of approximately $8.0 million is attributable to higher mortgage note balances and higher financing obligation balances that were outstanding during the three months ended March 31, 2006 compared to the same period in 2005.

Summary of the Year Ended December 31, 2005 Compared to the Years Ended December 31, 2004 and December 31, 2003

In June 2003, we acquired our first property and, as of December 31, 2005, we had assembled a portfolio of 264 properties located in 23 markets. Specifically, we acquired 158 properties during the year ended December 31, 2005, 93 properties during the year ended December 31, 2004 and 13 properties during the year ended December 31, 2003. All of these properties were acquired using net proceeds from our public offerings, our operating partnership’s private placement and debt proceeds. As a result of our significant acquisition activity during the years ended December 31, 2005 and 2004, the revenues and expenses from our operations increased significantly from year to year. During the year ended December 31, 2003, the revenues and expenses from our operations were relatively less when compared to the years ended December 31, 2005 and 2004 as a result of our limited operating history and a lower level of acquisition activity prior to 2004.

The following table describes the geographic diversity of the operating properties that we majority owned and/or controlled (i.e. our consolidated properties) as of December 31, 2005 and 2004, respectively, by market (dollar amounts are in thousands).

	As of December 31,
	2005				2004
	Number of Buildings	Historical Cost(1)	Gross Leasable Area (Sq. Ft.)	Occupancy(2)	Number of Buildings	Historical Cost(1)	Gross Leasable Area (Sq. Ft.)	Occupancy(2)
Target Markets:
Atlanta	48	$263,604	5,981,602	88.5%	18	$147,660	3,946,931	82.8%
Baltimore	10	97,422	1,306,568	91.2%	—	—	—	—
Charlotte	4	22,290	426,404	96.4%	—	—	—	—
Chicago	14	169,839	3,117,467	94.5%	1	11,370	222,122	100.0%
Cincinnati	18	132,591	3,294,142	83.3%	7	78,925	1,797,369	97.6%
Columbus	3	49,246	1,213,486	100.0%	—	—	—	—
Dallas	49	250,564	5,241,264	96.1%	18	93,033	2,330,906	91.1%
Denver	1	9,027	160,232	100.0%	1	8,949	160,232	82.8%
Harrisburg/Lehigh Valley	5	45,852	895,157	100.0%	—	—	—	—
Houston	33	129,280	2,349,671	91.3%	21	83,957	1,622,270	90.5%
Indianapolis	3	57,239	1,626,873	100.0%	1	15,139	442,127	100.0%
Los Angeles Basin	11	85,602	1,169,498	76.5%	4	32,744	444,066	100.0%
Louisville	2	18,350	521,000	100.0%	2	18,351	521,000	100.0%
Memphis	11	184,259	5,042,018	95.4%	3	39,559	1,101,006	97.9%
Miami	3	26,025	316,452	96.3%	—	—	—	—
Nashville	4	80,048	2,256,373	100.0%	3	59,340	1,699,530	100.0%
New Jersey	8	77,871	970,946	100.0%	—	—	—	—
Orlando	2	15,718	367,137	100.0%	2	15,687	367,137	100.0%
Phoenix	14	89,226	1,635,109	97.9%	13	79,195	1,474,963	85.7%
San Antonio	2	7,699	172,050	65.4%	2	7,725	172,050	100.0%
San Francisco Bay Area	5	36,337	474,636	92.4%	5	35,371	474,636	100.0%
Seattle	8	88,214	1,198,617	100.0%	—	—	—	—

Non-Target Market:
Boston	6	42,172	570,641	67.4%	5	27,059	405,741	78.2%

Total operating properties	264	1,978,475	40,307,343	93.1%	106	754,064	17,182,086	91.6%
Properties under development	1	8,401	519,391	n/a	—	—	—	n/a

Grand Total	265	$1,994,925	40,826,734	93.1%	106	$754,064	17,182,086	91.6%

(1)	Represents historical undepreciated costs pursuant to GAAP as of the period indicated including acquisition fees paid to our advisor. Acquisition fees paid to our advisor totaled $11.1 million and $6.4 million in 2005 and 2004, respectively.

(2)

The total vacant square footage as of December 31, 2005 and 2004 was 2,783,475 and 1,435,041, respectively. Of the vacant space, we had 69,061 and 947,356 square feet, respectively, under master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. The total percentage of square feet leased, including space covered by master leases was 93% and 97% as of

December 31, 2005 and 2004, respectively. For financial reporting purposes under GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than revenues.

Description of the Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the year ended December 31, 2005 compared to the year ended December 31, 2004. Our same store properties include all properties owned from January 1, 2004 through December 31, 2005. A discussion of these changes follows the table (dollar amounts are in thousands).

	Year Ended December 31,
	2005	2004	$ Change
Rental Revenue
Same store	$15,219	$14,537	$682
2005 acquisitions	47,861	—	47,861
2004 acquisitions	58,718	20,140	38,578

Total rental revenue	121,798	34,677	87,121
Rental Expenses
Same store	3,125	3,047	78
2005 acquisitions	10,479	—	10,479
2004 acquisitions	15,166	4,158	11,008

Total rental expenses	28,770	7,205	21,565
Net Operating Income(1)
Same store	12,094	11,490	604
2005 acquisitions	37,382	—	37,382
2004 acquisitions	43,552	15,982	27,570

Total net operating income	93,028	27,472	65,556
Other Income
Gain on the early termination of leases, net	2,285	1	2,284
Interest and other income	3,733	875	2,858
Gain on hedges	108	545	(437)

Total other income	6,126	1,421	4,705
Other Expenses
Depreciation and amortization	71,023	19,273	51,750
Interest	28,712	5,978	22,734
General and administrative	3,004	2,372	632
Asset management fees, related party	8,901	1,525	7,376

Total other expenses	111,640	29,148	82,492
Minority Interest	526	—	526

Net loss	$(11,960)	$(255)	$(11,705)

(1)	See Note 18—Segment Information to the audited consolidated financial statements for further discussion of net operating income.

Rental Revenue

Rental revenue increased by approximately $87.1 million for the year ended December 31, 2005 compared to the same period in 2004, primarily as a result of (i) the rental revenue generated from the 158 properties that were acquired during the year ended December 31, 2005, and (ii) rental revenue for the 93 properties that were acquired during the year ended December 31, 2004 being higher in 2005 than in 2004 as rental revenue associated with these properties during 2004 did not reflect an entire period of operations as compared to 2005 wherein these properties were operating for a full twelve months.

Same store rental revenue increased by approximately $682,000 for the year ended December 31, 2005 compared to the same period in 2004, due to rental rate increases as well as an increase in occupancy that occurred subsequent to December 31, 2004.

Rental Expenses

Rental expenses increased by approximately $21.6 million for the year ended December 31, 2005 compared to the same period in 2004, primarily as a result of (i) the acquisition of 158 properties during 2005, and (ii) rental expenses for the 93 properties acquired in 2004 being higher in 2005 than in 2004 as rental expenses associated with these properties during 2004 did not reflect an entire period of operations as compared to 2005 wherein these properties were operating for a full twelve months.

Same store rental expenses increased by approximately $78,000 for the year ended December 31, 2005 compared to the same period in 2004, primarily due to increased real estate taxes and utilities expenses which was partially offset by a decrease in insurance premiums.

Other Income

Other income increased by approximately $4.7 million for the year ended December 31, 2005 as compared to the same period in 2004 generally as a result of a net gain recognized in the amount of approximately $2.3 million on the early termination of leases in 2005 and the increase in interest income of $2.9 million due to higher average cash balances held in interest bearing bank accounts during the year ended December 31, 2005 as compared to the year ended December 31, 2004. As of December 31, 2005 and 2004, we had approximately $94.9 million and $23.5 million in cash and cash equivalents, respectively. In addition, we had $9.7 million in notes receivable outstanding as of December 31, 2005, $5.4 million of which were issued subsequent to December 31, 2004. For the years ended December 31, 2005 and 2004, we earned interest income of approximately $779,000 and $267,000 associated with these notes receivable, which reflects an increase in interest income of approximately $512,000 from year to year. The decrease in gain on hedges is a result of hedge ineffectiveness recorded in the years ended December 31, 2005 and 2004.

Other Expenses

Other expenses increased $82.5 million for the year ended December 31, 2005 compared to the same period in 2004 primarily because depreciation and amortization expense was higher by approximately $51.8 million for the year ended December 31, 2005, as compared to the same period in 2004. This was primarily due to the acquisition of 158 additional properties during 2005, which had a gross book value of approximately $1.2 billion as of December 31, 2005. The increase in interest expense of approximately $22.7 million is attributable to higher mortgage note balances (approximately $499.5 million) and higher financing obligation balances (approximately $122.3 million) that were outstanding during the year ended December 31, 2005 compared to the year ended December 31, 2004. General and administrative expenses were higher during the year ended December 31, 2005 than in the year ended December 31, 2004 by approximately $632,000 as a result of an increase in general business activities offset by a decrease in compliance costs associated with Sarbanes-Oxley. We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of properties we own in excess of $170 million (see Note 13—Related Party Transactions to the audited consolidated financial statements). The increase in asset management fees during 2005 of approximately $7.4 million was attributable to the aforementioned acquisition of 158 additional properties, all of which were subject to this 0.75% asset management fee.

Description of the Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the year ended December 31, 2004 compared to the year ended December 31, 2003. A discussion of these changes follows the table (dollar amounts are in thousands).

	Year Ended December 31,		$ Change
	2004	2003
Rental Revenue
2004 acquisitions	$20,140	$—	$20,140
2003 acquisitions	14,537	2,645	11,892

Total rental revenue	34,677	2,645	32,032
Rental Expenses
2004 acquisitions	4,158	—	4,158
2003 acquisitions	3,047	367	2,680

Total rental expenses	7,205	367	6,838
Net Operating Income(1)
2004 acquisitions	15,982	—	15,982
2003 acquisitions	11,490	2,278	9,212

Total net operating income	27,472	2,278	25,194
Other Income
Interest and other income	876	61	815
Gain on hedges	545	—	545

Total other income	1,421	61	1,360
Other Expenses
Depreciation and amortization	19,273	1,195	18,078
Interest	5,978	385	5,593
General and administrative	2,372	412	1,960
Asset management fees, related party	1,525	—	1,525

Total other expenses	29,148	1,992	27,156

Net income (loss)	$(255)	$347	$(602)

(1)	See Note 18—Segment Information to the audited consolidated financial statements for further discussion of net operating income.

Rental Revenue

Rental revenue increased by approximately $32.0 million for the year ended December 31, 2004 compared to the same period in 2003, primarily as a result of (i) the rental revenue generated from the 93 properties that were acquired during the year ended December 31, 2004, and (ii) rental revenue for the 13 properties that were acquired during the year ended December 31, 2003 being higher in 2004 than in 2003 as rental revenue associated with these properties during 2003 did not reflect an entire period of operations as compared to 2004 wherein these properties were operating for a full twelve months.

Rental Expenses

Rental expenses increased by approximately $6.8 million for the year ended December 31, 2004 compared to the same period in 2003, primarily as a result of (i) the acquisition of 93 properties during 2004, and (ii) rental expenses for the 13 properties acquired in 2003 being higher in 2004 than in 2003 as rental expenses associated with these properties during 2003 did not reflect an entire period of operations as compared to 2004 wherein these properties were operating for a full twelve months.

Other Income

Other income increased by approximately $1.4 million for the year ended December 31, 2004 as compared to the same period in 2003. The increase in interest income of approximately $800,000 is due to higher average cash balances held in interest bearing bank accounts during the year ended December 31, 2004 as compared to the year ended December 31, 2003. As of December 31, 2004 and 2003, we had approximately $23.5 million and $4.1 million in cash and cash equivalents, respectively. In addition, we had notes receivable outstanding of $4.2 million as of December 31, 2004. For the year ended December 31, 2004, we earned interest income of approximately $267,000 associated with these notes receivable. The increase in gain on hedges is primarily a result of the settlement of hedges with a resulting gain of approximately $545,000 due to hedge ineffectiveness recorded in the year ended December 31, 2004.

Other Expenses

Other expenses increased $27.2 million for the year ended December 31, 2004 compared to the same period in 2003 primarily because depreciation and amortization expense was higher by approximately $18.1 million for the year ended December 31, 2004, as compared to the same period in 2003. This was primarily due to the acquisition of 93 additional properties during 2004, which had a gross book value of approximately $603.4 million as of December 31, 2004. The increase in interest expense of approximately $5.6 million is attributable to higher mortgage note balances (approximately $102.3 million) and higher financing obligation balances (approximately $29.7 million) that were outstanding during the year ended December 31, 2004, compared to the year ended December 31, 2003. General and administrative expenses were higher during the year ended December 31, 2004 than in the year ended December 31, 2003 by approximately $2.0 million as a result of an increase in general business activities as well as an increase in compliance costs associated with Sarbanes-Oxley. We became obligated to pay our advisor the aforementioned 0.75% asset management fee in March 2004 (see Note 13—Related Party Transactions to the audited consolidated financial statements). The increase in asset management fees during 2004 was attributable to all 93 properties that were acquired during 2004 being subject to this fee.

Critical Accounting Policies

General

Our discussion and analysis of financial condition and results of operations is based on our audited and unaudited consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion pertains to accounting policies management believes are most “critical” to the portrayal of our financial condition and results of operations which require management’s most difficult, subjective or complex judgments.

Impairment of Long-Lived Assets

Long-lived assets held and used are carried at cost and evaluated for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 provides that such an evaluation should be performed when events or changes in circumstances indicate such an evaluation is warranted. Examples include the point at which we deem the long-lived asset to be held for sale, downturns in the economy, etc. Impairment of long-lived assets is considered a “critical accounting estimate”

because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Such assumptions include, but are not limited to, projecting vacancy rates, rental rates, property operating expenses, capital expenditures and debt financing rates, among other things. The capitalization rate is also a significant driving factor in determining the property valuation which requires management’s judgment of factors such as market knowledge, historical experience, lease terms, customer financial strength, economy, demographics, environment, property location, visibility, age, physical condition and investor return requirements, among other things. All of the aforementioned factors are taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation could be negatively affected and may result in a negative impact to our consolidated financial statements.

Valuation and Allocation of Real Estate Acquisitions

Upon acquisition, the purchase price of a property and other costs associated with the acquisition such as the acquisition fee paid to our advisor are capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by SFAS No. 141. The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of its fair value based on all available information. The allocation to intangible lease assets, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, SFAS No. 141 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the current market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment to revenue. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition should be recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. Valuation and allocation of real estate acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real estate acquisition involves a number of management’s assumptions relating to the ability to lease vacant space, market rental rates, term of new leases, property operating expenses and leasing commissions, among other things. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact to the consolidated financial statements.

Consolidation

Our consolidated financial statements include the accounts of Dividend Capital Trust and its consolidated subsidiaries and partnerships which we control either through ownership of a majority voting interest, as the primary beneficiary, or otherwise. Investments in entities in which we do not own a majority voting interest but over which we have the ability to exercise significant influence over operating and financial policies are presented under the equity method. Investments in entities in which we do not own a majority voting interest and over which we do not have the ability to exercise significant influence are carried at the lower of cost or fair value, as appropriate. Our management’s judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by FIN 46(R) (discussed below) involve consideration of various factors including the form of our ownership interest, our representation on the entity’s board of directors, the size of our investment (including loans) and our ability to participate in policy making decisions. Our management’s ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our shareholders, lenders and others in their evaluation of us.

Depreciation and Useful Lives of Real Estate Assets

We estimate the depreciable portion of our real estate assets and their related useful lives in order to record depreciation expense. Our management’s ability to accurately estimate the depreciable portions of our real estate assets and their useful lives is critical to the determination of the appropriate amount of depreciation expense recorded and the carrying values of the underlying assets. Any change to the estimated depreciable lives of these assets would have an impact on the depreciation expense we recognize.

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46(R) requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements apply to existing public entities as of March 31, 2004. We do not believe that any of our consolidated or unconsolidated joint ventures are variable interest entities under the provisions of FIN 46(R).

In December 2004, FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). This statement is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for public companies for the annual period beginning after December 15, 2005. The adoption of SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We do not anticipate that the adoption of SFAS No. 123(R) will have a material impact on our financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. Currently, we are under no legal obligation to retire any of our assets. We adopted FIN 47 during the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In May, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which supersedes Accounting Principles Board, or APB, Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This statement amends the requirements for the accounting for and reporting of changes in accounting principle. It requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted the requirements of SFAS No. 154 in the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. We adopted the consolidation requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

In June 2005, the EITF issued EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements.” This consensus requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. This consensus was effective for all reporting periods beginning after June 29, 2005. We adopted EITF Issue No. 05-6 during the second quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss from adverse changes in market prices such as rental rates and interest rates. Our future earnings and cash flows are dependent upon prevailing market rates. Accordingly, we manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows for debt service, acquisitions, capital expenditures, distributions to shareholders and unitholders, and other cash requirements. The majority of our outstanding debt has fixed interest rates, which minimizes the risk of fluctuating interest rates.

Our exposure to market risk includes interest rate fluctuations in connection with our credit facilities and other variable rate borrowings and forecasted fixed rate debt issuances, including refinancing of existing fixed rate debt. Interest rate risk may result from many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control. To manage interest rate risk for forecasted issuances of fixed rate debt, we primarily use treasury locks and forward-starting swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During the three months ended March 31, 2006 and 2005, such derivatives were used to hedge the variable cash flows associated with forecasted issuances of debt and, during 2005, such derivatives were used to hedge the variable cash flows associated with $150 million of forecasted issuances of debt. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

As of March 31, 2006, derivatives with a fair value of $1.5 million were included in other assets. There was no ineffectiveness to be recorded during the three months ended March 31, 2006. The assets associated with these derivatives would decrease approximately $6.2 million if the market interest rate of the referenced swap index were to decrease 10% (or 0.55% based upon the prevailing market rate at March 31, 2006).

Similarly, our variable rate debt is subject to risk based upon prevailing market interest rates. If the prevailing market interest rates relevant to our variable rate debt as of March 31, 2006, were to increase 10%, our interest expense for the three months ended March 31, 2006 and 2005 would have increased by $36,093 and $881, respectively. If the prevailing market interest rates relevant to our variable rate debt were 10% higher during the period, our interest expense for the years ended December 31, 2005 and 2004 would have increased by $111,000 and $92,000, respectively.

As of March 31, 2006, the estimated fair value of our debt was estimated to be approximately $669.5 million based on our estimate of the then current market interest rates. As of December 31, 2005, our debt had a carrying value of approximately $642.2 million and the estimated fair value of such debt was approximately $627.3 million based on our estimate of current market interest rates.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Advisor, subject to the board’s approval and oversight, to manage our day-to-day affairs and the acquisition and disposition of our investments. Our initial articles of incorporation were reviewed and ratified by our board of directors, including our independent directors, at their initial meeting. Our shareholders approved certain amendments to our articles of incorporation at a special meeting of shareholders held on November 21, 2003.

Our articles of incorporation and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than fifteen. We currently have a total of seven directors. Our articles of incorporation also provide that a majority of the directors must be independent directors. An “independent director” is a person who is not an officer or employee of Dividend Capital Trust, the Advisor or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our seven current directors, four are considered to be independent directors.

Pursuant to our bylaws and the Maryland General Corporation Law, each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Our 2005 annual meeting was held on June 14, 2005, primarily to re-elect our then current board members. Over 90% of the shareholders present, in person or by proxy, at the meeting voted and approved the reelection of our then current board members to serve until the next annual meeting of shareholders in 2006. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Our board of directors is currently evaluating the number of board members as well as the composition of our board and, in the event it is able to find one or more suitable candidates, the board may seek to add one or more additional independent directors. Such candidates would possess appropriate knowledge and industry experience, including a relevant financial background.

Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of our shareholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and:

•	in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, unless there are no remaining affiliated directors, in which case by a majority vote of the remaining directors; or

•	in the case of an independent director, by a vote of a majority of the remaining independent directors, unless there are no remaining independent directors, in which case by a majority vote of the remaining directors.

If at any time there are no independent or affiliated directors in office, these successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently if necessary. In general, we do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will be relying heavily on the Advisor. Our board is empowered to fix the compensation of all officers that it may select and may pay compensation to independent directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

Our board is also responsible for reviewing all of our fees and expenses at least annually and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. In addition, a majority of our independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with the Advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, our independent directors will consider factors such as:

•	The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	The success of the Advisor in generating opportunities that meet our investment objectives;

•	The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationships with us;

•	The quality and extent of service and advice furnished by the Advisor;

•	The performance of our real estate properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our real estate properties in relationship to the investments generated by the Advisor or its affiliates for the account of other clients.

Neither our directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Advisor, any director or any affiliate of the Advisor, or (2) any transaction between us and the Advisor, any director or any affiliate of the Advisor.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has established an Investment Committee, Audit Committee and a Compensation Committee so that issues arising in these areas can be addressed in more depth and with greater frequency than may be possible with a full board meeting.

Investment Committee

The Investment Committee’s primary function is to review, evaluate and ultimately vote to approve acquisitions or developments proposed by the Advisor of up to $25 million. Proposed acquisitions or developments in excess of $25 million require approval by the board of directors, including a majority of the independent directors. The Investment Committee is required to include three directors, at least two of whom must be independent directors, and is currently comprised of Tripp H. Hardin, John C. O’Keeffe and Thomas G. Wattles.

Audit Committee

The Audit Committee meets on a regular basis (and meets at least once annually) throughout the year as necessary. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process all in accordance with our Audit Committee Charter. The Audit Committee is comprised of five directors, three of whom shall be independent directors. The Audit Committee is currently comprised of Phillip R. Altinger, Tripp H. Hardin, John C. O’Keeffe, Bruce L. Warwick and Thomas G. Wattles.

Compensation Committee

Our board of directors has established a Compensation Committee to administer our Employee Option Plan, as described below. The Compensation Committee is comprised of three directors, two of whom shall be independent directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of the Advisor and our property manager based upon recommendations from the Advisor, and to set the terms and conditions of such options in accordance with the Employee Option Plan. The Compensation Committee is currently comprised of Phillip R. Altinger, James R. Mulvihill and Bruce L. Warwick.

Directors and Executive Officers

The directors and executive officers of Dividend Capital Trust, their ages, their positions and offices and the periods during which they have served as such are as follows:

Name	Age	Position	Position Held Since
Thomas G. Wattles	54	Chairman and Director	2003
Evan H. Zucker	41	Chief Executive Officer, President, Secretary and Director	2002
James R. Mulvihill	41	Chief Financial Officer and Director	2002
Phillip R. Altinger	43	Director*	2006
Tripp H. Hardin	45	Director*	2002
John C. O’Keeffe	46	Director*	2002
Bruce L. Warwick	68	Director*	2005
James D. Cochran	45	Chief Investment Officer	2005
Daryl H. Mechem	45	Managing Director	2005
Matthew T. Murphy	42	Senior Vice President	2005

*	Independent Director

Thomas G. Wattles, age 54, is the Chairman, and director of Dividend Capital Trust, a manager of our advisor and a manager of our property manager. Mr. Wattles also served as our Chief Investment Officer from March 2003 to September 2005. Mr. Wattles is a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, both of which he joined in February 2003. In addition, since April 2005, Mr. Wattles has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis (NYSE:PLD), and served as Chairman between March 1997 and May 1998. Mr. Wattles was a Managing Director of Security Capital Group Incorporated (“Security Capital Group”) and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation (NYSE:REG) and chairs its Investment Committee. Mr. Wattles holds a Bachelor’s degree and an MBA degree from Stanford University.

Evan H. Zucker, age 41, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust. Mr. Zucker is also a manager of both our advisor and our property manager. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Zucker has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and as of March 31, 2006 with Mr. Mulvihill and other affiliates has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis (NYSE:PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s degree in Economics.

James R. Mulvihill, age 41, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both our advisor and our property manager. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Mulvihill has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. He was a co-founder and served as Chairman of Corporate Properties of the Americas (“CPA”) until its sale in September 2005. CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties, is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and as of March 31, 2006 with Mr. Zucker and other affiliates has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis (NYSE:PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Phillip R. Altinger, age 43, is an independent director of Dividend Capital Trust. Mr. Altinger has extensive experience in public and private equity and debt financings, mergers and acquisitions, and investment banking. Most recently he was Executive Director, Corporate Development with Seagate Technology, a leading disc drive company, where he structured, executed and managed various equity and debt investments, as well as M&A transactions. Prior to joining Seagate, Mr. Altinger served in numerous senior financial positions at companies including Rio Hotel and Casino, Inc., a casino/hotel, Volpe Brown Whelan & Company, an investment bank, and Salomon Brothers, also an investment bank. Mr. Altinger received MBA and Bachelor’s degrees in Mechanical Engineering and Economics from Stanford University.

Tripp H. Hardin, age 45, is an independent director of Dividend Capital Trust. Mr. Hardin is a Principal of Trammell Crow Krombach Partners, and he has been active in real estate activities since 1984, focusing primarily on the sale and leasing of industrial, office and commercial properties. He has also been active in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science Degree.

John C. O’Keeffe, age 46, is an independent director of Dividend Capital Trust. Mr. O’Keeffe has been active in the construction industry since 1983. He has been associated with Wm. Blanchard Co., a construction management firm located in Springfield, NJ, since 1987. Mr. O’Keeffe serves as a Project Executive, managing the construction of large healthcare projects. He graduated from Denison University in 1983 with a Bachelor’s degree in English Literature.

Bruce L. Warwick, age 68, is an independent director of Dividend Capital Trust. Mr. Warwick has been active in real estate construction activities since 1961 and is currently a Vice Chairman of The Related Companies, overseeing the development of various real estate development projects including office and residential properties throughout the United States. Prior to joining The Related Companies, Mr. Warwick served as Vice Chairman, Development of The Galbreath Company, overseeing development and management in the Eastern Region. Mr. Warwick received a Bachelor of Arts Degree from Colgate University in 1960.

James D. Cochran, age 45, is the Chief Investment Officer of Dividend Capital Trust. Mr. Cochran is also a Managing Director of our advisor and is responsible for capital deployment. He has 20 years of experience in real estate. He most recently spent 10 years with ProLogis where he was a member of the Investment Committee and served as a member of the Board of Directors and Executive Committee for Macquarie ProLogis Trust, a publicly traded listed property trust in Australia. At ProLogis, Mr. Cochran held various positions including acquisition officer, market officer responsible for operations and development in Denver and Kansas City, head of the national acquisition and sales group, and capital markets where he raised private equity for joint ventures in North America. Prior to joining ProLogis, Mr. Cochran worked at TCW Realty Advisors where he held acquisition and leasing positions with a focus on industrial product. Mr. Cochran also worked for Economics Research Associates where he performed market and financial feasibility studies for a variety of development projects. Mr. Cochran has a B.A. from the University of California, Davis and a M.B.A. from The Anderson School at UCLA.

Daryl H. Mechem, CCIM, age 45, is the Managing Director of Dividend Capital Trust. Mr. Mechem is also a Senior Vice President of our advisor and is responsible for property operations. Prior to joining us, Mr. Mechem was most recently a Senior Vice President and Regional Director for Prologis where he had overall responsibilities for the day-to-day real estate operations in the Mid-Atlantic region which encompassed over 43 million square feet in 8 markets (Chicago, Cincinnati, Columbus, Indianapolis, Louisville, New Jersey, Pennsylvania and St. Louis). Mr. Mechem joined Prologis in May 1995 as a Marketing Representative in the Houston market, was promoted to Vice President Market Officer in November of 1999, First Vice President in 2001 and Senior Vice President in January of 2003.

Matthew T. Murphy, age 42, is a senior vice president of Dividend Capital Trust. Mr. Murphy is also the Senior Vice President of Finance and Controller of our advisor and our property manager. Mr. Murphy has been active in the accounting functions in connection with real estate companies since 1989. Prior to joining our advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

There is no family relationship between our directors or executive officers.

Compensation of Directors

During 2005, we paid each of our independent directors $5,000 per quarter plus $1,000 for each meeting attended. All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director was also an officer of Dividend Capital Trust, no separate compensation was paid for services rendered as a director. In addition, we have reserved 300,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Option Plan (as discussed below).

Compensation of Executive Officers

We currently have no paid employees. Day-to-day management functions are performed by our advisor, and related affiliates.

Our executive officers are all employees of our advisor. We do not pay any of these individuals cash compensation for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to our advisor and other affiliated companies.

Our executive officers qualify for our Employee Option Plan. However, since the plan’s inception through December 31, 2005, no option grants have been made to executive officers.

Compensation Committee Interlocks and Insider Participation

During 2005, the following directors served on our compensation committee: (1) Robert F. Masten, (2) Bruce L. Warwick, (3) James R. Mulvihill, and (4) Lars O. Soderberg. Mr. Mulvihill also served as our Treasurer and Chief Financial Officer.

Board Compensation Committee Report on Executive Compensation

Our compensation committee may recommend awards of stock options to our executive officers under our Employee Option Plan.

Independent Director Option Plan

We have adopted an independent director stock option plan which we will use in an effort to attract and retain qualified independent directors (the “Independent Director Option Plan”). As of March 31, 2006, we had granted and outstanding 80,000 non-qualified stock options to purchase 80,000 shares of common stock pursuant to the Independent Director Option Plan. Each independent director receives 10,000 options upon becoming a member of our board of directors. We intend to issue options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder’s meeting. Options may not be granted under the Independent Director Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Option Plan and the Employee Option Plan to collectively exceed 10% of our issued and outstanding shares.

A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Dividend Capital Trust is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the director options not exercised, but will change only the exercise price for each share. Options granted under the Independent Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal of the independent director for cause, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of fully-paid common stock. Options granted under the Independent Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option may be granted or exercised if such grant or exercise would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Upon the dissolution or liquidation of Dividend Capital Trust, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Independent Director Option Plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	For the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	For the continuance of the Independent Director Option Plan and the options by such successor corporation under the original terms; or

•	For the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Employee Option Plan

We have adopted an employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable Dividend Capital Trust, the Advisor and our property manager to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of Dividend Capital Trust) considered essential to our long-range success and the success of the Advisor and our property manager by offering such employees an opportunity to participate in the growth of Dividend Capital Trust through ownership of our common stock. The Employee Option Plan will be administered by the Compensation Committee, which is authorized to grant “non-qualified” stock options (the “Employee Options”) to selected employees of the Advisor and our property manager. All grants of Employee Options will be based upon the recommendation of the Advisor and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. Employee Options may not be granted under the Employee Option Plan at any time when the grant would cause the total number of options outstanding under the Employee Option Plan and the Independent Director Option Plan to exceed 10% of our issued and outstanding shares. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The Compensation Committee shall set the term of the Employee Options in its discretion, which shall not exceed ten years. The Compensation Committee shall set the period during which the right to exercise an Employee Option vests. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution. As of March 31, 2006, 358,500 Employee Options had been granted to purchase 358,500 shares of common stock to employees of the Advisor and its affiliates.

In the event that the Compensation Committee determines that any cash distribution or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under the current Maryland General Corporation Law. In addition, we have obtained directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, our articles of incorporation provide that the directors, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

On April 13, 2006, we entered into new indemnification agreements with each member of our board of directors. Each of these agreements provide that we will indemnify the relevant indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under applicable law and our articles of incorporation and clarifies the procedures and presumptions that will apply if such indemnitee seeks such indemnification or advancement of expenses.

We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the REIT Guidelines adopted by the North American Securities Administrators Association.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to Dividend Capital Trust and our shareholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	Dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

Certain of our officers and directors also actively participate in management of the Advisor. The Advisor has certain contractual responsibilities to Dividend Capital Trust and its shareholders pursuant to the Advisory Agreement. The Advisor’s address is Dividend Capital Advisors LLC, 518 17th Street, Suite 1700, Denver, CO 80202. The Advisor is collectively managed by the following individuals:

John A. Blumberg	James D. Cochran	Matthew T. Murphy	Bonnie B. Micus
James R. Mulvihill	Teresa L. Corral	Michael J. Ruen
Thomas G. Wattles	W. Jeffrey Jones	Gregory D. Skirving
Evan H. Zucker	Daryl H. Mechem	Mark W. Bowen

John A. Blumberg, age 47, is a manager of both Dividend Capital Advisors and Dividend Capital Property Management. In addition, since April 2005, Mr. Blumberg has Chairman and a director of our affiliate Dividend Capital Total Realty Trust Inc. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chief Executive Officer of Mexico Retail Partners (“MRP”). MRP, a joint venture between an affiliate of Black Creek Capital and Equity International Properties, is a fully-integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and as of March 31, 2006 with Mr. Zucker and Mr. Mulvihill has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of approximately various real estate projects with an aggregate value in excess of approximately $3.2 billion. Prior to co-founding Black Creek Capital, Mr. Blumberg was president of JJM Investments, which owned 113 shopping center properties in Texas. During the 12 years prior to joining JJM, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications. Mr. Blumberg holds a Bachelor’s degree from the University of North Carolina at Chapel Hill.

James R. Mulvihill, age 41, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both our advisor and our property manager. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Mulvihill has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. He was a co-founder and served as Chairman of Corporate Properties of the Americas (“CPA”) until its sale in September 2005. CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties, is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and as of March 31, 2006 with Mr. Zucker and other affiliates has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis (NYSE:PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Thomas G. Wattles, age 54, is the Chairman, and director of Dividend Capital Trust, a manager of our advisor and a manager of our property manager. Mr. Wattles also served as our Chief Investment Officer from March 2003 to September 2005. Mr. Wattles is a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, both of which he joined in February 2003. In addition, since April 2005, Mr. Wattles has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis (NYSE:PLD), and served as Chairman between March 1997 and May 1998. Mr. Wattles was a Managing Director of Security Capital Group Incorporated (“Security Capital Group”) and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation (NYSE:REG) and chairs its Investment Committee. Mr. Wattles holds a Bachelor’s degree and an MBA degree from Stanford University.

Evan H. Zucker, age 41, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust. Mr. Zucker is also a manager of both our advisor and our property manager. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Zucker has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of our affiliate Dividend Capital Total Realty Trust Inc. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and as of March 31, 2006 with Mr. Mulvihill and other affiliates has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis (NYSE:PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s degree in Economics.

James D. Cochran, age 45, is the Chief Investment Officer of Dividend Capital Trust. Mr. Cochran is also a Managing Director of our advisor and is responsible for capital deployment. He has 20 years of experience in real estate. He most recently spent 10 years with ProLogis where he was a member of the Investment Committee and served as a member of the Board of Directors and Executive Committee for Macquarie ProLogis Trust, a publicly traded listed property trust in Australia. At ProLogis, Mr. Cochran held various positions including acquisition officer, market officer responsible for operations and development in Denver and Kansas City, head of the national acquisition and sales group, and capital markets where he raised private equity for joint ventures in North America. Prior to joining ProLogis, Mr. Cochran worked at TCW Realty Advisors where he held acquisition and leasing positions with a focus on industrial product. Mr. Cochran also worked for Economics Research Associates where he performed market and financial feasibility studies for a variety of development projects. Mr. Cochran has a B.A. from the University of California, Davis and a M.B.A. from The Anderson School at UCLA.

Teresa L. Corral, age 42, is a Vice President and Senior Due Diligence Officer of the Advisor. Ms. Corral has been active in acquisition and development due diligence, underwriting, transaction closings for institutional real estate since 1987. Prior to joining the Advisor in May 2003, Ms. Corral served in various positions with Clayton, Williams, and Sherwood, Inc. and its affiliates, including CWS Communities Trust, a private REIT whose majority shareholder was affiliated with Security Capital Group and JPI, a privately owned multi-family real estate investment company. Ms. Corral holds a Bachelor’s degree in business administration and economics from St. Mary’s College of California.

W. Jeffrey Jones, age 35, is a Vice President and Due Diligence officer of the Advisor. Prior to joining the Advisor in April 2004, Mr. Jones served as a Vice President in the due diligence and acquisitions group at ProLogis, where he was responsible for financial feasibility analysis and risk assessment of industrial real estate transactions within the U.S. and Mexico. Prior to joining ProLogis, Mr. Jones served as a revenue accountant for Associated Natural Gas, Inc. Mr. Jones holds a B.S. in accounting and business administration from the University of Kansas.

Daryl H. Mechem, CCIM, age 45, is the Managing Director of Dividend Capital Trust. Mr. Mechem is also a Senior Vice President of our advisor and is responsible for property operations. Prior to joining us, Mr. Mechem was most recently a Senior Vice President and Regional Director for Prologis where he had overall responsibilities for the day-to-day real estate operations in the Mid-Atlantic region which encompassed over 43 million square feet in 8 markets (Chicago, Cincinnati, Columbus, Indianapolis, Louisville, New Jersey, Pennsylvania and St. Louis). Mr. Mechem joined Prologis in May 1995 as a Marketing Representative in the Houston market, was promoted to Vice President Market Officer in November of 1999, First Vice President in 2001 and Senior Vice President in January of 2003.

Matthew T. Murphy, age 42, is a senior vice president of Dividend Capital Trust. Mr. Murphy is also the Senior Vice President of Finance and Controller of our advisor and our property manager. Mr. Murphy has been active in the accounting functions in connection with real estate companies since 1989. Prior to joining our advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

Michael J. Ruen, age 40, is a Senior Vice President and a Regional Director of Acquisitions of the Advisor. He has 15 years of experience in real estate and most recently spent 9 years with ProLogis in various positions. At ProLogis, Mr. Ruen was a First Vice President and Market Officer with responsibility over development, acquisition and portfolio operations for the state of Tennessee. Prior to that, he had similar responsibilities for Denver, Birmingham and Chattanooga after managing the leasing and marketing activities for Atlanta. Prior to joining ProLogis, Mr. Ruen was with CB Richard Ellis-Atlanta and responsible for various institutional account activities including general brokerage. Mr. Ruen has a BS from the University of Alabama and an MBA from Georgia State University.

Gregory D. Skirving, age 59, is a Vice President and a Regional Director of Acquisitions of the Advisor, and is responsible for identifying and advising on investment opportunities in the central United States, including Texas. He has been directly involved in industrial real estate for over 25 years. From 1998 to 2003, Mr. Skirving was Vice President and Global Services Officer for ProLogis (NYSE:PLD). Mr. Skirving served as Senior Vice President and Global Services Officer for Meridian Industrial Trust from 1996 to 1998, when Meridian was acquired by ProLogis. From 1990 to 1996, Mr. Skirving was Executive Vice President and Partner with Trammell Crow Corporate Services, where he led TCC’s entry into their corporate real estate outsourcing services platform. From 1982 to 1990, Mr. Skirving was Partner and Chief Operating Officer for Reynolds Properties, a Denver based developer of suburban office and industrial buildings, and planned business parks. Mr. Skirving graduated from Arizona State University with a Bachelor of Science Degree in Economics.

Mark W. Bowen, age 42, is a Vice President and Senior Due Diligence Officer of the Advisor. Mr. Bowen has been active in real estate and finance for over 18 years, in both the private and institutional sectors. He most recently spent three years with the Laramar Group, a privately held multifamily company, where he was a partner and served as a member on the investment committee as well as directed the acquisitions and capital raising activities in the western half of the U.S. Prior to joining Laramar, Mr. Bowen spent 15 years with General Electric Corporation in various positions, the most recent of which was as the West Director of Joint Ventures. Other positions held at General Electric included, Regional Manager of structured debt and capital markets as well as equity, Manager of the Denver District office, which he opened, National Portfolio Manager, where he managed approximately $3.2 billion in assets, Investment Manager and Credit Officer. Mr. Bowen holds a Bachelor’s degree in Management and Finance from Colorado State University.

Bonnie B. Micus, CPM, CCIM, age 59, is a Vice President and Director of Property Management for the Advisor and is responsible for the oversight of all property management activities and third party property management companies. Ms. Micus has over 20 years of real estate experience in property management and leasing in various property types, including, office, industrial, retail and multi-family. Prior to joining the Advisor, Ms. Micus worked for a national pension fund advisor, Lowe Enterprises Realty Group, where she oversaw the management operations for the Rocky Mountain region. Prior to joining Lowe Enterprises Realty Group, Ms. Micus worked for MONY’s management subsidiary ARES as Vice President Director of Property Management. Ms. Micus received her Bachelor’s degree from the University of New York at Albany, and holds the CPM and CCIM designations from the Institute of Real Estate Management.

The Advisory Agreement

Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate other than our property manager, shall, subject to the authority of the board:

•	Find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions or development of properties will be made;

•	Acquire and develop properties on our behalf in compliance with our investment objectives and policies;

•	Arrange for financing and refinancing of properties;

•	Enter into leases and service contracts for the properties acquired;

•	Evaluate, recommend to the board and, at the direction of the Board, execute suitable strategies for providing our shareholders the opportunity to liquidate their ownership of our common stock, whether as a result of the listing of our shares, the merger or sale of Dividend Capital Trust, the sale of any or all properties, or otherwise; and

•	Provide daily management and other various administrative functions.

The term of the current Advisory Agreement ends on February 28, 2007 and may be renewed by our board of directors for an unlimited number of successive one-year periods. The Advisory Agreement may be terminated:

•	Immediately by us for “cause,” or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause by a majority of our independent directors or a majority of all our directors upon 60 days’ written notice; or

•	Without “cause” by the Advisor upon 60 days’ written notice.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

The Advisor and its affiliates have and will continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business operations to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than our property manager upon approval of a majority of our independent directors. The Advisor may not make any acquisition or development of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors or, in certain instances, of our board’s investment committee which is composed of a majority of independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Advisor, subject at all times to such board approval.

We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Organization and offering expenses in an amount up to 2.0% of the aggregate gross offering proceeds, which include but are not limited to actual legal, accounting, printing and expenses attributable to organizing Dividend Capital Trust, preparing the Securities and Exchange Commission registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;

•	The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties; and

•	Administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee.

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition and advisory fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the four consecutive fiscal quarters then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor and its affiliates will be paid fees in connection with services provided to us. (See “Management—Management Compensation”). In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated fees earned prior to the termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Common Stock and Partnership Units

The following table sets forth information as of June 15, 2006 regarding the number and percentage of our common shares beneficially owned by: (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of the shares issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Thomas G. Wattles (Chairman and Director)	61,408	(3)	*
Evan H. Zucker (Chief Executive Officer, President, Corporate Secretary and Director)	31,245	(4)	*
James R. Mulvihill (Chief Financial Officer and Director)	30,967	(5)	*
Tripp H. Hardin (Director)	11,305	(6)	*
Bruce L. Warwick (Director)	12,352	(7)	*
John C. O’Keeffe (Director)	9,101	(8)	*
Phillip R. Altinger (Director)	8,000	(9)	*
James D. Cochran (Chief Investment Officer)	5,503		*
Daryl H. Mechem (Managing Director)	2,751		*
Matthew T. Murphy (Senior Vice President)	1,035		*
All directors and officers as a group (10 persons)	133,667	(10)	*

*	Less than 0.1% of the outstanding securities of Dividend Capital Trust and its subsidiaries.

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of the number of common shares that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of limited partnership units in our operating partnership (assuming we elect to issue common shares rather than pay cash upon such redemption). Pursuant to the terms of the Limited Partnership Agreement of our operating partnership, upon a notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for common shares, subject to certain limitations.

(2)	As of June 15, 2006, 150,269,296 common shares were outstanding. For purposes of computing the percentage of outstanding common shares held by each person, any common share which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of limited partnership units (assuming we elect to issue common shares rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Comprised of 41,408 shares held by Thomas and Joan Wattles Revocable Trust and 20,000 limited partnership units owned by our advisor, which is indirectly majority owned and/or controlled by John A. Blumberg, Thomas I. Florence, Mr. Mulvihill, Mr. Wattles and Mr. Zucker and their affiliates.

(4)

Comprised of 240 shares held through a company which is majority owned and controlled by Mr. Zucker’s spouse, as to which Mr. Zucker disclaims beneficial ownership, 11,005 shares held through a trust for the benefit of Mr. Zucker and his spouse and 20,000 limited partnership units owned by our advisor, which is indirectly majority owned and/or controlled by Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and their affiliates.

(5)	Comprised of 10,967 shares held through a trust for the benefit of Mr. Mulvihill and his spouse and 20,000 limited partnership units owned by our advisor, which is indirectly majority owned and/or controlled by Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and their affiliates.

(6)	Includes 8,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006.

(7)	Includes 2,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006.

(8)	Includes 8,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006.

(9)	Includes 2,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006.

(10)	The 20,000 limited partnership units held beneficially by Messrs. Wattles, Zucker and Mulvihill by virtue of their indirect majority ownership and/or control, together with Messrs. Blumberg and Florence and the affiliates of such individuals, of our advisor are counted once for purposes of calculating the shares beneficially owned by all directors and executive officers as a group.

The Advisor currently owns 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. The Advisor may not sell any of these units during the period it serves as the Advisor. Dividend Capital Trust, which serves as the general partner of our operating partnership, currently owns 200 general partnership units for which it contributed $2,000. Dividend Capital Trust, as of March 31, 2006, owned approximately 149.2 million limited partnership units or approximately 98% of our operating partnership. Dividend Capital Advisors Group LLC, the parent of the Advisor, owns all of the 10,000 Special Units in our operating partnership currently outstanding, for which it contributed $1,000. Dividend Capital Advisors Group LLC is indirectly majority owned and/or controlled by Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and their affiliates. An affiliate of the Advisor also owns 200 shares of Dividend Capital Trust, which it acquired upon the initial formation of Dividend Capital Trust. The Dealer Manager owns 2,060,514 warrants, each of which entitles the Dealer Manager to purchase one share of our common stock for $12. The Dealer Manager is owned by Dividend Capital Securities Group LLLP, in which Mark Quam and Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and/or their affiliates indirectly own limited partnership interests and which is controlled by Mr. Quam and Charles Murray. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Although the Advisor and its affiliates generally are not prohibited from acquiring our common stock, the Advisor has no options or warrants to acquire shares and has no current plans to acquire shares. The affiliate of the Advisor which owns outstanding shares has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its affiliates.

In January 2005, in connection with our third public offering, members of our board of directors, managers of our advisor, our advisor’s senior management team and/or each of their respective affiliates collectively purchased in excess of $1.0 million of our common stock.

Affiliated Companies

Property Manager

As of March 31, 2006, all of our properties were managed by third party property managers. However, in the future some or all of our properties may be managed and leased by Dividend Capital Management Company LLC, our property manager. Our property manager is an affiliate of the Advisor. Our property manager is currently managed and directed by John A. Blumberg, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. (See the “Conflicts of Interest” section of this prospectus). The backgrounds of Messrs. Blumberg, Mulvihill, Wattles and Zucker are described above in the “Management—The Advisor” section of this prospectus.

Our property manager was organized in April 2002 to provide leasing and management services. For properties managed by our property manager we will pay our property manager property management and leasing fees not exceeding the lesser of: (A) 3.0% of gross revenues or (B) 0.6% of the net asset value of the properties (excluding vacant properties) managed, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties managed by our property manager (excluding vacant properties), minus (2) our aggregate outstanding debt associated with the managed properties (excluding debts having maturities of one year or less). In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (which may in certain markets be equal to the first month’s rent).

In the event our property manager assists a customer with tenant improvements, a separate fee may be charged to the customer and paid by the customer. This fee will not exceed 5% of the cost of the tenant improvements. Our property manager will only provide these services if the provision of the services does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described in the “Federal Income Tax Considerations” section of this prospectus.

Our property manager will derive all of its income from the property management and leasing services it performs for us. Our property manager may hire, direct and establish policies for employees who will have direct responsibility for the operations of each property managed, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by the Advisor, Dealer Manager or certain companies affiliated with them. Our property manager may also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to our property manager will cover, without additional expense to us, all of our property manager’s general overhead costs.

The principal office of our property manager is located at 518 17th Street, Suite 1700, Denver, Colorado 80202. Generally, if our property manager is not engaged to manage our properties, we will employ unaffiliated third party property managers to perform the day-to-day property management tasks.

Dealer Manager

Dividend Capital Securities LLC, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (“NASD”). The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of our common stock. Dividend Capital Securities acted as our dealer manager for our previous offerings and acts as the dealer manager for the offering by our operating partnership of its limited partnership units. Prior to these offerings, Dividend Capital Securities had not participated in any private or public securities transactions.

The Dealer Manager will provide certain sales, promotional and marketing services to Dividend Capital Trust in connection with the distribution of the shares offered pursuant to this prospectus. It may, but does not currently expect to, sell a limited number of shares at the retail level. (See “Plan of Distribution” and “Management—Management Compensation”).

The Dealer Manager is an affiliate of both the Advisor and our property manager (See “Conflicts of Interest”). The Dealer Manager is collectively managed by the following individuals:

Thomas I. Florence	Charles Murray
Francis P. Gaffney	Phillip Perrone
Thomas E. Pellowe	John A. Norris

Thomas I. Florence, age 43, is a manager of the Dealer Manager and a principal of Dividend Capital Group LLC, both of which he joined in June of 2003. Mr. Florence has over 18 years of experience in the financial services industry. Prior to joining the Dealer Manager he was a Managing Director at Morningstar Inc. with oversight responsibility of the 800 person company operating in 13 countries. In addition, he founded and was President of Morningstar Investment Services, an investment advisory firm managing portfolios for the clients of investment advisors. Prior to Morningstar, Mr. Florence was a Senior Vice President at Pilgrim Baxter and Associates responsible for managing a distribution organization with over $25 billion in assets under management. Prior to Pilgrim Baxter, he held management positions at Fidelity Investments. Mr. Florence holds a Bachelor’s degree from the Pennsylvania State University and is a graduate of Northwestern University’s Kellogg Management Institute.

Charles Murray, age 43, is the President of the Dealer Manager. Mr. Murray has over 18 years of experience in the financial services industry. Prior to joining the Dealer Manager, Mr. Murray was a Senior Managing Director for Spencer Trask Ventures, Inc., where he was responsible for their sales and marketing efforts. Prior to Spencer Trask Ventures, Mr. Murray held various senior management positions with Oppenheimer Funds, Inc. from June 1986 through October 2001. Most recently, Mr. Murray was a Senior Vice President and corporate spokesperson responsible for representing the company at national and regional sales conferences and developing presentations for all sales and marketing campaigns. From January 1998 until December 2000, Mr. Murray was a Senior Vice President and a Director of Sales with responsibility for the company’s national and regional brokerage distribution channel. From March 1996 until December 1997, he served as a Senior Vice President and as Eastern Division Sales Manager, in which capacity he was responsible for 50% of the firm’s gross sales volume and managed a team of 20 regional sales managers. From June 1986 until September 1990, he held various senior management positions, in which he developed business strategies for increasing sales. Mr. Murray holds a Bachelor’s degree in Economics from Saint Peter’s College, Jersey City, New Jersey.

Francis P. Gaffney, age 49, is Senior Vice President and Director of Operations of the Dealer Manager. Prior to joining the Dealer Manager, Mr. Gaffney worked at Founders Asset Management as Senior Vice President of Operations where he was responsible for a variety of functions including portfolio accounting, information technology, its transfer agency and shareholder services. Mr. Gaffney has been active in the financial services industry since 1992. Mr. Gaffney holds a MBA and a BA in psychology from the State University of New York at Albany.

Thomas E. Pellowe, age 37, is Senior Vice President and Director of National Accounts of the Dealer Manager. Mr. Pellowe has been active in the financial services industry since 1990. Prior to joining the Dealer Manager, Mr. Pellowe served in various positions with INVESCO Funds Group, most recently as Vice President, National Accounts Manager, where he was responsible for all distribution and strategic relationships in the broker-dealer intermediary marketplace. Mr. Pellowe holds a Bachelor’s degree in Economics and Finance from Bentley College, Waltham, Massachusetts.

Phillip Perrone, age 48, is the Vice President and Chief Compliance Officer of the Dealer Manager. Prior to joining our dealer manager, Mr. Perrone spent six years with Oppenheimer Funds, Inc., where he served as a Compliance Manager, ensuring adherence to a comprehensive set of federal, state and company-enforced rules and regulations. Prior to that, he spent eight years conducting audits of brokerage firms across six states and conducting special investigations for the National Association of Securities Dealers. His career began more than 20 years ago as Assistant Vice President and Operations Manager for Kidder, Peabody & Company, Inc. Mr. Perrone holds a Bachelor’s degree in business administration/finance from Regis University, Denver, Colorado.

John A. Norris, age 45, is the Senior Vice President and National Sales Manager of the Dealer Manager. Prior to joining the Dealer Manager, Mr. Norris served as managing director and national sales manager for Scudder Investments, where he directed the field sales and national account activities through the independent broker/dealer channel. Mr. Norris has over 21 years of experience in the financial services industry, and holds a Bachelor’s degree and an MBA from Southern Illinois University in Carbondale, Illinois.

Management Decisions of the Advisor

John A. Blumberg, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker will have control and primary responsibility for the management decisions of the Advisor and certain of its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of these properties. The Advisor will attempt to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties net leased to creditworthy corporate customers.

Management Compensation

Based on a price of $10.50 per share, the sections below summarize and disclose all of the compensation and fees, including reimbursement of expenses, to be paid by Dividend Capital Trust to our advisor, our property manager and the dealer manager. Our advisor and our property manager are controlled collectively by Messrs. Blumberg, Mulvihill, Wattles and Zucker and the Dealer Manager is controlled collectively by Messrs. Quam and Murray. The estimated maximum dollar amount of each fee assumes the sale of 72,770,273 shares to the public and the sale of 23,650,339 shares pursuant to our distribution reinvestment plan. The sections below also summarize the amounts distributable with respect to the Special Units in the Partnership that have been issued to Dividend Capital Advisors Group LLC, the parent of the Advisor.

Organizational and Offering Stage

Sales Commissions

•	Payable to the Dealer Manager

•	Estimated maximum amount of $45,845,272

•	A sales commission of up to 6.0% of gross offering proceeds (all or substantially all of which we expect to be re-allowed or paid to participating broker-dealers).

Dealer Manager Fee

•	Payable to the Dealer Manager

•	Estimated maximum amount of $15,281,757

•

Up to 2.0% of gross offering proceeds. The Dealer Manager, in its sole discretion, may re-allow a portion of its dealer manager fee of up to 1.0% of aggregate gross offering proceeds for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker-dealers that demonstrate the actual expenses incurred by such broker-dealers. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred.

Distribution Reinvestment Plan Servicing Fee

•	Payable to the Dealer Manager

•	Estimated maximum amount of $2,483,286

•	Servicing fee up to 1% of the undiscounted selling price of the shares issued pursuant to our distribution reinvestment plan (all or substantially all of which we expect to be re-allowed or paid to participating broker-dealers).

Reimbursement of Organization and Offering Expenses

•	Payable to the Advisor or its affiliates

•	Estimated maximum amount of $15,281,757

•	Up to 2.0% of aggregate gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) that are advanced by the Advisor or its affiliates will be reimbursed by Dividend Capital Trust based on the amount of aggregate gross offering proceeds. Of the approximately $15.3 million maximum organizational and offering expense reimbursement, approximately $12.7 million of the expenses (or 1.7% of gross offering proceeds assuming we issue no shares pursuant to our Distribution Reinvestment Plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. To the extent that the remaining approximately $2.6 million of organizational and offering expenses are insufficient to cover our cost of administering this offering, such shortfall would serve to reduce the organizational and offering expenses available to provide underwriting compensation.

Acquisition and Development Stage

Acquisition Fees

•	Payable to the Advisor or its affiliates

•	Estimated maximum amount of $18,422,159 in connection with this offering (assumes that 72,770,273 shares are sold to the public and 23,650,339 shares are sold pursuant to our distribution reinvestment plan in this offering, that approximately $921,107,928 of net offering proceeds and an equal amount of debt financing are used to purchase future properties and that we do not acquire properties with cash provided by operating activities, issuing new shares or limited partnership interests, which would increase the acquisition and advisory fees).

•	Up to 1.0% of the aggregate purchase price of properties for the review and evaluation of such acquisitions. Includes the acquisition of a specific property or the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction.

Operational Stage

Asset Management Fee

•	Payable to the Advisor or its affiliates

•	Estimated annual maximum amount of $13,816,619 in connection with properties acquired pursuant to this offering (assumes 72,770,273 shares are sold to the public and 23,650,339 shares are sold pursuant to our distribution reinvestment plan, total net offering proceeds of $921,107,928 and an equal amount of debt financing are used to acquire properties)

•	Up to 0.75% annually of the cost of properties acquired (before non-cash reserves and depreciation). Actual asset management fees will be determined in accordance with the Advisory Agreement based upon the actual value of all properties acquired, including properties acquired prior to or after this offering.

Property Management and Leasing Fee

•	Payable to our property manager

•	Maximum amount will depend on operations

•	For the management and leasing of our properties, we may pay our property manager property management and leasing fees equal to up to 3.0% of gross revenues with respect to each property (or such other percentage of gross revenues that we consider reasonable, taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors); provided, however, that aggregate property management and leasing fees payable to our property manager may not exceed the lesser of: (A) 3.0% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by Dividend Capital Trust, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by Dividend Capital Trust (excluding vacant properties), minus (2) the aggregate outstanding debt of Dividend Capital Trust (excluding debts having maturities of one year or less). In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Real Estate Commissions

•	Payable to the Advisor or its affiliates

•	Maximum amount will depend on property sales

•	In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount equal to 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold; provided further that the total amount of brokerage commission paid on the sale of any property may not exceed the lesser of the reasonable, customary and competitive total real estate brokerage commissions that would be paid for the sale of a comparable property in light of the size, type and location of the property, and an amount equal to 6% of the contract price of the property sold. The payment of these fees will be deferred until partners of the Partnership have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions.

Footnote to Management Compensation:

(1)	If the Advisory Agreement is terminated, then the properties owned by Dividend Capital Trust will be appraised and any deferred real estate commissions shall be deemed to have been earned to the extent the appraised value of the properties plus total distributions paid to partners of the Partnership exceeds, in the aggregate, 100% of their net capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their gross capital contributions. Any such deferred real estate commissions shall be promptly paid to the Advisor after termination of the Advisory Agreement.

Special Units in the Partnership

•	Held by Dividend Capital Advisors Group LLC, the parent of the Advisor.

•	Amounts distributable with respect to the Special Units prior to redemption of the Special Units will depend on operations and the amount of net sales proceeds from property dispositions. The amount distributable with respect to the Special Units upon their redemption normally will depend on amounts previously distributed to other partners and the net value of our operating partnership’s assets.

•	In general, the holder of the Special Units will be entitled to receive 15% of specified distributions made after other partners of the Partnership, including Dividend Capital Trust, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions. After we and the Partnership’s investors, other than the holder of the Special Units, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions, the holder of the Special Units will receive 15% of the net sales proceeds received by the Partnership on the dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Partnership owns an interest. It is possible that certain of our shareholders would receive more or less than the 7% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the Special Units holder.

•	The Special Units will be redeemed by the Partnership for cash upon the earlier of the listing of our common stock or the occurrence of specified events that result in a termination or non-renewal of the Advisory Agreement. If the Advisory Agreement is terminated by us for cause, the redemption price will be $1. Upon the listing of our common stock or the termination or non-renewal of the Advisory Agreement by the Advisor for “good reason” or by the general partner of the Partnership other than for “cause” (each as defined in the Advisory Agreement) or in connection with a transaction involving us pursuant to which a majority of our directors are replaced or removed, the redemption price will be the amount that would have been distributed with respect to the Special Units in accordance with the preceding paragraph if the Partnership sold all of its assets for their then fair market values (as determined by an appraisal of the Partnership’s investments in the case of a termination or non-renewal of the Advisory Agreement), paid all of its liabilities and distributed any remaining amount to partners in liquidation of our operating partnership.

Except as described above, the Special Units shall not be entitled to receive any redemption or similar payment from Dividend Capital Trust or the Partnership.

Dividend Capital Trust may not reimburse any entity for operating expenses that would cause operating expenses to be in excess of the greater of 2% of our average invested assets or 25% of our net income for the year. Operating Expenses for these purposes include aggregate expenses of every character paid or incurred by Dividend Capital Trust other than the expenses of raising capital (such as organizational and offering expenses), interest payments, taxes, non-cash expenditures such as depreciation and amortization, property acquisition fees and property acquisition expenses.

As of the date of this prospectus, there is no contractual agreement between us and the Advisor with respect to the advisory fee structure or other arrangements in the event the shares become listed on a national securities exchange or traded on an over-the-counter market, although we continue to evaluate and consider various transactions designed to effect a liquidity event for our shareholders, including internalizing our advisor to facilitate the future quotation or listing of our common stock, and the optimal timing of such transactions. However, we cannot assure you that any such liquidity transaction will be consummated or what the terms of such a liquidity transaction will be.

In the event that a transaction involving the internalization of our advisor is not consummated prior to or in connection with our listing, if at any time the shares become listed on a national securities exchange or traded on an over-the-counter market, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. Our articles of incorporation requires that a majority of the independent directors approve any new fee structure that is negotiated with the Advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	The success of the Advisor in generating opportunities that meet our investment objectives;

•	The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationships with us;

•	The quality and extent of service and advice furnished by the Advisor;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	The quality of our portfolio in relationship to the investments generated by the Advisor or its affiliates for the account of other clients; and

•	The quality and make-up of our advisor’s management team, their familiarity with our portfolio of properties and their ongoing real estate relationships.

The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

The Advisor and its affiliates will also be reimbursed only for the actual cost of goods, services and materials used for or by Dividend Capital Trust. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of Dividend Capital Trust provided that the reimbursement shall be at the lower of the Advisor’s actual cost or the amount Dividend Capital Trust would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since the Advisor and its affiliates are entitled to different levels of compensation for undertaking different transactions on behalf of Dividend Capital Trust (such as the property management fees for operating the properties and the acquisition and advisory fees), the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the Advisory Agreement. (See “Management—The Advisory Agreement”). Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including conflicts related to the compensation arrangements between the Advisor and its affiliates and Dividend Capital Trust (see “Management—Management Compensation”) and conflicts related to the interests in the Partnership held by the Advisor and its parent. (See “The Partnership Agreement”). The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

Other than its activities related to its status as Advisor to Dividend Capital Trust, the Advisor presently has no interest in other real estate programs. Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to Dividend Capital Trust. Present activities of these affiliates generally include investments in the ownership, acquisition, development and management of commercial real estate located in various markets in North America, the ownership, acquisition, development and management of multifamily, condominium, golf and residential community properties primarily located in the Denver, Colorado and New York metropolitan areas and the ownership and management of various other real estate assets primarily located in Denver, Colorado. In particular, one of these affiliates acts as advisor to Dividend Capital Total Realty Trust Inc. and a related fund comprised generally of high net worth investors with similar investment objectives in connection with their investment in high-quality office, industrial, retail, multifamily and other real property types, as well as real estate related securities.

Other Activities of the Advisor and its Affiliates

Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved in non-real estate activities. These activities presently include the ownership, management and operation of CapEx, LP, a $60 million private equity and mezzanine debt fund which invests in and provides capital to non-real estate operating companies, as well as the direct ownership, management and operation of various other non-real estate operating companies.

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs affiliated with the Advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that Dividend Capital Trust and a related entity were to compete for the same customers in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that Dividend Capital Trust and a related entity were to attempt to sell similar properties at the same time. (See “Risk Factors—Investment Risks”). Conflicts of interest may also exist at such time as Dividend Capital Trust or our affiliates managing property on our behalf seek to employ developers, contractors or building managers. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the Advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or customers aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

The following chart shows the ownership structure of certain Dividend Capital entities that are affiliated with the Advisor. Dividend Capital Securities Group LLLP, Dividend Capital Management Group LLC and

Dividend Capital Advisors Group LLC are presently each indirectly majority owned by one or more of the following: John Blumberg, Thomas Florence, James Mulvihill, Mark Quam, Thomas Wattles, Evan Zucker and/or their affiliates. Dividend Capital Advisors Group LLC has issued and may further issue, and Dividend Capital Management Group LLC has not issued as of the date of this prospectus but may in the future issue, equity interests or derivatives thereof to certain of their employees or other unaffiliated individuals, consultants or other parties. However, none of such transactions are expected to result in a change in control of these entities.

Affiliated Dealer Manager

Since the Dealer Manager is an affiliate of the Advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See “Plan of Distribution”).

Affiliated Property Manager

Our property manager is affiliated with the Advisor and a number of the members and managers of the Advisor and our property manager may overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and our property manager were unaffiliated and did not share any employees or managers. (See “Management—Affiliated Companies”).

Lack of Separate Representation

Clifford Chance US LLP serves as securities counsel to Dividend Capital Trust, the Advisor, the Dealer Manager and our property manager in connection with this offering and may continue to do so in the future. Clifford Chance US LLP also serves as counsel to certain affiliates of the Advisor in matters unrelated to this offering. Moye White LLP serves as special securities counsel to Dividend Capital Trust, the Advisor and the Dealer Manager in connection with this offering and may continue to do so in the future. Skadden, Arps, Slate, Meagher & Flom LLP serves as special tax counsel to Dividend Capital Trust. Skadden, Arps, Slate, Meagher & Flom LLP has also served as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between Dividend Capital Trust and the Advisor, the Dealer Manager, our property manager or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with third parties, including affiliates of the Advisor, to acquire, develop and own properties. (See “Investment Objectives and Criteria—Joint Venture Investments”). In particular, we may enter into such agreements with Dividend Capital Total Realty Trust Inc., and/or a related fund comprised generally of high net worth investors with similar investment objectives, with respect to certain industrial properties. The Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. The venture partner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated venture partner and in managing the joint venture. Since the Advisor will make investment decisions on behalf of Dividend Capital Trust, agreements and transactions between the Advisor’s affiliates and us as venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated parties. (See “Risk Factors—Investment Risks”).

Fees and Other Compensation to the Advisor

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the shareholders or partners of our operating partnership of their capital contributions plus cumulative non-compounded annual returns on such capital. Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to Dividend Capital Trust. (See “Management—Management Compensation” and “The Partnership Agreement”).

Every transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with the Advisor and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

•	We will not accept goods or services from the Advisor or its affiliates or any directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) approve such transactions as fair and reasonable to Dividend Capital Trust and on terms and conditions not less favorable to Dividend Capital Trust than those available from unaffiliated third parties.

•	We will not purchase or lease properties in which the Advisor or its affiliates or any director has an interest without a determination by a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) that such transaction is competitive and commercially reasonable to Dividend Capital Trust. Further, in no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to Dividend Capital Trust.

•	We will not make any loans to the Advisor or its affiliates or to our directors. In addition, the Advisor and its affiliates and our directors will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties. Any loans made to us by the Advisor or its affiliates or by our directors for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors), as fair, competitive and commercially reasonable, and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties. The Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of Dividend Capital Trust or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management—The Advisory Agreement” section of this prospectus.

•	In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable, under all of the factors considered by the Advisor, for Dividend Capital Trust, then the Advisor shall present the opportunity to the board of directors of Dividend Capital Trust. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors as they relate to Dividend Capital Trust and each other program: the cash requirements of each program; the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties; the policy of each program relating to leverage of properties; the anticipated cash flow of each program; the income tax effects of the purchase on each program; the size of the investment; and the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

Our day-to-day activities are managed by our advisor, an affiliate, under the terms and conditions of the Advisory Agreement. Our advisor is considered a related party as it is indirectly majority owned and/or controlled by Messrs. Blumberg, Florence, Mulvihill, Wattles and Zucker and their affiliates. Collectively, these individuals have primary responsibility for the management decisions of our advisor and certain of its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments and the property management and leasing of these properties.

Our advisor and its affiliates are paid fees in connection with services provided to us and is entitled to reimbursement for certain expenses. In the event the Advisory Agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements and any subordinated fees earned prior to the termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

We pay certain acquisition and asset management fees to our advisor. The amount of such acquisition fees was previously equal to 3% of the aggregate purchase price of all properties we acquired up to a cumulative purchase price of $170 million. In March 2004, we reached the cumulative threshold of $170 million in properties and all subsequent acquisitions have been and will continue to be subject to a reduced acquisition fee of 1.0%. During the twelve months ended December 31, 2005, 2004 and 2003, our advisor earned approximately $11.1 million, $6.4 million and $4.4 million, respectively, for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170 million. During the twelve months ended December 31, 2005 and 2004, we incurred asset management fees of $8.9 million and $1.5 million, respectively. We did not incur asset management fees for the twelve months ended December 31, 2003.

Pursuant to the Advisory Agreement, our advisor is obligated to advance all of our offering costs, subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of stock. Such offering costs include but are not limited to actual legal, accounting, printing and other expenses attributable to organizing Dividend Capital Trust, preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee (see below).

During the twelve months ended December 31, 2005, 2004 and 2003, our advisor incurred approximately $8.6 million, $8.3 million and $7.7 million of offering costs, respectively. During the twelve months ended December 31, 2005, 2004 and 2003, we reimbursed our advisor approximately $13.3 million, $10.9 million and $3.3 million, respectively. As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we closed the primary offering component of this offering on January 23, 2006, and, as of March 31, 2006, we had reimbursed our advisor for all of the then existing un-reimbursed offering costs. However, our advisor expects to realize additional costs relating to our offerings in the future and to the extent our advisor incurs such costs, we will be required to reimburse our advisor up to 2% of the gross proceeds raised in our public offerings of our common stock.

Our advisor is obligated to pay all of the offering and marketing related costs associated with our operating partnership’s private placement (the private placement is described in more detail under “Investment Objectives and Criteria—Our Operating Partnership’s Private Placement”). However, our operating partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our operating partnership’s private placement. During the twelve months ended December 31, 2005, 2004 and 2003, our operating partnership incurred approximately $2.3 million, $521,000 and $54,000, respectively, payable to our advisor for such expense allowance.

In accordance with the Advisory Agreement we are obligated, subject to certain limitations, to reimburse our advisor for certain other expenses incurred on our behalf for providing services contemplated in the Advisory Agreement, provided that our advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the twelve months ended December 31, 2005, 2004 and 2003, we have reimbursed approximately $511,000, $327,000 and $96,000, respectively, for such expenses.

As of December 31, 2005, 2004 and 2003, we owed our advisor approximately $624,000, $576,000 and $87,000, respectively, for various fees and reimbursements as described above. The total compensation paid to our advisor during 2005, 2004 and 2003, exclusive of reimbursements, was approximately $20.0 million, $8.0 million and $4.4 million, respectively.

Our advisor currently owns 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. Our advisor may not sell any of these units during the period it serves as our advisor. We serve as the general partner of our operating partnership and currently own 200 general partnership units for which we contributed $2,000. As of December 31, 2005, we owned approximately 133,206,784 limited partnership units or over 98% of our operating partnership. The parent of our advisor owns 10,000 Special Units, for which it contributed $1,000. An affiliate of our advisor also owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Although our advisor and its affiliates generally are not prohibited from acquiring our common shares, our advisor has no options or warrants to acquire shares and has no current plans to acquire shares. The affiliate of our advisor which owns outstanding shares has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates.

Our Property Manager

As of December 31, 2005, all of our properties were managed by third party property managers. However, in the future some or all of our properties may be managed and leased by our property manager pursuant to the Property Management Agreement described below. Our property manager is an affiliate of our advisor. Our property manager is indirectly majority owned and/or controlled by John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker and their affiliates.

We have entered into a Property Management Agreement with our property manager pursuant to which we will pay certain property management and leasing fees to our property manager. The amount of such fees shall not exceed the lesser of 3% of the gross revenues or 0.6% of the net asset value (as defined in the property management agreement) of the properties we own. We may also pay a separate fee for the one-time lease-up of newly-constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions. As of December 31, 2005, we had not paid our property manager any property management or leasing fees.

Our Dealer Manager

Our public and private offerings are managed by our dealer manager under the terms of certain dealer manager agreements. Our dealer manager is considered a related party as it is owned by Dividend Capital Securities Group LLLP, in which Mr. Mark Quam and Messrs. Blumberg, Florence, Mulvihill, Wattles, and Zucker and their affiliates indirectly own limited partnership interests. Our dealer manager is controlled by Messrs. Murray and Quam.

We have entered into a Dealer Manager Agreement with our dealer manager pursuant to which we will pay a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings to our dealer manager as compensation for managing the offering. Our dealer manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We will also pay up to a 6% sales commission of gross offering proceeds raised pursuant to our public offerings of common stock. As of December 31, 2005, all sales commissions had been re-allowed to participating broker-dealers. For the twelve months ended December 31, 2005, 2004 and 2003, we incurred approximately $49.9 million, $42.5 million and $11.2 million, respectively, payable to our dealer manager for dealer manager fees and sales commissions.

We have also entered into a dealer manager agreement with our dealer manager pursuant to which we will pay a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our operating partnership’s private placement. We will also pay our dealer manager a sales commission up to 5.0% of the gross equity proceeds raised through our operating partnership’s private placement. As of December 31, 2005, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for affecting sales. For the twelve months ended December 31, 2005, 2004 and 2003, we incurred up front fees of approximately $7.6 million, $1.7 million and $175,000, respectively, payable to our dealer manager for dealer manager fees and sales commissions.

Pursuant to our first and second public offerings, our dealer manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one share of common stock for $12. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to our dealer manager representing all of the warrants our dealer manager earned in connection with our first and second public offerings. For the twelve months ended December 31, 2004 and 2003, our dealer manager had earned approximately 1,701,000 and 499,000 soliciting dealer warrants, respectively. No warrants were offered in connection with our third public offering and there are no warrants being offered in connection with this offering. During the twelve months ended December 31, 2005, our dealer manager did not earn any soliciting dealer warrants as all shares sold during such period were in connection with our third public offering and this offering.

As of December 31, 2005, we owed our dealer manager approximately $1.4 million in relation to the fees described above.

Our Facilitator

Our facilitator is responsible for the facilitation of transactions associated with our operating partnership’s private placement. Our facilitator is considered a related party as it is indirectly majority owned and/or controlled by Messrs. Quam, Blumberg, Florence, Mulvihill, Wattles, and Zucker and their affiliates.

We pay our facilitator up to 1.5% of the gross equity proceeds raised through our operating partnership’s private placement for transaction facilitation. During the twelve months ended December 31, 2005, 2004 and 2003, we incurred approximately $1.8 million, $379,000 and $41,000, respectively, payable to our facilitator for such fees.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. These facilities will generally be located in the top 26 distribution and logistics markets in the United States. Such properties include properties which are under development or construction, newly constructed or have been constructed and have operating histories. In addition, we have acquired, and may continue to acquire, properties with some level of vacancy at the time of closing.

Our investment objectives are:

•	To pay consistent quarterly cash distributions to our shareholders and to increase the amount of such distributions over time;

•	To manage risk in order to preserve, protect and return our shareholders’ capital contributions; and

•	To ultimately list our common stock on a national securities exchange or an over-the counter market, or complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with securities of a publicly traded company or sell substantially all of our properties for cash or other consideration and to realize capital appreciation for our shareholders; if we do not complete such a transaction or obtain such listing of the shares by February 2013, our articles of incorporation requires us to begin selling our properties and other assets and distribute the net proceeds to our shareholders.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares. Decisions relating to the purchase or sale of properties will be made by the Advisor, subject to approval by the board of directors. See “Management” for a description of the background and experience of the directors and executive officers.

We continue to evaluate and consider various transactions designed to effect a liquidity event for our shareholders, including internalizing our advisor to facilitate the future quotation or listing of our common stock, and the optimal timing of such transactions. In determining whether to pursue a listing of our common stock, a merger of Dividend Capital Trust with a publicly traded company or a sale of our properties, the Advisor and the board of directors will evaluate the relative advantages and disadvantages of each such alternative. We may retain the services of an unaffiliated investment banking firm to assist us in evaluating these alternatives. In order to satisfy the requirements contained in our articles of incorporation, a merger or sale transaction must provide our shareholders with a combination of cash and/or securities of a publicly traded company and a listing must result in our common stock being listed on a national securities exchange or the Nasdaq National Market.

Investment Strategy

We have developed and implemented a comprehensive investment strategy which includes the following four principal components:

1.	Selection of target markets and submarkets;

2.	Focus primarily on generic bulk distribution and light industrial facilities;

3.	Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

4.	Emphasis on creditworthy national, regional and local customers.

Target Market and Submarket Selection

We have identified target markets which we believe will continue to have growing demand for distribution space because of one or more of the following characteristics:

•	Major ports of entry: air, truck or seaport related. Target markets with these characteristics presently include Los Angeles, Northern New Jersey, Miami, Houston and Memphis;

•	Strategically located, regional distribution markets with excellent interstate highway connections. Target markets with these characteristics presently include Atlanta, Indianapolis, Columbus, Dallas and San Antonio; and

•	Markets with a large population base within a one thousand mile radius. Target markets with these characteristics presently include Chicago, Cincinnati, and Nashville.

We presently intend to focus primarily on the top 26 distribution and logistics markets in the United States exhibiting these characteristics. These markets have significant warehouse, transportation and distribution capabilities. Within these markets, certain submarkets will be targeted based on a number of factors including submarket size and depth, interstate highway access and potential for rental rate growth.

Generic Bulk Distribution and Light Industrial Facilities

Within the industrial real estate sector, generic bulk distribution warehouses and light industrial properties have been selected for their cash flow characteristics including stability, low turnover costs, re-leasability due to their generic design and their liquidity given institutional demand for these types of industrial properties. We may also, to a limited extent, invest in service center or flex properties. Although the characteristics of individual investments may vary, typical physical characteristics are summarized below.

	Bulk Distribution	Light Industrial
Building size (square feet)	150,000 to 1 million	75,000 to 150,000
Clear height (feet)	24 to 36	18 to 26
Loading	Dock high	Dock high
Truck court depth (feet)	90 – 200	90 – 120
Building depth (feet)	200 – 600	90 – 200
Percentage office space	2% – 10%	10% – 25%
Primary use	Distribution	Distribution/Light Assembly

Portfolio Diversification

Our investment strategy includes building a high-quality portfolio that is greatly diversified by geography, customers, industry and lease rollover as more fully described below:

•	Geographic Diversity: Establish and maintain a significant presence in what we believe to be the top 26 industrial markets throughout the United States while avoiding significant concentration in any one market.

•	Customer Diversity: Maintain our portfolio so that no single customer accounts for more than five percent of our total rental income.

•	Industry Exposure: Maintain broad-based exposure to multiple industries within our customer base.

•	Lease Rollovers: Have no more than approximately 20% of customer leases terminating or expiring in any year.

Creditworthy National, Regional and Local Customers

We are in a customer service oriented business and we believe our success is strongly correlated with the level of customer service that we are able to provide to our tenants and as such we view our tenants as our

“customers”. Furthermore, our objective is to invest in high-quality real estate which is leased to creditworthy customers which operate nationally, regionally, or locally.

As of March 31, 2006, our consolidated portfolio represented approximately 40.7 million square feet of rentable distribution space and there were no customers that occupied more than 5% of our total rentable square feet.

Acquisition and Investment Policies

We will generally seek to invest substantially all of the net offering proceeds in high-quality commercial real estate, the majority of which is anticipated to include industrial buildings located primarily in the top 26 U.S. industrial markets. We may also consider investment in certain industrial properties located in Mexico and Canada. We may acquire properties which are newly constructed, under construction, or which have been previously constructed and have operating histories. We may also develop new properties directly or in joint ventures with third party developers. These properties are generally anticipated to provide generic storage and work space suitable for and adaptable to a broad range of customers and uses. We will primarily attempt to acquire existing properties, the space in which has been leased or pre-leased to national, regional and local users who satisfy our standards of creditworthiness. However, we may acquire properties with some level of vacancy at the time of closing. (See “Investment Objectives and Criteria—Terms of Leases and Customer Creditworthiness”).

We will seek to invest in properties that will satisfy one of our primary objectives of providing cash distributions to our shareholders. However, because a significant factor in the valuation of income-producing properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential to grow in both income and value. To the extent feasible, we will attempt to invest in a diversified portfolio of properties, in terms of geography and industry group of our customers, that will satisfy our investment objectives of maximizing cash available for payment of cash distributions, preserving our capital and realizing growth in value upon the ultimate sale of our properties. However, there may nevertheless be concentrations in our portfolio based on the geographic location, type of property and industry group of customers which may expose us to greater risks than would exist in a more diversified portfolio.

We anticipate that approximately 91.2% of the gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our distribution reinvestment plan, will be used to acquire properties and the balance will be used to pay various fees and expenses.

We will not invest more than 10% of our total assets available for investment in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in our operating partnership, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the Advisor, such as Dividend Capital Total Realty Trust Inc. and a related fund comprised generally of high net worth investors with similar investment objectives, or other persons. (See “Investment Objectives and Criteria—Joint Venture Investments”). In addition, we may purchase properties and lease them back to the sellers of such properties.

While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. (See “Federal Income Tax Considerations—Sale-Leaseback Transactions”). Although we are not limited as to the geographic area where we may conduct our operations, we presently intend to invest in properties located primarily in the United States.

We are not specifically limited in the number or size of properties we may invest in or on the percentage of net offering proceeds which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In recommending investments to the board of directors and/or the Investment Committee, the Advisor will consider relevant real estate property and financial factors, including the local industrial market conditions, location of the property, its design and functionality, the strength of the tenancy, its income-producing capacity, its prospects for long-range appreciation and its liquidity relative to other real estate assets. With respect to land and development opportunities, additional factors such as total development costs, construction and leasing risk, if any, will also be considered. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Environmental reports;

•	Surveys;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•	Audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our shareholders; and

•	Title and liability insurance policies.

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property to be acquired and are generally satisfied with the environmental status of the property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	Changes in general or local economic conditions;

•	Changes in supply of or demand for similar or competing properties in an area;

•	Bankruptcies, financial difficulties or lease defaults by our customers;

•	Changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce the returns to shareholders;

•	Changes in operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	Changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	Periods of high interest rates and tight money supply;

•	Customer turnover; and

•	General overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest a portion of the net offering proceeds in properties on which improvements are to be constructed or completed. We may also commit to purchase, at a future date, properties under development. However, we will not invest in excess of 10% of our total assets in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the general contractors or developers of properties which are under construction, we expect that completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. (See “Risk Factors—Real Estate Risks”). The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or our property manager) to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated by Dividend Capital Trust.

Acquisition of Properties from the Advisor

We may acquire properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described above. (See “Conflicts of Interest—Certain Conflict Resolution Procedures”).

Terms of Leases and Customer Creditworthiness

The terms and conditions of any lease we enter into with our customers may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as “net” leases. A “net” lease provides that the customer will be required to pay or reimburse us for repairs, maintenance, property taxes, utilities, insurance, management and other operating costs. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

The Advisor has developed specific standards for determining the creditworthiness of potential customers of our properties. While authorized to enter into leases with any type of customer, we anticipate that a majority of our customers will be corporations or other entities which have significant net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor.

We anticipate that a portion of any tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our net offering proceeds. We may acquire properties with vacancy and at such time as a customer at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new customers, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new customers to lease vacated space. (See “Risk Factors—Real Estate Risks”).

Joint Venture Investments

We may enter into joint ventures in the future, including with affiliated entities, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and leasing real properties. We may enter into certain joint ventures with developers to (i) acquire existing properties, (ii) obtain acquisition rights on future properties to be built or leased, or both. Depending upon the circumstances, the joint ventures may include a debt and/or an equity component. (See “Conflicts of Interest”).

In addition, we may enter into joint ventures in which our venture partner may have the right to exchange its interest in the joint venture for shares of our common stock or other equity interests in our company. Moreover, the price at which our venture partner may acquire our shares may not be commensurate with the current offering price of our common stock.

In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own or develop under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of Dividend Capital Trust. (See “Investment Objectives and Criteria”).

We may enter into joint ventures with affiliates of the Advisor for the acquisition of properties, but only provided that:

•	A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to Dividend Capital Trust; and

•	The investment by Dividend Capital Trust and such affiliate are on substantially the same terms and conditions.

In particular, we intend to enter into joint ventures with Dividend Capital Total Realty Trust Inc. and a related fund comprised generally of high net worth investors with similar investment objectives with respect to certain industrial properties.

To the extent possible we will attempt to obtain a right of first refusal or right of first offer to buy such property if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal or right of first offer to buy the venture partner’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each partner in each such property. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest. (See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor”).

Our Operating Partnership’s Private Placement

Our operating partnership is currently offering undivided tenancy-in-common interests in industrial properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to investors will be 100% leased by our operating partnership, and such leases will contain purchase options whereby our operating partnership will have the right to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units, or DCX Units, in our operating partnership under Section 721 of the Internal Revenue Code.

Our operating partnership will pay certain up-front fees and reimburse certain related expenses to the Advisor, Dealer Manager and the Facilitator for raising capital through the private placement. The Advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our operating partnership is obligated to pay the Advisor a non-accountable fee for such costs which equals 2% of the gross equity proceeds raised through this private placement. In addition, our operating partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross proceeds raised and a commission of up to 5% of gross equity proceeds raised through this private placement. The Dealer Manager may re-allow such commissions to the effecting broker dealers. Our operating partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of the Advisor, of up to 1.5% of gross equity proceeds raised.

From November 26, 2003 through March 31, 2006, we raised $228.0 million of gross proceeds (of which $50.0 million was gross equity proceeds) from the sale of tenancy-in-common interests in 30 industrial buildings. Our operating partnership incurred up-front costs of approximately $19.4 million payable to the Advisor and other affiliates for effecting these transactions. Additionally, since April 8, 2005 through March 31, 2006, our operating partnership issued approximately $32.1 million of limited partnership units in our operating partnership in conjunction with the exercises of certain purchase options for certain industrial properties in which our operating partnership had sold tenancy-in-common interests. The unamortized portion of up-front fees and expense reimbursements paid to affiliates in conjunction with the initial sale of tenancy-in-common interests in these properties were recorded against shareholders’ equity as a selling cost of the limited partnership units issued.

Borrowing Policies and Related Indebtedness

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Additionally, all financing arrangements must be approved by a majority of our board members including a majority of our independent board members.

There is no limitation on the amount we may invest in any single improved property. However, under our articles of incorporation, we have a limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of the cost of our properties before non-cash reserves and depreciation.

By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See “Risk Factors—Real Estate Risks”). To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. The Advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from the Advisor or its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties.

The following provides additional information with regards to our debt and hedging activities as of March 31, 2006.

Lines of Credit

We have a senior unsecured revolving credit facility with a current capacity of $225 million with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these covenants. As of March 31, 2006, we did not have an outstanding balance on this facility.

We have also entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our operating partnership and third-party investors in our operating partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our operating partnership’s private placement reduce the total capacity available from the facility. In addition, the obligations of the borrowers under the facility are several but not joint. As of March 31, 2006, approximately $30.6 million of loans had been advanced to such third parties and we had an outstanding balance of $18,000.

Fixed Rate, Non-Recourse Mortgage Loans

In January 2006, we issued $50 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% which matures in January 2014. The underlying notes require interest only payments until maturity at which time a lump sum payment is due. During the three months ended March 31, 2006, we did not assume any debt in connection our property acquisitions.

As of March 31, 2006, the historical cost of all our properties was approximately $2.0 billion and the historical cost of all properties securing our fixed rate mortgage debt and senior secured credit facility was approximately $1.2 billion and $126.9 million, respectively. Our debt has various covenants and management believes we were in compliance with all of these covenants at March 31, 2006.

Hedging Activities

We continue to enter into hedging transactions in the form of forward treasury locks and forward-starting swaps in anticipation of issuing future fixed rate debt to fund future property acquisitions. We are entering into such derivatives to hedge our exposure to the variability in interest rates and are therefore mitigating the risk of changes in future payments of interest for anticipated fixed rate debt issuances over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on our existing senior revolving credit facilities). As required by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” we record all derivatives on the balance sheet at fair value. These derivatives have been designated as cash flow hedges for accounting purposes.

During the three months ended March 31, 2006, we entered into forward-starting interest rate swaps to hedge our interest rate risk associated with forecasted fixed-rate debt issuances that are expected to occur during the period from 2008 through 2012.

Unrealized gains of $1.5 million were recorded during the three months ended March 31, 2006 to shareholders’ equity and comprehensive loss as a result of the change in fair value of the outstanding hedges. As of March 31, 2006, the accumulated other comprehensive loss balance pertaining to the hedges was $1.1 million. Amounts reported in accumulated other comprehensive loss related to derivatives will be amortized to interest expense as interest payments are made on our current fixed-rate debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $616,000 will be amortized from other comprehensive loss to interest expense resulting in an increase in our interest expense.

Disposition Policies

We have acquired and intend to continue to acquire properties for investment with an expectation of holding each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	In the judgment of the Advisor, the value of a property might decline;

•	We can increase cash flow through the disposition of the property and reinvestment of the net sales proceeds;

•	An opportunity has arisen to improve other properties; or

•	In the judgment of the Advisor, the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a customer has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser a significant portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement”).

The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing interest rates and real estate market conditions. If we do not list our common stock for trading on a national securities exchange or an over-the-counter market, complete a sale or merger of Dividend Capital Trust in a transaction which provides our shareholders with a combination of cash and/or securities of a publicly traded company or sell substantially all of our properties for cash or other consideration by February 2013, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders. We continue to evaluate and consider various transactions designed to effect a liquidity event for our shareholders, including internalizing our advisor to facilitate the future quotation or listing of our common stock, and the optimal timing of such transactions. In making the decision whether to apply for listing of our common stock, the directors will try to determine whether listing our common stock or liquidating our assets will result in greater value for the shareholders. Although we continue to evaluate and consider liquidity transactions, it cannot be determined at this time the circumstances, if any, under which the directors will agree to list our common stock or to pursue a stock for stock merger with a listed company. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

•

Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% Income Test described below under “Federal

Income Tax Considerations” when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property’s appraised value. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least eight years after the end of the year in which the loan is repaid, refinanced or otherwise disposed of by us and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, the Advisor or its affiliates;

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of Dividend Capital Trust would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

•	Borrow in excess of 50% of the total undepreciated cost of our properties owned by us;

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	Issue equity securities on a deferred payment basis or other similar arrangement;

•	Issue debt securities in the absence of adequate cash flow to cover debt service;

•	Issue equity securities which are assessable;

•	Issue “redeemable securities” as defined in Section 2(a)(32) of the Investment Company Act of 1940;

•	Grant warrants or options to purchase shares to officers or affiliated directors or to the Advisor or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

•	Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	Make any investment which is inconsistent with qualifying as a REIT, including but not limited to investments in common or preferred REIT securities; or

•	Lend money to the Advisor or its affiliates.

The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our assets that are placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment

Objectives and Limitations

Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefore shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

REAL ESTATE INVESTMENTS

General

We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate customers. These facilities will generally be located in the top 26 distribution and logistics markets in the United States. We primarily enter into “net” leases, the majority of which we expect will have five to ten year original lease terms, and many of which will have renewal options for additional periods. “Net” means that the customer is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that the majority of our leases will provide that we as landlord have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

Properties

The table below provides information regarding our consolidated portfolio. We purchased all of these properties from unaffiliated third parties. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the creditworthiness of customers and the in-place rental rates compared to market rates.

As of March 31, 2006, we owned 269 properties located in 23 markets across the United States. We acquired 163 of these properties after March 31, 2005. In addition, in February 2006, we contributed six of our properties into an institutional fund. The net effect of these acquisitions and dispositions is that we have added 159 properties to our operating portfolio since March 31, 2005. The following table describes our portfolio as of March 31, 2006 (dollar amounts in thousands).

	As of March 31, 2006
Market	Number of Buildings	Historical Cost	Gross Leasable Area	Occupancy(1)
Atlanta	47	$242,783	5,404,102	86.9%
Baltimore	10	97,679	1,306,568	88.7%
Boston	6	42,338	567,441	77.8%
Charlotte	4	22,310	426,404	96.4%
Chicago	14	150,381	2,876,146	94.9%
Cincinnati	21	175,610	4,185,802	83.3%
Columbus	4	52,717	1,312,366	100.0%
Dallas	49	240,689	4,981,292	93.3%
Denver	1	9,027	160,232	100.0%
Harrisburg/Lehigh Valley	4	40,755	795,157	100.0%
Houston	34	135,506	2,452,711	94.0%
Indianapolis	6	71,742	2,449,961	95.9%
Los Angeles	11	85,998	1,169,694	86.1%
Louisville	2	18,350	521,000	100.0%
Memphis	10	159,491	4,333,018	94.6%
Miami	3	26,187	316,452	96.3%
Nashville	5	98,935	2,706,343	95.1%
New Jersey	7	69,036	883,446	98.8%
Orlando	2	15,718	367,137	100.0%
Phoenix	14	89,277	1,635,109	94.7%
San Antonio	2	7,744	172,050	67.6%
San Francisco Bay Area	5	36,339	474,636	92.4%
Seattle	8	88,221	1,198,617	100.0%
Total operating properties	269	1,976,833	40,695,684	92.2%

Properties under development	5	36,960	1,764,001	5.3%
Land held for development	n/a	8,015	n/a	n/a

Total	274	$2,021,808	42,459,685	88.6%

(1)	The total vacant square footage as of March 31, 2006, was 3,154,551. Of the vacant space as of March 31, 2006, we had 51,365 square feet under master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. The total percentage of square feet leased, including space covered by master leases, was 92.4% as of March 31, 2006. For financial reporting purposes under GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenues.

Contribution of Properties to an Institutional Fund

On February 21, 2006, we entered into a joint venture with affiliates of Boubyan Bank of Kuwait (our “Partner”) to create an institutional fund, DCT Fund I LLC (the “Fund”), that owns and operates industrial properties located in the United States. We contributed six industrial properties to the Fund, aggregating approximately 2.6 million square feet after completion of a 330,000 square foot expansion project. The approximate contribution value of the six buildings upon completion of the expansion is $122.8 million. Contemporaneously with our contribution, the Fund issued approximately $84.4 million of secured non-recourse debt and our Partner contributed $19.7 million of equity to the Fund. Upon receipt of these proceeds, the Fund made a special distribution to us of approximately $102.7 million. Upon completion of the expansion, the Fund will make another special distribution to us and at such time we will recognize the sale of such expansion. The expansion project was completed in June 2006. After these transactions, our ownership of the Fund is 20% and our Partner’s ownership is 80%.

Pursuant to our joint venture agreement, we act as asset manager for the Fund and earn certain fees including asset management fees and leasing commissions, as well as other fees related to the properties we manage. Such fees totaled approximately $52,000 for the three months ended March 31, 2006. In addition to these fees, after the partners are repaid their respective capital contributions plus a preferred return, we have the right to receive a promoted interest in the Fund based on performance. Although the Fund’s day-to-day business affairs are managed by us, all major decisions are determined by both us and our Partner.

Significant Customers

As of March 31, 2006, our consolidated portfolio represented approximately 40.7 million square feet of rentable distribution space and there were no customers that occupied more than 5% of our total rentable square feet.

Customer Lease Expirations

The following table sets forth a schedule of expiring leases by square feet and by annual minimum rents as of December 31, 2005 (dollar amounts are in thousands):

Year	Square Feet Expiring	Percent of Portfolio	Annual Minimum Rents of Expiring Leases(2)	Percent of Portfolio
2006(1)	5,446,726	13.5%	$21,435	13.8%
2007	4,322,013	10.7%	19,002	12.2%
2008	6,898,922	17.1%	26,550	17.1%
2009	3,716,845	9.2%	16,302	10.5%
2010	5,555,061	13.8%	20,883	13.4%
Thereafter	11,584,301	28.8%	51,285	33.0%

Total	37,523,868	93.1%	$155,457	100.0%

(1)

Excludes 69,061 square feet and $120,228 of rental payments associated with a master lease with a seller whereby the seller is obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. Under GAAP, rental payments under a master lease agreement are reflected as a reduction of the basis of the underlying property rather than revenues.

(2)	These amounts represent the minimum rents due under non-cancelable leases for the last month of the lease multiplied by 12 months but excluding amounts paid by customers for the reimbursement of operating expenses.

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to customers whenever possible.

Additional Property Acquisitions

When we either acquire a significant property or deem there to be a reasonable probability that we will acquire a significant property, we will provide information about such acquisition pursuant to the requirements of Forms 8-K, 10-Q and 10-K.

Since March 31, 2006 through June 15, 2006 we have completed nine property transactions totaling approximately $777.7 million and representing 103 industrial buildings. (See the “Recent Developments” section of this prospectus). In addition, as of June 15, 2006, we have entered into one contract for a purchase price of approximately $14.9 million, which we anticipate funding with proceeds raised in our public offerings and debt. While we anticipate that this acquisition will close over the next several months, the contract is subject to a number of contingencies and there are no assurances that this acquisition will transpire.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored by certain affiliates of the Advisor. Such affiliates consist of John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors in Dividend Capital Trust should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

As of March 31, 2006, Messrs. Blumberg, Mulvihill and Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners of three public REITs (American Real Estate Investment Corp., Dividend Capital Trust and Dividend Capital Total Realty Trust Inc., which commenced formal business operations on April 3, 2006) and 53 non-public real estate programs. As of March 31, 2006, American Real Estate Investment Corp. and Dividend Capital Trust had collectively raised approximately $1.6 billion from more than 35,800 investors. The 53 non-public real estate programs raised approximately $817.0 million from over 650 investors.

As of March 31, 2006, Dividend Capital Trust had raised a total of $1.4 billion in net equity capital from approximately 35,800 investors in conjunction with four public offerings of its common stock. As of March 31, 2006, Dividend Capital Trust had acquired a total of 274 industrial buildings (five of which were under development) in 23 markets and various land and development projects throughout the United States that had an aggregate gross book value of $2.0 billion. Of the 269 buildings in operation, 85 were located in Texas, 47 were located in Georgia, 25 were located in Ohio, 16 were located in California, 15 were located in Tennessee, 14 were located in Illinois, 14 were located in Arizona, 10 were located in Maryland, eight were located in Washington, seven were located in New Jersey, six were located in Massachusetts, six were located in Indiana, five were located in Florida, four were located in Pennsylvania, four were located in North Carolina, two were located in Kentucky, and one was located in Colorado.

American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), raised approximately $93.2 million of equity capital (including $10.8 million in its initial public offering and $82.5 million in connection with the acquisition of real estate) from 131 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. purchased 21 real estate projects consisting of industrial properties (comprising 25% of the total amount of the REIT’s projects), multifamily properties (comprising 36% of the total amount of the REIT’s projects), office properties (comprising 28% of the total amount of the REIT’s projects) and retail properties (comprising 11% of the total amount of the REIT’s projects). Of these 21 projects, 15 were located in New Jersey, four were located in Colorado, one was located in Arizona and one was located in California.

As of March 31, 2006, the 53 private real estate programs described above had raised approximately $817.0 million of equity capital and equity capital commitments from 652 investors, and purchased or developed 137 real estate projects consisting of industrial properties (comprising 59% of the total amount of the private programs), multi family properties (comprising 12% of the total amount of the private programs), land assets (comprising 5% of the total amount of the private programs), golf course properties (comprising 5% of the total amount of the private programs) and retail properties (comprising 19% of the total amount of the private programs). Of these 137 projects, 104 were located in Mexico, 28 were located in Colorado, four were located in New Jersey and one was located in New York.

In addition, Mr. Wattles, in his capacity as either or both Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE:PLD), participated in overseeing the growth of that company’s asset base from its inception in 1992 to approximately $2.5 billion in 1997.

Collectively, as of March 31, 2006, the public and private real estate programs sponsored by certain members of the Advisor’s management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $3.2 billion.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of United States material federal income tax considerations associated with an investment in our common shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective shareholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We elected to be taxable as a REIT commencing with our taxable year ending December 31, 2003. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion as of June 2, 2005 to us that, commencing with Dividend Capital Trust’s taxable year that began on January 1, 2003, Dividend Capital Trust was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation, and its proposed method of operation has enabled it to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to the organization and operation of Dividend Capital Trust, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Dividend Capital Trust

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•	If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount based on the magnitude of the Failure adjusted to reflect the profit margin associated with our gross income;

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid; and

•	If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary if and to the extent that the IRS successfully asserts that such items were not based on market rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

1)	Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

2)	Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year ending December 31, 2003;

3)	Be managed by one or more trustees or directors;

4)	Have our beneficial ownership evidenced by transferable shares;

5)	Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

6)	Use a calendar year for federal income tax purposes;

7)	Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

8)	Not be closely held as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2003 and we intend to satisfy the other requirements described in Items 1-6 above at all times during each of our taxable years. In addition, our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above. (See “Description of Securities—Restriction on Ownership of Common Stock”).

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a customer (a “Related Party Customer”) or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

We may from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. For taxable years beginning prior to 2005, to the extent that we enter into such a contract to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of the instrument, would be qualifying income for purposes of the 95% Income Test, but not for the 75% Income Test. To the extent that we hedge with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met.

For taxable years beginning in 2005, income of a REIT arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets are ignored for purposes of the 95% Income Test and treated as income that does not qualify under the 75% Income Test. In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction).

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Prior to the making of investments in properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit or preferred securities of other REITs. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. In addition, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure to meet the 75% or 95% Income Test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of such tests for such taxable year in accordance with Treasury regulations to be issued.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Dividend Capital Trust,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests (“Asset Tests”) relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. This Asset Test does not apply to securities of a taxable REIT subsidiary. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of real property and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

The Code contains a number of provisions applicable to REITs, including relief provisions, that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision applies to “de minimis” violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

A second relief provision allows a REIT which fails one or more of the asset requirements and is ineligible for relief under the de minimis rule to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security will not, however, qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% Income Test described above under “Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.” The Code provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

To the extent that we fail one or more of the Asset Tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax of $50,000.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally pay distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to shareholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the shareholder’s shares would be increased by the difference between the designated amount included in the shareholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our shareholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our shareholders that are individuals will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such re-characterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the re-characterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our shareholders.

Taxation of Taxable U.S. Shareholders

Definition

In this section, the phrase “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common shares generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Securities—Distribution Reinvestment Plan.” For a summary of the federal income tax treatment of shares redeemed by us under our share redemption program, see “Description of Securities—Share Redemption Program.”

Distributions Generally

Distributions to U.S. shareholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to shareholders as ordinary income. These distributions are not eligible for the distributions received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations in effect through 2010. Shareholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder’s shares, and the amount of each distribution in excess of a U.S. shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. shareholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. shareholder has held his stock. A corporate U.S. shareholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Shares

In general, capital gains recognized by individuals upon the sale or disposition of shares of our common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. Shareholder of our stock will not be treated as passive activity income. As a result, a U.S. Shareholder will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Information Reporting Requirements and Backup Withholding for U.S. Shareholders

We will report to U.S. shareholders of our common shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the shareholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder’s United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income” (“UBTI”), as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common shares. A tax-exempt entity that incurs indebtedness to finance its purchase of our common shares, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Shareholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. holders”) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest (a “USRPI”), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in our stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under “Special Tax Considerations for Non-U.S. Stockholders—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Pursuant to the 2004 Act, a capital gain dividend paid by us that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from us (see “Special Tax Considerations for Non-U.S. Stockholders—Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividend is received. This provision of the 2004 Act is effective for tax years beginning after December 31, 2004. We do not anticipate our shares satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We currently anticipate that we will continue to be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in us.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the “Check-the-Box-Regulations”), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations (the “PTP Regulations”), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (i) DCX Units are not traded on an established securities market, and (ii) DCX Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, the operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of DCX Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of DCX Units would be required to treat any loss derived from the operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the operating partnership which are carried forward may only be offset against future income of the operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the operating partnership would only be allowed upon the complete disposition of the DCX Unit holder’s “entire interest” in the operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Requirements for Qualification as a REIT—Organizational Requirements” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code and several reasonable allocation methods are described therein.

Under the partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions made by Dividend Capital Trust from net offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (“ADS”). Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Dividend Capital Trust, our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA (collectively, Benefit Plans), seeking to invest plan assets in our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Shareholders”); and

•	The need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, then, among other adverse results, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA. Further, as another example, if our assets are deemed to be “plan assets,” an investment by an IRA in our common stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. We might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

•	“Widely held,” i.e., part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Our common stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and is part of a class registered under the Securities Exchange Act. In addition, we have over 100 independent shareholders as of the date of this prospectus. Whether a security is “freely transferable” depends upon the particular facts and circumstances. Our common stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our common stock is less than $10,000.

If our common stock is “widely held” and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock would constitute “publicly-offered securities” and, accordingly, it is more likely than not that our underlying assets would not be considered “plan assets” under the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if Dividend Capital Trust, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. Unless and until our common stock is listed on a national securities exchange or an over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. After that time, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and of our advisor.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31. In connection with our 2006 annual report, we determined in accordance with the methodology described above that the per share net asset value was $10.50.

We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

•	That the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That shareholders could realize this value if they were to attempt to sell their shares; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SECURITIES

The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock, and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our common stock that would result in a violation of the ownership limits described below. As of March 31, 2006, approximately 149.2 million shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We will not issue certificates for our common stock. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. The Bank of New York acts as our registrar and as the transfer agent for our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

The Bank of New York

101 Barcley St.

New York, NY 102886

1-(866)-702-5030

Preferred Stock

Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without shareholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Dividend Capital Trust. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of Dividend Capital Trust, (3) reorganization of Dividend Capital Trust, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) revocation of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under the Maryland General Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors. While the shareholders do not have the ability to vote to replace the Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board. Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Any shareholder shall be permitted access to all records of Dividend Capital Trust at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our shareholders, along with the number of shares held by each of them, shall be maintained as part of the books and records of Dividend Capital Trust and shall be available for inspection by any shareholder or the shareholder’s designated agent at the office of Dividend Capital Trust. The shareholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any shareholder who requests the list within ten days of the request. Dividend Capital Trust may impose a reasonable charge for expenses incurred in reproducing the list. A shareholder may request a copy of the shareholder list in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. If a proper request for the shareholder list is not honored, then the requesting shareholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder shall not have the right to secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs.

Restriction on Ownership of Common Stock

In order for us to qualify as a REIT, beginning in 2003 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2002. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any customer will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that customer. In order to assist us in preserving our status as a REIT, our articles of incorporation contain limitations on ownership and transfer of shares which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the outstanding shares of any class or series of our stock, prohibit the beneficial ownership of our outstanding shares by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to our common stock that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons. In addition, our articles of incorporation prohibit any transfer of or other event with respect to our common stock that would cause us to violate the Closely Held Test, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a customer of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or that would otherwise cause us to fail to qualify as a REIT. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is approved by the board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT.

The shares that, if transferred, would result in a violation of any applicable ownership limit notwithstanding the provisions described above which are attempted to be transferred will be exchanged for “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares-in-trust.

The trustee will transfer the shares-in-trust to a person whose ownership of our common stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our common stock has occurred. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise), and (b) the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of shares-in-trust will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares-in-trust of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares-in-trust or the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to Dividend Capital Trust of such event or (2) purports to transfer or receive shares subject to such limitations is required to give Dividend Capital Trust 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to Dividend Capital Trust such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until

(1) the board of directors determines it is no longer in the best interest of Dividend Capital Trust to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of Dividend Capital Trust.

The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned.

Distributions

We intend to declare and pay distributions on a quarterly basis. Distributions will be paid to investors who are shareholders as of the record dates selected by the directors. We currently calculate our quarterly distributions based upon daily record and distribution declaration dates so our shareholders will be entitled to be paid distributions beginning with the quarter in which their shares are purchased. We then make quarterly distribution payments following the end of each calendar quarter.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). (See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement”). Distributions will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities. Distributions are declared by our board of directors and are calculated on a daily basis. The following table sets forth the distributions that have been declared and/or paid to date by our board of directors:

Quarter	Amount Declared per Share/Unit(1)	Annualized Amount Per Share/Unit(1)	Date Paid
2nd Quarter—2003	$0.1558	$0.625	July 15, 2003
3rd Quarter—2003	$0.1575	$0.625	October 15, 2003
4th Quarter—2003	$0.1575	$0.625	January 15, 2004
1st Quarter—2004	$0.1591	$0.640	April 15, 2004
2nd Quarter—2004	$0.1591	$0.640	July 15, 2004
3rd Quarter—2004	$0.1609	$0.640	October 15, 2004
4th Quarter—2004	$0.1609	$0.640	January 18, 2005
1st Quarter—2005	$0.1578	$0.640	April 15, 2005
2nd Quarter—2005	$0.1596	$0.640	July 15, 2005
3rd Quarter—2005	$0.1613	$0.640	October 17, 2005
4th Quarter—2005	$0.1613	$0.640	January 17, 2006
1st Quarter—2006	$0.1578	$0.640	April 17, 2006
2nd Quarter—2006	$0.1596	$0.640	July 17, 2006(2)

(1)	Assumes share/unit was owned for the entire quarter.

(2)	Anticipated payment date.

In December 2005, our board of directors set the 2005 distribution level at an annualized $0.64 per share. The distribution was set by our board of directors at an amount we believe to be appropriate and sustainable based upon the evaluation of existing assets within our portfolio, anticipated acquisitions, projected levels of additional capital to be raised, debt to be incurred in the future and the anticipated results of operations. Our objectives include paying shareholder distributions exclusively from our funds from operations over time.

Our board of directors declared distributions totaling approximately $22.9 million for the three months ended March 31, 2006. To fund total distributions, we utilized a combination of funds from operations and debt proceeds.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available that allows you to have cash otherwise distributable to you invested in additional shares of Dividend Capital Trust at a discounted purchase price. You may purchase shares under the distribution reinvestment plan for an amount per share equal to the current offering price of the share on the relevant distribution date less a 5% discount. Shares issued pursuant to the Distribution Reinvestment Plan will be subject to a one-time 1.0% service fee payable to the Dealer Manager, which may be re-allowed to participating broker-dealers. Shares may be issued under this plan until all of the shares registered as part of this offering have been sold. Until there is more than a de minimis amount of trading in our common stock, the fair market value of our common stock purchased from us under the distribution reinvestment plan will be the same as the price of a share in this offering. After that time, our board will estimate the fair market value of our common stock by reference to the applicable sales price in respect of the most recent trades occurring on or prior to the relevant distribution date. After all the shares registered as part of this offering have been sold, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or an over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Distribution Reinvestment Plan is included as Appendix B to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants.

If you hold limited partnership interests in our operating partnership, such as DCX Units, you may also participate in the distribution reinvestment plan and have cash otherwise distributable to you by our operating partnership invested in our common stock at a discount equal to 5% of the current offering price of our common stock.

Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common stock would cause the share ownership limitations contained in our articles of incorporation to be violated.

If you elect to participate in the distribution reinvestment plan and are subject to United States federal income taxation, you will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our stock purchased with reinvested distributions, even though you have elected not to receive the distributions used to purchase those shares in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders” in the case of a taxable U.S. shareholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders” in the case of a Non-U.S. Shareholder (as defined therein). However, the tax consequences to you of participating in our distribution reinvestment plan will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the plan.

Share Redemption Program

As long as our common stock is not listed on a national securities exchange or traded on an over-the-counter market, shareholders of Dividend Capital Trust who have held their shares for at least one year may be able to redeem all or any portion of their shares in accordance with the procedures outlined in the prospectus relating to the shares they purchased. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

The amount received from the redemption of shares issued pursuant to this prospectus, will be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percent of Purchase Price*
Less than 1	No Redemption Allowed
1	92.5%
2	95.0%
3	97.5%
4	100.0%

*	Subject to change and in no event will the redemption price exceed the then current offering price of our common shares (excluding sales from our distribution reinvestment plan).

In the event that you are redeeming all of your shares, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares in Dividend Capital Trust shall be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances or (2) suspend or terminate our redemption program.

Subject to the foregoing, each quarter we will determine how many, if any, shares will be redeemed pursuant to our share redemption program. The redemption date for each quarter is the last business day of that quarter and written requests for redemption must be received by us at least 30 days before the redemption date in order for us to redeem the shares that quarter. In the event we determine to redeem shares, we will honor redemption requests received on a pro rata basis. Any shareholder may withdraw a redemption request upon written notice to us before the date of redemption. During any calendar year we presently intend to limit the number of shares redeemed pursuant to our share redemption program to the lesser of: (1) three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) that number of shares we can redeem with the proceeds we receive from the sale of shares under our distribution reinvestment plan. In either case, the aggregate amount of redemptions under our share redemption program is not expected to exceed aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. The board of directors, in its sole discretion, may choose to use other sources of funds to redeem shares.

In addition, shares of our common stock contain a death put whereby upon the death of a shareholder, the shareholder’s estate or trustee may put the shares to us for the lesser of the price paid for the shares or the share redemption price pursuant to the table above. In either case, the shares become redeemable, subject to the limitations described above, upon the death of the shareholder regardless of share purchase anniversary.

We cannot guarantee all or any redemption requests will be accommodated in any year. If we are unable to accommodate your request you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when we determine to redeem shares. These pending requests, along with any other redemption requests, will be considered on a pro rata basis on the next redemption date.

The share redemption program is only intended to provide possible interim liquidity for shareholders until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws. If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.

The federal income tax treatment of shareholders whose shares are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the shareholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the shareholder or is treated as “not essentially equivalent to a distribution” with respect to the shareholder. In order for the redemption to be substantially disproportionate, the percentage of our voting shares considered owned by the shareholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares considered owned by the shareholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the shareholder, the redemption must result in a “meaningful reduction” in the shareholder’s interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of applicable constructive ownership rules, as well as the shares actually owned by the shareholder, normally will be taken into account.

In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Certain Dispositions of Our Common Shares” in the case of a taxable U.S. shareholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Dispositions of Our Common Stock” in the case of a Non-U.S. shareholder (as defined therein) whose income derived from the investment in our common stock is not effectively connected with the Non-U.S. shareholder’s conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of our common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Distributions Generally” in the case of a taxable U.S. shareholder and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Dispositions of Our Common Stock” in the case of a Non-U.S. shareholder whose income derived from the investment in our common stock is not effectively connected with the Non-U.S. shareholder’s conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

For the years ended December 31, 2005 and 2004, we redeemed approximately 970,000 and 214,000 shares of our common stock, respectively, pursuant to our share redemption program. The shares redeemed during 2005 were redeemed for a total redemption price of approximately $9.3 million and the shares redeemed during 2004 were redeemed for a total redemption price of approximately $2.1 million. There were no redemptions of our common stock in 2003.

Market Information

There is no established public trading market for our common stock. This prospectus provides for the sale of our common stock to the public at a price per share of $10.50. As of March 31, 2006, there were approximately 35,800 shareholders of record.

In order for NASD members and their associated persons to participate in the offering and sale of shares of common stock pursuant to this offering or to participate in any future offering of our shares, we are required pursuant to NASD Rule 2710(c)(6) to disclose in each annual report distributed to shareholders a per share estimated value of the shares, the method by which it was developed and the date of the data used to develop the estimated value. In addition, our advisor must prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. For these purposes, the estimated value of the shares was deemed to be $10.50 per share as of December 31, 2005. The basis for this valuation is the fact that, as of December 31, 2005, we were conducting this public offering of our shares at the price of $10.50 per share to third-party investors through arms-length transactions and we continued to offer shares in this offering at that price through January 23, 2006, the date on which we closed the primary component of this offering. However, there is no significant public trading market for the shares at this time, and there can be no assurance that shareholders could receive $10.50 per share if such a market did exist and they sold their shares or that they will be able to receive such amount for their shares in the future. Moreover, we have not performed an appraisal of our properties; as such, this valuation is not necessarily based upon the appraised value of our properties, nor does it necessarily represent the amount shareholders would receive if our properties were sold and the proceeds distributed to our shareholders in a liquidation, which amount may be less than $10.50 per share, because at the time we were purchasing our properties, the amount of funds available for investment in properties was reduced by selling commissions and dealer manager fees, organization and offering costs and acquisition and advisory fees and expenses, as described in more detail in the notes to our consolidated financial statements included in this prospectus. As a result, it would be expected that, in the absence of other factors affecting property values, our aggregate net asset value may be less than the proceeds of our offerings and may not be the best indicator of the value of shares purchased as a long term income producing investment. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence our primary offering at any time prior to June 9, 2007. In addition, we may conduct additional public offerings of our common stock. Prior to providing a liquidity event for our shareholders, our board of directors will determine the public offering price of our shares of common stock for future public offerings, which may or may not be the same as the public offering price of our past and current public offerings.

Securities Authorized for Issuance under Our Compensation Plans

The following table shows for our compensation plans and warrants as a group the number of our common shares to be issued upon exercise of options outstanding at December 31, 2005, the weighted average exercise price of these options and the number of our common shares remaining available for future issuance at December 31, 2005, excluding shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	177,500	$11.39	(2)	872,500
Equity compensation plans not approved by security holders(3)	2,199,855	$12.00	(4)	—

Total	2,377,355	$11.95		872,500

(1)	Represents our Independent Director Option Plan, of which 70,000 of the authorized 300,000 options are outstanding, and our Employee Option Plan, of which 107,500 of the authorized 750,000 options are outstanding.

(2)	The weighted average exercise price of outstanding options issued under the Independent Director Option Plan is calculated as the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. The weighted average exercise price of outstanding options issued under the Employee Option Plan is calculated as the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date they are granted.

(3)	Represents dealer warrants available to our dealer manager and participating broker dealers, of which 2,199,855 warrants were issued in September 2005.

(4)	The weighted average exercise price of outstanding warrants is calculated as $12 per share, the price at which the holder of a warrant is entitled to purchase one share of our common stock.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested shareholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

We have opted out of the business combination statute in our articles of incorporation. However, if we amended our articles of incorporation to opt into the statute, the statute may discourage others from trying to acquire control of Dividend Capital Trust and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to transactions involving Dividend Capital Trust, but the board of directors retains the discretion to change this provision in the future. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-fifth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

We have opted out of the control acquisition statute in our articles of incorporation. However, our articles of incorporation could be amended to opt into the statute.

THE PARTNERSHIP AGREEMENT

General

Our operating partnership was formed in April 2002 to acquire, own and lease properties on our behalf. We utilize this Umbrella Partnership Real Estate Investment Trust (“UPREIT”) structure generally to enable us to acquire real property in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership units on a tax deferred basis. Further, our operating partnership is structured to make distributions with respect to regular limited partnership units which are equivalent to the dividend distributions made to shareholders of Dividend Capital Trust. Finally, a limited partner in our operating partnership may later redeem his regular limited partnership units for shares of Dividend Capital Trust (in a taxable transaction) and, if our common stock is then listed, achieve liquidity for his investment.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Dividend Capital Trust is the sole general partner of our operating partnership. The Advisor and the parent of the Advisor have collectively contributed $201,000 to our operating partnership for certain limited partner interests. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We also own a substantial majority of the limited partnership interest of our operating partnership.

The following is a summary of certain provisions of the Partnership Agreement of our operating partnership. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus is a part, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and other limited partners, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and Dividend Capital Trust.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable Dividend Capital Trust to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. (See “Federal Income Tax Considerations—Federal Income Tax Aspects of Our Partnership—Classification as a Partnership”).

Redemption Rights

The limited partners of our operating partnership (other than Dividend Capital Trust, the Advisor and the holder of the Special Units) generally have the right to cause our operating partnership to redeem all or a portion of their limited partnership units for, at our sole discretion, shares of our common stock or cash, or a combination of both. If we elect to redeem limited partnership units for shares of our common stock, we will generally deliver one share of our common stock for each limited partnership unit redeemed. If we elect to redeem limited partnership units for cash, we will generally deliver cash to be paid in an amount equal to the most recent selling price of our common stock per redeemed partnership unit. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of our ownership limits in our articles of incorporation. The Special Units will be redeemed for a specified amount of cash upon the occurrence of specified termination events under the Advisory Agreement or the listing of our common stock. See “Management—Management Compensation.”

Subject to the foregoing, limited partners (other than the Advisor and the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 limited partnership units, unless the limited partner holds less than 1,000 units, in which case, it must exercise its redemption right for all of its units.

Transferability of Interests

Dividend Capital Trust may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. Dividend Capital Trust may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than the Advisor and its affiliates. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the written consent of Dividend Capital Trust as general partner. In addition, the Advisor may not transfer its interest in our operating partnership as long as it is acting as the Advisor.

The partnership agreement generally provides that, except as provided below with respect to the Special Units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by Dividend Capital Trust as general partner such that a holder of one unit of limited partnership interest in our operating partnership (other than the holder of the Special Units) will receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.

Similarly, the partnership agreement of our operating partnership provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the partners of our operating partnership (other than the holder of the Special Units) in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in our operating partnership will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

The holder of the Special Units will be entitled to distributions from our operating partnership in an amount equal to 15% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns an interest, after the holders of regular partnership interests, including Dividend Capital Trust, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the holder of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares are purchased and the price paid for such shares, a shareholder may receive more or less than the 7% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the Special Units holders.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all administrative costs and expenses of Dividend Capital Trust and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of existence of Dividend Capital Trust;

•	All expenses relating to the public offering and registration of securities by Dividend Capital Trust;

•	All expenses associated with the preparation and filing of any periodic reports by Dividend Capital Trust under federal, state or local laws or regulations;

•	All expenses associated with compliance by Dividend Capital Trust with applicable laws, rules and regulations; and

•	All other operating or administrative costs of Dividend Capital Trust incurred in the ordinary course of its business on behalf of our operating partnership.

PLAN OF DISTRIBUTION

We are offering up to $1,000,000,000 in shares of our common stock. We are offering up to 72,770,273 shares to the public through the Dealer Manager, Dividend Capital Securities LLC, a registered broker-dealer affiliated with the Advisor. (See “Conflicts of Interest”). The shares are being offered at a price of $10.50 per share and are being underwritten by the Dealer Manager on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker-dealers will be required to use only their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. We are also offering up to 23,650,339 shares pursuant to our distribution reinvestment plan through which participants will be able to acquire shares at a discounted price equal to 95% of the current offering price of our common stock, or $9.975 per share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan.

In addition, after the commencement of this offering, our board of directors may from time to time change the offering price of our common stock, and therefore the amount of shares being offered in this offering, through one or more supplements or amendments to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part.

Except for shares issued pursuant to our Distribution Reinvestment Plan, the Dealer Manager will receive sales commissions of up to 6.0% of the gross offering proceeds. The Dealer Manager will receive additional compensation in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally managing the offering of our common stock. The Dealer Manager will receive a dealer manager fee of up to 2.0% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in our Distribution Reinvestment Plan will be charged a one-time 1% servicing fee payable to the Dealer Manager (all or a portion of which may be re-allowed to participating brokers-dealers) on shares purchased pursuant to our Distribution Reinvestment Plan.

The Dealer Manager will authorize certain other broker-dealers who are members of the NASD to sell shares. In connection with the sale of shares by such participating broker-dealers, the Dealer Manager may re-allow its commissions to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may re-allow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.0% of gross offering proceeds to be paid to such participating broker-dealers for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from the participating broker-dealers that demonstrates the actual expenses incurred by that broker-dealer. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred. Out of organization and offering expenses, we may also reimburse actual due diligence expenses incurred by the Dealer Manager or non-affiliated broker-dealers in an amount of up to 0.5% of gross offering proceeds.

Assuming we sell 72,770,273 shares to the public, we anticipate that the total underwriting compensation and offering expense reimbursement, including sales commissions, the dealer manager fee and organizational and offering expense reimbursements (which includes costs of investor and broker-dealer sales meetings, marketing support fees, salaries of employees while engaged in registering, marketing and wholesaling and other costs associated with the issuance and distribution of shares), will not exceed 7.6% of the gross offering proceeds (assuming we issue 23,650,339 shares pursuant to our Distribution Reinvestment Plan) or 9.7% of gross offering proceeds (assuming we issue no shares pursuant to our Distribution Reinvestment Plan), except for the due diligence expenses described above. Of the approximately $15.3 million maximum organizational and offering expense reimbursement, approximately $12.7 million of the expenses (or 1.7% of gross offering proceeds assuming we issue no shares pursuant to our Distribution Reinvestment Plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. To the extent that the remaining approximately $2.6 million of organizational and offering expenses are insufficient to cover our cost of administering this offering, such shortfall would serve to reduce the organizational and offering expenses available to provide underwriting compensation. Under applicable NASD rules, the maximum compensation that may be paid in this offering to NASD members is underwriting compensation equal to 10% of gross offering proceeds and bona fide due diligence expense reimbursement equal to 0.5% of gross offering proceeds.

We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The broker-dealers participating in the offering of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members and, if approved by our board, joint venture partners, consultants and other service providers, may purchase shares offered in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our articles of incorporation, there is no limit on the number of shares that may be sold to such persons.

Based on a public offering price of $10.50 per share, the purchase price for such shares shall be $9.66 per share reflecting sales commissions in the amount of $0.63 per share and dealer manager fees in the amount of $0.21 per share that will not be paid in connection with such sales. The net offering proceeds we receive will not be affected by the reduced sales price of such shares. The Advisor and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution, and the shares purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote.

In January 2005, in connection with our third public offering, members of our board of directors, managers of our advisor, our advisor’s senior management team and/or each of their respective affiliates collectively purchased in excess of $1.0 million of our common stock.

You should pay for your shares by check payable to “Dividend Capital Trust Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus and until you have received a confirmation of your purchase.

The proceeds of the offering for shares sold to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments including obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposits of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash without any disposition of the offering proceeds.

In certain states, the offering may continue for just one year unless we renew the offering period for up to one additional year. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.

Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as shareholders of Dividend Capital Trust on the day on which their subscriptions are accepted. Our offering will terminate upon the earlier of June 9, 2007, or the date on which all shares being offered have been sold. However, our board of directors may also terminate this offering at any time prior to such termination dates. On January 23, 2006, we closed the primary offering component of this offering. While we anticipate that the primary offering will be closed for the foreseeable future, we retain the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer shares of common stock through our distribution reinvestment plan.

In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker-dealer will offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction will be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

Based on a public offering price of $10.50 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker-dealers for shares sold:

Dollar Volume Shares Purchased	Sales Commission		Purchase Price Per Share	Dealer Manager Fee Per Share	Net Proceeds Per Share
	Percent	Per Share
Under $499,999	6.0%	$0.6300	$10.5000	$0.21	$9.66
$500,000 – $999,999	5.0%	$0.5195	$10.3895	$0.21	$9.66
$1,000,000 – $1,499,999	4.0%	$0.4113	$10.2813	$0.21	$9.66
$1,500,000 – $1,999,999	3.0%	$0.3053	$10.1753	$0.21	$9.66
$2,000,000 – $2,999,999	2.0%	$0.2014	$10.0714	$0.21	$9.66
$3,000,000 and Over	1.0%	$0.0997	$9.9697	$0.21	$9.66

For example, a Qualifying Purchaser may purchase 100,000 shares for $1,028,130 instead of $1,050,000, the sales commission would be $41,130 ($0.4113 per share), and, after payment of the dealer manager fee, we would receive net proceeds of $966,000 ($9.66 per share). The net proceeds to Dividend Capital Trust will not be affected by volume discounts. Because all shareholders will be deemed to have contributed the same amount per share to Dividend Capital Trust for purposes of declaring and paying distributions, a Qualifying Purchaser will receive a better return on his investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any Qualifying Purchaser, provided all such shares are purchased through the same broker-dealer. Any such reduction in sales commissions shall be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager and any such request will be subject to verification by the Dealer Manager.

The term Qualifying Purchaser includes:

•	An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in sales commissions will be prorated among the separate subscribers.

Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases in amounts of 300,000 or more shares, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to the sale of such shares to as low as 0.5% and the sales commission with respect to the sale of such shares to as low as 0.5%. Additionally, the Advisor may, in its sole discretion, agree with a Qualifying Purchaser to reduce the organizational and offering expense reimbursements with respect to the sale of such shares to as low as 0.5%. Based on a public offering price of $10.50 per share, if a Qualifying Purchaser acquired 300,000 or more shares, the Qualifying Purchaser could pay as little as $9.5939 per share purchased. The net proceeds to Dividend Capital Trust would not be affected by such fee reductions.

Investors may also agree with the participating broker-dealer selling them shares (or with the Dealer Manager if no participating broker-dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of proceeds to Dividend Capital Trust will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Trust.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL OPINIONS

The legality of the shares being offered hereby has been passed upon for Dividend Capital Trust by Clifford Chance US LLP. Such firm has represented the Advisor and certain of its affiliates in other matters and may continue to do so in the future. (See “Conflicts of Interest”). The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and the qualification of Dividend Capital Trust as a REIT for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2005 and 2004, and for each of the years ended December 31, 2005, 2004 and 2003, and related financial statement schedule, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and certain expenses of the Cal TIA portfolio; the PC portfolio; the OCMI portfolio; and the Parkwest II portfolio for the year ended December 31, 2005, included in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing. The statements of revenue and certain expenses for the 100 Interstate South Distribution Facility; the Cabot Industrial Value Fund portfolio; the Binney & Smith Distribution Facility; the Greens Crossing/Willowbrook portfolio; the Blackhawk portfolio; Memphis I; and the Baltimore-Washington portfolio for the year ended December 31, 2004, included in this prospectus have also been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 25049. Please call the Commission at (800) SEC-0330 for further information about the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) via electronic means, including the Commission’s home page on the Internet (http://www.sec.gov).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Dividend Capital Trust Inc.

Investor Relations

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 228-2200

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders. During the years 2003, 2004 and 2005, we provided an annual report to our shareholders of record.

We also maintain an internet site at http://65.38.191.77/dividendcapital/trust/ where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Dividend Capital Trust Inc.:

We have audited the accompanying consolidated balance sheets of Dividend Capital Trust Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity (deficit) and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado

March 7, 2006

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share information)

	As of December 31,
	2005	2004
ASSETS
Land	$327,428	$120,055
Buildings and improvements	1,499,414	572,089
Intangible lease assets	155,276	61,725
Construction in progress	12,807	195

Total Investment in Properties	1,994,925	754,064
Less accumulated depreciation and amortization	(96,604)	(21,862)

Net Investment in Properties	1,898,321	732,202
Investments in and advances to unconsolidated investees	6,090	—

Net Investment in Real Estate	1,904,411	732,202
Cash and cash equivalents	94,918	23,520
Restricted cash	5,027	5,414
Notes receivable	9,661	4,239
Deferred loan costs, net	6,498	4,355
Deferred loan costs—financing obligation, net	12,270	2,801
Deferred acquisition costs and deposits	2,855	5,407
Straight line rent and other receivables	18,347	5,704
Other assets, net	3,708	1,166

Total Assets	$2,057,695	$784,808

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$26,139	$6,301
Distributions payable	19,787	9,737
Tenant prepaids and security deposits	9,321	4,039
Other liabilities	6,769	2,843
Intangible lease liability, net	10,320	5,519
Line of credit	16	4
Mortgage notes	642,242	142,755
Financing obligations	154,713	32,395

Total Liabilities	869,307	203,593
Minority Interest	55,577	1
Shareholders’ Equity:
Preferred shares, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, 100,000,000 shares authorized, none outstanding	—	—
Common shares $0.01 par value, 350,000,000 shares authorized, 133,206,784 and 67,719,883 shares issued and outstanding as of December 31, 2005 and 2004, respectively	1,332	677
Additional paid-in capital	1,235,156	611,441
Distributions in excess of earnings	(100,888)	(26,636)
Accumulated other comprehensive loss	(2,789)	(4,268)

Total Shareholders’ Equity	1,132,811	581,214

Total Liabilities and Shareholders’ Equity	$2,057,695	$784,808

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share information)

	For the Year Ended December 31,
	2005	2004	2003
REVENUE:
Rental revenue	$121,798	$34,677	$2,645
Interest and other real estate income	6,126	1,421	61

Total Revenue	127,924	36,098	2,706
EXPENSES:
Rental expense	13,455	3,375	136
Real estate taxes	15,315	3,830	231
Depreciation and amortization expense	71,023	19,273	1,195
Interest expense	28,712	5,978	385
General and administrative expense	3,004	2,372	412
Asset management fees, related party	8,901	1,525	—

Total Expenses	140,410	36,353	2,359
Net Income Before Minority Interest	(12,486)	(255)	347
Minority Interest	(526)	—	—
NET INCOME (LOSS)	$(11,960)	$(255)	$347

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	97,333	37,908	3,987

Diluted	97,774	37,928	4,007

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.12)	$(0.01)	$0.09

Diluted	$(0.12)	$(0.01)	$0.09

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Deficit)

and Other Comprehensive Income (Loss)

For the Years Ended December 31, 2005, 2004 and 2003

(In thousands)

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balances at December 31, 2002	—	$—	$2	$(13)	$—	$(11)
Comprehensive income:
Net income	—	—	—	347	—	347
Issuance of common shares, net of offering costs	12,470	125	108,812	—	—	108,937
Amortization of stock options	—	—	3	—	—	3
Dividends on common shares	—	—	—	(2,452)	—	(2,452)

Balances at December 31, 2003	12,470	$125	$108,817	$(2,118)	$—	$106,824

Comprehensive loss:
Net loss	—	—	—	(255)	—	(255)
Net unrealized loss from cash flow hedging derivatives	—	—	—	—	(4,268)	(4,268)

Comprehensive loss						(4,523)
Issuance of common shares, net of offering costs	55,464	554	504,699	—	—	505,253
Redemption of common shares	(214)	(2)	(2,081)	—	—	(2,083)
Amortization of stock options	—	—	6	—	—	6
Dividends on common shares	—	—	—	(24,263)	—	(24,263)

Balances at December 31, 2004	67,720	$677	$611,441	$(26,636)	$(4,268)	$581,214

Comprehensive loss:
Net loss	—	—	—	(11,960)	—	(11,960)
Net unrealized gain from cash flow hedging derivatives	—	—	—	—	965	965
Amortization of cash flow hedging derivatives	—	—	—	—	514	514

Comprehensive loss						(10,481)
Issuance of common shares, net of offering costs	66,457	665	632,954	—	—	633,619
Redemption of common shares	(970)	(10)	(9,268)	—	—	(9,278)
Amortization of stock options	—	—	29	—	—	29
Dividends on common shares	—	—	—	(62,292)	—	(62,292)

Balances at December 31, 2005	133,207	$1,332	$1,235,156	$(100,888)	$(2,789)	$1,132,811

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(11,960)	$(255)	$347
Minority interest share of net loss	(526)	—	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Real estate depreciation and amortization	71,023	19,273	1,221
Other depreciation and amortization	3,229	1,365	—
Increase in other assets	(10,750)	(2,925)	(222)
Gain on hedging activities	(108)	(545)	—
Increase in accounts payable, accrued expenses and other liabilities	15,387	4,539	354

Net cash provided by operating activities	66,295	21,452	1,700

INVESTING ACTIVITIES:
Real estate investments	(750,322)	(548,478)	(149,602)
Increase in restricted cash	(413)	(4,854)	—
(Increase) decrease in deferred acquisition costs	2,552	(4,922)	(485)
Increase in notes receivable	(5,585)	(4,314)	—
Master lease payments	2,891	2,532	139

Net cash used in investing activities	(750,877)	(560,036)	(149,948)

FINANCING ACTIVITIES:
Proceeds from (payments on) line of credit, net	12	(996)	1,000
Proceeds from mortgage notes	60,926	55,000	51,850
Principal payments on mortgage notes	(2,852)	(883)	(11,350)
Proceeds from financing obligations	145,332	29,940	2,696
Principal payments on financing obligations	(5,287)	(139)	—
Increase in deferred loan costs	(3,893)	(4,866)	(250)
Increase in deferred loan costs—financing obligation	(11,419)	(2,845)	—
Proceeds from sale of common shares	664,200	547,752	124,139
Offering costs for issuance of common shares, related party	(60,874)	(52,601)	(14,794)
Redemption of common shares	(5,387)	(2,083)	—
Increase in restricted cash	—	(560)	—
Settlement of cash flow hedging derivative	(467)	(2,182)	—
Distributions to common shareholders	(23,849)	(7,510)	(977)
Distributions to minority interest	(462)	—	—

Net cash provided by financing activities	755,980	558,027	152,314

NET INCREASE IN CASH AND CASH EQUIVALENTS	$71,398	$19,443	$4,066
CASH AND CASH EQUIVALENTS, beginning of year	$23,520	$4,077	$11

CASH AND CASH EQUIVALENTS, end of year	$94,918	$23,520	$4,077

Supplemental Disclosures of Cash Flow Information
Cash paid for interest expense	$22,751	$4,740	$344
Assumption of secured debt in connection with real estate acquired	$434,073	$45,619	$—
Shares issued pursuant to the distribution reinvestment plan	$28,561	$8,491	$478

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1—Organization

Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a real estate investment trust (“REIT”) for federal tax purposes. We are structured as an umbrella partnership REIT (“UPREIT”) under which substantially all of our current and future business is, and will be conducted through a majority owned subsidiary, Dividend Capital Operating Partnership LP (our partnership), a Delaware limited partnership. As used herein, “Dividend Capital Trust”, “we” and “us” refer to Dividend Capital Trust Inc. and its consolidated subsidiaries except where the context otherwise requires.

Our day-to-day activities are managed by Dividend Capital Advisors LLC (our advisor), an affiliate, under the terms and conditions of an advisory agreement. Our advisor is currently majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, Dividend Capital Securities LLC (the “Dealer Manager”) serves as the dealer manager of our public and private equity offerings. The Dealer Manager is also majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. Our advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private equity offerings and for the investment and management of our real estate assets.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

Our financial statements and the financial statements of our subsidiaries are consolidated in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. In addition, we evaluate our relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities” (“FIN 46(R)”) and to assess whether we are the primary beneficiary of such entities. If the determination is made that we are the primary beneficiary, then that entity is included in our consolidated financial statements in accordance with FIN 46(R).

Reclassifications

Certain items in the consolidated financial statements for 2004 and 2003 have been reclassified to conform with the 2005 presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

Investment in Real Estate

We capitalize direct costs associated with the acquisition, development or improvement of real estate, including acquisition fees paid to our advisor. Costs associated with acquisition or development pursuits are

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real estate assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real estate assets are expensed as incurred.

Upon acquisition, the total cost of a property is allocated to land, building, land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”). The allocation of the total cost to land, building, land improvements and tenant improvements is based on our estimate of their fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition are to be recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. These assets or liabilities will be amortized over the life of the remaining in-place leases as an adjustment to revenue. Aggregate amortization expense for amortizing intangible assets was approximately $23.6 million, $6.4 million and $430,000 for the years ended December 31, 2005, 2004 and 2003, respectively. As of December 31, 2005, such intangible assets had a weighted average amortization life of approximately of 5.8 years. The following table describes the estimated net amortization of such intangible assets for the next five years (dollar amounts are in thousands):

For the Year Ended	Estimated Amortization Expense
2006	$27,800
2007	23,600
2008	19,200
2009	13,000
2010	10,000

$93,600

Real estate, including land, building, land improvements, tenant improvements and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed on a straight-line basis over the estimated useful lives as follows:

Description	Depreciable Life
Land	Not depreciated
Buildings	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible lease assets and liabilities	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

The table above reflects the standard depreciable lives typically used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

or liabilities. The cost of assets sold or retired and the related accumulated depreciation and/or amortization is removed from the accounts and the resulting gain or loss is reflected in operations in the period in which such sale or retirement occurs.

Equity Method

We present investments in certain unconsolidated entities under the equity method. The equity method is used when we have the ability to exercise significant influence over operating and financial policies of an investee but do not have control of the investee. Under the equity method, these investments (including advances to the investee) are initially recorded in our consolidated balance sheets at our cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the investees, distributions received and certain other adjustments as appropriate. Such investments are included in investments in and advances to unconsolidated investees on the accompanying balance sheets to the consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less.

Restricted Cash

Restricted cash includes cash held in escrow in connection with property acquisitions, utility deposits, real estate tax payments and issuance of mortgage debt.

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We periodically evaluate the recoverability of our long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Notes Receivable

Notes receivable consists of amounts loaned as part of a strategic relationship we entered into to acquire properties from a third-party national real estate developer. We have committed, but have no legal obligation, to lend up to $15.0 million in connection with various development projects. As of December 31, 2005 and 2004, we had $9.7 million and $4.2 million in notes receivable outstanding. In addition to the 9.5% to 10% interest earned on the notes, we also obtained certain acquisition rights to the properties being developed. These notes have maturity dates ranging from July 2007 to June 2008. For the years ended December 31, 2005 and 2004, we recognized interest income from these notes of approximately $779,000 and $267,000, respectively. No notes were outstanding in 2003 and as such no interest was earned on notes receivable in 2003. All costs associated with executing these notes have been capitalized as deferred loan costs and are included in other assets on the accompanying consolidated balance sheets. Such costs are amortized as a reduction in interest income over the term of the outstanding notes receivable.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Deferred Loan Costs

Deferred loan costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the related loans. Accumulated amortization of deferred loan costs was approximately $2.9 million and $875,000 as of December 31, 2005 and 2004, respectively. Unamortized deferred loan costs are written-off when debt is retired before the maturity date.

During the years ended December 31, 2005 and 2004, our partnership incurred upfront costs of approximately $11.6 million and $2.6 million payable to our advisor and other affiliates for affecting transactions pursuant to our partnership’s private placement, which are accounted for as deferred loan costs. Such deferred loan costs are included on our consolidated balance sheets and amortized to interest expense over the life of the financing obligation (see Note 8—Our Partnership’s Private Placement). As described in Note 8—Our Partnership’s Private Placement, if our partnership elects to exercise any purchase option and issue limited partnership units, the unamortized portion of up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sub-lease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

Costs of Raising Capital

Costs incurred in connection with the issuance of equity securities are deducted from shareholders’ equity. Such costs primarily include the up-front fees paid to related parties (see Note 13—Related Party Transactions).

Debt

Debt consists of fixed and variable rate secured mortgage debt, a senior unsecured revolving credit facility and a senior secured revolving credit facility. Our fixed rate secured mortgage debt that was assumed in connection with our acquisition activities includes premiums which, net of accumulated amortization, were $9.9 million and $2.5 million as of December 31, 2005 and 2004, respectively.

Comprehensive Loss

We report comprehensive income (loss) in the accompanying consolidated statements of shareholders’ equity (deficit) and other comprehensive income (loss). Amounts reported in accumulated other comprehensive income (loss) related to hedging transactions will be amortized to interest expense over the life of our hedged debt issuances. Any ineffectiveness, as defined by SFAS No. 133 (defined below), related to our hedging transactions are reported in the accompanying consolidated statements of operations. During the years ended December 31, 2005 and 2004, we recorded gains of approximately $108,000 and $545,000, respectively, related to ineffectiveness on our hedging activities (see Note 6—Financial Instruments and Hedging Activities). There were no such gains or losses recorded during the year ended December 31, 2003.

Derivative Instruments and Hedging Activities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value. Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Derivatives used to hedge our exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk are considered “fair value” hedges. Derivatives used to hedge our exposure to variability in expected future interest payments, or other types of forecasted transactions, are considered “cash flow” hedges.

As of December 31, 2005, all of the hedges entered into by us had been designated as cash flow hedges. For derivatives designated as “cash flow” hedges, the changes in the fair value of the derivative that represent changes in expected future cash flows that are effectively hedged by the derivative are initially reported in other comprehensive income on our consolidated statements of shareholders’ equity (deficit) and other comprehensive income (loss) (i.e., not included in earnings) until the derivative is settled. Upon settlement, the effective portion of the hedge is recognized in other comprehensive income (loss) and amortized over the term of the designated cash flow or transaction the derivative was intended to hedge. Any change in value of the derivative that is deemed to be ineffective is charged directly to earnings when the determination of ineffectiveness is made. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. We do not use derivatives for trading or speculative purposes.

Our objective in using derivatives is to add stability to future interest expense and to manage our exposure to interest rate movements associated with our forecasted debt issuances. To accomplish this objective, we primarily use treasury locks as part of our cash flow hedging strategy. A treasury lock is designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During 2005 and 2004, such derivatives were used to hedge the variability in future interest expense associated with forecasted issuances of debt. We did not employ any such derivatives during the year ended December 31, 2003.

Revenue Recognition

We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the years ended December 31, 2005, 2004 and 2003, the total increase to rental revenues due to straight-line rent adjustments were $5.3 million, $2.1 million and $85,000, respectively.

In connection with property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases. For the years ended December 31, 2005, 2004, and 2003, the total net increase (decrease) to rental revenues due to the amortization of above and below market rents was $(2.1) million, $(840,000) and $5,000, respectively.

In connection with certain property acquisitions, we have entered into master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. For financial reporting purposes, rental payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenue. For the years ended December 31, 2005, 2004 and 2003, the total master lease payments received were approximately $2.9 million, $2.5 million and $139,000, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

We have a stock-based employee compensation plan and an independent director compensation plan (see Note 11—Stock Option Plans and Warrant Purchase Agreements). We account for these plans in accordance with SFAS No. 123, “Accounting for Stock-Based Payment” (“SFAS No. 123”) and its related interpretations. On both July 1, 2005 and July 1, 2004, we issued a total of 20,000 options to our independent directors. On July 19, 2005 and January 6, 2006, respectively, we received and accepted the resignations of two independent directors resulting in the forfeiture of all 20,000 options that had previously been issued to these directors. As of December 31, 2005, 2004 and 2003, we had 60,000, 60,000 and 40,000 options outstanding, respectively, under the Independent Director Option Plan. As of December 31, 2005 and 2004, 107,500 options had been granted under the Employee Option Plan. There were no options outstanding under the Employee Option Plan during the year ended December 31, 2003.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expense on the accompanying consolidated statements of operations.

Interest and Other Income

Interest and other income consist primarily of interest income on cash balances and notes receivable and gains (losses) on hedging transactions.

Basic and Diluted Net Income per Common Share

Basic net income per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per common share includes the effects of potentially issuable common stock, but only if dilutive, including the presumed exchange of limited partnership units for common shares.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46(R) requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements apply to existing public entities as of March 31, 2004. The adoption of FIN 46(R) did not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). This statement is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for publicly listed companies for the annual period beginning after December 15, 2005. The adoption of

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We do not anticipate that the adoption of SFAS No. 123(R) will have a material impact on our financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. Currently, we are under no legal obligation to retire any of our assets. We adopted FIN 47 during the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In May, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which supersedes Accounting Principles Board, or APB, Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This statement amends the requirements for the accounting for and reporting of changes in accounting principle. It requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted the requirements of SFAS No. 154 in the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights”. Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. We adopted the consolidation requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

In June 2005, the EITF issued EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements.” This consensus requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. This consensus was effective for all reporting periods beginning after June 29, 2005. We adopted EITF Issue No. 05-6 during the second quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3—Real Estate

The following table describes the properties that are consolidated in our financial statements as of December 31, 2005 and 2004, respectively (dollar amounts in thousands).

	2005			2004
	Number of Buildings	Historical Cost(1)	Percent of Total Cost	Number of Buildings	Historical Cost(1)	Percent of Total Cost
Target Markets:
Atlanta	48	$263,604	13.21%	18	$147,660	19.58%
Baltimore	10	97,422	4.88%	—	—	—
Charlotte	4	22,290	1.12%	—	—	—
Chicago	14	169,839	8.51%	1	11,370	1.51%
Cincinnati	18	132,591	6.65%	7	78,925	10.47%
Columbus	3	49,246	2.47%	—	—	—
Dallas	49	250,564	12.56%	18	93,033	12.34%
Denver	1	9,027	0.45%	1	8,949	1.19%
Harrisburg/Lehigh Valley	5	45,852	2.30%	—	—	—
Houston	33	129,280	6.48%	21	83,957	11.13%
Indianapolis	3	57,239	2.87%	1	15,139	2.01%
Los Angeles Basin	11	85,602	4.29%	4	32,744	4.34%
Louisville	2	18,350	0.92%	2	18,351	2.43%
Memphis	11	184,259	9.24%	3	39,559	5.25%
Miami	3	26,025	1.30%	—	—	—
Nashville	4	80,048	4.01%	3	59,340	7.87%
New Jersey	8	77,871	3.90%	—	—	—
Orlando	2	15,718	0.79%	2	15,687	2.08%
Phoenix	14	89,226	4.47%	13	79,195	10.50%
San Antonio	2	7,699	0.39%	2	7,725	1.02%
San Francisco Bay Area	5	36,337	1.82%	5	35,371	4.69%
Seattle	8	88,214	4.42%	—	—	—
Non-Target Market:
Boston	6	42,172	2.11%	5	27,059	3.59%

Total operating properties	264	1,978,475	99.16%	106	754,064	100.00%
Properties under development	1	8,401	0.42%	—	—	—
Land held for development	n/a	8,049	0.40%	n/a	—	—

Grand Total	265	$1,994,925	100.00%	106	$754,064	100.00%

(1)	Represents historical costs pursuant to U.S. generally accepted accounting principles (“GAAP”) as of the period indicated including acquisition fees paid to our advisor. Acquisition fees paid to our advisor totaled $11.1 million and $6.4 million in 2005 and 2004, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3—Real Estate (Continued)

We account for the acquisition of properties in accordance with SFAS No. 141 which requires that the total cost of property acquisitions be allocated to identifiable tangible and intangible assets. The following table describes the allocation of our portfolio to these assets and liabilities, which includes costs capitalized subsequent to our acquisition of such properties, as of December 31, 2005 (dollar amounts are in thousands).

	2005 Acquisitions		2004 Acquisitions		2003 Acquisitions		Total
	Balance	% of Total	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land	$197,203	16.4%	$102,675	17.0%	$17,380	11.2%	$317,258	16.2%
Land Improvements	75,872	6.3%	46,915	7.8%	7,121	4.6%	129,908	6.6%
Building	709,580	59.2%	350,610	58.1%	110,449	71.0%	1,170,639	59.9%
Tenant Improvements	125,681	10.5%	60,311	9.9%	7,978	5.1%	193,970	9.9%
Tenant Leasing Costs	1,911	0.2%	2,233	0.4%	753	0.5%	4,897	0.2%
Intangible Assets	86,961	7.2%	37,255	6.2%	11,017	7.1%	135,233	6.9%
Above Mkt. Rent	10,188	0.8%	7,704	1.3%	2,151	1.4%	20,043	1.0%
Below Mkt. Rent	(7,143)	(0.6)%	(4,456)	(0.7)%	(1,460)	(0.9)%	(13,059)	(0.7)%

Total	$1,200,253	100.0%	$603,247	100.0%	$155,389	100.0%	$1,958,889	100.0%

2005 Acquisition Activity

During the year ended December 31, 2005, we acquired 158 properties (104 of which were acquired in the Cabot merger discussed below) located in 18 different markets, including 17 of our target markets, for a total estimated cost of approximately $1.2 billion, including acquisition fees paid to our advisor. These properties were acquired using net proceeds from our public and private offerings, proceeds from our revolving credit facility and short-term, unsecured debt and the assumption of approximately $434.1 million in mortgage debt.

Merger with Cabot Industrial Value Fund, Inc. and Subsequent Acquisitions and Dispositions by Cabot Industrial Value Fund, LP

We entered into an agreement dated June 17, 2005 (the “Agreement”) with Cabot Industrial Value Fund, Inc. (“Cabot”), an unrelated, privately held third-party, to acquire by merger all of the outstanding shares of Cabot’s common stock. Cabot is structured as an UPREIT whereby it is the sole general partner of the Cabot Partnership (defined below), the subsidiary through which all of the Cabot properties are owned and operated. Our advisor and its affiliates subsequently acquired a less than 0.1% interest in Cabot in August 2005 (see Note 10—Minority Interest).

Pursuant to the Agreement, on July 21, 2005, we completed the merger and acquired all of Cabot’s common stock for approximately $312.6 million. However, after certain equity contributions and distributions, as of December 31, 2005, our investment was approximately $302.4 million. Through our ownership of Cabot, we acquired an approximate 87% interest in Cabot Industrial Value Fund, LP (the “Cabot Partnership”), which, as of December 31, 2005, owned a portfolio of 104 properties with a total historical cost of approximately $654.5 million which is located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding.

The remaining interest in the Cabot Partnership continues to be owned by Cabot Industrial Fund Manager, LLC, the previous general partner of the Cabot Partnership (the “Manager”), and other limited partners. At closing, we entered into an agreement whereby we have the option to acquire the remaining interests in the Cabot

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3—Real Estate (Continued)

Partnership. Through this agreement, the remaining limited partners, including the Manager, have an initial option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006. In addition, we have an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. Subsequent to these initial options, the limited partners and we will continue to have put and call options to purchase or sell the remaining interests and the price of such remaining interests would be based upon fair value.

On August 1, 2005, the Cabot Partnership, pursuant to a purchase and sale agreement dated August 27, 2004, completed the acquisition of a bulk distribution facility for total consideration of approximately $12.9 million. The facility is located in Kent, Washington, a sub-market of Seattle, and is comprised of 182,480 rentable square feet.

On August 15, 2005, the Cabot Partnership completed the disposition of the Helen Street property, a distribution center located in New Jersey. The purchase and sale agreement was entered into on July 8, 2005, between the Cabot Partnership and an unrelated third-party. The selling price of approximately $43.0 million was negotiated between the Cabot Partnership’s general partner at the time, and the third-party seller.

As of December 31, 2005, the Cabot Partnership portfolio was comprised of 104 operating industrial buildings located in 12 markets throughout the United States, representing 10.9 million rentable square feet. The following table provides additional information about the portfolio as of December 31, 2005:

Market	Buildings	Gross Leasable Area (in thousands)
Atlanta	29	1,457
Baltimore	3	432
Boston	1	165
Charlotte	3	346
Chicago	6	1,074
Cincinnati	11	1,497
Columbus	3	1,213
Dallas	29	2,249
Los Angeles	7	725
Miami	1	66
New Jersey	3	483
Seattle	8	1,199

Total	104	10,906

Other Notable Acquisitions

Memphis Portfolio—On December 23, 2004 we entered into a purchase agreement to acquire seven bulk distribution and warehouse facilities comprising approximately 3.6 million square feet located in Memphis, Tennessee. Beginning on February 2, 2005, and ending on May 13, 2005, we acquired the following seven distribution facilities in connection with our purchase agreement with Panattoni Development Company LLC, an unrelated third-party: the Technicolor II Distribution Facility, the Shelby 4, 5, 18 and 19 Distribution Facilities and the Eastpark I and II Distribution Facilities. We purchased these facilities for a total cost of approximately $132.8 million, which includes the acquisition fees paid to our advisor. In addition to using net proceeds from our public and private offerings, we assumed mortgage debt of approximately $30.6 million, which includes a premium of approximately $2.4 million, associated with the acquisition of these properties.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3—Real Estate (Continued)

Baltimore-Washington Portfolio—On April 12, 2005, we purchased seven distribution facilities (the “Baltimore-Washington” portfolio) comprising 874,455 square feet located in Baltimore, Maryland. We purchased the Baltimore-Washington portfolio for a total cost of approximately $45.6 million, including acquisition fees paid to our advisor. In addition to using net proceeds from our public and private offerings, we assumed mortgage debt of approximately $27.4 million, which includes a premium of approximately $1.8 million, associated with the acquisition of these properties.

Blackhawk Portfolio—On June 13, 2005, we purchased six distribution facilities (“Blackhawk”) comprising 1,378,660 square feet. Five of the six distribution facilities comprise 1,078,660 square feet and are located in Chicago, Illinois. The other distribution facility comprising 300,000 square feet is located in Memphis, Tennessee. We purchased Blackhawk for a total cost of approximately $59.5 million, including acquisition fees paid to our advisor. In addition to using net proceeds from out public and private offerings, we assumed mortgage debt of approximately $24.7 million, which includes a premium of approximately $503,000 associated with the acquisition of these properties.

Joint Ventures and Development Projects

The following table describes our joint ventures and development projects as of December 31, 2005 (dollar amounts are in thousands):

Project	Location	Number of Buildings	Square Feet	Investment as of December 31, 2005
Development Projects:
SouthCreek IV Distribution Facility(1)	Atlanta	1	556,800	$5,937
Veterans Parkway(2)	Chicago	1	189,135	8,401
Forward Purchase Commitments:
Buford Distribution Center(3)	Atlanta	2	677,667	—
Deltapoint Park(3)	Memphis	1	885,000	—
Corporate Loans:
Plainfield(4)	Plainfield,	2	1,033,566	4,290
Riverside(4)	Los Angeles	1	953,132	1,431
Goodson(4)	Atlanta	1	744,000	3,940

Total		9	5,039,300	$23,999

(1)	This project is held by a joint venture with an unaffiliated third-party. Our investment in this project is included in investments in and advances to unconsolidated investees on the accompanying consolidated balance sheet for the year ended December 31, 2005.

(2)	This project is held by a joint venture with an unaffiliated third-party. Our investment in this project is included in land and construction in progress on the accompanying consolidated balance sheet for the year ended December 31, 2005. In addition, this joint venture holds approximately $2.1 million of land held for development.

(3)	For a description of this forward purchase commitment, see Note 15—Commitments and Contingencies.

(4)	These loans were used to fund development projects. Pursuant to a strategic relationship we entered into with a third-party developer, we have committed, but have no legal obligation, to fund up to $15 million into various development projects including the Plainfield, Riverside and Goodson development projects. The principal balance of these loans is recorded as notes receivable on the accompanying consolidated balance sheets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4—Leasing Activity

Future minimum base rental payments due to the Company under non-cancelable operating leases in effect as of December 31, 2005, were as follows (dollar amounts are in thousands):

Year ending December 31,	Amount
2006	$136,679
2007	124,179
2008	105,336
2009	83,506
2010	68,123
Thereafter	173,761

Total	$691,584

The schedule does not reflect future rental revenues from the potential renewal or replacement of existing and future leases and excludes property operating expense reimbursements. This schedule includes payments to be received under master lease agreements; however the receipt of these payments will be recorded as an adjustment to the basis of the property rather than rental revenue.

Note 5—Debt

Our debt consisted of the following as of December 31, 2005 and 2004 (dollar amounts are in thousands):

	Assumption/ Issuance Date	Stated Interest Rate	Adjusted Interest Rate(6)	Maturity Date	Outstanding Balance as of December 31,
					2005	2004
Secured Mortgage Debt:
New York Life	December 2003	5.00%	5.00%	March 2011	$39,328	$39,953
ING Investment Management(1)	December 2004	5.31%	5.34%	January 2015	54,994	55,000
ING Investment Management(1)	January 2005	4.40%	5.42%	January 2010	56,997	—
ING Investment Management	September 2005	4.97%	4.97%	October 2013	3,926	—
Assumed Secured Mortgage Debt(2):
Principal	June 2004	7.08%	4.81%	July 2008	16,711	17,174
Principal	June 2004	7.21%	4.81%	July 2008	11,371	11,570
Prudential	June 2004	6.40%	6.09%	November 2012	12,688	12,700
Principal	November 2004	6.22%	4.18%	September 2012	3,760	3,839
Legacy	February 2005	7.40%	5.21%	December 2017	1,426	—
Prudential	March 2005	5.69%	5.22%	December 2013	8,050	—
State Farm	March 2005	6.72%	5.62%	November 2022	12,413	—
Column Financial, Inc.	April 2005	6.30%	5.18%	September 2012	27,146	—
John Hancock	April 2005	6.91%	5.25%	September 2013	6,200	—
TIAA	May 2005	8.50%	4.71%	October 2008	8,072	—
Fortis Benefits Insurance Co.	May 2005	7.25%	4.70%	July 2008	2,496	—
ING Investment Management	June 2005	4.89%	4.73%	February 2008	19,998	—
Mass Mutual	June 2005	6.79%	4.91%	July 2011	4,689	—
Key Bank	July 2005	6.44%	4.72%	October 2012	7,176	—
Key Bank	July 2005	6.84%	4.72%	September 2012	8,314	—
Transamerica	July 2005	6.97%	4.75%	June 2013	11,388	—
Bear, Stearns Funding, Inc.	December 2005	7.22%	5.16%	March 2008	6,470	—

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5—Debt (Continued)

	Assumption/ Issuance Date	Stated Interest Rate	Adjusted Interest Rate(6)	Maturity Date	Outstanding Balance as of December 31,
					2005	2004
Assumed Secured Mortgage Debt of Consolidated Investments:
Nationwide	July 2005	5.06%	5.06%	January 2011	57,494	—
Nationwide	July 2005	4.72%	4.72%	April 2011	50,150	—
Jackson	July 2005	5.16%	5.16%	July 2012	62,740	—
Jackson	July 2005	4.91%	4.91%	April 2012	62,600	—
New York Life	July 2005	4.79%	4.79%	October 2011	50,549	—
New York Life	July 2005	4.90%	4.90%	October 2011	25,237	—

Weighted Avg./Totals(3)		5.36%			$632,383	$140,236
Premiums, Net of Amortization(2)					9,859	2,519

Carrying Value of Debt			5.05%		$642,242	$142,755

Senior Unsecured Revolving Credit Facility JP Morgan
JP Morgan	December 2005	(4)	n/a	December 2008	$—	$—

Senior Secured Revolving Credit Facility
JP Morgan	October 2003	(5)	7.25%	December 2008	$16	$4

(1)	We assigned certain treasury lock hedging transactions to these notes. Pursuant to SFAS No. 133 (see Note 2—Summary of Significant Accounting Policies), the assigned value of these hedging instruments is being amortized to interest expense over the life of the assigned notes.

(2)	These mortgages were assumed in connection with the acquisition of properties and, pursuant to SFAS No. 141 (see Note 2—Summary of Significant Accounting Policies), the difference between the fair value and the face value of these notes at the date of acquisition is reflected as a premium or discount which will be amortized to interest expense over the remaining life of the notes.

(3)	Weighted-average interest rates are based upon outstanding balances as of December 31, 2005.

(4)	Our senior unsecured revolving credit facility bears interest at either prime (7.25% at December 31, 2005) or, at our election, LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, and has a current capacity of $250 million.

(5)	Our senior secured revolving credit facility bears interest at either prime (7.25 % at December 31, 2005) or, at our election, LIBOR plus 1.25% to 1.750%, depending upon our consolidated leverage, and has a current capacity of $40 million.

(6)	Reflects the impact to interest rates of GAAP adjustments for purchase price allocation and hedging transactions. These rates do not reflect the impact of other interest expense items such as fees and the amortization of loan costs.

Lines of Credit—In December 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of December 31, 2005, we were in compliance with all these financial covenants. As of December 31, 2005, there was no outstanding balance on this facility.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5—Debt (Continued)

Contemporaneously with the amendment of our secured credit facility, we entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our partnership and third-party investors in our partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of December 31, 2005, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our partnership’s private placement reduce the total capacity available from the facility. As of December 31, 2005, approximately $14.1 million of loans had been advanced to such third parties and we had an outstanding balance of $16,000.

Debt Issuances—In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. The underlying notes required monthly payments of interest only until January 1, 2006 at which time monthly payments of principal and interest are required. In December 2004, we issued $55.0 million of secured, non-recourse debt. The debt has a stated fixed interest rate of 5.31% and matures in 2015 and, prior to December 31, 2005, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions—During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million, excluding premiums, in conjunction with the acquisition of certain properties (see Note 3—Real Estate). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. We assumed six of these notes totaling $308.8 million in connection with our merger with Cabot on July 21, 2005. Pursuant to SFAS No. 141, the difference between the fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the year ended December 31, 2004, we assumed five secured, non-recourse notes totaling $45.6 million, in conjunction with the acquisition of five properties with stated interest rates ranging from 6.22% to 7.21%. All of these notes bear interest at a fixed rate and require monthly payments of principal and interest. They have maturity dates ranging from 2007 to 2012. Pursuant to SFAS No. 141, the difference between the fair value and face value of these notes at the date of acquisition resulted in a premium of approximately $2.9 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the years ended December 31, 2005, 2004 and 2003, we incurred interest expense of approximately $28.7 million, 6.0 million and $385,000, respectively. We capitalized approximately $729,000 of interest in 2005 associated with certain development activities and did not capitalize any interest in 2004 or 2003. As of December 31, 2005, the total historical cost of our properties was approximately $2.0 billion and the total historical cost of properties securing our fixed rate mortgage debt was approximately $1.2 billion. Our debt has various financial covenants and we were in compliance with all of these covenants at December 31, 2005.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5—Debt (Continued)

As of December 31, 2005, the scheduled maturities of our debt, excluding unamortized premiums, were as follows (amounts are in thousands):

Year	Fixed Rate Mortgage Debt	Senior Secured Revolving Credit Facility	Total
2006	$6,462	$—	$6,462
2007	7,112	—	7,112
2008	69,240	16	69,256
2009	6,711	—	6,711
2010	57,224	—	57,224
2011	228,385	—	228,385
2012	182,658	—	182,658
2013	21,130	—	21,130
2014	2,486	—	2,486
2015	43,860	—	43,860
Thereafter	7,115	—	7,115

Total	$632,383	$16	$632,399

Note 6—Financial Instruments and Hedging Activities

Fair Value of Financial Instruments

As of December 31, 2005 and 2004, the fair values of cash and cash equivalents, restricted cash held in escrow, notes receivable, accounts receivable and accounts payable approximated their carrying values because of the short-term nature of these instruments. The estimated fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies believed to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, therefore, these estimates are not necessarily indicative of the actual amounts that we could realize upon disposition. The following table summarizes these financial instruments:

	Balances at December 31, 2005		Balances at December 31, 2004
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
Borrowings:
Senior, secured revolving credit facility	$16	$16	$4	$4
Secured mortgage debt	$642,242	$627,288	$142,755	$142,967
Interest rate contracts:
Treasury Locks	$—	$—	$(1,539)	$(1,539)

Hedging Activities

We enter into forward treasury locks in anticipation of issuing future fixed rate debt to fund future property acquisitions. We enter into such treasury locks to hedge our exposure to interest rate variability and mitigate our exposure to the risk of increases in future payments of interest for anticipated fixed rate debt issuances over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on our existing senior revolving credit facility). As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value until settled. These forward treasury lock hedges have been designated as cash flow hedges for accounting purposes.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 6—Financial Instruments and Hedging Activities (Continued)

As of December 31, 2005, we had entered into a total of eight cash flow hedging transactions and all of these hedges have been settled for cash. Two of the settled hedges have been attributed to fixed rate debt and the balances of such hedges are being amortized to interest expense over the life of the assigned debt and the fair value of the other six settled hedges are recorded in other comprehensive loss until the anticipated future fixed rate debt is issued, at which time such values will be amortized over the life of the debt to interest expense.

As a result of ineffectiveness primarily due to changes in our estimated debt issuance dates, during the years ended December 31, 2005 and 2004, we recorded a gain of approximately $108,000 and $545,000, respectively, and did not record a gain or loss in 2003. Amounts reported in accumulated other comprehensive loss related to cash flow hedges will be amortized to interest expense as payments are made on our anticipated future debt issuance. During the next 12 months, we estimate that approximately $644,000 will be amortized from other comprehensive loss to interest expense resulting in an increase in our interest expense.

Note 7—Public Offerings

On April 15, 2002, we filed an S-11 registration statement with the Securities and Exchange Commission covering our first public offering of our common stock. The registration statement was declared effective by the SEC on July 17, 2002 and we received approval of our offering in all 50 states in December 2002. The common stock was being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The registration statement also covered up to 4,000,000 shares available pursuant to our distribution reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants issued to the Dealer Manager for a price of $.001 per share for every 25 shares sold. Until we received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors. In April of 2004, we completed our first public offering and sold approximately 25.5 million shares of our common stock for gross proceeds of approximately $254.4 million.

Our second offering began immediately following the completion of our initial offering. The second registration statement was filed on February 27, 2004, and was declared effective by the SEC on April 16, 2004. The registration statement registered common stock at a price of $10 per share for a maximum of 30,000,000 shares. The registration statement also covered up to 10,000,000 shares available pursuant to our distribution reinvestment plan as well as up to 1,200,000 shares issuable upon the exercise of warrants sold to the Dealer Manager for a price of $.001 per share for every 25 shares sold. In October of 2004, we completed our second public offering and sold approximately 30.4 million shares of our common stock for gross proceeds of approximately $302.8 million.

Our third offering began immediately following the completion of our second public offering. The third registration statement was filed on June 28, 2004, and was declared effective by the SEC on October 18, 2004. The third registration statement registered common stock at a price of $10.50 per share for a maximum of 40,000,000 shares. The registration statement also covered up to 13,000,000 shares available pursuant to our distribution reinvestment plan. In June of 2005, we concluded our third public offering and sold approximately 40.7 million shares of our common stock for gross proceeds of approximately $424.7 million.

Our fourth offering began immediately following our third public offering. The fourth registration statement was filed on January 24, 2005 and was declared effective by the SEC on June 9, 2005. The registration statement covers a maximum of $1,000,000,000 in shares of our common stock to be sold, including proceeds from our distribution reinvestment plan. The registration statement offers up to 72,770,273 shares at a price of $10.50 per

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 7—Public Offerings (Continued)

share and up to 23,650,339 shares to participants in our distribution reinvestment plan. As of December 31, 2005, we had sold approximately 37.8 million shares for gross proceeds of approximately $393.0 million in connection with our fourth public offering.

At the end of business on Monday, January 23, 2006, we closed the primary offering component of our fourth offering. Although we have closed the primary offering component of our public offering, we will continue to offer shares through our distribution reinvestment plan.

As of December 31, 2005, 133,206,784 shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our partnership on a one-for-one basis for limited partnership units.

Note 8—Our Partnership’s Private Placement

Our partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors will be 100% leased by our partnership, and such leases will contain purchase options whereby our partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our partnership under Section 721 of the Internal Revenue Code.

Our partnership will pay certain up-front fees and reimburse certain related expenses to our advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the “Facilitator”) for raising capital through the private placement. Our advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our advisor, of up to 1.5% of gross equity proceeds raised through the private placement.

During the years ended December 31, 2005, 2004 and 2003, we raised $145.3 million, $29.9 million and $2.7 million, respectively, from the sale of undivided tenancy-in-common interests in 27 buildings, which is included in financing obligations in the accompanying consolidated balance sheets pursuant to SFAS No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby our partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited partnership units.

During the years ended December 31, 2005, 2004 and 2003, we incurred approximately $3.9 million, $750,000 and $15,000, respectively, of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 8—Our Partnership’s Private Placement (Continued)

consolidated financial statements. The various lease agreements in place as of December 31, 2005, contain expiration dates ranging from November 2013 to December 2025. The following table sets forth the five year, future minimum rental payments due to third parties under the various lease agreements (amounts are in thousands):

Year Ended December 31,	Future Minimum Rental Payments
2006	$12,148
2007	17,696
2008	19,114
2009	18,336
2010	17,629
Thereafter	113,698

Total	$198,621

During the years ended December 31, 2005, 2004 and 2003, our partnership incurred upfront costs of approximately $11.6 million, $2.6 million and $0.2 million payable to our advisor and other affiliates for affecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If our partnership elects to exercise any purchase option as described above and issue limited partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against shareholders’ equity as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

During the year ended December 31, 2005, our partnership exercised purchase options to buy certain tenancy-in-common interests it had previously sold in three different properties. The following table reflects certain details regarding these transactions:

Exercise Date	Property	Location	Limited Partnership Units Issued(1)	Total Value (in thousands)
04/08/2005	Chickasaw A	Memphis	424,352	$4,456
10/27/2005	Chickasaw H	Memphis	570,950	5,995
12/29/2005	Newpoint I	Atlanta	751,751	7,893

Total			1,747,053	$18,344

(1)	Holders of limited partnership units will have substantially the same economic interest as our common shareholders (see Note 10—Minority Interest).

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 9—Shareholders’ Equity

Preferred Shares

Our board of directors, through the articles of incorporation, has the authority to authorize the issuance of 50,000,000 preferred shares of any class or series. The rights and terms of such preferred shares will be determined by our board of directors. However, the voting rights of preferred shareholders shall never exceed the voting rights of common shareholders. As of December 31, 2005, 2004 and 2003, we had no outstanding shares of preferred stock.

Shares-in-Trust

Our board of directors, through the articles of incorporation, has the authority to authorize the issuance of shares-in-trust which are shares that are automatically exchanged for common or preferred shares as a result of an event that would cause an investor to own, beneficially or constructively, a number of shares in excess of certain limitations. As of December 31, 2005, 2004 and 2003, we had no outstanding shares-in-trust.

Common Shares

The holders of our common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of the majority of the outstanding common shares can elect the entire board of directors. Subject to any preferential rights of any outstanding series of our preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of our common stock are entitled to such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in our public offerings are fully paid and non-assessable shares of common stock. Holders of our common stock will not have preemptive rights. As of December 31, 2005, 2004 and 2003, we had 133,206,784, 67,719,883, and 12,470,400 shares of common stock outstanding, respectively.

Note 10—Minority Interest

Minority interest consists of the following as of December 31, 2005 and 2004 (dollar amounts are in thousands):

	2005	2004
Limited partnership units:
Net investment	$16,366	$—
Distributions	(303)	—
Share of net loss	(49)	—

Sub-total	16,014	—
Cabot limited partnership units:
Net investment	40,314	—
Distributions	(338)
Share of net loss	(477)	—

Sub-total	39,499	—
Cabot non-voting common stock:
Net investment	63	—

Sub-total	63	—
Limited partnership Special Units	1	1

Total	$55,577	$1

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 10—Minority Interest (Continued)

Limited Partnership Units

At December 31, 2005, we owned approximately 99% of our partnership and the remaining approximate 1% interest in our partnership was owned by unaffiliated third-party investors and our advisor. After a period of one year, limited partnership units are redeemable at the option of the unit holder. We have the option of redeeming the limited partnership units with cash or with shares of common stock. At inception (April 12, 2002), our partnership issued 20,000 limited partnership units to our advisor for gross proceeds of $200,000, which currently represents less than a 0.1% ownership interest in our partnership. In addition, as of December 31, 2005, we had issued approximately 1.7 million limited partnership units to non-affiliated limited partners in connection with our partnership’s private placement (see Note 8—Our Partnership’s Private Placement). During the years ended December 31, 2004 and 2003, there was no minority interest reflected on our consolidated financial statements associated with these limited partnership units as the carrying amount of such minority interest had been reduced to zero due to the allocation of our net loss of approximately $213,000 during the year ended December 31, 2002.

Cabot Limited Partnership Units

Pursuant to the Cabot merger (see Note 3—Real Estate), the unaffiliated third-party investors that were limited partners in the Cabot Partnership prior to the Cabot merger remained limited partners after the merger. As of December 31, 2005, the limited partners owned approximately 13% of the Cabot Partnership. On July 21, 2005, we entered into a Put/Call Agreement whereby we have the option to acquire the limited partners’ remaining 13% interest in the Cabot Partnership. Through this agreement, the remaining limited partners have an initial option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006 and we have an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. Subsequent to these initial options, the limited partners and we will continue to have put and call options to purchase or sell the remaining interests and the price of such remaining interests would be based upon the fair value of such interests at the time the options are exercised. Income and losses of the Cabot Partnership are allocated pro rata based on the partners’ ownership interests.

Cabot Non-Voting Common Stock

In August 2005, our advisor and its affiliates acquired 126 shares of Cabot’s non-voting common stock for a purchase price of $500 each or $63,000 in the aggregate. Our advisor purchased these shares on behalf of its employees and other affiliates and the proceeds from the sale of these non-voting common shares were used to invest in the Cabot Partnership. Collectively, as of December 31, 2005, these non-voting shares of common stock represent less than a 0.1% ownership of Cabot and the holders of these shares will participate in the distributions of Cabot, which are based on the performance of the Cabot portfolio of properties, in proportion to their respective ownership percentages.

Limited Partnership Special Units

During 2002, our partnership issued 10,000 Special Units to an affiliate of our advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of our partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of regular partnership interests in aggregate have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by our partnership upon the disposition of our partnership’s assets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 11—Stock Option Plans and Warrant Purchase Agreements

Stock Option Plans

We have adopted an independent director stock option plan which we use in an effort to attract and retain qualified independent directors (the “Independent Director Option Plan”). We granted non-qualified stock options to purchase 10,000 shares to each independent director pursuant to the Independent Director Option Plan upon the sale of 200,000 shares in our initial public offering. In addition, we have issued options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder’s meeting. A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. Options may not be granted under the Independent Director Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Option Plan and the Employee Option Plan (defined below) to exceed 10% of our issued and outstanding shares. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. As of December 31, 2005 and 2004, we had 60,000 options outstanding under the Independent Director Option Plan and, as of December 31, 2003, we had 40,000 options outstanding.

These options were valued using the Black-Scholes option-pricing model (“Black Scholes”) with the following assumptions: 2005—expected dividend yield of 6.10%, risk-free interest rate of 4.190%, volatility factor of 20.01% and an expected life of 10 years; 2004—expected dividend yield of 6.40%, risk-free interest rate of 2.74%, volatility factor of 21.23% and an expected life of 10 years; 2003—expected dividend yield of 6.25%, risk free interest rate of 2.740%, volatility factor of 17.93%, and an expected life of 10 years. The value of options granted under the Independent Director Option Plan on the date of grant during 2005, 2004 and 2003 was approximately $16,000, $11,000 and $15,000. As of December 31, 2005, approximately 18,000 of these options were exercisable, and no options granted under the Independent Director Option Plan had been exercised.

On July 19, 2005 and on January 6, 2006, respectively, we received and accepted the resignations of two independent directors of our board of directors. In connection with such resignations, the directors forfeited all 20,000 options that they had previously been awarded, effective 30 days from their resignation.

We have adopted an employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable us, our advisor and its affiliates to obtain or retain the services of employees (not to include any person who is an affiliate of ours as defined in the plan) considered essential to the our long-term success and the success of our advisor and its affiliates by offering such employees an opportunity to participate in our growth through ownership of the our shares. The Employee Option Plan will be administered by our compensation committee, which is authorized to grant “non-qualified” stock options (the “Employee Options”) to selected employees of our advisor and its affiliates. Employee Options may not be granted under the Employee Option Plan at any time when the grant would cause the total number of options outstanding under the Employee Option Plan and the Independent Director Option Plan to exceed 10% of the our issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The term of such employee options has been set by our compensation committee and shall not exceed the earlier of ten years from the date of grant or five years from the date of a listing of our common stock. Our compensation committee has set the period during which the right to exercise an Employee Option fully vests to three years from the date of grant. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the our articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution. As of December 31, 2005 and 2004, there

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 11—Stock Option Plans and Warrant Purchase Agreements (Continued)

were 107,500 options outstanding under the Employee Option Plan with a weighted average exercise price of $11.00. There were no options outstanding under the Employee Option Plan during 2003.

These options were valued using Black-Scholes with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 2.74%, volatility factor of 19.42% and an expected life of 10 years. The value of options granted under the Employee Option Plan on the date of grant during 2004 was approximately $61,000. As of December 31, 2005, approximately 35,800 of these options were exercisable and no options granted under the Employee Option Plan had been exercised or forfeited.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the years ended December 31, 2005, 2004 and 2003, we incurred $29,167, $5,892 and $2,781 of such expense which is included in general and administrative expense on the accompanying consolidated statements of operations.

The following table describes all options issued and outstanding as of December 31, 2005, 2004 and 2003, as well as the option grants, exercises and expirations that occurred during 2005 and 2004.

	Independent Director Options	Employee Options
Issued and Outstanding at 12/31/03	40,000	—
Grants	20,000	107,500
Exercises	—	—
Expirations	—	—

Issued and Outstanding at 12/31/04	60,000	107,500
Grants	20,000	—
Exercises	—	—
Expirations	(20,000)	—

Issued and Outstanding at 12/31/05	60,000	107,500

Warrant Purchase Agreements

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold (see Note 13—Related Party Transactions). These warrants, as well as the shares issuable upon their exercise, were registered in connection with our first and second public offerings (see Note 7—Public Offerings). In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with both of the aforementioned offerings. Pursuant to SFAS No. 123, we valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one share of common stock from us at a price of $12 per share beginning on the first anniversary of the effective date of the offering in which such warrants are issued and ending five years after the effective date of such offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the relevant public offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 12—Distributions

Our board of directors declares the following quarter’s annualized distribution before the first day of the quarter. We calculate our distributions based upon daily record and distribution declaration dates so investors will be eligible to earn distributions immediately upon purchasing shares of our common stock or upon purchasing limited partnership units of our partnership. We accrue and pay distributions on a quarterly basis. The following table sets forth the distributions that have been paid and/or declared to date by our board of directors.

Quarter	Amount Declared per Share/Unit(1)	Annualized Amount Per Share/Unit(1)	Date Paid
2nd Quarter—2003	$0.1558	$0.625	July 15, 2003
3rd Quarter—2003	$0.1575	$0.625	October 15, 2003
4th Quarter—2003	$0.1575	$0.625	January 15, 2004
1st Quarter—2004	$0.1591	$0.640	April 15, 2004
2nd Quarter—2004	$0.1591	$0.640	July 15, 2004
3rd Quarter—2004	$0.1609	$0.640	October 15, 2004
4th Quarter—2004	$0.1609	$0.640	January 18, 2005
1st Quarter—2005	$0.1578	$0.640	April 15, 2005
2nd Quarter—2005	$0.1596	$0.640	July 15, 2005
3rd Quarter—2005	$0.1613	$0.640	October 17, 2005
4th Quarter—2005	$0.1613	$0.640	January 17, 2006
1st Quarter—2006	$0.1578	$0.640	April 17, 2006	(2)

(1)	Assumes share or unit was owned for the entire quarter.

(2)	Anticipated payment date.

Our distributions to shareholders are characterized for federal income tax purposes as ordinary income or a non-taxable return of capital. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a gain from the sale or exchange of that shareholder’s common shares. We notify shareholders of the taxability of distributions paid during the preceding year on an annual basis. The following summarizes the taxability of distributions on common shares for the years ended December 31, 2005, 2004 and 2003:

	2005		2004		2003
Per Common Share:	Per Share Amount	Percentage	Per Share Amount	Percentage	Per Share Amount	Percentage
Ordinary Income	$0.408	63.80%	$0.378	59.10%	$0.249	39.80%
Return of Capital	0.232	36.20%	0.262	40.90%	0.376	60.20%

Total	$0.640	100.00%	$0.640	100.00%	$0.625	100.00%

Note 13—Related Party Transactions

Our Advisor

Our day-to-day activities are managed by our advisor, an affiliate, under the terms and conditions of an advisory agreement. Our advisor is considered a related party as certain indirect owners and employees of our advisor serve as our executives. The responsibilities of our advisor include the selection of our investment properties, the negotiations for these investments and the property management and leasing of these properties.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 13—Related Party Transactions (Continued)

We have entered into an advisory agreement with our advisor pursuant to which we pay certain acquisition and asset management fees to our advisor. The amount of such acquisition fees was previously equal to 3% of the aggregate purchase price of all properties we acquired up to a cumulative purchase price of $170 million. In March 2004, we reached the cumulative threshold of $170 million in properties and all subsequent acquisitions have been and will continue to be subject to a reduced acquisition fee of 1.0%. During the years ended December 31, 2005, 2004 and 2003, our advisor earned approximately $11.1 million, $6.4 million and $4.4 million, respectively, for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170 million. During the years ended December 31, 2005 and 2004, we incurred asset management fees of $8.9 million and $1.5 million, respectively. No asset management fees were paid in 2003 as we had not exceeded the aforementioned threshold of $170 million.

Pursuant to the advisory agreement, our advisor is obligated to advance all of our offering costs subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of common stock. Such offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

During the years ended December 31, 2005, 2004 and 2003, as well as from the period of our inception (April 12, 2002) to December 31, 2002, our advisor incurred approximately $8.6 million, $8.3 million, $7.7 million and $3.4 million, respectively, of offering costs. During the years ended December 31, 2005, 2004 and 2003, we reimbursed our advisor approximately $13.3 million, $10.9 million and $3.3 million, respectively, for such costs. These costs are reflected in equity as offering costs when such reimbursement obligations are incurred. As of December 31, 2005, the un-reimbursed amount of offering costs incurred by our advisor, since inception (April 12, 2002), was approximately $451,000. As described in Note 7—Public Offerings, we closed the primary offering component of our fourth public offering on January 23, 2006 and we may fully reimburse our advisor for all remaining un-reimbursed offering costs.

Our advisor is obligated to pay all of the offering and marketing related costs associated with our partnership’s private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our partnership’s private placement. During the years ended December 31, 2005, 2004 and 2003, our partnership incurred approximately $2.3 million, $521,000 and $54,000, respectively, payable to our advisor for such expense allowance.

In accordance with the advisory agreement we are obligated, subject to certain limitations, to reimburse our advisor for certain other expenses incurred on our behalf for providing services contemplated in the advisory agreement, provided that our advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the years ended December 31, 2005, 2004 and 2003, we have reimbursed approximately $511,000, $327,000 and $96,000, respectively, for such costs.

As of December 31, 2005 and 2004, we owed our advisor approximately $624,000 and $576,000 respectively, for various fees and reimbursements as described above which is included in other liabilities on the accompanying consolidated balance sheets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 13—Related Party Transactions (Continued)

The Dealer Manager

Our public and private offerings are managed by the Dealer Manager under the terms of certain dealer manager agreements. Our Dealer Manager is considered a related party as certain indirect owners and employees of the Dealer Manager serve as our executives.

We have entered into a Dealer Manager Agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6% sales commission of gross offering proceeds raised pursuant to our public offerings of common stock. As of December 31, 2005, all sales commissions had been re-allowed to participating broker-dealers. For the years ended December 31, 2005, 2004 and 2003, we incurred approximately $49.9 million, $42.5 million and $11.2 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying consolidated balance sheets.

We have also entered into a dealer manager agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our partnership’s private placement. We also pay the Dealer Manager a sales commission of up to 5.0% of the gross equity proceeds raised through our partnership’s private placement. As of December 31, 2005, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for affecting sales. For the years ended December 31, 2005, 2004 and 2003, we incurred up front fees of approximately $7.6 million, $1.7 million and $175,000, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are included in deferred loan costs on the accompanying consolidated balance sheets.

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one share of common stock for $12. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second public offerings. Pursuant to SFAS No. 123, we valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. No warrants were offered in our third or fourth public offering. During the year ended December 31, 2005, the Dealer Manager did not earn any soliciting dealer warrants as all shares sold during such period were in connection with our third and fourth public offerings (see Note 7—Public Offerings).

As of December 31, 2005 and 2004, we owed the Dealer Manager approximately $1.4 million and $828,000, respectively, in relation to the fees described above which is included in other liabilities on the accompanying consolidated balance sheets.

The Facilitator

The Facilitator is responsible for the facilitation of transactions associated with our partnership’s private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with our partnership’s private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our partnership’s private placement for transaction facilitation. For the years ended December 31, 2005, 2004 and 2003, we incurred approximately $1.8 million, $379,000 and

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 13—Related Party Transactions (Continued)

$41,000, respectively, payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the other fees associated with our partnership’s private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation (see Note 8—Our Partnership’s Private Placement).

Note 14—Income Taxes

During 2005, we operated and expect to continue to operate in a manner to meet all the requirements to qualify for REIT status. We have made our REIT election under Internal Revenue Code Section 856 for the taxable year ended December 31, 2003. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. We did not have any built-in gains at the time of our conversion to REIT status. As a REIT, we generally will not be subject to federal income taxation at the corporate level to the extent we distribute 100% of our REIT taxable income annually, as defined in the Internal Revenue Code, to our shareholders and satisfy other requirements. To continue to qualify as a REIT for federal tax purposes, we must distribute at least 90% of our REIT taxable income annually. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements.

Note 15—Commitments and Contingencies

Forward Purchase Commitments

Deltapoint—On March 28, 2005, a wholly-owned subsidiary of our partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our partnership entered into a forward purchase commitment agreement whereby we are obligated to acquire the distribution facility from Deltapoint upon completion which can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs.

Buford Distribution Center—In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We have entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. Our obligation to acquire the buildings from the third-party developer upon completion can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs. We anticipate acquiring this property in March 2006 for approximately $20 million using our remaining net proceeds from our fourth public offering, capital from our co-investment partners and debt.

Note 16—Subsequent Events

Closing of Our Fourth Public Offering

At the close of business on January 23, 2006, we closed the primary offering component of our fourth public offering of common stock. Although we closed the aforementioned primary offering for the foreseeable future, we

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 16—Subsequent Events (Continued)

have retained the right to recommence the primary offering at any time during the effectiveness of our offering. In addition, we will continue to offer shares of our common stock through our distribution reinvestment plan.

Contribution of Properties to Institutional Fund

On February 21, 2006, we entered into a joint venture agreement with affiliates of Boubyan Bank of Kuwait whereby we contributed six properties with an approximate value of $123 million to an institutional fund. We retained a 20% equity interest in the venture and our partner retained the other 80% equity interest. The fund’s day-to-day business affairs are managed by us and all major decisions are determined by both members. In connection with this transaction, we also issued approximately $95.5 million of secured non-recourse debt with a stated interest rate of 5.53% maturing in March 2012. Pursuant to our joint venture agreement, we act as asset manager for the joint venture and we will earn certain asset management fees related to the properties we manage.

Note 17—Quarterly Results (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2005
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Rental revenue	$19,548	$23,498	$36,533	$42,219	$121,798
Other income	664	3,856	311	1,295	6,126

Total revenue	20,212	27,354	36,844	43,514	127,924
Rental expense	2,383	2,467	3,892	4,713	13,455
Real estate taxes	2,435	2,892	4,644	5,344	15,315
Depreciation and amortization	12,350	14,192	21,178	23,303	71,023
Interest expense	3,718	4,827	9,813	10,354	28,712
General and administrative expense	728	701	865	710	3,004
Asset management fees, related party	1,179	1,524	2,937	3,261	8,901

Net income (loss) before minority interest	(2,581)	751	(6,485)	(4,171)	(12,486)
Minority interest	—	3	(287)	(242)	(526)
Net income (loss)	$(2,581)	$748	$(6,198)	$(3,929)	$(11,960)

Earnings (loss) per common share:
Basic and diluted	$(0.03)	$0.01	$(0.06)	$(0.03)	$(0.12)

Basic common shares outstanding	74,401	88,066	104,224	121,097	97,333
Diluted common shares outstanding	74,421	88,473	104,668	121,975	97,774

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 17—Quarterly Results (Unaudited) (Continued)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2004 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2004
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
Rental revenue	$3,582	$5,506	$8,935	$16,654	$34,677
Other income	13	228	933	247	1,421

Total revenue	3,595	5,734	9,868	16,901	36,098
Rental expense	401	490	850	1,634	3,375
Real estate taxes	397	626	950	1,857	3,830
Depreciation and amortization	1,646	2,765	4,888	9,974	19,273
Interest expense	651	894	1,650	2,783	5,978
General and administrative expense	328	311	1,026	707	2,372
Asset management fees, related party	—	145	398	982	1,525

Net income (loss)	$172	$503	$106	$(1,036)	$(255)

Earnings (loss) per common share:
Basic and diluted	$0.01	$0.02	$0.00	$(0.02)	$(0.01)

Basic common shares outstanding	16,580	29,536	44,670	60,517	37,908
Diluted common shares outstanding	16,600	29,556	44,690	60,537	37,928

The following table presents selected unaudited quarterly financial data for each quarter during the period ended December 31, 2003 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2003
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003
Rental revenue	$—	$118	$842	$1,685	$2,645
Other income	1	39	11	10	61

Total revenue	1	157	853	1,695	2,706
Rental expense	—	—	38	98	136
Real estate taxes	—	—	51	180	231
Depreciation and amortization	—	69	360	766	1,195
Interest expense	—	26	138	221	385
General and administrative expense	73	33	118	188	412
Asset management fees, related party	—	—	—	—	—

Net income (loss)	$(72)	$29	$148	$242	$347

Earnings (loss) per common share:
Basic and diluted	$(0.27)	$0.02	$0.03	$0.03	$0.09

Basic common shares outstanding	261	1,809	4,393	9,357	3,987
Diluted common shares outstanding	261	1,829	4,413	9,377	4,007

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 18—Segment Information

We consider each operating property to be an individual operating segment that has similar economic characteristics with all our other operating properties and we combine our operating segments into reportable segments based upon their geographic location or market. For purposes of this disclosure, we report the revenue of our largest reportable market segments on an individual basis until the aggregate revenue of such individually reported market segments equals at least 75% of our total revenues and then aggregate all remaining reportable market segments into one category, “Other Markets.” These other markets include Baltimore, Boston, Charlotte, Columbus, Denver, Harrisburg/Lehigh Valley, Indianapolis, Louisville, Miami, New Jersey, Orlando, San Antonio, San Francisco and Seattle. The following table sets forth the rental revenues and property net operating income of our market segments for the years ended December 31, 2005, 2004 and 2003 (dollar amounts are in thousands).

	Rental Revenues			Property NOI(1)
Segments	2005	2004	2003	2005	2004	2003
Atlanta	$16,143	$4,522	$—	$12,282	$3,658	$—
Chicago	7,891	1,033	181	6,488	1,025	178
Cincinnati	8,942	5,323	114	7,356	4,488	105
Dallas	15,872	4,926	154	11,017	3,376	116
Houston	11,359	4,374	105	7,830	3,161	44
Los Angeles	4,700	1,185	129	3,409	929	92
Memphis	14,285	2,850	761	11,907	2,269	545
Nashville	5,738	4,318	1,138	5,076	3,908	1,135
Phoenix	8,550	1,757	—	5,770	1,244	—
Other Markets	28,318	4,389	63	21,893	3,414	63

Total	$121,798	$34,677	$2,645	$93,028	$27,472	$2,278

(1)	Net operating income (NOI) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expense and interest expense.

We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance as a whole since it does exclude such expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (dollar amounts are in thousands):

	2005	2004	2003
Property NOI	$93,028	$27,472	$2,278
Interest and other real estate income	6,126	1,421	61
Depreciation and amortization expense	(71,023)	(19,273)	(1,195)
Interest expense	(28,712)	(5,978)	(385)
General and administrative expense	(3,004)	(2,372)	(412)
Asset management fees, related-party	(8,901)	(1,525)	—
Minority interest	526	—	—

Net income (loss)	$(11,960)	$(255)	$347

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 18—Segment Information (Continued)

The following table reflects our total assets by market segment (dollar amounts are in thousands).

	Total Assets as of December 31,
	2005	2004
Market segments:
Atlanta	$252,701	$146,261
Chicago	177,765	11,160
Cincinnati	117,381	76,605
Dallas	240,861	90,762
Houston	122,068	82,313
Los Angeles	82,547	32,095
Memphis	178,371	38,420
Nashville	76,256	57,873
Phoenix	84,820	80,263
Other markets	589,943	128,073

Total segment assets	1,922,713	743,825
Non-segment assets:
Cash and cash equivalents	84,771	16,119
Other non-segment assets(1)	50,211	24,864

Total assets	$2,057,695	$784,808

(1)	Other non-segment assets primarily consists of corporate assets including investments in unconsolidated joint ventures, notes receivable, certain loan costs, including loan costs associates with our financing obligations and deferred acquisition costs.

Note 19—Pro Forma Financial Information (Unaudited)

During the years ended December 31, 2005 and 2004, we acquired 251 properties, for a total investment of approximately $1.8 billion. The following unaudited pro forma information for the years ended December 31, 2005 and 2004 have been prepared to reflect the incremental effect of the acquisition of properties during 2005 and 2004 by us as if such transactions and adjustments had occurred on January 1, 2004, and were carried forward through December 31, 2005. As these acquisitions are assumed to have been made on January 1, 2004 the shares outstanding as of December 31, 2005 are assumed to have been sold and outstanding as of January 1, 2004 for purposes of calculating per share information (dollar amounts in thousands except per share information).

	2005	2004
Revenue	$182,392	$164,248
Depreciation and amortization	$92,081	$93,134
Net loss	$(7,742)	$(17,828)
Loss per share—basic and diluted	$(0.06)	$(0.13)
Shares outstanding:
Basic	133,206,784	133,206,784
Diluted	134,973,837	134,973,837

During the years ended December 31, 2004 and 2003, we acquired 106 properties, for a total investment of approximately $754.1 million. The following unaudited pro forma information for the years ended December 31,

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 19—Pro Forma Financial Information (Unaudited) (Continued)

2004 and 2003 have been prepared to reflect the incremental effect of the acquisition of properties during 2004 and 2003 by us as if such transactions and adjustments had occurred on January 1, 2003, and were carried forward through December 31, 2004. As these acquisitions are assumed to have been made on January 1, 2003, the shares outstanding as of December 31, 2004 are assumed to have been sold as of January 1, 2003 for purposes of calculating per share information (dollar amounts in thousands except per share information).

	2004	2003
Revenue	$70,432	$53,071
Depreciation and amortization	$50,862	$47,875
Net loss	$(11,273)	$(16,966)
Loss per share—basic and diluted	$(0.17)	$(0.25)
Shares outstanding:
Basic	67,719,883	67,719,883
Diluted	67,739,883	67,739,883

This information is presented for illustrative purposes only and is not indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future.

Note 20—Net Income (Loss) per Common Share

Reconciliations of the numerator and denominator used to calculate basic net income (loss) per common share to the numerator and denominator used to calculate diluted net income (loss) per common share for the years ended December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003
Net income (loss)	$(11,960)	$(255)	$347
Minority interest share in net loss	(49)	—	—

Adjusted net income (loss)	$(12,009)	$(255)	$347

Weighted average common shares outstanding-Basic	97,333	37,908	3,987
Incremental weighted average effect of conversion of limited partnership units	441	20	20

Weighted average common shares outstanding-Diluted	97,774	37,928	4,007

Net income (loss) attributable per common share-Basic	$(0.12)	$(0.01)	$0.09

Net income (loss) attributable per common share-Diluted	$(0.12)	$(0.01)	$0.09

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Dividend Capital Trust Inc.:

Under date of March 7, 2006, we reported on the consolidated balance sheets of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule, Schedule III—Real Estate and Accumulated Depreciation (Schedule III). Schedule III is the responsibility of the Company’s management. Our responsibility is to express an opinion on Schedule III based on our audits.

In our opinion, Schedule III—Real Estate and Accumulated Depreciation, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Denver, Colorado

March 7, 2006

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2005

(dollars in thousands)

			Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005
Property	No. of Bldgs	Encumbrances (5)	Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)	Accumulated Depreciation (6)	Acquisition Date
Newpoint I	1	—	2,143	12,908	15,051	42		2,143	12,950	15,093	(1,194)	03/31/04
Southcreek	3	9,357	5,338	31,640	36,978	(714	)(2)	5,338	30,926	36,264	(2,244)	6/8/2004 / 09/21/04
Eagles Landing	1	20,942	2,595	13,475	16,070	131		2,595	13,606	16,201	(1,288)	10/01/04
Buford Industrial	1	—	1,475	7,021	8,496	153		1,475	7,174	8,649	(703)	10/01/04
Breckinridge Industrial	2	—	1,950	10,159	12,109	133		1,950	10,292	12,242	(1,697)	10/01/04
Westgate Industrial	1	—	2,140	4,801	6,941	86		2,140	4,887	7,027	(1,261)	10/01/04
Westpark Industrial	2	—	2,176	6,719	8,895	336		2,176	7,055	9,231	(463)	10/01/04
Cobb Industrial	2	—	1,120	5,249	6,369	74		1,120	5,323	6,443	(499)	10/01/04
Cabot Parkway Industrial	2	—	2,275	13,982	16,257	(1,204	)(2)	2,275	12,778	15,053	(1,074)	10/01/04
Atlanta NE Portolio	2	—	2,817	14,892	17,709	107		2,817	14,999	17,816	(1,312)	11/05/04
Lotus Cars USA	1	—	1,029	2,103	3,132	—		1,029	2,103	3,132	(154)	12/03/04
Fulton Industrial Boulevard	3	7,450	1,850	13,480	15,330	113		1,850	13,593	15,443	(343)	07/21/05
Penney Road	1	2,017	401	4,145	4,546	10		401	4,155	4,556	(83)	07/21/05
Southfield Parkway	1	2,560	523	3,808	4,331	1		523	3,809	4,332	(88)	07/21/05
Livingston Court	3	5,410	1,194	8,475	9,669	9		1,194	8,484	9,678	(246)	07/21/05
Peterson Place	5	4,212	739	8,050	8,789	19		739	8,069	8,808	(199)	07/21/05
Oakbrook Parkway	5	9,607	1,823	17,185	19,008	72		1,823	17,257	19,080	(396)	07/21/05
Regency Parkway	7	9,433	1,521	16,084	17,605	409		1,521	16,493	18,014	(404)	07/21/05
Jimmy Carter Boulevard	2	3,182	488	5,159	5,647	204		488	5,363	5,851	(151)	07/21/05
McGinnis Ferry Road	1	4,165	700	6,855	7,555	2		700	6,857	7,557	(213)	07/21/05
South Royal Atlanta Drive	1	1,000	174	1,896	2,070	—		174	1,896	2,070	(44)	07/21/05
Interstate South	1	—	2,396	18,620	21,016	45		2,396	18,665	21,061	(234)	09/30/05

TOTAL ATLANTA MARKET	48	79,335	36,867	226,706	263,573	28		36,867	226,734	263,601	(14,290)
Delta Portfolio	7	27,146	8,762	36,806	45,568	297		8,762	37,103	45,865	(1,670)	04/12/05
Charwood Road	1	5,296	1,960	10,261	12,221	—		1,960	10,261	12,221	(217)	07/21/05
Greenwood Place	1	5,260	1,596	7,844	9,440	236		1,596	8,080	9,676	(183)	07/21/05
Coca Cola Drive	1	—	4,290	25,371	29,661	—		4,290	25,371	29,661	(181)	07/21/05

TOTAL BALTIMORE MARKET	10	37,702	16,608	80,282	96,890	533		16,608	80,815	97,423	(2,251)
Progress Industrial	2	—	2,570	5,933	8,503	258		2,570	6,191	8,761	(696)	10/01/04
South Industrial	1	—	1,125	2,805	3,930	166		1,125	2,971	4,096	(74)	10/01/04
Technology Industrial	1	—	941	2,606	3,547	31		941	2,637	3,578	(389)	10/01/04
Sunnyslope Industrial	1	—	3,626	7,616	11,242	65		3,626	7,681	11,307	(968)	10/01/04
Wildwood Avenue	1	10,320	2,653	11,771	14,424	6		2,653	11,777	14,430	(288)	10/01/04

TOTAL BOSTON MARKET	6	10,320	10,915	30,731	41,646	526		10,915	31,257	42,172	(2,415)
Nevada Boulevard	1	3,023	1,360	4,840	6,200	—		1,360	4,840	6,200	(123)	07/21/05
Barringer Drive	1	1,760	507	4,549	5,056	(123	)(2)	507	4,426	4,933	(106)	07/21/05

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements(1)	Total Costs			Land	Building & Improvements(1)	Total Costs (3)(4)(6)
Nations Ford Road	1	2,840	1,603	5,277	6,880	—		1,603	5,277	6,880	(128)	07/21/05
Empire Distribution Center	1	—	622	3,655	4,277	—		622	3,655	4,277	(28)	11/02/05

TOTAL CHARLOTTE MARKET	4	7,623	4,092	18,321	22,413	(123)		4,092	18,198	22,290	(385)
Mallard Lake	1	—	2,561	8,809	11,370	—		2,561	8,809	11,370	(787)	10/29/03
Wickes Distribution Center	1	11,399	3,191	18,505	21,696	30		3,191	18,535	21,726	(1,328)	01/05/05
Blackhawk Portfolio	5	19,998	6,671	40,877	47,548	534		6,671	41,411	48,082	(1,168)	06/13/05
East Fabyan Parkway	1	5,230	1,790	10,929	12,719	31		1,790	10,960	12,750	(300)	07/21/05
Frontenac Road	1	3,920	1,647	5,849	7,496	26		1,647	5,875	7,522	(188)	07/21/05
South Wolf Road	1	9,175	4,836	18,794	23,630	202		4,836	18,996	23,832	(495)	07/21/05
Laramie Avenue	1	4,870	1,442	7,985	9,427	26		1,442	8,011	9,453	(215)	07/21/05
West 123rd Place	1	2,875	644	5,935	6,579	20		644	5,955	6,599	(119)	07/21/05
Stern Avenue	1	2,560	505	4,947	5,452	4		505	4,951	5,456	(107)	07/21/05
McCook Industrial Center	1	—	5,541	17,601	23,142	(93	)(2)	5,541	17,508	23,049	(97)	10/21/05

TOTAL CHICAGO MARKET	14	60,027	28,828	140,231	169,059	780		28,828	141,011	169,839	(4,804)
Park West	6	43,550	10,441	63,682	74,123	163		10,441	63,845	74,286	(6,576)	12/15/03 / 06/08/04
Northwest Business Center	1	—	299	4,486	4,785	39		299	4,525	4,824	(1,163)	05/23/04
New Buffington Road	2	4,100	1,618	8,500	10,118	307		1,618	8,807	10,425	(153)	07/21/05
Olympic Boulevard	3	7,350	2,096	11,788	13,884	221		2,096	12,009	14,105	(285)	07/21/05
Mineola Pike	1	2,653	625	4,642	5,267	—		625	4,642	5,267	(120)	07/21/05
Industrial Road	2	2,740	629	3,344	3,973	56		629	3,400	4,029	(72)	07/21/05
Dolwick Drive	1	2,857	579	4,670	5,249	31		579	4,701	5,280	(103)	07/21/05
Best Place	1	3,540	1,131	5,516	6,647	6		1,131	5,522	6,653	(140)	07/21/05
Distribution Circle	1	3,200	688	6,838	7,526	196		688	7,034	7,722	(142)	07/21/05

TOTAL CINCINNATI MARKET	18	69,990	18,106	113,466	131,572	1,019		18,106	114,485	132,591	(8,754)
Commodity Boulevard	2	20,849	3,891	36,799	40,690	737		3,891	37,536	41,427	(800)	07/21/05
Industrial Drive	1	4,350	683	7,136	7,819	—		683	7,136	7,819	(183)	07/21/05

TOTAL COLUMBUS MARKET	3	25,199	4,574	43,935	48,509	737		4,574	44,672	49,246	(983)
DFW H	1	6,642	981	10,392	11,373	(105	)(2)	981	10,287	11,268	(1,434)	12/15/03
Pinnacle	2	17,218	1,588	27,853	29,441	(231	)(2)	1,588	27,622	29,210	(2,933)	12/15/03
Market Industrial	5	—	1,481	15,507	16,988	358		1,481	15,865	17,346	(1,829)	10/01/04
Shiloh Industrial	2	—	878	5,957	6,835	662		878	6,619	7,497	(994)	10/01/04
Perimeter Industrial	2	—	261	2,901	3,162	54		261	2,955	3,216	(332)	10/01/04
Avenue R Industrial I	1	—	189	2,231	2,420	115		189	2,346	2,535	(319)	10/01/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements(1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Avenue R Industrial II	1	—	271	1,139	1,410	455		271	1,594	1,865	(323)	10/01/04
Westfork Center Industrial	3	—	503	5,977	6,480	122		503	6,099	6,602	(875)	10/01/04
Coasters Distribution Center	1	—	1,380	14,504	15,884	(27	)(2)	1,380	14,477	15,857	(1,121)	12/03/04
Diplomat Drive	1	2,496	532	3,136	3,668	13		532	3,149	3,681	(234)	05/26/05
North 28th Street	1	3,254	—	6,145	6,145	11		—	6,156	6,156	(199)	07/21/05
Esters Boulevard	5	27,393	2,428	50,618	53,046	243		2,428	50,861	53,289	(1,399)	07/21/05
Royal Lane	1	1,918	—	3,200	3,200	7		—	3,207	3,207	(129)	07/21/05
North Stemmons Freeway	1	2,400	585	2,576	3,161	221		585	2,797	3,382	(74)	07/21/05
West Story Drive	1	2,700	777	4,646	5,423	108		777	4,754	5,531	(116)	07/21/05
Meridian Drive	1	2,535	410	4,135	4,545	128		410	4,263	4,673	(116)	07/21/05
Gateway Drive	1	1,472	463	2,152	2,615	233		463	2,385	2,848	(60)	07/21/05
Valwood Parkway	3	8,875	2,271	15,351	17,622	329		2,271	15,680	17,951	(400)	07/21/05
108th Street	1	460	83	899	982	7		83	906	989	(25)	07/21/05
Sanden Drive	1	1,138	207	2,258	2,465	1		207	2,259	2,466	(60)	07/21/05
North Great Southwest Parkway	2	2,925	1,384	3,727	5,111	82		1,384	3,809	5,193	(145)	07/21/05
Webb Chapel Road	1	514	110	732	842	12		110	744	854	(28)	07/21/05
Belt Line Road	6	4,766	1,167	7,811	8,978	256		1,167	8,067	9,234	(230)	07/21/05
Springlake Road	2	2,720	534	4,457	4,991	476		534	4,933	5,467	(147)	07/21/05
Hurd Drive	1	1,760	420	2,332	2,752	23		420	2,355	2,775	(66)	07/21/05
Champion Drive	1	1,660	672	2,598	3,270	72		672	2,670	3,342	(73)	07/21/05
Clorox Distribution Center	1	—	3,283	20,847	24,130	—		3,283	20,847	24,130	(214)	10/18/05

TOTAL DALLAS MARKET	49	92,846	22,858	224,081	246,939	3,625		22,858	227,706	250,564	(13,875)
Interpark 70	1	5,359	1,383	7,566	8,949	78		1,383	7,644	9,027	(1,183)	09/30/04

TOTAL DENVER MARKET	1	5,359	1,383	7,566	8,949	78		1,383	7,644	9,027	(1,183)
Iron Run Corporate Center	1	—	1,531	3,632	5,163	219		1,531	3,851	5,382	(279)	03/21/05
Binney & Smith	1	11,388	5,183	20,100	25,283	—		5,183	20,100	25,283	(483)	07/20/05
High Street Portfolio	3	—	4,853	10,334	15,187	—		4,853	10,334	15,187	(114)	10/26/05

TOTAL HARRISBURG/ LEHIGH VALLEY MARKET	5	11,388	11,567	34,066	45,633	219		11,567	34,285	45,852	(876)
West by Northwest	1	—	1,033	7,564	8,597	—		1,033	7,564	8,597	(927)	10/30/03
Bondesen Business Park	7	—	1,007	23,370	24,377	(564	)(2)	1,007	22,806	23,813	(2,826)	06/03/04
Beltway 8 Business Park	7	—	1,679	25,565	27,244	(315	)(2)	1,679	25,250	26,929	(2,571)	6/3/2004 /7/1/2005
Corporate Industrial	2	—	613	3,989	4,602	(59	)(2)	613	3,930	4,543	(484)	10/01/04
Reed Industrial	1	—	568	6,331	6,899	403		568	6,734	7,302	(851)	10/01/04
Julie Rivers Industrial	2	—	272	3,123	3,395	33		272	3,156	3,428	(424)	10/01/04
Wynwood Industrial	1	—	180	1,634	1,814	34		180	1,668	1,848	(245)	10/01/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements(1)	Total Costs			Land	Building & Improvements(1)	Total Costs (3)(4)(6)
Wynpark Industrial	1	—	154	1,404	1,558	36		154	1,440	1,594	(227)	10/01/04
Siber Industrial	1	—	742	4,644	5,386	21		742	4,665	5,407	(529)	10/01/04
Greenbriar Industrial	1	—	1,200	7,998	9,198	(67	)(2)	1,200	7,931	9,131	(548)	10/01/04
Greens Crossing	3	7,176	1,225	10,202	11,427	—		1,225	10,202	11,427	(280)	07/01/05
Willowbrook	4	8,314	1,274	12,842	14,116	25		1,274	12,867	14,141	(253)	07/01/05
Gateway at Central Green	2	—	1,079	9,929	11,008	112		1,079	10,041	11,120	(140)	09/20/05

TOTAL HOUSTON MARKET	33	15,490	11,026	118,595	129,621	(341)		11,026	118,254	129,280	(10,305)
Plainfield I	1	—	1,394	14,269	15,663	(457	)(2)	1,394	13,812	15,206	(1,135)	12/22/03
Handleman Building	1	—	2,200	11,239	13,439	—		2,200	11,239	13,439	(27)	12/15/05
Whirlpool Airwest	1	—	3,817	24,777	28,594	—		3,817	24,777	28,594	(51)	12/16/05

TOTAL INDIANA MARKET	3	—	7,411	50,285	57,696	(457)		7,411	49,828	57,239	(1,213)
Foothill Business Center	3	—	13,315	9,112	22,427	302		13,315	9,414	22,729	(1,783)	12/09/04
Rancho Technology Park	1	—	2,790	7,048	9,838	479		2,790	7,527	10,317	(1,167)	12/17/03
East Slauson Avenue	3	12,127	5,499	14,775	20,274	138		5,499	14,913	20,412	(264)	07/21/05
Airport Circle	1	5,490	3,098	8,368	11,466	—		3,098	8,368	11,466	(125)	07/21/05
Cota Street	1	4,453	2,802	7,624	10,426	583		2,802	8,207	11,009	(163)	07/21/05
Twin Oaks Valley Road	2	3,998	1,815	7,855	9,670	—		1,815	7,855	9,670	(170)	07/21/05

TOTAL LOS ANGELES MARKET	11	26,068	29,319	54,782	84,101	1,502		29,319	56,284	85,603	(3,672)
Trade Pointe III	1	—	1,020	7,240	8,260	(2	)(2)	1,020	7,238	8,258	(562)	09/28/04
Riverport	1	—	1,279	8,812	10,091	1		1,279	8,813	10,092	(1,376)	05/03/04

TOTAL LOUISVILLE MARKET	2	—	2,299	16,052	18,351	(1)		2,299	16,051	18,350	(1,938)
Chickasaw	2	—	1,141	13,837	14,978	(249	)(2)	1,141	13,588	14,729	(1,892)	07/22/03
Memphis Trade Center III	1	5,549	2,335	22,524	24,859	7		2,335	22,531	24,866	(1,697)	06/22/04
Panattoni Memphis Portfolio	7	33,888	18,088	114,739	132,827	(132	)(2)	18,088	114,607	132,695	(5,102)	2/5/2005 – 5/13/2005
Memphis Distriplex	1	4,689	1,525	10,444	11,969	—		1,525	10,444	11,969	(294)	06/13/05

TOTAL MEMPHIS MARKET	11	44,126	23,089	161,544	184,633	(374)		23,089	161,170	184,259	(8,985)
Miami Service Center	1	—	1,110	3,811	4,921	1		1,110	3,812	4,922	(389)	04/07/05
Miami Commerce Center	1	6,200	3,050	10,769	13,819	27		3,050	10,796	13,846	(465)	04/13/05
Northeast 12 Terrace	1	2,500	1,169	6,088	7,257	—		1,169	6,088	7,257	(196)	07/21/05

TOTAL MIAMI MARKET	3	8,700	5,329	20,668	25,997	28		5,329	20,696	26,025	(1,050)
Bridgestone/Firestone	1	15,299	2,545	21,939	24,484	5,437		2,545	27,376	29,921	(2,133)	06/09/03
Mid South Logistics Center	1	12,688	1,772	18,288	20,060	38		1,772	18,326	20,098	(1,460)	06/29/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

			Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005
Property	No. of Bldgs	Encumbrances (5)	Land	Building & Improvements(1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)	Accumulated Depreciation (6)	Acquisition Date
Eastgate	1	11,079	1,445	13,352	14,797	104		1,445	13,456	14,901	(1,647)	03/19/04
Rockdale Distribution Center	1	—	2,940	12,188	15,128	—		2,940	12,188	15,128	(26)	12/28/05

TOTAL NASHVILLE MARKET	4	39,066	8,702	65,767	74,469	5,579		8,702	71,346	80,048	(5,266)
Brunswick Avenue	1	9,931	3,665	16,380	20,045	—		3,665	16,380	20,045	(400)	07/21/05
Campus Drive	1	2,714	1,366	4,841	6,207	—		1,366	4,841	6,207	(122)	07/21/05
Cottontail Lane	1	6,240	1,960	9,169	11,129	186		1,960	9,355	11,315	(224)	07/21/05
Mary Kay Building	1	—	2,993	5,944	8,937	—		2,993	5,944	8,937	(13)	12/28/05
Dendreon Building	1	—	4,940	8,026	12,966	—		4,940	8,026	12,966	(17)	12/28/05
Rockaway	3	6,470	5,881	12,521	18,402	—		5,881	12,521	18,402	(30)	12/29/05

TOTAL NEW JERSEY MARKET	8	25,355	20,805	56,881	77,686	186		20,805	57,067	77,872	(806)
Cypress Park East	2	10,634	2,627	13,055	15,682	36		2,627	13,091	15,718	(1,711)	10/22/04

TOTAL ORLANDO MARKET	2	10,634	2,627	13,055	15,682	36		2,627	13,091	15,718	(1,711)
North Industrial	2	5,786	4,566	15,899	20,465	1,367	(2)	4,566	17,266	21,832	(1,245)	10/01/04
South Industrial I	2	4,828	2,876	14,120	16,996	505		2,876	14,625	17,501	(1,139)	10/01/04
South Industrial II	1	—	1,235	4,902	6,137	390		1,235	5,292	6,527	(603)	10/01/04
West Southern Industrial	1	—	555	3,376	3,931	(103	)(2)	555	3,273	3,828	(332)	10/01/04
West Geneva Industrial	3	—	413	2,667	3,080	204		413	2,871	3,284	(240)	10/01/04
West 24th Industrial	2	—	870	4,575	5,445	186		870	4,761	5,631	(269)	10/01/04
East Watkins Industrial	1	—	2,219	10,945	13,164	4		2,219	10,949	13,168	(952)	10/01/04
Sky Harbor Transit Center	1	3,760	2,534	7,597	10,131	(9	)(2)	2,534	7,588	10,122	(765)	11/24/04
States Logistics Center	1	—	1,690	5,643	7,333	—		1,690	5,643	7,333	(12)	12/05/05

TOTAL PHOENIX MARKET	14	14,374	16,958	69,724	86,682	2,544		16,958	72,268	89,226	(5,557)
Rittiman Business Park	2	—	388	7,336	7,724	(25	)(2)	388	7,311	7,699	(1,256)	06/03/04

TOTAL SAN ANTONIO MARKET	2	—	388	7,336	7,724	(25)		388	7,311	7,699	(1,256)
Huntwood Industrial	1	—	1,892	4,662	6,554	728		1,892	5,390	7,282	(1,093)	10/01/04
Eden Rock Industrial	2	—	1,943	4,746	6,689	257		1,943	5,003	6,946	(1,344)	10/01/04
Bayside Distribution Center	2	11,759	6,875	15,254	22,129	(20	)(2)	6,875	15,234	22,109	(1,085)	11/03/04

TOTAL SAN FRANCISCO MARKET	5	11,759	10,710	24,662	35,372	965		10,710	25,627	36,337	(3,522)
Industry Drive North	2	9,730	5,753	16,039	21,792	—		5,753	16,039	21,792	(364)	07/21/05
South 228th Street	2	11,051	4,739	17,797	22,536	—		4,739	17,797	22,536	(383)	07/21/05
64th Avenue South	1	6,383	3,345	9,335	12,680	—		3,345	9,335	12,680	(234)	07/21/05

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005 (dollars in thousands)

			Initial Cost to Company			Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at 12/31/2005
Property	No. of Bldgs	Encumbrances (5)	Land	Building & Improvements(1)	Total Costs		Land	Building & Improvements(1)	Total Costs (3)(4)(6)	Accumulated Depreciation(6)	Acquisition Date
South 192nd Street	1	2,288	1,286	3,433	4,719	203	1,286	3,636	4,922	(85)	07/21/05
South 212th Street	1	—	3,095	10,253	13,348	—	3,095	10,253	13,348	(206)	08/01/05
Southwest 27th Street	1	7,570	4,579	8,357	12,936	—	4,579	8,357	12,936	(235)	07/21/05

TOTAL SEATTLE MARKET	8	37,022	22,797	65,214	88,011	203	22,797	65,417	88,214	(1,507)

GRAND TOTAL	264	632,383	317,258	1,643,950	1,961,208	17,267	317,258	1,661,217	1,978,475	(96,604)

(1)	Included in Building & Improvements are intangible lease assets.

(2)	Generally these reductions in basis include one or more of the following: i) payments received under master lease agreements and pursuant to GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than revenues; ii) writeoffs of fixed asset balances due to early lease terminations by contracted customers; and iii) other miscellaneous basis adjustments.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005 (dollars in thousands)

(3)	Reconciliation of total cost to consolidated balance sheet caption as of December 31, 2005 (in thousands):

Total per Schedule III(6)	$1,978,475
Properties under development
Land	2,121
Construction in progress	6,280
Land held for development	8,049

Total investment in properties	$1,994,925

(4)	As of December 31, 2005, the aggregate cost for federal income tax purposes of investments in real estate was approximately $1.6 billion.

(5)	Reconciliation of total debt to consolidated balance sheet caption as of December 31, 2005 (in thousands):

Total per Schedule III	$632,383
Premiums, net of amortization	9,859

Mortgage notes	$642,242

(6)	A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2005 is as follows (in thousands):

Investments in properties:
Balance at beginning of year	$754,064
Acquisition of properties	1,212,538
Improvements, including development properties	81,830
Asset write offs	(2,985)
Divestiture of properties	(50,522)

Balance at end of year	$1,994,925

Accumulated depreciation:
Balance at beginning of year	$21,862
Depreciation expense	75,282
Asset write offs	(540)

Balance at end of year	$96,604

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Cal TIA portfolio (“Cal TIA”) for the year ended December 31, 2005. This financial statement is the responsibility of Cal TIA’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Cal TIA’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Cal TIA for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

June 30, 2006

Denver, Colorado

Cal TIA Portfolio

Statements of Revenues and Certain Expenses

	For the Three Months Ended March 31, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$7,764,874	$32,825,815
Other revenues	2,007,191	7,154,162

Total revenues	9,772,065	39,979,977
Certain expenses
Real estate taxes	1,427,158	5,364,647
Operating expenses	1,046,065	3,846,049
Insurance	208,373	814,393
Management fees	343,742	1,291,558

Total certain expenses	3,025,338	11,316,647
Excess of revenues over certain expenses	$6,746,727	$28,663,330

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Cal TIA Portfolio

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the Cal TIA portfolio (“Cal TIA”) for the year ended December 31, 2005 and for the three months ended March 31, 2006 (unaudited). Cal TIA consists of 79 bulk distribution, light industrial and service center buildings comprising approximately 7,889,000 rentable square feet located in the following eight markets: Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco (collectively, “Cal TIA”). As of December 31, 2005, and as of June 9, 2006 (the date of acquisition), Cal TIA had an occupancy percentage of 88.5% and 90.7% (unaudited), respectively.

On May 10, 2006, Dividend Capital Trust Inc. (the “Company”) entered into a purchase agreement to acquire Cal TIA from unrelated third parties. Pursuant to the purchase agreement, on June 9, 2006, the Company acquired 78 of the 79 buildings in Cal TIA for a total cost of approximately $500.7 million (which includes an acquisition fee of $4.9 million paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using the Company’s existing cash balances, net proceeds from our partnership’s private placement and debt proceeds of approximately $387.0 million.

The Company’s acquisition of the remaining building in Cal TIA, which comprises 19,100 square feet and is located in the San Francisco market, is contingent upon the election of the building’s current tenant not to exercise a purchase option to acquire the building. Pursuant to this purchase option, the tenant has until September 7, 2006 to acquire the building. If the tenant elects not to exercise its purchase option, the Company anticipates that it will acquire this remaining building within thirty days of receiving notice from the sellers that such option has not been exercised for a purchase price of approximately $2.4 million. The operations of this building are included in the accompanying statements of revenues and certain expenses of Cal TIA.

The accounting records of Cal TIA are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Cal TIA. These statements are not intended to be a complete presentation of Cal TIA’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco regions as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the three months ended March 31, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three months ended March 31, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

Cal TIA’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Cal TIA records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Cal TIA records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase (decrease) in rental income of $2,311,985 and ($412,856) for the year ended December 31, 2005 and for the three months ended March 31, 2006, respectively.

DIVIDEND CAPITAL TRUST INC.

Cal TIA Portfolio

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Leases (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$30,185,368
2007	26,376,099
2008	20,278,023
2009	15,560,351
2010	9,763,297
Thereafter	21,835,405

$123,998,543

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

For the year ended December 31, 2005, there were no tenants who accounted for greater than 10% of either rental revenues or future minimum revenues.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the PC portfolio (“PC”) for the year ended December 31, 2005. This financial statement is the responsibility of PC’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of PC’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of PC for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

June 28, 2006

Denver, Colorado

PC Portfolio

Statements of Revenues and Certain Expenses

	For the Three Months Ended March 31, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,804,062	$7,490,809
Other revenues	336,176	1,474,312

Total revenues	2,140,238	8,965,121
Certain expenses
Real estate taxes	119,577	469,852
Operating expenses	267,200	1,026,167
Insurance	35,299	125,085
Management fees	71,509	272,613

Total certain expenses	493,585	1,893,717
Excess of revenues over certain expenses	$1,646,653	$7,071,404

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TRUST INC.

PC Portfolio

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the PC portfolio (“PC”) for the year ended December 31, 2005 and for the three months ended March 31, 2006 (unaudited). PC consists of ten buildings comprising approximately 2,657,000 rentable square feet located in Columbus, Ohio. As of December 31, 2005, and as of May 19, 2006 (the date of acquisition), PC had an occupancy percentage of 86.1% and 82.7% (unaudited), respectively.

PC was acquired by Dividend Capital Trust Inc. (the “Company”) from unrelated parties on May 19, 2006, for a total investment of approximately $107.8 million (which includes an acquisition fee of $1,064,700 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using the Company’s existing cash balances and proceeds from the Company’s private offerings.

The accounting records of PC are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of PC. These statements are not intended to be a complete presentation of PC’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Columbus, Ohio region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the three months ended March 31, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three months ended March 31, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results

Note 2—Operating Leases

PC’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. PC records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, PC records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase (decrease) in rental income of $28,509 and $(31,834) for the year ended December 31, 2005 and for the three months ended March 31, 2006, respectively.

DIVIDEND CAPITAL TRUST INC.

PC Portfolio

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Leases (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$6,722,160
2007	5,709,468
2008	5,122,796
2009	3,525,621
2010	1,680,600
Thereafter	1,338,254

$24,098,899

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
DHL Express (USA), Inc.	International logistics.	March 2010	12.7%	18.5%
Red Envelope, Inc.	Online gift retail.	July 2006	10.5%	1.9%
Sage Logistics, LLC	Domestic logistics.	March 2007	10.4%	2.6%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the OCMI portfolio (“OCMI”) for the year ended December 31, 2005. This financial statement is the responsibility of OCMI’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of OCMI’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of OCMI for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

June 21, 2006

Denver, Colorado

DIVIDEND CAPITAL TRUST INC.

OCMI Portfolio

Statements of Revenues and Certain Expenses

	For the Three Months Ended March 31, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,715,150	$6,667,837
Other revenues	270,207	1,080,793

Total revenues	1,985,357	7,748,630
Certain expenses
Real estate taxes	171,367	669,182
Operating expenses	117,192	563,138
Insurance	11,296	45,084
Management fees	43,485	166,977

Total certain expenses	343,340	1,444,381
Excess of revenues over certain expenses	$1,642,017	$6,304,249

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

OCMI Portfolio

Notes to Statement of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the OCMI portfolio (“OCMI”) for the year ended December 31, 2005 and for the three months ended March 31, 2006 (unaudited). OCMI consists of four buildings located in Minneapolis, Minnesota; two buildings located in Plainfield, Indiana; and one building located in Columbus, Ohio. OCMI comprises approximately 1,898,000 rentable square feet collectively. As of December 31, 2005, and as of April 13, 2006 (the date of acquisition), OCMI had an occupancy percentage of 100.0%.

OCMI was acquired by Dividend Capital Trust Inc. (the “Company”) from unrelated parties on April 13, 2006, for a total investment of approximately $95.8 million (which includes an acquisition fee of $945,870 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using the Company’s existing cash balances and proceeds from the Company’s private offerings.

The accounting records of OCMI are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of OCMI. These statements are not intended to be a complete presentation of OCMI’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Minneapolis, Plainfield and Columbus regions as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the three months ended March 31, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three months ended March 31, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

OCMI’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. OCMI records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, OCMI records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase in rental income of $154,135 and $6,400 for the year ended December 31, 2005 and for the three months ended March 31, 2006, respectively.

DIVIDEND CAPITAL TRUST INC.

OCMI Portfolio

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Leases (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$6,908,818
2007	7,123,878
2008	7,115,247
2009	5,861,591
2010	3,816,620
Thereafter	6,374,482

$37,200,636

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Xerox Corporation	Manufacturer and provider of document solutions, services and systems.	August 2010	18.1%	17.3%

Saint-Gobain Abrasives, Inc.	Manufacturer of bonded and coated abrasives.	December 2009	17.4%	13.1%

Eby-Brown Leasing, L.L.C.	Convenience-store supplier and wholesale-food distributor.	May 2013	15.3%	21.2%

Conagra Foods, Inc.	Distributor of branded shelf-stable, frozen and refrigerated foods.	July 2012	13.1%	16.1%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Parkwest II portfolio (“Parkwest II”) for the year ended December 31, 2005. This financial statement is the responsibility of Parkwest II’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Parkwest II’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Parkwest II for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

May 10, 2006

Denver, Colorado

Parkwest II Portfolio

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2005
Revenues
Rental income	$929,559
Other revenues	218,619

Total revenues	1,148,178
Certain expenses
Real estate taxes	223,755
Operating expenses	195,849
Insurance	32,382
Management fees	35,096

Total certain expenses	487,082
Excess of revenues over certain expenses	$661,096

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Parkwest II Portfolio

Notes to Statement of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statement of revenues and certain expenses reflects the operations of the Parkwest II portfolio (“Parkwest II”) for the year ended December 31, 2005. Parkwest II consists of three bulk distribution buildings located in Hebron, Kentucky, a sub-market of Cincinnati, Ohio, and comprises approximately 892,000 aggregate rentable square feet. As of December 31, 2005, and as of January 6, 2006 (the date of acquisition), Parkwest II had an occupancy percentage of 96.1%.

Except as described below, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results. Each building associated with Parkwest II was recently constructed and was in the process of being leased up during 2005. Construction of one building comprising approximately 150,000 square feet was completed in March 2004 and was 77.0% occupied by a single tenant throughout 2005. Construction of a second building comprising approximately 199,000 square feet was completed in September 2004. The related leasing activities associated with this building began in June 2005 and as of December 31, 2005 the building was 100% occupied by three tenants. Construction of the third and final building associated with Parkwest II, comprising approximately 543,000 square feet, was completed in June 2005 and this building was fully leased to a single tenant commencing in November 2005. As a result of this leasing activity, the accompanying statement of revenues and certain expenses may not be indicative of future operating results.

Parkwest II was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on January 6, 2006, for a total investment of approximately $42.2 million (which includes an acquisition fee of $412,500 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using net proceeds from the Company’s public and private offerings.

The accounting records of Parkwest II are maintained on the accrual basis. The accompanying statement of revenues and certain expenses was prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Parkwest II. This statement is not intended to be a complete presentation of Parkwest II’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Hebron, Kentucky region as well as general overall economic conditions.

Note 2—Operating Leases

Parkwest II’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Parkwest II records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Parkwest II records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase in rental revenue of $130,296 for the year ended December 31, 2005.

DIVIDEND CAPITAL TRUST INC.

Parkwest II Portfolio

Notes to Statement of Revenues and Certain Expenses (Continued)

Note 2—Operating Leases (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$2,887,089
2007	2,887,089
2008	2,887,089
2009	2,570,908
2010	2,147,112
Thereafter	3,301,530

$16,680,817

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenues and certain expenses.

The following table exhibits both tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Owens & Minor Distribution, Inc.	Distributor of medical and surgical supplies.	March 2009	45.4%	8.2%

Pre-Flex, LLC	Supplier of printing services for corrugated packaging and displays.	October 2020	12.0%	17.5%

Hitachi Transport System, Ltd.	Provider of logistic solutions from packaging and crating to global transportation.	June 2010	20.6%	9.5%

Amazon.com, Inc.	Distributor of a variety of products and services including books, DVD’s, apparel and film processing.	November 2010	16.9%	50.4%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the 100 Interstate South Distribution Facility (“100 Interstate South”) for the year ended December 31, 2004. This financial statement is the responsibility of 100 Interstate South’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of 100 Interstate South’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 100 Interstate South for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

December 2, 2005

Denver, Colorado

100 Interstate South Distribution Facility

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$820,262	$443,015
Other revenues	236,400	74,953

Total revenues	1,056,662	517,968
Certain expenses
Real estate taxes	158,083	217,906
Operating expenses	79,766	146,552
Insurance	19,905	26,539
Management fees	15,088	7,317

Total certain expenses	272,842	398,314
Excess of revenues over certain expenses	$783,820	$119,654

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

100 Interstate South Distribution Facility

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the 100 Interstate South Distribution Facility (“100 Interstate South”) for the year ended December 31, 2004 and for the nine months ended September 30, 2005 (unaudited). 100 Interstate South comprises approximately 578,000 rentable square feet located in Atlanta, Georgia. As of December 31, 2004, and as of September 30, 2005 (the date of acquisition), 100 Interstate South had an occupancy percentage of 66.7% and 100.0%.

100 Interstate South was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on September 30, 2005, for a total investment of approximately $21.0 million (which includes an acquisition fee of $205,750 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using net proceeds from the Company’s public and private offerings.

The accounting records of 100 Interstate South are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of 100 Interstate South. These statements are not intended to be a complete presentation of 100 Interstate South’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets of the Atlanta, Georgia region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the nine months ended September 30, 2005, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2005. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Lease

100 Interstate South’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. 100 Interstate South records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, 100 Interstate South records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase (decrease) in rental revenue of $143,953 and $(16,266) for the year ended December 31, 2004, and for the nine months ended September 30, 2005, respectively.

DIVIDEND CAPITAL TRUST INC.

100 Interstate South Distribution Facility

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$1,198,475
2006	1,438,441
2007	1,444,610
2008	423,748
2009	430,104
Thereafter	399,676

$5,335,054

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenue and certain expenses.

The following table exhibits both tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2004, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2004 Revenues	% of Future Minimum Revenues
Reusable Container Company, LLC	Manufacturer of Reusable Plastic Containers	November 2010	89.8%	46.6%

Kuehne and Nagel, Inc.	Logistics Service Provider (includes warehousing and distribution).	December 2007	10.2%	53.4%

The accompanying notes are an integral part of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Cabot Industrial Value Fund portfolio (“Cabot”) for the year ended December 31, 2004. This financial statement is the responsibility of Cabot’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-3 on Form S-11 of Dividend Capital Trust Inc., as a result of the proposed acquisition of Cabot by Dividend Capital Trust Inc. Material amounts, as described in Note 1 to the statement of revenues and certain expenses, that would not be directly attributable to future operating results of Cabot are excluded, and the financial statement is not intended to be a complete presentation of Cabot’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Cabot for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

July 1, 2005

Denver, Colorado

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Cabot Industrial Value Fund

Statements of Revenues and Certain Expenses

	For the Three Months Ended March 31, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$10,257,123	$24,093,987
Other revenues	2,759,440	5,429,372

Total revenues	$13,016,563	$29,523,359

Certain expenses
Real estate taxes	$1,597,215	$3,121,670
Operating expenses	1,453,720	2,668,728
Insurance	131,974	600,856
Management fees	299,272	696,847

Total certain expenses	$3,482,181	$7,088,101

Excess of revenues over certain expenses	$9,534,382	$22,435,258

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Cabot Industrial Value Fund

Notes to Statements of Revenues and Certain Expenses

(Information for March 31, 2005 is Unaudited)

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the Cabot Industrial Value Fund portfolio (“Cabot”) for the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004. Cabot is comprised of 105 properties located in the following twelve markets: Miami, Atlanta, Chicago, Cincinnati, Boston, Baltimore, Charlotte, New Jersey, Columbus, Dallas, Seattle and Southern California. Cabot comprises approximately 11.7 million aggregate rentable square feet and has a current occupancy percentage of 84.3%.

The accompanying statements of revenues and certain expenses includes activity of properties that were originally acquired by Cabot subsequent to January 1, 2004. As such, the operating results of those properties do not reflect a full periods worth of activity. As certain properties within the Cabot portfolio do not reflect a full twelve or three months of operations as described below, these financial statements are not considered to be indicative of the future operating results for Dividend Capital Trust Inc. The following table describes the acquisition activity of Cabot.

Period Acquired	Buildings	Square Feet	Percentage of Total Square Feet
2003	40	4,255,449	36.4%
2004—1st Quarter	7	792,597	6.8%
2004—2nd Quarter	7	1,439,373	12.3%
2004—3rd Quarter	14	1,043,515	8.9%
2004—4th Quarter	29	3,128,242	26.7%
2005	8	1,040,441	8.9%

	105	11,699,617	100.0%

Dividend Capital Trust Inc. (the “Company”) entered into an agreement on June 17, 2005, to acquire by merger all of the outstanding shares of Cabot Industrial Value Fund, Inc., an unrelated, privately held third party, for a total expected investment of approximately $704.9 million (which includes an acquisition fee of approximately $6.9 million payable to Dividend Capital Advisors LLC, an affiliate), which the Company anticipates funding using net proceeds from its public offerings, the assumption of existing debt and proceeds from newly issued debt.

The accounting records of Cabot are maintained on the accrual basis. The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with Rule 3-14 of the Securities and Exchange Commission and excludes certain material items. Such material items include mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Cabot. This statement is not intended to be a complete presentation of Cabot’s revenues and expenses and are not considered to be indicative of the future earnings results for Dividend Capital Trust, Inc. Accordingly, the statement is not representative of actual operations for the year presented due to the exclusion of revenues and certain expenses which may not be comparable to the proposed future operations of the properties.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIVIDEND CAPITAL TRUST INC.

Cabot Industrial Value Fund

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 1—Description of Business and Summary of Significant Accounting Policies (Continued)

The future results of operations can be significantly impacted by the rental market of the Miami, Atlanta, Chicago, Cincinnati, Boston, Baltimore, Charlotte, New Jersey, Columbus, Dallas, Seattle and Southern California regions as well as general overall economic conditions.

Note 2—Operating Lease

Cabot’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Cabot records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Cabot records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental revenue of $391,366 and $1,124,750 for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively.

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows (in thousands):

Year Ending December 31,
2005	$37,623,113
2006	31,687,684
2007	27,977,258
2008	22,551,225
2009	17,828,300
Thereafter	39,494,502

$177,162,082

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

For the year ended December 31, 2004, there were no tenants who accounted for greater than 10% of either rental revenues or future minimum revenues.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Binney & Smith Distribution Facility (“Binney & Smith”) for the year ended December 31, 2004. This financial statement is the responsibility of Binney & Smith’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Binney & Smith’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Binney & Smith for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

December 16, 2005

Denver, Colorado

Binney & Smith Distribution Facility

Statements of Revenues and Certain Expenses

	For the Six Months Ended June 30, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$1,017,938	$2,035,688
Other revenues	106,135	200,243

Total revenues	1,124,073	2,235,931
Certain expenses
Real estate taxes	76,025	142,484
Operating expenses	—	1,526
Insurance	23,024	41,222

Total certain expenses	99,049	185,232
Excess of revenues over certain expenses	$1,025,024	$2,050,699

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TRUST INC.

Binney and Smith Distribution Facility

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the Binney & Smith Distribution Facility (“Binney & Smith”) for the year ended December 31, 2004 and for the six months ended June 30, 2005 (unaudited). Binney & Smith is located in Fredericksburg, Pennsylvania and comprises approximately 550,000 rentable square feet. As of December 31, 2004, and as of July 20, 2005 (the date of acquisition), Binney & Smith had an occupancy percentage of 100.0%.

Binney & Smith was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on July 20, 2005, for a total investment of approximately $25.3 million (which includes an acquisition fee of $230,500 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using net proceeds from the Company’s public and private offerings and the assumption of one existing non-recourse mortgage loan.

The accounting records of Binney & Smith are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Binney & Smith. These statements are not intended to be a complete presentation of Binney & Smith’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets of the Fredericksburg, Pennsylvania region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the six months ended June 30, 2005, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the six months ended June 30, 2005. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Lease

Binney & Smith’s revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. Binney & Smith records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Binney & Smith records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental revenue of $210,833 and $87,083 for the year ended December 31, 2004, and for the six months ended June 30, 2005, respectively.

DIVIDEND CAPITAL TRUST INC.

Binney and Smith Distribution Facility

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$1,879,167
2006	1,934,167
2007	1,989,167
2008	2,044,167
2009	2,099,167
Thereafter	7,388,333

$17,334,168

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenue and certain expenses.

Binney & Smith, Inc., a manufacturer of arts, crafts and stationery products, accounted for all of the rental revenues for the year ended December 31, 2004. The lease associated with Binney & Smith, Inc. is scheduled to expire in April 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Greens Crossing/Willowbrook portfolio (“GCW”) for the year ended December 31, 2004. This financial statement is the responsibility of GCW’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of GCW’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of GCW for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

November 14, 2005

Denver, Colorado

Greens Crossing/Willowbrook

Statements of Revenues and Certain Expenses

	For the Six Months Ended June 30, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$1,086,304	$2,195,902
Other revenues	409,217	931,777

Total revenues	1,495,521	3,127,679
Certain expenses
Real estate taxes	224,168	453,074
Operating expenses	105,415	291,144
Insurance	18,858	23,456
Management fees	54,442	126,895

Total certain expenses	402,883	894,569
Excess of revenues over certain expenses	$1,092,638	$2,233,110

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Green Crossing/Willowbrook

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflect the operations of the Greens Crossing/Willowbrook portfolio (“GCW”) for the year ended December 31, 2004 and for the six months ended June 30, 2005 (unaudited). GCW consists of seven buildings comprising approximately 399,000 rentable square feet located in Houston, Texas. As of December 31, 2004, and as of July 1, 2005 (the date of acquisition), GCW had an occupancy percentage of 95.3%.

GCW was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on July 1, 2005, for a total investment of approximately $25.5 million (which includes an acquisition fee of $230,000 paid to Dividend Capital Advisors LLC, an affiliate of the Company), which was paid using net proceeds from the Company’s public and private offerings and the assumption of two existing non-recourse mortgage loans.

The accounting records of GCW are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of GCW. These statements are not intended to be a complete presentation of GCW’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets of the Houston, Texas region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information for the six months ended June 30, 2005, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the six months ended June 30, 2005. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Lease

GCW’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. GCW records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, GCW records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental revenue of $4,455 and $17,954 for the year ended December 31, 2004 and for the six months ended June 30, 2005, respectively.

DIVIDEND CAPITAL TRUST INC.

Green Crossing/Willowbrook

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$2,075,742
2006	1,928,008
2007	1,312,638
2008	1,140,503
2009	640,470
Thereafter	1,688,277

$8,785,638

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenue and certain expenses.

Novo Industries, a manufacturer of window and patio door blinds, accounted for 35.7% of the rental revenues for the year ended December 31, 2004 and was the only tenant who accounted for greater than 10% of the rental revenues during that period. The related leases associated with Novo Industries are scheduled to expire in November 2006 and December 2008 and the corresponding percentage of future minimum revenues associated with Novo Industries is 23.7%.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Blackhawk portfolio (“Blackhawk”) for the year ended December 31, 2004. This financial statement is the responsibility of Blackhawk’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of Dividend Capital Trust Inc. Material amounts, as described in Note 1 to the statement of revenues and certain expenses, that would not be directly attributable to the future results of the Blackhawk portfolio are excluded, and the financial statement is not intended to be a complete presentation of the Blackhawk portfolio’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Blackhawk portfolio for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/ EHRHARDT KEEFE STEINER & HOTTMAN PC

July 12, 2005

Denver, Colorado

Blackhawk Portfolio

Statements of Revenues and Certain Expenses

	For the Quarter Ended March 31, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$1,032,547	$3,549,426
Other revenues	184,596	695,230

Total revenues	$1,217,143	$4,244,656

Certain expenses
Real estate taxes	$120,099	$545,002
Operating expenses	90,520	445,284
Insurance	22,431	76,281
Management fees	18,284	76,203

Total certain expenses	$251,334	$1,142,770

Excess of revenues over certain expenses	$965,809	$3,101,886

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Blackhawk Portfolio

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflects the operations of the Blackhawk portfolio (“Blackhawk”) for the year ended December 31, 2004 and for the quarter ended March 31, 2005 (unaudited). Blackhawk consists of six buildings; five buildings comprising approximately 1.1 million rentable square feet located in Chicago, Illinois and one building comprising 300,000 rentable square feet located in Memphis, Tennessee. As of December 31, 2004, and as of June 13, 2005 (the date of acquisition), Blackhawk had an occupancy percentage of 78.9% and 86.2% (unaudited).

Blackhawk was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on June 13, 2005, for a total expected investment of approximately $59.5 million (which includes an acquisition fee of $575,380 paid to Dividend Capital Advisors LLC, an affiliate), which was paid using net proceeds from the Company’s public and private offerings and the assumption of an existing non-recourse mortgage loan.

The accounting records of Blackhawk are maintained on the accrual basis. The accompanying statements of revenues and certain expenses was prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and excludes certain material expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Blackhawk. These statements are not intended to be a complete presentation of Blackhawk’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets of the Chicago, Illinois region and the Memphis, Tennessee region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information as of March 31, 2005, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the quarter ended March 31, 2005. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Lease

Blackhawk’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Blackhawk records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Blackhawk records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a increase in rental revenue of $164,332 and $84,706 (unaudited) for the year ended December 31, 2004, and for the quarter ended March 31, 2005, respectively.

DIVIDEND CAPITAL TRUST INC.

Blackhawk Portfolio

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$3,298,063
2006	3,462,842
2007	3,526,877
2008	3,583,244
2009	3,343,976
Thereafter	6,233,755

$23,448,757

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenue and certain expenses.

The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2004, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2004 Revenues	% of Future Minimum Revenues
United Recycling Industries, Inc.	Electronics Recycling/Metal Processing	October 2010 & December 2008	27.9%	23.3%

Fraser Papers Inc.	Paper Product Manufacturer	March 2014	27.1%	38.6%

Remington Arms Company, Inc.	Powder Metal Manufacturer	December 2010	22.9%	21.6%

World Tableware Inc.	Tableware Manufacturer	January 2010	12.2%	12.0%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of Memphis I for the year ended December 31, 2004. This financial statement is the responsibility of Memphis I’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Memphis I’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Memphis I for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

May 13, 2005

Denver, Colorado

DIVIDEND CAPITAL TRUST INC.

Memphis I

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2004
Revenues
Rental income	$10,365,336
Other revenues	1,826,992

Total revenues	$12,192,328

Certain expenses
Real estate taxes	$705,316
Operating expenses	709,325
Insurance	275,950
Management fees	160,490

Total certain expenses	$1,851,081

Excess of revenues over certain expenses	$10,341,247

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Memphis I

Notes to Statement of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statement of revenues and certain expenses reflects the operations of Memphis I for the year ended December 31, 2004. Memphis I is located in Memphis, Tennessee and comprises 3,641,012 aggregate rentable square feet. As of December 31, 2004, Memphis I had an occupancy percentage of 100%.

Memphis I was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party during the period beginning on February 2, 2005, and ending on May 13, 2005, for a total expected investment of approximately $132.7 million (which includes an acquisition fee of $1.3 million paid to Dividend Capital Advisors LLC, an affiliate), which was paid using net proceeds from the Company’s public offerings and the assumption of four existing non-recourse mortgage loans.

The accounting records of Memphis I are maintained on the accrual basis. The accompanying statement of revenues and certain expenses was prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Memphis I. This statement is not intended to be a complete presentation of Memphis I’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Memphis, Tennessee region as well as general overall economic conditions.

Note 2—Operating Lease

Memphis I’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Memphis I records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Memphis I records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental revenue of $1,665,324 for the year ended December 31, 2004.

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$10,697,050
2006	8,918,874
2007	7,588,324
2008	7,303,689
2009	7,376,229
Thereafter	18,112,893

$59,997,059

DIVIDEND CAPITAL TRUST INC.

Memphis I

Notes to Statement of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenues and certain expenses.

The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2004, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2004 Revenues	% of Future Minimum Revenues
Technicolor Videocassette Inc.	Video Equipment Service Provider and Manufacturer	May 2006 & September 2014	39.7%	44.9%

United Stationers Supply Co.	Wholesale Distributor of Business Products	June 2010	18.9%	18.9%

Toys “R” Us	Toy Manufacturer	May 2012	14.2%	19.5%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Dividend Capital Trust Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain expenses of the Baltimore-Washington Portfolio for the year ended December 31, 2004. This financial statement is the responsibility of Baltimore-Washington Portfolio’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-122260) on Form S-11 of Dividend Capital Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Baltimore-Washington Portfolio’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Baltimore-Washington Portfolio for the year ended December 31, 2004, on the basis of accounting described in Note 1.

/S/  EHRHARDT KEEFE STEINER & HOTTMAN PC

June 3, 2005

Denver, Colorado

DIVIDEND CAPITAL TRUST INC.

Baltimore-Washington Portfolio

Statements of Revenues and Certain Expenses

	For the Three Months Ended March 31, 2005	For the Year Ended December 31, 2004
	(Unaudited)
Revenues
Rental income	$955,467	$3,846,618
Other revenues	150,807	490,332

Total revenues	$1,106,274	$4,336,950

Certain expenses
Real estate taxes	117,966	$460,577
Operating expenses	86,086	214,991
Insurance	21,127	80,085
Management fees	24,681	114,300

Total certain expenses	249,860	$869,953

Excess of revenues over certain expenses	$856,414	$3,466,997

The accompanying notes are an integral part of these financial statements.

DIVIDEND CAPITAL TRUST INC.

Baltimore-Washington Portfolio

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

The accompanying statements of revenues and certain expenses reflects the operations of the Baltimore-Washington Portfolio for the year ended December 31, 2004 and for the three months ended March 31, 2005 (unaudited). The Baltimore-Washington Portfolio is located in Baltimore, Maryland and comprises 874,455 aggregate rentable square feet. As of December 31, 2004, the Baltimore-Washington Portfolio had an occupancy percentage of 100%.

The Baltimore-Washington Portfolio was acquired by Dividend Capital Trust Inc. (the “Company”) from an unrelated party on April 12, 2005, for a total expected investment of approximately $43.9 million (which includes an acquisition fee of $425,000 paid to Dividend Capital Advisors LLC, an affiliate), which was paid using net proceeds from the Company’s public offerings and the assumption of an existing non-recourse mortgage loan.

The accounting records of the Baltimore-Washington Portfolio are maintained on the accrual basis. The accompanying statements of revenues and certain expenses was prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of the Baltimore-Washington Portfolio. These statements are not intended to be a complete presentation of the Baltimore-Washington Portfolio’s revenues and expenses.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Baltimore, Maryland region as well as general overall economic conditions.

Interim Information (unaudited)

In the opinion of management, the unaudited information as of March 31, 2005, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three months ended March 31, 2005. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Lease

The Baltimore-Washington Portfolio’s revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. The Baltimore-Washington Portfolio records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, the Baltimore-Washington Portfolio records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a decrease in rental revenue of $50,223 and $28,234 (unaudited) for the year ended December 31, 2004, and for the three months ended March 31, 2005, respectively.

DIVIDEND CAPITAL TRUST INC.

Baltimore-Washington Portfolio

Notes to Statements of Revenues and Certain Expenses (Continued)

Note 2—Operating Lease (Continued)

Future minimum lease payments due under these leases for the next five years as of December 31, 2004, are as follows:

Year Ending December 31,
2005	$3,666,829
2006	2,337,390
2007	1,930,919
2008	1,259,888
2009	735,589
Thereafter	3,560,418

$13,491,033

Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenue and certain expenses.

The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2004, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2004 Revenues	% of Future Minimum Revenues
Pier One Imports	Home furnishings	09/05	19.0%	3.7%

Elite Spice Inc.	Commercial foods	04/08	21.3%	20.9%

Professional Mailing & Distribution	Warehousing, fulfillment and mail processing	06/15	12.0%	47.1%

Microflex Corporation	Manufacturing	01/06	11.6%	3.7%

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share information)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Land	$329,097	$327,428
Buildings and improvements	1,502,256	1,499,414
Intangible lease assets	153,517	155,276
Construction in progress	36,938	12,807

Total Investment in Properties	2,021,808	1,994,925
Less accumulated depreciation and amortization	(119,206)	(96,604)

Net Investment in Properties	1,902,602	1,898,321
Investments in and advances to unconsolidated joint ventures	10,450	6,090

Net Investment in Real Estate	1,913,052	1,904,411
Cash and cash equivalents	297,549	94,918
Restricted cash	6,432	5,027
Notes receivable	10,147	9,670
Deferred loan costs, net	6,158	6,498
Deferred loan costs—financing obligation, net	15,680	12,270
Deferred acquisition costs and deposits	5,221	2,855
Straight line rent and other receivables	16,758	18,347
Other assets, net	4,721	3,699

Total Assets	$2,275,718	$2,057,695

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$24,653	$26,139
Distributions payable	23,259	19,787
Tenant prepaids and security deposits	9,508	9,321
Other liabilities	3,694	6,769
Intangible lease liability, net	9,794	10,320
Lines of credit	18	16
Unsecured notes	50,000	—
Mortgage notes	640,040	642,242
Financing obligations	190,750	154,713

Total Liabilities	951,716	869,307
Minority Interest	66,798	55,577
Shareholders’ Equity:
Preferred shares, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, 100,000,000 shares authorized, none outstanding	—	—
Common shares $0.01 par value, 350,000,000 shares authorized, 149,154,163 and 133,206,784 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	1,492	1,332
Additional paid-in capital	1,378,697	1,235,156
Distributions in excess of earnings	(121,883)	(100,888)
Accumulated other comprehensive loss	(1,102)	(2,789)

Total Shareholders’ Equity	1,257,204	1,132,811

Total Liabilities and Shareholders’ Equity	$2,275,718	$2,057,695

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited, in thousands, except per share information)

	For the Three Months Ended March 31,
	2006	2005
REVENUE:
Rental revenue	$46,680	$19,602
Institutional capital management fees	52	—

Total Revenue	46,732	19,602
EXPENSES:
Rental expenses	4,462	2,435
Real estate taxes	6,481	2,384
Depreciation and amortization expense	24,492	12,350
General and administrative expense	730	728
Asset management fees, related party	3,518	1,179

Total Expenses	39,683	19,076
Net Operating Income	7,049	526
Other Income and Expenses:
Equity in earnings (loss) of unconsolidated joint ventures, net	(53)	—
Gain from disposition of real estate interests	3,988	—
Interest expense, including amortization of $318 and $407, respectively	(11,681)	(3,718)
Interest income	2,462	610

Total Other Income and Expenses	(5,284)	(3,108)
Net Income Before Minority Interest	1,765	(2,582)
Minority Interest	(190)	—
NET INCOME (LOSS)	$1,955	$(2,582)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	145,402	74,421

Diluted	147,315	74,441

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	$(0.03)

Diluted	$0.01	$(0.03)

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Equity

and Other Comprehensive Loss

For the Three Months Ended March 31, 2006

(Unaudited, in thousands)

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2005	133,207	$1,332	$1,235,156	$(100,888)	$(2,789)	$1,132,811
Comprehensive income:
Net income	—	—	—	1,955	—	1,955
Net unrealized gain from cash flow hedging derivatives	—	—	—	—	1,524	1,524
Amortization of cash flow hedging derivatives	—	—	—	—	163	163

Comprehensive income						3,642
Issuance of common shares, net of offering costs	16,195	162	145,897	—	—	146,059
Redemption of common shares	(248)	(2)	(2,372)	—	—	(2,374)
Amortization of stock options	—	—	16	—	—	16
Dividends on common shares	—	—	—	(22,950)	—	(22,950)

Balance at March 31, 2006	149,154	$1,492	$1,378,697	$(121,883)	$(1,102)	$1,257,204

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$1,955	$(2,582)
Minority interest share of net loss	(190)	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in loss of unconsolidated joint ventures	53	—
Gain from disposition of real estate interests	(3,988)	—
Real estate depreciation and amortization	24,492	12,350
Other depreciation and amortization	1,270	829
Increase in other assets	(2,716)	(560)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,286)	716

Net cash provided by operating activities	19,590	10,753

INVESTING ACTIVITIES:
Real estate investments	(133,789)	(76,520)
Proceeds from disposition of real estate investments	102,740	—
(Increase) decrease in deferred acquisition costs	(2,366)	1,344
Increase in notes receivable	(650)	(3,940)
Master lease payments	87	1,102

Net cash used in investing activities	(33,978)	(78,014)

FINANCING ACTIVITIES:
Net proceeds on line of credit	2	4
Proceeds from unsecured notes	50,000	—
Proceeds from mortgage notes	—	57,000
Principal payments on mortgage notes	(2,202)	(414)
Proceeds from financing obligations	50,046	17,958
Principal payments on financing obligations	(644)	(361)
Increase in deferred loan costs	(84)	(545)
Increase in deferred loan costs—financing obligation	(4,844)	(1,608)
Proceeds from sale of common shares	154,749	138,595
Offering costs for issuance of common shares, related party	(14,685)	(13,579)
Redemption of common shares	(6,249)	(1,188)
Decrease in restricted cash	98	560
Settlement of cash flow hedging derivative	—	(1,822)
Distributions to common shareholders	(8,575)	(4,564)
Distributions to minority interest	(593)	—

Net cash provided by financing activities	217,019	190,036

NET INCREASE IN CASH AND CASH EQUIVALENTS	$202,631	$122,775
CASH AND CASH EQUIVALENTS, beginning of period	$94,918	$23,520

CASH AND CASH EQUIVALENTS, end of period	$297,549	$146,295

Supplemental Disclosures of Cash Flow Information
Cash paid for interest expense	$11,869	$3,808
Assumption of secured debt in connection with real estate acquired	$—	$22,465
Amount issued pursuant to the distribution reinvestment plan	$11,055	$5,174

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

Note 1—Organization and Summary of Significant Accounting Policies

Organization

Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a real estate investment trust (“REIT”) for federal tax purposes. We are structured as an umbrella partnership REIT (“UPREIT”) under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, Dividend Capital Operating Partnership LP (our partnership), a Delaware limited partnership, for which Dividend Capital Trust is the sole general partner. As used herein, “Dividend Capital Trust”, “we” and “us” refer to Dividend Capital Trust Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Our day-to-day activities are managed by Dividend Capital Advisors LLC (our advisor), an affiliate, under the terms and conditions of an advisory agreement. Our advisor is currently majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, Dividend Capital Securities LLC (the “Dealer Manager”) serves as the dealer manager of our public and private offerings. The Dealer Manager is also indirectly owned by three of our directors and certain officers and/or their affiliates and other third parties. Our advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

Currently, there are no employees of Dividend Capital Trust and its subsidiaries. All management and administrative personnel responsible for conducting our business are currently employed by our advisor and the Dealer Manager. Currently, our advisor and its affiliates have over 90 full-time employees engaged in business activities on our behalf.

Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with our audited consolidated financial statements as of December 31, 2005, and related notes thereto as filed on Form 10-K on March 16, 2006.

Reclassifications

Certain items in the consolidated financial statements for periods in 2005 have been reclassified to conform to the current period classifications.

Investment in Real Estate

We capitalize direct costs associated with the acquisition, development or improvement of real estate, including acquisition fees paid to our advisor. Costs associated with acquisition or development pursuits are

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real estate assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real estate which do not extend the life of our assets are expensed as incurred.

Upon acquisition, the total cost of a property is allocated to land, building, land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”). The allocation of the total cost to land, building, land improvements and tenant improvements is based on our estimate of their fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. These assets or liabilities will be amortized over the life of the remaining in-place leases as an adjustment to revenue.

Real estate, including land, building, building and land improvements, tenant improvements and leasing costs, and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not depreciated
Building	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible lease assets and liabilities	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

The table above reflects the standard depreciable lives typically used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets or liabilities. The cost of assets sold or retired and the related accumulated depreciation and/or amortization is removed from the accounts and the resulting gain or loss is reflected in operations in the period in which such sale or retirement occurs.

Equity Method

We present investments in certain unconsolidated joint ventures under the equity method. The equity method is used when we have the ability to exercise significant influence over operating and financial policies of a joint venture but do not control the joint venture. Under the equity method, these investments (including advances to the joint venture) are initially recorded in our consolidated balance sheets at our cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the joint ventures, distributions received, contributions made and certain other adjustments as appropriate. Such investments are

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

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Note 1—Organization and Summary of Significant Accounting Policies (Continued)

included in investments in and advances to unconsolidated joint ventures on the accompanying balance sheets to the consolidated financial statements (see Note 8—Investments in and Advances to Unconsolidated Joint Ventures).

Comprehensive Income (Loss)

We report comprehensive income (loss) in the accompanying consolidated statements of shareholders’ equity and other comprehensive loss. Amounts reported in accumulated other comprehensive loss related to hedging transactions will be amortized to interest expense over the life of our hedged debt issuances. Any ineffectiveness, as defined by SFAS No. 133 (defined below), related to our hedging transactions are reported in the accompanying consolidated statements of operations.

Derivative Instruments and Hedging Activities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value. Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative. Derivatives used to hedge our exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk are considered “fair value” hedges. Derivatives used to hedge our exposure to variability in expected future interest payments, or other types of forecasted transactions, are considered “cash flow” hedges.

As of March 31, 2006, all of the hedges entered into by us had been designated as cash flow hedges. For derivatives designated as “cash flow” hedges, the changes in the fair value of the derivative that represent changes in expected future cash flows that are effectively hedged by the derivative are initially reported in other comprehensive income (loss) on our consolidated statements of shareholders’ equity and other comprehensive loss (i.e., not included in earnings) until the derivative is settled. Upon settlement, the effective portion of the hedge is recognized in other comprehensive loss and amortized over the term of the designated cash flow or transaction the derivative was intended to hedge. Any change in value of the derivative that is deemed to be ineffective is charged directly to earnings when the determination of ineffectiveness is made. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. We do not use derivatives for trading or speculative purposes.

Our objective in using derivatives is to add stability to future interest expense and to manage our exposure to interest rate movements associated with our forecasted debt issuances. To accomplish this objective, we primarily use treasury locks and forward-starting swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During 2006 and 2005, such derivatives were used to hedge the variability in future interest expense associated with forecasted issuances of debt, which includes the issuance of new debt as well as refinancing of existing debt upon maturity.

Revenue Recognition

We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

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Note 1—Organization and Summary of Significant Accounting Policies (Continued)

increase during the term of the lease. Accordingly, we record a receivable from customers that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the three months ended March 31, 2006 and 2005, the total increase to rental revenues due to straight-line rent adjustments was approximately $2.3 million and $801,000, respectively.

In connection with property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases. For the three months ended March 31, 2006 and 2005, the total net decrease to rental revenues due to the amortization of above and below market rents was approximately $431,000 and $443,000, respectively.

In connection with certain property acquisitions, we have entered into master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. For financial reporting purposes, rental payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenue. For the three months ended March 31, 2006 and 2005, the total master lease payments received were approximately $87,000 and $1.1 million, respectively.

Stock-Based Compensation

We have a stock-based Employee Option Plan and an Independent Director Option Plan. We previously accounted for these plans pursuant to SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) and its related interpretations (see Note 10—Option Plans and Warrant Purchase Agreements). Options granted under our Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expense on the accompanying consolidated statements of operations.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R) which is a revision of SFAS No. 123. SFAS No. 123(R) establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for publicly listed companies for the annual period beginning after December 15, 2005. The adoption of SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We adopted SFAS No. 123(R) during the first quarter of 2006 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess

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Note 1—Organization and Summary of Significant Accounting Policies (Continued)

kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period ending after December 15, 2005 for all existing agreements. We adopted the requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

Note 2—Real Estate

Our consolidated real estate assets primarily consist of operating properties, properties under development and land held for future development. Our real estate assets, presented at historical cost, include the following (amounts in thousands):

	March 31, 2006	December 31, 2005
Operating properties	$1,976,833	$1,978,475
Properties under development	36,960	8,401
Land held for development	8,015	8,049

Total investment in properties	2,021,808	1,994,925
Less accumulated depreciation and amortization	(119,206)	(96,604)

Net investment in properties	$1,902,602	$1,898,321

Acquisition Activity

During the three months ended March 31, 2006, we acquired 13 properties located in eight markets, aggregating approximately 3.4 million square feet for a total cost of approximately $128.1 million, including acquisition fees paid to our advisor. These properties were acquired using net proceeds from our public and private offerings and debt issuances.

Notable Acquisition

Parkwest II Portfolio—Cincinnati, Ohio

On January 6, 2006, we purchased a portfolio of three properties (“Parkwest II”) comprising 891,660 square feet located in Cincinnati, Ohio. As of March 31, 2006, Parkwest II had 857,060 square feet leased to five customers. The remaining vacant space of approximately 34,600 square feet is subject to a master lease agreement whereby the seller is obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. Such master lease payments are reflected as a reduction of the basis in the underlying property rather than rental revenue in accordance with GAAP. We purchased Parkwest II for a total investment of approximately $42.2 million, including acquisition fees paid to our advisor.

Disposition Activity

Contribution of Properties to an Institutional Fund

On February 21, 2006, we entered into a joint venture with affiliates of Boubyan Bank of Kuwait (our “Partner”) to create an institutional fund, DCT Fund I LLC (the “Fund”), that owns and operates industrial

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Notes to Consolidated Financial Statements (Continued)

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Note 2—Real Estate (Continued)

properties located in the United States. We contributed six industrial properties to the Fund, aggregating approximately 2.6 million square feet after completion of a 330,000 square foot expansion project. The approximate contribution value of the six buildings upon completion of the expansion is $122.8 million. Contemporaneously with our contribution, the Fund issued approximately $84.4 million of secured non-recourse debt and our Partner contributed $19.7 million of equity to the Fund. Upon receipt of these proceeds, the Fund made a special distribution to us of approximately $102.7 million. Upon completion of the expansion, the Fund will make another special distribution to us and at such time we will recognize the sale of such expansion. The expansion project is estimated to be completed in June 2006. After these transactions, our ownership will be approximately 20% and our Partner’s ownership will be approximately 80%.

The contribution of the six properties into the Fund (exclusive of the expansion project) resulted in a gain of approximately $5.0 million of which approximately $4.0 million was recognized in our earnings for the three months ended March 31, 2006. This $4.0 million corresponds to our Partner’s ownership interest in the Fund (i.e., 80% of the total gain). The remaining gain of $1.0 million has been deferred and will be amortized to earnings over the weighted average lives of the Fund’s properties.

Pursuant to our joint venture agreement, we act as asset manager for the Fund and earn certain fees including asset management fees and leasing commissions, as well as other fees related to the properties we manage. Such fees totaled approximately $52,000 for the three months ended March 31, 2006. In addition to these fees, after the partners are repaid their respective capital contributions plus a preferred return, we have the right to receive a promoted interest in the Fund based on performance. Although the Fund’s day-to-day business affairs are managed by us, all major decisions are determined by both us and our Partner.

Development and Expansion Projects

SouthCreek IV Distribution Facility

On May 19, 2005, we entered into a joint venture agreement with SV Atlanta SouthCreek IV, L.P. (“SouthCreek”), an unrelated third-party, to acquire 37 acres of land and to develop a 556,800 square foot distribution facility located in Atlanta, Georgia. Pursuant to the joint venture agreement, SouthCreek and we will provide approximately 3% and 97%, respectively, of the required equity capital, which is estimated to be approximately $5.6 million, to fund the development project. Both parties will receive a preferred return on their respective capital contributions. We have the right to purchase SouthCreek’s interest in the venture at anytime after the later to occur of (i) stabilization of the project, and (ii) the date 18 months after completion of the project. We currently estimate that the facility will be completed in June 2006 for a total estimated cost of approximately $16.5 million. Our investment in this joint venture is included in investment in and advances to unconsolidated joint ventures in the accompanying consolidated balance sheets.

Veterans Parkway

On October 20, 2005, we purchased a shell-complete building comprising approximately 189,000 square feet and a pad-ready land parcel located in Chicago, Illinois from Seefried Properties (“Seefried”), a third-party developer. In connection with the acquisition, we entered into a joint venture agreement with Seefried to stabilize the shell-complete building and to complete the development of a second building on the pad-ready land parcel. Upon the shell-complete building reaching stabilization, either member of the joint venture has the right to initiate a put/call procedure pursuant to which we would acquire the remaining interest held by Seefried in the joint venture based on previously negotiated terms, mostly dependent upon leasing.

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Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 2—Real Estate (Continued)

Buford Distribution Center

In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. On March 31, 2006, we acquired this development project from the third-party developer and retired the debt with Wachovia for approximately $20 million.

Memphis Trade Center III Expansion

In 2005, we entered into an agreement with Johnson and Johnson Health Care Systems, Inc. (“J&J”), a current customer which leases 440,000 square feet in our Memphis Trade Center III, to expand J&J’s space in the existing building to an aggregate of 770,000 square feet. Subsequent to us entering into this agreement, we entered into an agreement to create the Fund and contribute this property into the Fund (see—Disposition Activity—Contribution of Properties to an Institutional Fund). We expect to complete this expansion in June 2006.

Forward Purchase Commitment

On March 28, 2005, a wholly-owned subsidiary of our partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our partnership entered into a forward purchase commitment agreement whereby we are obligated to acquire the distribution facility from Deltapoint upon completion. The purchase price of Delta point would be based on pre-negotiated terms, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statement (Continued)

(Unaudited)

Note 3—Debt

As of March 31, 2006, and December 31, 2005, our debt consisted of the following (dollar amounts in thousands):

	Assumption/ Issuance Date	Stated Interest Rate	Adjusted Interest Rate(5)	Maturity Date	Outstanding Balance as of
					March 31, 2006	December 31, 2005
Unsecured Debt:
ING Investment Management(1)	January 2006	5.68%	6.03%	January 2014	$50,000	$—
Secured Mortgage Debt:
New York Life	December 2003	5.00%	5.00%	March 2011	39,112	39,328
ING Investment Management(1)	December 2004	5.31%	5.34%	January 2015	54,728	54,994
ING Investment Management(1)	January 2005	4.40%	5.42%	January 2010	56,682	56,997
ING Investment Management	September 2005	4.97%	4.97%	October 2013	3,926	3,926
Assumed Secured Mortgage Debt(2):
Principal	June 2004	7.08%	4.81%	July 2008	16,590	16,711
Principal	June 2004	7.21%	4.81%	July 2008	11,318	11,371
Prudential	June 2004	6.40%	6.09%	November 2012	12,653	12,688
Principal	November 2004	6.22%	4.18%	September 2012	3,739	3,760
Legacy	February 2005	7.40%	5.21%	December 2017	1,407	1,426
Prudential	March 2005	5.69%	5.22%	December 2013	7,980	8,050
State Farm	March 2005	6.72%	5.62%	November 2022	12,314	12,413
Column Financial, Inc.	April 2005	6.30%	5.18%	September 2012	27,045	27,146
John Hancock	April 2005	6.91%	5.25%	September 2013	6,124	6,200
TIAA	May 2005	8.50%	4.71%	October 2008	8,048	8,072
Fortis Benefits Insurance Co.	May 2005	7.25%	4.70%	July 2008	2,478	2,496
ING Investment Management	June 2005	4.89%	4.73%	February 2008	19,998	19,998
Mass Mutual	June 2005	6.79%	4.91%	July 2011	4,672	4,689
Key Bank	July 2005	6.44%	4.72%	October 2012	7,146	7,176
Key Bank	July 2005	6.84%	4.72%	September 2012	8,287	8,314
Transamerica	July 2005	6.97%	4.75%	June 2013	11,243	11,388
Bear, Stearns Funding, Inc.	December 2005	7.22%	5.16%	March 2008	6,425	6,470
Nationwide	July 2005	5.06%	5.06%	January 2011	57,494	57,494
Nationwide	July 2005	4.72%	4.72%	April 2011	50,150	50,150
Jackson	July 2005	5.16%	5.16%	July 2012	62,740	62,740
Jackson	July 2005	4.91%	4.91%	April 2012	62,600	62,600
New York Life	July 2005	4.79%	4.79%	October 2011	50,549	50,549
New York Life	July 2005	4.90%	4.90%	October 2011	25,237	25,237

Weighted Avg./Totals(3)		5.38%			$680,685	$632,383
Premiums, Net of Amortization(2)					9,355	9,859

Carrying Value of Debt			5.12%		$690,040	$642,242

Senior Unsecured Revolving Credit Facility
JP Morgan	December 2005	(4)	n/a	December 2008	$—	$—

Senior Secured Revolving Credit Facility
JP Morgan	October 2003	(4)	7.75%	December 2008	$18	$16

(1)	We assigned certain derivative instruments to these notes and pursuant to SFAS No. 133 (see Note 1—Organization and Summary of Significant Accounting Policies), the fair value of these derivative instruments will be amortized to interest expense over the life of the assigned notes.

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Notes to Consolidated Financial Statements (Continued)

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Note 3—Debt (Continued)

(2)	These mortgages were assumed in conjunction with the acquisition of properties and, pursuant to SFAS No. 141 (see Note 1—Organization and Summary of Significant Accounting Policies), the difference between the fair value and the face value of these notes at the date of acquisition is reflected as a premium or discount which will be amortized to interest expense over the remaining life of the underlying note.

(3)	Weighted-average interest rates are based upon outstanding balances as of March 31, 2006.

(4)	Our senior unsecured revolving credit facility bears interest at either LIBOR plus 0.875% to 1.375% or at our election prime. Our senior secured revolving credit facility bears interest at either prime (7.750% at March 31, 2006) or, at our election, LIBOR plus 1. 250% to 1.750%.

(5)	Reflects the impact to interest rates of GAAP adjustments for purchase price allocation and hedging transactions. These rates do not reflect the impact of other interest expense items such as fees and the amortization of loan costs.

As of March 31, 2006, the historical cost of all our properties was approximately $2.0 billion and the historical cost of all properties securing our fixed rate mortgage debt and senior secured credit facility was approximately $1.2 billion and $126.9 million, respectively. Our debt has various financial covenants and we were in compliance with all of these covenants at March 31, 2006.

Lines of Credit

In December 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these financial covenants. As of March 31, 2006 and December 31, 2005, there was no outstanding balance on this facility.

Contemporaneously with the amendment of our secured credit facility, we entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our partnership and third-party investors in our partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our partnership’s private placement reduce the total capacity available from the facility. In addition, the obligations of the borrowers under the facility are several but not joint. As of March 31, 2006 and December 31, 2005, approximately $30.6 million and $14.1 million, respectively, of loans had been advanced to such third parties and we had an outstanding balance of $18,000 and $16,000, respectively.

Debt Issuances

In January 2006, we issued $50 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% which matures in January 2014. The underlying notes require interest only payments until maturity at which time

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 3—Debt (Continued)

a lump sum payment is due. In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. Prior to January 1, 2006, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions

During the three months ended March 31, 2006, we did not assume any debt in connection our property acquisitions. During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million, excluding premiums, in conjunction with the acquisition of certain properties (see Note 2—Real Estate). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. Pursuant to SFAS No. 141, the difference between the fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes. For the three months ended March 31, 2006 and 2005, the amortization of these premiums resulted in a decrease of approximately $504,000 and $161,000, respectively, of interest expense.

Note 4—Hedging Activities

During the three months ended March 31, 2006, we entered into forward-starting interest rate swaps to hedge our interest rate risk associated with forecasted fixed-rate debt issuances that are expected to occur during the period from 2008 through 2012. These forward-starting interest rate swaps have been designated as cash flow hedges.

Unrealized gains of $1.5 million and $2.1 million were recorded during the three months ended March 31, 2006 and 2005, respectively, to shareholders’ equity and comprehensive loss as a result of the change in fair value of the outstanding hedges. As of March 31, 2006, and December 31, 2005, the accumulated other comprehensive loss balance pertaining to the hedges was $1.1 million and $2.8 million, respectively. Amounts reported in accumulated other comprehensive loss related to derivatives will be amortized to interest expense as interest payments are made on our current fixed-rate debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $616,000 will be amortized from other comprehensive loss to interest expense resulting in an increase in our interest expense.

Note 5—Public Offerings

Since December 2002, we have conducted four successive public offerings of our common stock on a continuous basis and raised approximately $1.4 billion of net proceeds. On January 23, 2006, we closed the primary offering component of our fourth public offering, but we will continue to offer shares pursuant our distribution reinvestment plan.

These offerings have been conducted pursuant to four registration statements filed with the SEC throughout this time period and were managed by the Dealer Manager (see Note 9—Related Party Transactions). Pursuant to the first two registration statements, we sold our common stock at a price of $10.00 per share and, pursuant to the third and fourth registration statements, we sold our common stock at a price of $10.50 per share.

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Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 5—Public Offerings (Continued)

As of March 31, 2006, approximately 149.2 million shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our partnership on a one-for-one basis for limited partnership units. Our partnership has used these proceeds to fund the acquisition or development of our properties.

Note 6—Our Partnership’s Private Placement

Our partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act and, as of March 31, 2006, the historical cost of all properties included in our partnership’s private placement was $209.7 million. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors are 100% leased by our partnership, and such leases contain purchase options whereby our partnership has the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our partnership under Section 721 of the Internal Revenue Code.

Our partnership pays certain up-front fees and reimburses certain related expenses to our advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the “Facilitator”) for raising capital through the private placement. Our advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our advisor, of up to 1.5% of gross equity proceeds raised through the private placement.

During the three months ended March 31, 2006 and 2005, we raised approximately $50.0 million and $18.0 million, respectively, from the sale of undivided tenancy-in-common interests in four buildings, which is included in financing obligations in the accompanying consolidated balance sheets pursuant to SFAS No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby our partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited partnership units.

During the three months ended March 31, 2006 and 2005, we incurred approximately $2.8 million and $687,000, respectively, of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying consolidated financial statements. The various lease agreements in place as of March 31, 2006, contain expiration dates ranging from November 2013 to December 2025.

During the three months ended March 31, 2006 and 2005, our partnership incurred upfront costs of approximately $4.8 million and $1.6 million payable to our advisor and other affiliates for affecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the accompanying consolidated balance sheets and amortized to interest expense over the life of the financing

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 6—Our Partnership’s Private Placement (Continued)

obligation. If our partnership elects to exercise any purchase option as described above and issue limited partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98 in order to recognize the sale of such fractional interests.

On March 22, 2006, pursuant to a master lease agreement, our partnership exercised its purchase option to buy certain tenancy-in-common interests it had previously sold in a property located in Plainfield, Indiana. In connection with the exercise of this option, our partnership issued approximately 1.3 million limited partnership units valued (using the most recent selling price of our common stock of $10.50 per share) at approximately $13.8 million to third-party investors holding such tenancy-in-common interests. Such unit holders will have substantially the same economic interest as our common shareholders (see Note 7—Minority Interest).

Note 7—Minority Interest

Minority interest consists of the following (dollar amounts are in thousands):

	March 31, 2006	December 31, 2005
Limited partnership Special Units	$1	$1
Limited partnership units:
Net investment	28,320	16,149
Distributions	(602)	(303)
Share of cumulative net loss	(23)	(49)

Sub-total	27,695	15,797
Cabot limited partnership units:
Net investment	40,314	40,314
Distributions	(798)	(338)
Share of cumulative net loss	(692)	(477)

Sub-total	38,824	39,499
Cabot non-voting common stock:
Net investment	63	63
Distributions	(1)	—
Share of cumulative net loss	(1)	—

Sub-total	61	63
Veterans Parkway membership interest:
Net investment	217	217

Sub-total	217	217

Total	$66,798	$55,577

Limited Partnership Special Units

During 2002, our partnership issued 10,000 Special Units to an affiliate of our advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of our partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 7—Minority Interest (Continued)

received from property dispositions or upon other events. In general, after holders of regular partnership interests in aggregate have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by our partnership upon the disposition of our partnership’s assets.

Limited Partnership Units

At March 31, 2006, we owned approximately 98% of our partnership and the remaining interest in our partnership was owned by third-party investors and our advisor. After a period of one year, limited partnership units are redeemable at the option of the unit holder. We have the option of redeeming the limited partnership units with cash or with shares of our common stock. At inception (April 12, 2002), our partnership issued 20,000 limited partnership units to our advisor for gross proceeds of $200,000, which currently represents less than a 0.1% ownership interest in our partnership. In addition, as of March 31, 2006, we had issued approximately 3.1 million limited partnership units to third-party investors in connection with our partnership’s private placement (see Note 6—Our Partnership’s Private Placement).

Cabot Limited Partnership Units

On July 21, 2005, we completed a merger and acquired all of the outstanding common stock of Cabot Industrial Value Fund, Inc. (“Cabot”). Through our ownership of Cabot, we acquired an approximate 87% interest in Cabot Industrial Value Fund, LP (the “Cabot Partnership”), which, as of March 31, 2006, owned a portfolio of 104 properties with a combined historical cost of approximately $663.8 million located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding. Pursuant to the Cabot merger, the third-party investors that were limited partners in the Cabot Partnership prior to the Cabot merger remained limited partners after the merger. As of March 31, 2006, the limited partners owned approximately 12.5% of the Cabot Partnership. Contemporaneously with the merger, we entered into a Put/Call Agreement whereby we had the option to acquire the limited partners’ remaining interest in the Cabot Partnership. Under this agreement, the remaining limited partners had an initial option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006 and we had an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. On April 1, 2006, the limited partners exercised their put option and on April 21, 2006 we purchased the remaining interests from the limited partners for cash of approximately $40.4 million. Income and losses of the Cabot Partnership are allocated pro rata based on the partners’ ownership interests.

Cabot Non-Voting Common Stock

In August 2005, our advisor and its affiliates acquired 126 shares of Cabot’s non-voting common stock for a purchase price of $500 each or $63,000 in the aggregate. Our advisor purchased these shares on behalf of its employees and other affiliates and the proceeds from the sale of these non-voting common shares were used to invest in the Cabot Partnership. Collectively, as of March 31, 2006, these non-voting shares of common stock represent less than a 0.1% ownership of Cabot and the holders of these shares will participate in the distributions of Cabot, which are based on the performance of the Cabot portfolio of properties, in proportion to their respective ownership percentages.

Veterans Parkway Membership Interest

On October 20, 2005, we purchased a shell-complete building comprising approximately 189,000 square feet and a pad-ready land parcel located in Chicago, Illinois from Seefried and entered into a related joint venture

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 7—Minority Interest (Continued)

with Seefried (see Note 2—Real Estate—Development and Expansion Projects). We contributed approximately 95% of the equity capital to the joint venture and Seefried contributed the remaining equity capital of approximately 5%. Both parties will receive a preferred return on their respective capital contributions and, after the parties are repaid their capital contributions plus their preferred returns from the joint venture, Seefried will be entitled to a promoted interest on any excess earnings.

Note 8—Investments in and Advances to Unconsolidated Joint Ventures

We enter into joint ventures primarily for purposes of developing industrial real estate and to establish funds with institutional investors. As of March 31, 2006, such joint ventures were not defined as variable interest entities pursuant to FASB Interpretation No. 46(R): “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51”. The following describes our unconsolidated joint ventures as of March 31, 2006 and December 31, 2005 (dollar amounts are in thousands).

Unconsolidated Joint Ventures	Ownership Percentage	Buildings	Square Feet	Net Equity Investment
				March 31, 2006	December 31, 2005
Institutional Fund:
DCT Fund I LLC(1)	20%	6	2,317,192	$4,180	$—
Developments:
SouthCreek IV(2)	98%	1	556,800	5,944	5,937
Panattoni Investments(3)	2.5%	3	2,086,698	326	153

Total		10	4,960,690	$10,450	$6,090

(1)	For a description of this Institutional Fund, see Note 2—Real Estate—Disposition Activity.

(2)	For a description of this Development Project, see Note 2—Real Estate—Development and Expansion Projects.

(3)	On March 26, 2004, we entered into a strategic relationship with Panattoni Investments LLC, pursuant to which we committed to fund up to $15 million into various development projects through loans evidenced by notes receivable that initially bear interest at 9.5%. We have obtained with respect to each development project an option that gives us the right to purchase an equity interest in the entity owning the underlying property. This equity interest may be up to 5% of the total amount of the related principal note balance outstanding at the time of contribution, which, if exercised, increases the interest earned on the reduced principal balance of the note to 10% thus maintaining our yield. We have exercised certain options with respect to certain of the development projects.

Note 9—Related Party Transactions

Our Advisor

Our day-to-day activities are managed by our advisor, an affiliate, under the terms and conditions of an advisory agreement. Our advisor is considered a related party as certain indirect owners and employees of our advisor serve as our executives. The responsibilities of our advisor include the selection of our investment properties, the negotiations for these investments and the property management and leasing of these properties.

We have entered into an advisory agreement with our advisor pursuant to which we pay certain acquisition and asset management fees to our advisor. The amount of such acquisition fees is equal to 1% of the aggregate

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 9—Related Party Transactions (Continued)

purchase price of all properties we acquire. During the three months ended March 31, 2006 and 2005, our advisor earned approximately $1.2 million and $1.0 million, respectively, for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170 million. During the three months ended March 31, 2006 and 2005, we incurred asset management fees of $3.5 million and $1.2 million, respectively.

Pursuant to the advisory agreement, our advisor is obligated to advance all of our offering costs subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of common stock. Such offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

During the three months ended March 31, 2006 and 2005, our advisor incurred approximately $893,000 and $2.1 million, respectively, of offering costs. During the three months ended March 31, 2006 and 2005, we reimbursed our advisor approximately $1.3 million and $2.8 million, respectively, for such costs. These costs are reflected in equity as offering costs when such reimbursement obligations are incurred. We closed the primary offering component of our fourth public offering on January 23, 2006, and, as of March 31, 2006, we had reimbursed our advisor for all of the then existing un-reimbursed offering costs. However, our advisor expects to realize additional costs relating to our offerings in the future and to the extent our advisor incurs such costs, we will be required to reimburse our advisor up to 2% of the gross proceeds raised in our public offerings of our common stock.

Our advisor is obligated to pay all of the offering and marketing related costs associated with our partnership’s private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our partnership’s private placement. During the three months ended March 31, 2006 and 2005, our partnership incurred approximately $1.0 million and $321,000, respectively, payable to our advisor for such expense allowance.

In accordance with the advisory agreement we are obligated, subject to certain limitations, to reimburse our advisor for certain other expenses incurred on our behalf for providing services contemplated in the advisory agreement, provided that our advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the three months ended March 31, 2006 and 2005, we have reimbursed approximately $161,000 and $93,000, respectively, for such costs.

As of March 31, 2006, our advisor owed us approximately $751,000 (as a result of us over-reimbursing our advisor for offering costs of approximately $2.3 million offset by approximately $1.5 million that we owed the advisor for various fees and reimbursements), which is included in other assets on the accompanying consolidated balance sheets. The over-reimbursement was repaid to us in April 2006, net of a reserve for anticipated offering costs. As of December 31, 2005, we owed our advisor approximately $624,000 for various fees and reimbursements as described above, which is included in other liabilities on the accompanying consolidated balance sheets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 9—Related Party Transactions (Continued)

The Dealer Manager

Our public and private offerings are managed by the Dealer Manager under the terms of certain dealer manager agreements. Our Dealer Manager is considered a related party as certain indirect owners and employees of the Dealer Manager serve as our executives.

We have entered into a Dealer Manager Agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6% sales commission of gross offering proceeds raised pursuant to our public offerings of common stock. As of March 31, 2006, all sales commissions had been re-allowed to participating broker-dealers. For the three months ended March 31, 2006 and 2005, we incurred approximately $10.9 million and $10.8 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying consolidated balance sheets.

We have also entered into a dealer manager agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our partnership’s private placement. We also pay the Dealer Manager a sales commission of up to 5.0% of the gross equity proceeds raised through our partnership’s private placement. As of March 31, 2006, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for affecting sales. For the three months ended March 31, 2006 and 2005, we incurred up front fees of approximately $3.1 million and $1.0 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are included in deferred loan costs on the accompanying consolidated balance sheets.

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one share of common stock for $12. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second public offerings. We valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. No warrants were offered in our third or fourth public offering. During the three months ended March 31, 2006 and 2005, the Dealer Manager did not earn any soliciting dealer warrants as all shares sold during these periods were in connection with our third and fourth public offerings.

As of March 31, 2006 and December 31, 2005, we owed the Dealer Manager approximately $73,000 and $1.4 million, respectively, in relation to the fees described above which is included in other liabilities on the accompanying consolidated balance sheets.

The Facilitator

The Facilitator is responsible for the facilitation of transactions associated with our partnership’s private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with our partnership’s private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our partnership’s private placement for transaction facilitation. For the three months ended March 31, 2006 and 2005, we incurred approximately $727,000 and $241,000, respectively, payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 9—Related Party Transactions (Continued)

other fees associated with our partnership’s private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation (see Note 6—Our Partnership’s Private Placement).

Note 10—Stock Option Plans and Warrant Purchase Agreements

Stock Option Plans

Independent Director Option Plan

We have adopted an independent director stock option plan which we use in an effort to attract and retain qualified independent directors (the “Independent Director Option Plan”). We granted non-qualified stock options to purchase 10,000 shares to each independent director pursuant to the Independent Director Option Plan effective upon the later of (i) the sale of 200,000 shares in our first public offering, and (ii) the independent director becoming a member of our board of directors. Such options vest 20% upon grant date and 20% each year for the following four years. In addition, we have issued options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder’s meeting and these options vest 100% upon the second anniversary from the grant date. A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. The term of these options shall not exceed the earlier of ten years from the date of grant, the date of removal for cause, or three months from the director’s resignation. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. As of March 31, 2006 and 2005, we had 80,000 and 60,000 options outstanding, respectively, under the Independent Director Stock Option Plan, of which 28,000 and 24,000 were vested, respectively. As of March 31, 2006, no such options had been exercised.

During the three months ended March 31, 2006, options issued under the independent director option plan were valued using the Black-Scholes option-pricing model (“Black Scholes”) with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 4.01%, volatility factor of 19.22% and an expected life of 6 years. The value of options granted under the Independent Director Option Plan on the date of grant during the three months ended March 31, 2006 was approximately $5,650. There were no independent director options granted during the three months ended March 31, 2005.

On July 19, 2005, we received and accepted the resignation of an independent director of our board of directors. In connection with such resignation, the director forfeited all 20,000 options that he had previously been awarded, effective three months from his resignation, of which 6,000 had fully vested. In addition, on July 19, 2005 at a special meeting of the board of directors, Bruce L. Warwick was duly nominated, voted and approved as an independent director of our board of directors. Upon his approval as an independent director, Mr. Warwick was granted 10,000 options with an approximate value of $5,623. These options were valued using the Black-Scholes option-pricing model.

On January 6, 2006, we received and accepted the resignation of an independent director of our board of directors. In connection with such resignation, the director forfeited all 20,000 options that he had previously been awarded, effective three months from his resignation, of which 8,000 had fully vested. In addition, on January 6, 2006, at a special meeting of our board of directors, Phillip R. Altinger was duly nominated, voted and approved as an independent director of our board of directors. Upon his approval as an independent director, Mr. Altinger was granted 10,000 options with an approximate value of $5,650. These options were valued using the Black-Scholes option-pricing model.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 10—Stock Option Plans and Warrant Purchase Agreements (Continued)

Employee Option Plan

We have adopted an employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable us, our advisor and its affiliates to obtain or retain the services of employees (not to include any person who is an affiliate of ours as defined in the plan) considered essential to our long-term success and the success of our advisor and its affiliates by offering such employees an opportunity to participate in our growth through ownership of the our shares. The Employee Option Plan will be administered by our compensation committee, which is authorized to grant “non-qualified” stock options (the “Employee Options”) to selected employees of our advisor and its affiliates. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The term of such employee options has been set by our compensation committee and shall not exceed the earlier of ten years from the date of grant or five years from the date of a listing of our common stock. Our compensation committee has set the period during which the right to exercise an Employee Option fully vests to three years from the date of grant. During the three months ended March 31, 2006, we granted 251,000 options pursuant to this plan. As of March 31, 2006 and 2005, there were 358,500 and 107,500 options outstanding under the Employee Option Plan, respectively, with a weighted average exercise price of $11.00. As of March 31, 2006, no such options had been exercised and 2,500 had been forfeited.

During the three months ended March 31, 2006, options issued under the Employee Option Plan were valued using Black-Scholes with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 4.01%, volatility factor of 19.19% and an expected life of 6 years. The value of the options granted under the Employee Option Plan on the date of grant during the three months ended March 31, 2006 was approximately $159,219. There were no employee options granted during the three months ended March 31, 2005.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the three months ended March 31, 2006 and 2005, we incurred $16,254 and $6,715, respectively, of such expense which is included in general and administrative expense on the accompanying consolidated statements of operations. As of March 31, 2006, approximately $209,000 of such expense remained unrecognized which reflects the unamortized portion of the value of such options issued pursuant to the Independent Director Option Plan and the Employee Option Plan. We expect to recognize such expense over a weighted average period of 2.6 years.

The following table describes the total option grants, exercises, expirations and forfeitures that occurred during the three months ended March 31, 2006, as well as the total options outstanding as of December 31, 2005 and March 31, 2006 and the total options exercisable as of March 31, 2006.

	Independent Director Options	Employee Options	Weighted Average Option Price Per Share	Weighted Average Remaining Contractual Life (Years)
Issued and Outstanding at 12/31/05	70,000	105,000	$11.40
Grants	10,000	251,000	11.04
Exercises	—	—	—
Expirations	—	—	—
Forfeitures	—	—	—

Issued and Outstanding at 3/31/06	80,000	356,000	$11.18	9.3
Exercisable at 3/31/06	28,000	35,000	$11.44	8.0

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 10—Stock Option Plans and Warrant Purchase Agreements (Continued)

Collectively, the options outstanding pursuant to our Independent Director Option Plan and our Employee Option Plan had a weighted average per option value as of March 31, 2006 and as of December 31, 2005 of $0.65 and $0.56, respectively.

Warrant Purchase Agreements

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold (see Note 9—Related Party Transactions). These warrants, as well as the shares issuable upon their exercise, were registered in connection with our first and second public offerings. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with both of the aforementioned offerings. We valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one share of common stock from us at a price of $12 per share beginning on the first anniversary of the effective date of the offering in which such warrants are issued and ending five years after the effective date of such offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the relevant public offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement.

Note 11—Net Income (Loss) per Common Share

We determine basic net income (loss) per common share by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. We determine diluted net income (loss) per common share by taking into account the effects of potentially issuable common stock, but only if the issuance of stock would be dilutive, including the presumed exchange of limited partnership units for common shares. The following table sets forth the computation of our basic and diluted net income (loss) per common share (amounts in thousands except per share information):

	Three Months Ended March 31,
	2006	2005
Numerator
Net income (loss)	$1,955	$(2,582)
Unit holders interest share in net income(1)	26	—

Adjusted net income (loss)	1,981	$(2,582)

Denominator
Weighted average common shares outstanding-Basic	145,402	74,421
Incremental weighted average effect of conversion of limited partnership units	1,913	20

Weighted average common shares outstanding-Diluted	147,315	74,441

Net Income (Loss) per Common Share
Net income (loss) attributable to common shares-Basic	$0.01	$(0.03)

Net income (loss) attributable to common shares-Diluted	$0.01	$(0.03)

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 11—Net Income (Loss) per Common Share (Continued)

(1)	For the three month ended March 31, 2006, dilutive securities only included limited partnership units in our partnership, which are redeemable, at our option, for shares of our common stock or cash (see Note 7—Minority Interest).

Note 12—Segment Information

We consider each operating property to be an individual operating segment that has similar economic characteristics with all our other operating properties and we combine our operating segments into reportable segments based upon their geographic location or market. For purposes of this disclosure, we report the revenue of our largest reportable market segments on an individual basis until the aggregate revenue of such individually reported market segments equals at least 75% of our total revenues and then aggregate all remaining reportable market segments into one category, “Other Markets.” These other markets include Boston, Charlotte, Columbus, Denver, Harrisburg/Lehigh Valley, Indianapolis, Louisville, Miami, New Jersey, Orlando, San Antonio and San Francisco. The following table sets forth the rental revenues and property net operating income of our market segments for the three months ended March 31, 2006 and 2005 (amounts are in thousands).

	Rental Revenue		NOI(1)
Segment	2006	2005	2006	2005
Atlanta	$5,212	$3,116	$4,041	$2,434
Baltimore	2,104	—	1,782	—
Chicago	3,601	682	2,615	674
Cincinnati	3,924	1,865	3,063	1,551
Dallas	6,173	2,401	4,242	1,570
Houston	3,598	2,295	2,345	1,569
Los Angeles	1,630	831	1,404	652
Memphis	4,491	1,614	3,466	1,374
Nashville	2,195	1,410	1,961	1,250
Phoenix	2,380	2,068	1,722	1,274
Seattle	1,842	—	1,505	—
Other Markets	9,530	3,320	7,591	2,435

Total	$46,680	$19,602	$35,737	$14,783

(1)	Net operating income (NOI) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expense and interest expense.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

Note 12—Segment Information (Continued)

We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (dollar amounts are in thousands):

	For the Three Months Ended March 31,
	2006	2005
Property NOI	$35,737	$14,783
Institutional capital management fees	52	—
Equity in earnings (loss) of unconsolidated joint ventures	(53)	—
Gain from disposition of real estate interests	3,988	—
Interest income	2,462	610
Depreciation and amortization expense	(24,492)	(12,350)
Interest expense	(11,681)	(3,718)
General and administrative expense	(730)	(728)
Asset management fees, related-party	(3,518)	(1,179)
Minority interest	190	—

Net income (loss)	1,955	(2,582)

The following table reflects our total assets by market segment (amounts are in thousands).

	March 31, 2006	December 31, 2005
Market segments:
Atlanta	$261,226	$252,701
Baltimore	99,270	101,000
Chicago	156,799	177,765
Cincinnati	165,825	117,381
Dallas	226,774	240,861
Houston	125,744	122,068
Los Angeles	82,647	82,547
Memphis	160,308	178,371
Nashville	95,404	76,256
Phoenix	84,345	84,820
Seattle	86,390	87,112
Other markets	396,266	401,831

Total segment assets	1,940,998	1,922,713
Non-segment assets:
Cash and cash equivalents	284,774	84,771
Other non-segment assets(1)	49,946	50,211

Total assets	$2,275,718	$2,057,695

(1)	Other non-segment assets primarily consists of corporate assets including investments in and advances to unconsolidated joint ventures, notes receivable, certain loan costs, including loan costs associated with our financing obligations and deferred acquisition costs.

Pro Forma Financial Information

(Unaudited)

The following pro forma financial statements have been prepared to provide information with regards to the properties which Dividend Capital Trust Inc. (the “Company”) has acquired.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of March 31, 2006, as adjusted for the following transactions made subsequent to March 31, 2006, acquisition of properties, issuance of our common stock, capital raised pursuant to our operating partnership’s private placement, issuance of debt and the assumption of debt, as if these transactions had occurred on March 31, 2006.

The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2006, combine our historical operations with (i) the incremental effect of properties acquired during 2006, (ii) the issuance and assumption of debt (iii) the issuance of our common stock and (iv) capital raised pursuant to our operating partnership’s private placement, as if these transactions had occurred on January 1, 2005.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005, combine our historical operations with (i) the incremental effect of properties acquired during 2005, (ii) the historical operations of properties acquired subsequent to December 31, 2005, (iii) the issuance and assumption of debt, (iv) the issuance of our common stock and (v) capital raised pursuant to our operating partnership’s private placement, as if these transactions had occurred on January 1, 2005.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon our historical financial statements and the historical financial statements and other historical data of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The accompanying pro forma statements of operations do not contemplate additional general and administrative expenses that are probable as such expenses are not readily determinable. The pro forma financial statements should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission, including its 2005 Annual Report on Form 10-K filed on March 16, 2006 and its Quarterly Report on Form 10-Q filed on May 10, 2006.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2006

(In thousands)

(Unaudited)

	DCT Historical(1)	Acquisitions		Other Pro Forma Adjustments		Pro Forma Consolidated
Assets
Investment in real estate, net	$1,913,052	$781,342	(2)	$—		$2,694,394
Cash and cash equivalents	297,549	(278,188	)(2)	53,056	(3)	72,417
Other assets, net	65,117	—		4,462	(3)	69,579

Total Assets	$2,275,718	$503,154		$57,518		$2,836,390

Liabilities and Stockholders’ Equity
Mortgage notes	$640,040	$12,369	(2)	$—		$652,409
Unsecured notes	50,000	375,000	(2)	—		425,000
Unsecured line of credit	—	112,000	(2)	—		112,000
Secured line of credit	18	—		—		18
Financing obligation	190,750	—		44,624	(3)	235,374
Accounts payable and other liabilities	70,908	3,785	(2)	—		74,693

Total Liabilities	$951,716	$503,154		$44,624		$1,499,494
Minority Interest	66,798	—		—		66,798
Shareholders’ Equity	$1,257,204	—		$12,894	(3)	$1,270,098

Total Shareholders’ Equity	$1,257,204	$—		$12,894		$1,270,098

Total Liabilities and Shareholders’ Equity	$2,275,718	$503,154		$57,518		$2,836,390

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Notes to Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(1)	Reflects the historical consolidated balance sheet of the Company as of March 31, 2006. Please refer to Dividend Capital Trust Inc.’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

(2)	Reflects the acquisition of properties acquired subsequent to March 31, 2006, which includes estimated intangible assets of approximately $59.3 million and estimated intangible liabilities of approximately $3.8 million. These properties were acquired with the net proceeds raised from the Company’s public and private offerings, the assumption of debt and the issuance of new debt. The total estimated cost of these properties, including acquisition costs and acquisition fees payable to an affiliate, is approximately $781.3 million.

(3)	A certain amount of capital was raised through the Company’s public and private offerings subsequent to March 31, 2006, which was used to fund the acquisition of properties subsequent to March 31, 2006. As such, the estimated net proceeds raised subsequent to March 31, 2006, through June 9, 2006, the date of the latest acquisition (i.e. the Cal TIA Portfolio) are included in the accompanying pro forma balance sheet. The following table reflects the calculation used to determine the net proceeds received from the Company’s public and private offerings:

Public Offering:
Total shares sold subsequent to March 31, 2006	1,306,851
Gross Proceeds	$13,031,444
Less Selling Costs	(137,219)

Net Proceeds	$12,894,225

Private Offering:
Gross Proceeds	$44,624,372
Less Selling Costs	(4,462,437)

Net Proceeds	$40,161,935

DIVIDEND CAPITAL TRUST INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2006

(In thousands)

(Unaudited)

	DCT Historical(1)	2006 Acquisitions		Other Pro Forma Adjustments		Pro Forma Consolidated
REVENUE:
Rental revenue	$46,680	$16,261	(2)	$(233	)(4)	$62,708
Institutional capital management fees	52	—		—		52

Total Revenue	46,732	16,261		(233)		62,760
EXPENSES:
Rental expenses	10,943	4,517	(2)	—		15,460
Depreciation and amortization expense	24,492	—		10,249	(3)	34,741
General and administrative expense	730	—		—		730
Asset management fees, related party	3,518	—		1,282	(6)	4,800

Total Expenses	39,683	4,517		11,531		55,731
Net Operating Income	7,049	11,744		(11,764)		7,029
Other Income and Expenses:
Equity in earnings (loss) of unconsolidated joint ventures, net	(53)	—		—		(53)
Gain from disposition of real estate interests	3,988	—		—		3,988
Interest expense	(11,681)	—		(8,103	)(5)	(19,784)
Interest income	2,462	—		—		2,462

Total Other Income and Expenses	(5,284)	—		(8,103)		(13,387)
Net Income Before Minority Interest	1,765	11,744		(19,867)		(6,358)
Minority Interest	(190)	152		(258)		(296)

NET INCOME (LOSS)	$1,955	$11,592		$(19,609)		$(6,062)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	145,402	—		5,059	(7)	150,461

Diluted	147,315	—		5,059	(7)	152,374

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	—		—		$(0.04)

Diluted	$0.01	—		—		$(0.04)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2006

(Unaudited)

(1)	Reflects the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2006. Please refer to the Dividend Capital Trust Inc.’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(2)	The following table sets forth the pro forma incremental rental revenues and operating expenses of those properties acquired during 2006. These properties were acquired with the net proceeds raised from the Company’s public and private offerings, the assumption of debt and the issuance of new debt.

	Acquisition Date	Rental Revenues	Operating Expenses	Revenues in Excess of Expenses

Parkwest II Portfolio	1/06/2006	$15,685	$6,654	$9,031
Commerce Farms Distribution Center	1/13/2006	60,940	13,151	47,789
GSW Gateway Three Distribution Center	1/13/2006	41,767	12,112	29,655
Franklin Road Distribution Center	2/27/2006	271,123	70,905	200,218
Zane Trace Industrial Building	3/24/2006	80,443	57,883	22,560
2400 Lunt Avenue Industrial Building	3/17/2006	36,552	23,724	12,828
Fairbanks Center	3/27/2006	137,518	40,599	96,919
Buford Distribution Center(a)	3/31/2006	—	—	—
OMCI Portfolio	4/13/2006	1,985,357	343,340	1,642,017
California Logistics Center	4/13/2006	497,811	139,712	358,099
270 Silver Springs	4/21/2006	130,835	22,678	108,157
Roosevelt Distribution Center	4/27/2006	172,940	45,317	127,623
PC Portfolio	5/19/2006	2,140,238	493,585	1,646,653
111 Lake Drive	5/25/2006	188,875	38,212	150,663
Eagle Creek Commerce Center	6/06/2006	432,100	95,828	336,272
452 Business Center	6/06/2006	297,142	88,401	208,741
Cal TIA Portfolio	6/09/2006	9,772,065	3,025,338	6,746,727

Total		$16,261,391	$4,517,439	$11,743,952

(a)	Buford Distribution Center consists of two newly constructed buildings acquired by the Company on March 31, 2006 pursuant to a forward purchase commitment the Company entered into with an unrelated third-party developer. Due to its limited operating history, no rental revenues or operating expenses have been included in the table above.

Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

For the Three Months Ended March 31, 2006

(Unaudited)

(3)	The following table sets forth the initial allocation of land, building and other costs based on the preliminary purchase price allocation for those properties acquired during 2006. This table also reflects the estimated incremental depreciation and amortization for the 2006 property acquisitions using a 40 year life for building, a 20 year life for land improvements and the life of the related lease for tenant improvements and for other intangible assets based on the preliminary purchase price allocation in accordance with SFAS No. 141.

	Acquisition Date	Land	Building and Other Costs	Total Cost	Incremental Depreciation and Amortization

Parkwest II Portfolio	1/06/2006	$5,919,900	$36,271,528	$42,191,428	$71,388
Commerce Farms Distribution Center	1/13/2006	2,062,500	16,822,972	18,885,472	36,263
GSW Gateway Three Distribution Center	1/13/2006	1,668,784	11,622,566	13,291,350	24,637
Franklin Road Distribution Center	2/27/2006	2,292,000	12,198,530	14,490,530	68,965
Zane Trace Industrial Building	3/24/2006	288,200	3,091,293	3,379,493	33,059
2400 Lunt Avenue Industrial Building	3/17/2006	1,620,432	1,987,583	3,608,015	18,424
Fairbanks Center	3/27/2006	706,979	5,204,606	5,911,585	45,913
Buford Distribution Center(a)	3/31/2006	9,257,975	17,059,362	26,317,337	-
OMCI Portfolio	4/13/2006	15,661,599	80,089,345	95,750,944	1,225,283
California Logistics Center	4/13/2006	4,047,441	20,697,559	24,745,000	316,651
270 Silver Springs Industrial Building	4/21/2006	935,041	4,781,559	5,716,600	73,153
Roosevelt Distribution Center	4/27/2006	1,195,564	6,113,806	7,309,370	93,535
PC Portfolio	5/19/2006	17,627,962	90,144,812	107,772,774	1,379,121
111 Lake Drive	5/25/2006	1,338,133	6,842,867	8,181,000	104,689
Eagle Creek Commerce Center	6/06/2006	3,024,842	15,468,258	18,493,100	236,648
452 Business Center	6/06/2006	1,453,775	7,434,225	8,888,000	113,736
Cal TIA Portfolio	6/09/2006	81,897,485	418,802,433	500,699,918	6,407,237

Total		$150,998,612	$754,633,304	$905,631,916	$10,248,702

(a)	Buford Distribution Center consists of two newly constructed buildings acquired by the Company on March 31, 2006 pursuant to a forward purchase commitment the Company entered into with an unrelated third-party developer. As these buildings were still under development during the three months ended March 31 2006, no incremental effects of depreciation and amortization have been included in the table above.

Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

For the Three Months Ended March 31, 2006

(Unaudited)

(4)	This amount represents the pro forma adjustment for the amortization of above and below market rents pursuant to SFAS No. 141.

(5)	The following table sets forth the debt which has been assumed to have been outstanding as of January 1, 2005 and the incremental interest expense that has been included in the pro forma statement of operations.

Amount	Debt	Interest Rate	Incremental Interest Expense
$ 112,000,000	Senior unsecured revolving credit facility	6.03%	$1,665,271

$ 425,000,000	Unsecured notes	Interest rates varying from 5.5% to 6.0%	5,505,329

$ 12,368,755	Secured notes	Interest rate varying from 4.4% to 7.5%	164,081

$235,374,118	Financing obligation	5.1%	768,216

Total			$8,102,897

(6)	The Company has entered into an Advisory Agreement with Dividend Capital Advisors LLC, an affiliate, pursuant to which the Company is required to pay an asset management fee equal to 0.75% per annum of the total undepreciated cost of its properties. This amount represents the pro forma adjustment for such fee pursuant to the Advisory Agreement.

(7)	For purposes of presenting pro forma weighted average shares outstanding, it has been assumed that the number of shares outstanding as of the date of latest acquisition, June 9, 2006, have been outstanding since January 1, 2005.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(Unaudited)

	DCT Historical(1)	2005 Acquisitions		2006 Acquisitions		Other Pro Forma Adjustments		Pro Forma Consolidated
REVENUE:
Rental revenue	$121,798	$53,891	(2)	$70,838	(3)	$(1,381	)(4)	$245,146
Interest and other real estate income	6,126	—		—		—		6,126

Total Revenue	127,924	53,891		70,838		(1,381)		251,272
EXPENSES:
Other operating expenses	28,770	13,955	(2)	18,666	(3)	—		61,391
Depreciation and amortization expense	71,023	28,476	(5)	43,991	(5)	—		143,490
Interest expense	28,712	—		—		59,302	(6)	88,014
General and administrative expense	3,004	—		—		—		3,004
Asset management fees, related party	8,901	—		—		10,301	(7)	19,202

Total Expenses	140,410	42,431		62,657		69,603		315,101
Net Income Before Minority Interest	(12,486)	11,460		8,181		(70,984)		(63,829)
Minority Interest	(526)	82		58		(505)		(891)
NET INCOME (LOSS)	$(11,960)	$11,378		$8,123		$(70,479)		$(62,938)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	97,333	—		—		53,128	(8)	150,461

Diluted	97,774	—		—		53,128	(8)	150,902

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.12)	—		—		—		$(0.42)

Diluted	$(0.12)	—		—		—		$(0.42)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(Unaudited)

(1)	Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 2005. Please refer to the Dividend Capital Trust Inc.’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	The following table sets forth the pro forma incremental rental revenues and operating expenses of those properties acquired during 2005. The properties below were acquired with the net proceeds raised from the Company’s public and private offerings, the assumption of debt and the issuance of new debt.

	Acquisition Date	Rental Revenues	Operating Expenses	Revenues in Excess of Expenses

Wickes Distribution Center	1/05/2005	$14,908	$1,779	$13,129
Iron Run Corporate Center	3/21/2005	103,451	21,059	82,392
Miami Service Center	4/07/2005	144,942	58,714	86,228
Baltimore-Washington Portfolio	4/12/2005	1,241,485	280,398	961,087
Miami Commerce Center	4/13/2005	366,513	91,258	275,255
Memphis I	2/02/05 thru 5/13/05	2,558,871	435,312	2,123,559
Bunzel Distribution Center	5/26/2005	179,369	11,861	167,508
Blackhawk Portfolio	6/13/2005	2,204,381	455,194	1,749,187
Greens Crossing/Willowbrook Portfolio	7/01/2005	1,495,520	402,883	1,092,637
Beltway 8 Business Park Phase II	7/01/2005	481,943	151,470	330,473
Binney Smith Distribution Center	7/20/2005	1,242,070	109,446	1,132,624
Cabot Portfolio	7/21/2005	29,070,324	7,776,871	21,293,453
Gateway at Central Green	9/20/2005	887,160	270,762	616,398
100 Interstate South Distribution Center	9/30/2005	1,052,791	271,843	780,948
Clorox Distribution Center	10/18/2005	1,376,324	337,874	1,038,450
McCook Industrial Center	10/21/2005	718,530	275,863	442,667
High Street Portfolio	10/26/2005	1,278,505	365,151	913,354
Empire Distribution Center	11/02/2005	383,684	58,349	325,335
States Logistics Center	12/05/2005	643,634	150,896	492,738
Handleman Industrial Building	12/15/2005	1,206,000	352,886	853,114
Whirlpool Industrial Building	12/16/2005	2,811,494	681,846	2,129,648
First Industrial Portfolio	12/28/2005	2,277,122	740,738	1,536,384
Rockaway Industrial Center	12/29/2005	2,151,989	652,415	1,499,574

Total		$53,891,010	$13,954,868	$39,936,142

Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

For the Year Ended December 31, 2005

(Unaudited)

(3)	The following table sets forth the pro forma incremental rental revenues and operating expenses of those properties acquired during 2006. The properties below were acquired or are anticipated to be acquired with the net proceeds raised from the Company’s public offerings, the assumption of debt and the issuance of new debt.

	Acquisition Date	Rental Revenues	Operating Expenses	Revenues in Excess of Expenses

Parkwest II Portfolio	1/06/2006	$1,148,178	$487,082	$661,096
Commerce Farms Distribution Center	1/13/2006	1,858,656	401,098	1,457,558
GSW Gateway Three Distribution Center	1/13/2006	1,273,903	369,413	904,490
Franklin Road Distribution Center	2/27/2006	1,740,895	455,283	1,285,612
Zane Trace Industrial Building	3/24/2006	359,053	258,355	100,698
2400 Lunt Avenue Industrial Building	3/17/2006	178,374	115,773	62,601
Fairbanks Center	3/27/2006	592,135	174,815	417,320
Buford Distribution Center(a)	3/31/2006	—	—	—
OMCI Portfolio	4/13/2006	7,748,630	1,444,381	6,304,249
California Logistics Center	4/13/2006	2,024,433	568,161	1,456,272
270 Silver Springs	4/21/2006	532,064	92,224	439,840
Roosevelt Distribution Center	4/27/2006	703,290	184,290	519,000
PC Portfolio	5/19/2006	8,965,121	1,893,717	7,071,404
111 Lake Drive	5/25/2006	768,093	155,396	612,697
Eagle Creek Commerce Center	6/06/2006	1,757,207	389,699	1,367,508
452 Business Center	6/06/2006	1,208,377	359,498	848,879
Cal TIA Portfolio	6/09/2006	39,979,977	11,316,647	28,663,330

		$70,838,386	$18,665,832	$52,172,554

(a)	Buford Distribution Center consists of two newly constructed buildings acquired by the Company on March 31, 2006 pursuant to a forward purchase commitment the Company entered into with an unrelated third-party developer. Due to its limited operating history, no rental revenues or operating expenses have been included in the table above.

(4)	This amount represents the pro forma adjustment for the amortization of above and below market rents pursuant to SFAS No. 141.

Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

For the Year Ended December 31, 2005

(Unaudited)

(5)	The following table sets forth the initial allocation of land and building and other costs based on the purchase price allocation of those properties acquired during 2005 and 2006. This table also reflects the estimated incremental depreciation and amortization for the 2005 and 2006 property acquisitions using a 40 year life for building, a 20 year life for land improvements and the life of the related lease for tenant improvements and for other intangible assets based on the purchase price allocation in accordance with SFAS No. 141.

	Acquisition Date	Land	Building and Other Costs	Total Cost	Incremental Depreciation and Amortization

Wickes Distribution Center	1/05/2005	$3,190,980	$18,535,450	$21,726,430	$59,302
Iron Run Corporate Center	3/21/2005	1,530,796	3,667,495	5,198,291	76,423
Miami Service Center	4/07/2005	1,110,000	3,811,328	4,921,328	156,440
Baltimore-Washington Portfolio	4/12/2005	8,761,667	36,817,211	45,578,878	681,245
Miami Commerce Center	4/13/2005	3,049,500	10,769,448	13,818,948	191,385
Memphis I	2/02/05 thru 5/13/05	18,087,854	114,739,319	132,827,173	1,519,514

Bunzel Distribution Center	5/26/2005	532,000	3,136,492	3,668,492	96,617
Blackhawk Portfolio	6/13/2005	8,195,379	51,320,940	59,516,319	1,181,777
Greens Crossing/Willowbrook Portfolio	7/01/2005	3,913,618	19,991,196	23,904,814	570,560
Beltway 8 Business Park Phase II	7/01/2005	1,390,183	7,101,208	8,491,391	259,388
Binney Smith Distribution Center	7/20/2005	3,930,296	20,076,387	24,006,683	571,110
Cabot Portfolio	7/21/2005	112,438,946	574,350,614	686,789,560	16,120,684
Gateway at Central Green	9/20/2005	1,078,800	9,929,562	11,008,362	371,624
100 Interstate South Distribution Center	9/30/2005	2,395,800	18,620,141	21,015,941	549,826
Clorox Distribution Center	10/18/2005	3,283,291	20,846,576	24,129,867	813,687
McCook Industrial Center	10/21/2005	5,540,832	17,601,543	23,142,375	681,433
High Street Portfolio	10/26/2005	4,853,455	10,333,288	15,186,743	437,291
Empire Distribution Center	11/02/2005	621,819	3,655,121	4,276,940	156,757
States Logistics Center	12/05/2005	1,690,128	5,642,997	7,333,125	281,257
Handleman Industrial Building	12/15/2005	2,200,000	11,239,303	13,439,303	628,914
Whirlpool Industrial Building	12/16/2005	3,816,750	24,776,813	28,593,563	1,179,111
First Industrial Portfolio	12/28/2005	10,872,770	26,157,189	37,029,959	1,282,692
Rockaway Industrial Center	12/29/2005	5,880,600	12,520,956	18,401,556	608,820
Parkwest II Portfolio	1/06/2006	5,919,900	36,271,528	42,191,428	1,713,319
Commerce Farms Distribution Center	1/13/2006	2,062,500	16,822,972	18,885,472	870,316
GSW Gateway Three Distribution Center	1/13/2006	1,668,784	11,622,566	13,291,350	591,298
Franklin Road Distribution Center	2/27/2006	2,292,000	12,198,530	14,490,530	551,722
Zane Trace Industrial Building	3/24/2006	288,200	3,091,293	3,379,493	158,683
2400 Lunt Avenue	3/17/2006	1,620,432	1,987,583	3,608,015	88,439
Fairbanks Center	3/27/2006	706,979	5,204,606	5,911,585	217,169
Buford Distribution Center(a)	3/31/2006	9,257,975	17,059,362	26,317,337	—
OMCI Portfolio	4/13/2006	15,661,599	80,089,345	95,750,945	4,901,131
California Logistics Center	4/13/2006	4,047,441	20,697,559	24,745,000	1,266,604
270 Silver Springs	4/21/2006	935,041	4,781,559	5,716,600	292,611
Roosevelt Distribution Center	4/27/2006	1,195,564	6,113,806	7,309,370	374,139
PC Portfolio	5/19/2006	17,627,962	90,144,812	107,772,774	5,516,483
111 Lake Drive	5/25/2006	1,338,133	6,842,867	8,181,000	418,755
Eagle Creek Commerce Center	6/06/2006	3,024,842	15,468,258	18,493,100	946,592
452 Business Center	6/06/2006	1,453,775	7,434,225	8,888,000	454,943
Cal TIA Portfolio	6/09/2006	81,897,485	418,802,433	500,699,918	25,628,946

Total		$359,364,078	$1,780,273,880	$2,139,637,958	$72,467,007

Notes to Pro Forma Condensed Consolidated Statement of Operations (Continued)

For the Year Ended December 31, 2005

(Unaudited)

(a)	Buford Distribution Center consists of two newly constructed buildings acquired by the Company on March 31, 2006 pursuant to a forward purchase commitment the Company entered into with an unrelated third-party developer. As these buildings were still under development during 2005, no incremental effects of depreciation and amortization have been included in the table above.

(6)	The following table sets forth the debt which has been assumed to have been outstanding as of January 1, 2005, and the incremental interest expense that has been included in the pro forma statement of operations.

Amount	Debt	Interest Rate	Incremental Interest Expense
$ 217,633,808	Senior unsecured revolving credit facility	6.03%	$9,749,404

$ 425,000,000	Unsecured notes	Interest rate varying from 5.5% to 6.0%	25,072,500

$ 530,377,058	Secured notes	Interest rate varying from 5.8% to 7.5%	16,544,075

$235,374,118	Financing obligation	5.1%	7,935,893

Total			$59,301,872

(7)	The Company has entered into an Advisory Agreement with Dividend Capital Advisors LLC, an affiliate, pursuant to which the Company is required to pay an asset management fee equal to 0.75% per annum of the total undepreciated cost of its properties. This amount represents the pro forma adjustment for such fee pursuant to the Advisory Agreement.

(8)	For purposes of presenting pro forma weighted average shares outstanding, it has been assumed that the number of shares outstanding as of the date of latest acquisition, June 9, 2006, have been outstanding since January 1, 2005.

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Dividend Capital Trust Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Dividend Capital Trust Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Dividend Capital Trust Inc.”

I hereby acknowledge receipt of the Prospectus of the Company dated                     , 2006 (as amended and/or supplemented from time to time, the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Sale of Shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date I have received a final prospectus and until I have received a confirmation of purchase.

Prospective investors should be aware that:

(a)	The assignability and transferability of the Shares is restricted and will be governed by the Company’s Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b)	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)	There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in Dividend Capital Trust.

SPECIAL NOTICES

FOR CALIFORNIA RESIDENTS ONLY

CONDITIONS RESTRICTING TRANSFER OF SHARES

Section 260.141.11 Restrictions on Transfer:

a.	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

b.	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(i)	to the issuer;

(ii)	pursuant to the order or process of any court;

(iii)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(iv)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(v)	to holders of securities of the same class of the same issuer;

(vi)	by way of gift or donation inter vivos or on death;

(vii)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(viii)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(ix)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(x)	by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(xi)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(xii)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(xiii)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(xiv)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(xv)

by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(xvi)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(xvii)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

c.	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

FOR MAINE, MASSACHUSETTS, MINNESOTA,

MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to Dividend Capital within five days of the date of subscription.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1. Individual Owner: One signature required.

2. Joint Tenants with Right of Survivorship: Each joint tenant must sign.

3. Tenants in Common: Each tenant in common must sign.

4. Community Property: Only one investor must sign.

5. Pension or Profit Sharing Plans: The trustee must sign the Signature Page.

6. Trust: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

8. Corporation: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

9. IRAs, IRA Rollovers And Keoghs: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

10. Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

Dividend Capital Trust Inc.

a Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE

OF UNCERTIFICATED SHARES OF COMMON STOCK

Containing the Information Required by Section 2-211 of the

Maryland General Corporation Law

To: Stockholder

From: Evan H. Zucker, President

Shares of Common Stock, $.01 par value per share

Dividend Capital Trust Inc., a Maryland corporation (the “Company”), is issuing to you, subject to acceptance by the Company, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Company. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Company, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings defined in the Company’s Articles of Amendment and Restatement of Articles of Incorporation (the “Articles of Incorporation”), as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.

The Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

The Shares are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Articles of Incorporation, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code; or (iv) Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Articles of Incorporation shall be void AB INITIO and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the Articles of Incorporation. All defined terms used in this legend have the meanings identified in the Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1.	Investment. A minimum investment of $2,000 is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “DIVIDEND CAPITAL TRUST INC.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” Please indicate the state in which the sale was made.

2.	Type Of Ownership. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	Registration Name And Address. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.	Investor Name And Address. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

5.	Subscriber Signatures. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

6.	Suitability. Please complete this Section so that Dividend Capital Trust and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify Dividend Capital Trust and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

7.	Distribution Reinvestment Plan. By electing the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in Shares of Dividend Capital Trust. The investor acknowledges that the Dealer Manager may receive a service fee in the amount up to 1% of the current selling price of the common stock of Dividend Capital Trust. If cash distributions are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.	Broker-Dealer. This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.

9.	Signature Page Must Be Signed By An Authorized Representative. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by Dividend Capital Trust.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (303) 228-2200.

Special Instructions:

DIVIDEND CAPITAL TRUST INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

See the Prospectus for application explanation.

1.	INVESTMENT—See payment instructions on back.

	________________________	☐	This is an Additional Investment (minimum $100)

	Total $ Invested	☐	This is my Initial Investment ($2,000 minimum)
	(Minimum Investment $2,000)		State in which sale was made:

	☐	Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. (Advisor listed below must agree to this election)

2.	ADDITIONAL INVESTMENTS
	☐	Please check the box if you plan to make additional investments in Dividend Capital Trust. If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of $100. By checking this box, I agree to notify Dividend Capital Trust in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.

3.	TYPE OF OWNERSHIP

	☐	Individual	☐	Keogh		☐	Transfer on Death

	☐	Joint Tenants With Right of Survivorship	☐	Qualified Pension Plan

	☐	Community Property	☐	Qualified Profit Sharing Plan

	☐	Tenants in Common	☐	Other Trust	For the Benefit of

	☐	Company	☐	Custodian: Custodian for		under the Uniform Gift to

	☐	IRA		Minors Act or the Uniform Transfers to Minors Act of the State of

4.	REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. Include trust name and designated custodian if applicable.

Name (include Mr., Mrs., Dr. etc.): Social Security Number: - -

Street Address: Taxpayer ID Number: - -

City: State: Zip Code:

Home Phone No.: Business Phone No.: Birth Date:

Email Address: Occupation:

5.	INVESTOR NAME AND ADDRESS—(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc.): Social Security Number: - -

Street Address: Taxpayer ID Number: - -

City: State: Zip Code:

Home Phone No.: Business Phone No.: Birth Date:

Email Address: Occupation:

6.	SUITABILITY

Occupation Annual Income Net Worth

Investment objectives

Nature of other investments or securities holdings

(REVERSE SIDE MUST BE COMPLETED)

7.	SUBSCRIBER SIGNATURES
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Dividend Capital Trust to accept this subscription, I hereby represent and warrant to you as follows:
	(a)	I have received the Prospectus.	(a)

				Initials	Initials
	(b)	I accept and agree to be bound by the terms and conditions of the Articles of Incorporation.	(b)

				Initials	Initials
	(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 AND had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”	(c)

				Initials	Initials
	(d)	If I propose to assign or transfer any Shares to any Person who is a California resident, or if I am a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	(d)

				Initials	Initials
	(e)	I am purchasing Shares for my own account and acknowledge that the investment is not liquid.	(e)

				Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by Dividend Capital Trust in connection with my investment in Dividend Capital Trust. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

8.	DISTRIBUTIONS
	☐ I prefer to participate in the Distribution Reinvestment Plan	☐ I prefer distributions in cash, send checks to address in section 4

☐ I prefer not to participate in the Distribution Reinvestment Plan and would like dividends to be deposited in the account listed below:

Institution Name

Name on Account Account Number

Street Address City State ZIP

9.	BROKER-DEALER (THIS SECTION TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE.)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name: Telephone No.:

Broker-Dealer Street Address:

City:                                      State:                                          Zip Code:

Registered Rep. Name:                                          Telephone No.:

Registered Rep. Address:                                                   Rep ID#

City:                                          State:                                          Zip Code:

Email Address:

Registered Representative Signature	Broker-Dealer Signature, if required

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to: DIVIDEND CAPITAL TRUST INC. 7103 S. Revere Parkway Englewood, CO 80112	Wiring Instructions: Wells Fargo Bank West, N.A. ABA 121000248 Dividend Capital Trust Inc. #609921887 Ref: Escrow Account Attn: Jennifer Miley (303) 863 5238	DCT contact information: 866-328-7348 303-228-2200 303-228-2201 info@dividendcapital.com	Toll Free Phone Fax Email

APPENDIX B

AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

As of January 1, 2004

THIS DISTRIBUTION REINVESTMENT Plan (“Plan”) is adopted by the Dividend Capital Trust Inc., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Articles of Incorporation (the “Articles”).

1. Distribution Reinvestment. As agent for the shareholders (“Shareholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Shareholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for such participating Shareholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Shareholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Dividend Capital Operating Partnership LP (the “Partnership”) who (i) acquire such interest in the Partnership via the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the Plan (together with the participating Shareholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The Plan went effective on July 22, 2002. Any amendment to the Plan shall be effective as provided in Section 9.

3. Procedure for Participation. Any Shareholder or holder of OP Interests, who purchases Shares pursuant to the Initial Offering or any Future Offering, or OP Interests via the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Plan Shares from the Company at a discounted price equal to 95% of the current offering price until the earliest of (i) all of the Plan Shares registered are issued, (ii) all offerings terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or

(iii) there is more than a de minimis amount of trading in our common stock, at which time any registered Plan Shares then available under the Plan will be sold at a discounted price equal to 95% of the fair market value of the shares, as determined by the Company’s Board of Directors by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles or otherwise would cause a violation of the share ownership restrictions set forth in the Articles. Notwithstanding the foregoing, shares issued pursuant to the Plan will be assessed a service fee equal to 1.0% of the current offering price of the Company’s common stock payable to the Broker-Dealer. The service fee will be paid to the Broker-Dealer for the cost of administering the Plan.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

It is understood that reinvestment of Dividends and Distributions does not relieve a Participant of any income tax liability which may be payable on the Dividends and Distributions.

5. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

6. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

7. Service Fee. In connection with Shares sold pursuant to the Plan, the Company will pay to the Broker-Dealer a service fee for the cost of administering the Plan equal to 1% of the then fair market value of the Company’s common stock as determined in accordance with Section 4; and, in the event that proceeds from the sale of Plan Shares are used to acquire properties, acquisition and advisory fees will be paid to the Advisor.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the Plan with respect to the transferred OP Interests. Upon termination of Plan participation for any reason, Dividends and/or Distributions paid subsequent to termination will be distributed to the Shareholder or holder OP Interests in cash.

9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

FORWARD-LOOKING STATEMENTS	1
SUITABILITY STANDARDS	2
PROSPECTUS SUMMARY	4
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	14
RISK FACTORS	23
ESTIMATED USE OF PROCEEDS	41
RECENT DEVELOPMENTS	43
SUMMARY FINANCIAL DATA	46
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	47
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	70
MANAGEMENT	71
CONFLICTS OF INTEREST	93
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	97
INVESTMENT OBJECTIVES AND CRITERIA	100
REAL ESTATE INVESTMENTS	111
PRIOR PERFORMANCE SUMMARY	114
FEDERAL INCOME TAX CONSIDERATIONS	115
ERISA CONSIDERATIONS	132
DESCRIPTION OF SECURITIES	136
THE PARTNERSHIP AGREEMENT	146
PLAN OF DISTRIBUTION	149
LEGAL OPINIONS	153
EXPERTS	153
WHERE YOU CAN FIND ADDITIONAL INFORMATION	153
FINANCIAL STATEMENTS	F-1
APPENDIX A SUBSCRIPTION AGREEMENT	A-1
APPENDIX B AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN	B-1

$1,000,000,000

Common Stock

PROSPECTUS

Dividend Capital Securities LLC

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

SEC registration fee	$117,700
NASD filing fee	75,500
Accounting fees and expenses	350,000
Sales and advertising expenses	11,463,557
Legal fees and expenses	750,000
Blue Sky fees and expenses	600,000
Printing expenses	1,500,000
Miscellaneous	425,000

Total	$15,281,757	*

*	Estimated through completion of offering, assuming sale of $1,000,000,000 of shares.

Item 32.	Sales to Special Parties.

Not applicable.

Item 33.	Recent Sales of Unregistered Securities.

On January 4, 2006, we completed the issuance and sale of $50 million aggregate principal amount of unsecured 5.68% Class B Senior Notes due January 4, 2014.

On April 27, 2006, we completed the issuance and sale of $50 million aggregate principal amount of unsecured 5.53% Class A Senior Notes due April 27, 2011 and $50 million aggregate principal amount of unsecured 5.77% Class C Senior Notes due April 27, 2016.

On June 9, 2006, we completed the issuance and sale of $275 million aggregate principal amount of unsecured Class D Senior Notes due June 9, 2008. The entire principal amount of the Class D Notes currently bears interest at a floating rate of interest per annum equal to LIBOR in effect from time to time plus 0.73%. We may, at our option, but not more than once, elect to convert (on a date not earlier than September 11, 2006) up to $175 million of the principal amount of the Class D Notes from floating rate notes to fixed rate notes and extend the maturity of such converted portion to a date (as elected by us) five, seven or ten years from the date of conversion, provided that no default exists under such Notes.

Dividend Capital Trust Inc. and certain subsidiary guarantors guaranteed all of the notes referred to above. Such notes were issued pursuant to the terms of two note purchase agreements we entered into with affiliates of ING Investment Management LLC. These notes and guarantees were sold for cash to institutional investors in the United States in private offerings under Section 4(2) of the Securities Act.

On April 8, 2005, October 27, 2005, December 29, 2005 and March 22, 2006, our operating partnership issued 424,352, 570,950, 751,751 and approximately 1.3 million limited partnership units in our operating partnership, respectively, to certain accredited investors in conjunction with the exercise of certain purchase options pursuant to which our operating partnership had the right to acquire tenancy-in-common interests in certain industrial properties from such investors. Such investors had previously acquired such tenancy-in-common interests from a wholly-owned subsidiary of our operating partnership primarily to serve as replacement property for such investors seeking to complete a like-kind exchange transaction under Section 1031 of the Internal Revenue Code. The limited partnership units issued in April 2005 had a collective issue price of approximately $4.45 million, the limited partnership units issued in October 2005 had a collective issue price of approximately $6.0 million, the limited partnership units issued in December 2005 had a collective issue price of approximately $7.9 million and the limited partnership units issued in March 2006 had a collective issue price of approximately $13.8 million. The securities were issued relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. The investors received a confidential private placement memorandum containing information about our operating partnership and their investment therein and made certain written representations, including representations as to their accredited investor status.

Each of these investors will generally have the right to cause our partnership to redeem all or a portion of its limited partnership units for, at our sole discretion, shares of our common stock or cash, or a combination of both. If we elect to redeem limited partnership units for shares of our common stock, we will generally deliver one share of our common stock for each limited partnership unit redeemed. If we elect to redeem limited partnership units for cash, we will generally deliver cash to be paid in an amount equal to the most recent selling price of our common stock per redeemed partnership unit. In connection with the exercise of these redemption rights, the investor must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such investor owning shares in excess of our ownership limits in our articles of incorporation. Subject to the foregoing, the investor may exercise its redemption rights at any time after one year following the date of issuance of its limited partnership units; provided, however, that it may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 limited partnership units, unless it holds less than 1,000 units, in which case, it must exercise its redemption right for all of its units.

Effective April 12, 2002, we issued 200 shares of common stock to an affiliate of Dividend Capital Trust Advisors LLC for $2,000 in cash. We relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such Act. The investor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment. In addition, the investor acknowledged its intent to acquire our shares for investment purposes and not with a view toward the subsequent distribution thereof. Any certificates which may be issued with respect to the shares will contain a legend restricting transfer of the shares represented thereby.

Effective April 12, 2002, our operating partnership issued 20,000 limited partnership units to Dividend Capital Advisors LLC for $200,000 in cash. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such act. Dividend Capital Advisors LLC, by virtue of its affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34.	Indemnification of Directors and Officers.

Pursuant to the Maryland General Corporation Law and our Articles of Incorporation, we are required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of Dividend Capital Trust (the “Indemnitees”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of Dividend Capital Trust while a director, officer, advisor, affiliate, employee or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of Dividend Capital Trust. We will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the results of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of Dividend Capital Trust, the Indemnitee shall have been adjudged to be liable to Dividend Capital

Trust. In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of Dividend Capital Trust were offered or sold as to indemnification for violation of securities laws. Pursuant to its Articles of Incorporations, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his or her service as a director, officer, advisor, affiliate, employee or agent of Dividend Capital Trust, (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Dividend Capital Trust as authorized by the Articles of Incorporation, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of Dividend Capital Trust acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of Dividend Capital Trust, and no portion may be recoverable from the stockholders.

In connection with our initial public offering, we entered into indemnification agreements with each of our then current officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We must also cover officers and directors under our directors’ and officers’ liability insurance.

On April 13, 2006, we entered into new indemnification agreements with each member of our board of directors. To the extent a director was party to our prior indemnification agreement it was superseded by the new agreement. Each of these new agreements provide that we will indemnify the relevant indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under applicable law and our articles of incorporation and clarifies the procedures and presumptions that will apply if such indemnitee seeks such indemnification or advancement of expenses.

Item 35.	Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

A.	Financial Statements.

The following financial statements, schedules and reports are included in this prospectus:

1.	Dividend Capital Trust Inc. and Subsidiaries—Report of Independent Registered Public Accounting Firm

2.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Balance Sheets

3.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Operations

4.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Shareholders’ Equity (Deficit) and Other Comprehensive Income (Loss)

5.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Cash Flows

6.	Dividend Capital Trust Inc. and Subsidiaries—Notes to Consolidated Financial Statements

7.	Dividend Capital Trust Inc. and Subsidiaries—Report of Independent Registered Public Accounting Firm

8.	Dividend Capital Trust Inc. and Subsidiaries—Schedule III: Real Estate and Accumulated Depreciation

9.	Cal TIA–Report of Independent Registered Public Accounting Firm

10.	Cal TIA–Statements of Revenues and Certain Expenses

11.	Cal TIA–Notes to Statements of Revenues and Certain Expenses

12.	PC Portfolio–Report of Independent Registered Public Accounting Firm

13.	PC Portfolio–Statements of Revenues and Certain Expenses

14.	PC Portfolio–Notes to Statements of Revenues and Certain Expenses

15.	OCMI Portfolio–Report of Independent Registered Public Accounting Firm

16.	OCMI Portfolio–Statements of Revenues and Certain Expenses

17.	OCMI Portfolio–Notes to Statements of Revenues and Certain Expenses

18.	Parkwest II–Report of Independent Registered Public Accounting Firm

19.	Parkwest II–Statement of Revenues and Certain Expenses

20.	Parkwest II–Notes to Statement of Revenues and Certain Expenses

21.	Interstate South–Report of Independent Registered Public Accounting Firm

22.	Interstate South–Statements of Revenues and Certain Expenses

23.	Interstate South–Notes to Statements of Revenues and Certain Expenses

24.	Cabot Industrial Value Fund–Report of Independent Registered Public Accounting Firm

25.	Cabot Industrial Value Fund–Statements of Revenues and Certain Expenses

26.	Cabot Industrial Value Fund–Notes to Statements of Revenues and Certain Expenses

27.	Binney & Smith–Report of Independent Registered Public Accounting Firm

28.	Binney & Smith–Statements of Revenues and Certain Expenses

29.	Binney & Smith–Notes to Statements of Revenues and Certain Expenses

30.	Greens Crossing/Willowbrook Portfolio–Report of Independent Registered Public Accounting Firm

31.	Greens Crossing/Willowbrook Portfolio–Statements of Revenues and Certain Expenses

32.	Greens Crossing/Willowbrook Portfolio–Notes to Statements of Revenues and Certain Expenses

33.	Blackhawk Portfolio–Report of Independent Registered Public Accounting Firm

34.	Blackhawk Portfolio–Statement of Revenues and Certain Expenses

35.	Blackhawk Portfolio–Notes to Statement of Revenues and Certain Expenses

36.	Memphis I–Report of Independent Registered Public Accounting Firm

37.	Memphis I–Statement of Revenues and Certain Expenses

38.	Memphis I–Notes to Statement of Revenues and Certain Expenses

39.	Baltimore–Washington Portfolio–Report of Independent Registered Public Accounting Firm

40.	Baltimore–Washington Portfolio–Statements of Revenues and Certain Expenses

41.	Baltimore–Washington Portfolio–Notes to Statements of Revenues and Certain Expenses

42.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Balance Sheets

43.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Operations (Unaudited)

44.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Shareholders’ Equity and Other Comprehensive Loss (Unaudited)

45.	Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Cash Flows (Unaudited)

46.	Dividend Capital Trust Inc. and Subsidiaries—Notes to Consolidated Financial Statements (Unaudited)

47.	Dividend Capital Trust Inc.—Pro Forma Financial Information (Unaudited)

48.	Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

49.	Dividend Capital Trust Inc.—Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

50.	Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

51.	Dividend Capital Trust Inc.—Notes to Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

52.	Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

53.	Dividend Capital Trust Inc.—Notes to Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

B.	Exhibits.

Exhibit No.	Description
*1.1	Amended and Restated Dealer Manager Agreement

*1.2	Form of Selected Dealer Agreement

*2.1	Agreement and Plan of Merger, dated June 17, 2005, among Dividend Capital Trust Inc., DCT Acquisition Corporation, Cabot Industrial Value Fund Inc. and Cabot Industrial Value Fund Manager, LLC (Exhibit 2.1 to Form 10-Q filed on August 15, 2005)

*2.2	Put/Call Agreement, dated July 21, 2005, among Cabot Industrial Fund Manager, LLC, the limited partners named therein and Dividend Capital Trust Inc. (Exhibit 2.2 to Form 10-Q filed on August 15, 2005)

*3.1	Dividend Capital Trust Inc. Amended and Restated Articles of Incorporation (Exhibit 3.1 to Form 8-K filed on November 26, 2003)

*3.2	Dividend Capital Trust Inc. Bylaws (Exhibit 3.2 to Form S-11 Registration Statement, Commission File No. 333-86234)

+4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A)

+4.2	Amended and Restated Distribution Reinvestment Plan (included in the Prospectus as Appendix B)

Exhibit No.	Description

*5	Opinion of Clifford Chance US LLP as to the legality of the securities being registered

*8	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Trust Inc.

*10.1	Amended and Restated Advisory Agreement between Dividend Capital Trust Inc. and Dividend Capital Advisors LLC dated November 21, 2003 (Exhibit 10.1 to Form 8-K filed November 26, 2003)

*10.2	Management Agreement between Dividend Capital Trust Inc. and Dividend Property Management LLC dated July 12, 2002 (Exhibit 10.3 to Form S-11 Registration Statement, Commission File No. 333-86234)

*10.3	Form of Warrant Purchase Agreement (Exhibit 1.3 to Form S-11 Registration Statement, Commission File No. 333-86234)

*10.4	Form of Indemnification Agreement between Dividend Capital Trust Inc. and the officers and directors of Dividend Capital Trust Inc. (Exhibit 10.4 to Form S-11 Registration Statement, Commission File No. 333-862341)

+10.4.1	Form of Indemnification Agreement between Dividend Capital Trust Inc. and the independent directors of Dividend Capital Trust Inc.

+10.4.2	Form of Indemnification Agreement between Dividend Capital Trust Inc. and the non-independent directors of Dividend Capital Trust Inc.

*10.5	Limited Partnership Agreement of Dividend Capital Operating Partnership LP. (Exhibit 10.5 to Form S-11 Registration Statement, Commission File No. 333-86234)

*10.6.1	Dividend Capital Trust Inc. Employee Stock Option Plan (Exhibit 10.6.1 to Form S-11 Registration Statement, Commission File No. 333-86234)

+10.6.1.1	Form of Option Award Agreement issued under the Dividend Capital Trust Inc. Employee Stock Option Plan

*10.6.2	Dividend Capital Trust Inc. Independent Director Stock Option Plan (Exhibit 10.6.2 to Form S-11 Registration Statement, Commission File No. 333-86234)

*10.7	Agreement of Purchase and Sale, dated August 11, 2004, among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A Texas, L.P., CW Industrial Venture B Texas, L.P. and Dividend Capital Operating Partnership LP (Exhibit 10.1 to Form 10-Q filed on November 15, 2004)

*10.8	First Amendment to Agreement for Purchase and Sale, dated August 16, 2004, among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A Texas, L.P., CW Industrial Venture B Texas, L.P. and Dividend Capital Operating Partnership LP (Exhibit 10.2 to Form 10-Q filed on November 15, 2004)

*10.9	Second Amendment to Agreement for Purchase and Sale, dated August 25, 2004, among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A Texas, L.P., CW Industrial Venture B Texas, L.P. and Dividend Capital Operating Partnership LP (Exhibit 10.3 to Form 10-Q filed on November 15, 2004)

*10.10	Third Amendment to Agreement for Purchase and Sale, dated August 30, 2004, among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A Texas, L.P., CW Industrial Venture B Texas, L.P. and Dividend Capital Operating Partnership LP (Exhibit 10.4 to Form 10-Q filed on November 15, 2004)

*10.11	Real Estate Contract, dated December 23, 2004, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.12 to Form 10-K filed on March 16, 2005)

Exhibit No.	Description

*10.12	First Amendment to Real Estate Contract, dated January 7, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.13 to Form 10-K filed on March 16, 2005)

*10.13	Second Amendment to Real Estate Contract, dated January 21, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.14 to Form 10-K filed on March 16, 2005)

*10.14	Third Amendment to Real Estate Contract, dated February 15, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.15 to Form 10-K filed on March 16, 2005)

*10.15	Fourth Amendment to Real Estate Contract, dated February 22, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.16 to Form 10-K filed on March 16, 2005)

*10.16	Fifth Amendment to Real Estate Contract, dated February 25, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.17 to Form 10-K filed on March 16, 2005)

*10.17	Sixth Amendment to Real Estate Contract, dated March 2, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.18 to Form 10-K filed on March 16, 2005)

*10.18	Seventh Amendment to Real Estate Contract, dated March 4, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (Exhibit 10.19 to Form 10-K filed on March 16, 2005)

*10.19	Cabot Industrial Value Fund, L.P. Second Amended and Restated Limited Partnership Agreement, dated July 21, 2005 (Exhibit 10.2 to Form 10-Q filed on August 15, 2005)

+10.20	Agreement of Purchase and Sale dated as of May 10, 2006 among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A, LLC, Cabot Industrial Venture A Texas, LP, Cabot Industrial Venture B Texas, LP and Dividend Capital Operating Partnership LP

+10.21	Credit Agreement dated as of December 9, 2005 among Dividend Capital Operating Partnership LP, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

+10.22	Note Purchase Agreement dated as of June 9, 2006 among Dividend Capital Trust Inc., Dividend Capital Operating Partnership LP and the purchasers party thereto

*21.1	List of Subsidiaries (Exhibit 21.1 to Form 10-K filed on March 16, 2006)

+23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated July 6, 2006

+23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accounting Firm, dated July 6, 2006

*23.3	Consent of Clifford Chance US LLP (contained in its opinion filed as Exhibit 5 and incorporated herein by reference)

*23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed as Exhibit 8 and incorporated herein by reference)

*24.1	Power of Attorney (included on the signature page)

*	Previously filed.

+	Filed herewith.

Item 37.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 7, 2006.

DIVIDEND CAPITAL TRUST INC.

By:	/S/ EVAN H. ZUCKER,
Evan H. Zucker,
President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ EVAN H. ZUCKER Evan H. Zucker	President (Chief Executive Officer) and Director	July 7, 2006

/S/ JAMES R. MULVIHILL James R. Mulvihill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	July 7, 2006

/S/ THOMAS G. WATTLES Thomas G. Wattles	Chairman and Director	July 7, 2006

* Tripp H. Hardin	Director	July 7, 2006

Director
Phillip R. Altinger

* John C. O’Keeffe	Director	July 7, 2006

Director
Bruce L. Warwick

*By:	/s/ EVAN H. ZUCKER
Evan H. Zucker, individually and as an attorney-in-fact for each such other person pursuant to the power of attorney previously filed as a part of this Registration Statement.